                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|X| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
|_| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                   FOHP, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|_| No fee required.
|X| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

                      Common Stock, par value $.01 per share
                  --------------------------------------------------------------

         2)       Aggregate number of securities to which transaction applies:

                      2,083,839
                  --------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                      $1.04(1)
                  --------------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:

                      $2,167,193(2)
                  --------------------------------------------------------------

         5)       Total fee paid:

                      $433.44(3)
                  --------------------------------------------------------------

|X|  Fee paid previously with preliminary materials


|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)        Amount previously paid:

                   -------------------------------------------------------------

         2)        Form, Schedule or Registration Statement No.:

                   -------------------------------------------------------------

         3)        Filing party:

                   -------------------------------------------------------------

         4)        Date filed:

                   -------------------------------------------------------------


------------------------

1. Pursuant to Rule 0-11 (c)(1) promulgated under the Securities Exchange Act of 1934, as amended, and solely for the purpose of calculating the filing fee, the per unit value of the shares of FOHP, Inc. Common Stock, par value $.01 per share ("FOHP Common Stock"), affected by the transaction to which this filing relates, is based on the book value of such shares as of September 30, 1998.

2. Estimated solely for purposes of calculating the filing fee required by Rule 0-11. In accordance with subsection (c)(1) of Rule 0-11, the transaction value is based on the book value of the 2,083,839 shares of FOHP Common Stock to be exchanged for cash or payment rights to be issued or paid, as the case may be, by FOHP, Inc. in connection with the merger of FHS Transition Company with and into FOHP, Inc.

3. The amount of the filing fee, calculated in accordance with Rule 0-11, is equal to 1/50th of one percent (1%) of the transaction value as set forth above.

                                   FOHP, INC.
                              3501 State Highway 66
                            Neptune, New Jersey 07753

Dear Shareholder:


         You are cordially invited to attend a special meeting of shareholders of FOHP, Inc. ("FOHP") to be held at the CNA Building, 3501 State Highway 66, Neptune, New Jersey on July ___, 1999 commencing at 6:00 p.m. local time. The matters to be considered and voted upon at the special meeting are important to your investment in FOHP.



         At the special meeting, the holders of outstanding shares of FOHP common stock will be asked to consider and approve an agreement and plan of merger which, if approved and the transactions contemplated thereby consummated, would result in the merger of FHS Transition Company, a wholly-owned subsidiary of Foundation Health Systems, Inc. ("FHS"), into FOHP. If the merger is consummated, you and the other shareholders of FOHP, other than FHS, will no longer have an equity position in FOHP and instead will be entitled to choose between the following forms of consideration for your shares of FOHP common stock: (i) twenty-five cents ($0.25) for each share of FOHP common stock held by you, which is the approximate value of one share of FOHP common stock as of December 31, 1998, as determined by an independent qualified appraiser; or (ii) payment rights, pursuant to which the holder thereof will be entitled to receive a cash payment of not less than $15.00 per payment right on July 1, 2001, provided that certain conditions are either satisfied or waived. If you choose to receive payment rights, you will receive one payment right for each share of FOHP common stock held by you.



         FHS currently owns more than 99% of the outstanding shares of FOHP common stock, and intends to vote for the merger. Accordingly, if FHS approves the merger, the merger will occur, provided that all of the other conditions to the merger are either satisfied or waived. Upon consummation of the merger, FHS, through a subsidiary, will own 100% of the then outstanding shares of FOHP common stock.



         If the merger is consummated, within ninety days after the effective date of the merger, each former shareholder of FOHP, other than FHS or any former shareholder who dissents from the merger by complying with the procedures set forth in the New Jersey Business Corporation Act, will receive information about how to choose between the two forms of consideration discussed above and instructions for use in surrendering the stock certificate(s) formerly representing the shareholder's shares of FOHP common stock. Upon the surrender by a former shareholder of FOHP of stock certificate(s) formerly representing shares of FOHP common stock, together with a properly completed letter of transmittal form that reveals which of the two forms of consideration has been chosen by the former shareholder, such holder will receive the form of merger consideration selected by the holder in exchange therefor. If a non-dissenting shareholder of FOHP does not choose either the appraisal consideration or payment rights, such shareholder will automatically receive payment rights for his, her or its shares of FOHP common stock. For a complete description of the procedures which must be followed by a shareholder of FOHP in order for such shareholder to receive the appraisal consideration or payment rights in the event the merger is consummated, please review the section captioned "The Merger
- Exchange Procedures" in the accompanying Proxy Statement.

         The Board of Directors of FOHP has approved the agreement and plan of merger and the merger contemplated thereby. The Board recommends that you vote for the merger.

         Janney Montgomery Scott Inc. ("JMS") has acted as financial advisor to FOHP in connection with the merger and has delivered its written opinion dated July 15, 1998, as updated and confirmed on November 16, 1998, which provides that, based upon and subject to certain matters stated therein, the payment rights to be offered to the FOHP shareholders in connection with the merger are fair to such shareholders from a financial point of view. The full text of JMS' written opinion, which sets forth a description of the assumptions made, matters considered and limitations on the review undertaken by JMS, is attached as Appendix F to the accompanying Proxy Statement and should be read carefully in its entirety.


         JMS also was engaged by FOHP to appraise the value of the outstanding shares of FOHP common stock. A description of the assumptions made, matters considered and limitations on the review undertaken by JMS in determining the approximate value of the outstanding shares of FOHP common stock as of December 31, 1998, is discussed in the section captioned "The Merger - The Appraisal" in the accompanying Proxy Statement.



         Details of the proposed merger and other important information concerning FOHP and FHS are contained in the Proxy Statement which you are urged to read. In addition, we have also enclosed for your review a copy of the FOHP Annual Report on Form 10-K for the year ended December 31, 1998 and FOHP Quarterly Report on Form 10-Q for the quarter ended March 31, 1999. The Form 10-K and Form 10-Q contain additional information concerning FOHP and its operations.


TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


         In order to answer any questions you may have with respect to the merger, the information contained in the Proxy Statement delivered herewith or the completion and return of a proxy card, a special shareholder hotline has been established which will provide you direct access to members of our management during the hours of 8:00 a.m. to 10:00 a.m. and 5:00 p.m. to 7:00 p.m., Monday through Friday, commencing June ___, 1999 and ending July ___, 1999. Please call (732) 643-6300.



         Whether or not you plan to attend the special meeting, please sign, date and return your proxy card in the enclosed postage prepaid envelope. You may elect to attend the special meeting and vote your shares even if you have previously submitted a proxy. Your prompt attention is greatly appreciated.


                                     Sincerely yours,



                                     THOMAS W. WILFONG
                                     President and Chief Executive Officer

                                   FOHP, INC.

                              3501 State Highway 66
                            Neptune, New Jersey 07753

                            ------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS



                                 JULY ___, 1999


                            ------------------------



To the Shareholders of FOHP, Inc.


         NOTICE IS HEREBY GIVEN, that a special meeting of shareholders (the "Special Meeting") of FOHP, Inc. ("FOHP") will be held at the CNA Building, 3501 State Highway 66, Neptune, New Jersey on July ___, 1999 commencing at 6:00 p.m. local time, for the following purposes:

         1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of November 16, 1998, by and among FOHP, FHS Transition Company and Foundation Health Systems, Inc., which, if approved and the transactions contemplated thereby consummated, would result in the merger of FHS Transition Company with and into FOHP (the "Merger").


         2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.


         The Board of Directors of FOHP has fixed the close of business on June 1, 1999, as the record date for determining shareholders entitled to receive notice of and to vote at the Special Meeting or any adjournments or postponements thereof.


         Whether or not you expect to attend the Special Meeting, please complete, sign and date the enclosed proxy card and return it in the accompanying postage prepaid envelope. You may revoke your proxy either by written notice to FOHP, by submitting a proxy card dated as of a later date or in person at the Special Meeting.

         If the Merger is consummated, the holders of shares of FOHP Common Stock, par value $.01 per share, on the record date who did not vote for the Merger may, by complying with the procedures set forth in the New Jersey Business Corporation Act, be entitled to dissenters' rights as described therein.

         The Board of Directors recommends that you vote for the Merger.

                                         By Order of the Board of Directors




                                         THOMAS W. WILFONG
                                         President and Chief Executive Officer

Neptune, New Jersey
June ___, 1999


         TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                   FOHP, INC.

                            ------------------------

                                 PROXY STATEMENT

                                       FOR

                         SPECIAL MEETING OF SHAREHOLDERS

                            ------------------------


         This Proxy Statement is being furnished to the holders of Common Stock, par value $.01 per share ( "FOHP Common Stock"), of FOHP, Inc. ("FOHP" or the "Surviving Corporation") in connection with the solicitation of proxies by the Board of Directors of FOHP (the "FOHP Board") for use at the special meeting of shareholders of FOHP to be held at the CNA Building, 3501 State Highway 66, Neptune, New Jersey on July ___, 1999, and any adjournments or postponements thereof (the "Special Meeting"). The FOHP Board has fixed the close of business on June ___, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting.



         At the Special Meeting, shareholders of FOHP will consider and vote on the proposed merger described in this Proxy Statement by which FHS Transition Company, a wholly-owned subsidiary of Foundation Health Systems, Inc. ("FHS"), will merge with and into FOHP (the "Merger") pursuant to the terms of the Agreement and Plan of Merger, dated as of November 16, 1998, by and among FOHP, FHS Transition Company and FHS (the "Merger Agreement"). If the Merger is consummated, each shareholder of FOHP, other than FHS, will be offered for his, her or its shares of FOHP Common Stock, the choice of receiving (i) twenty-five cents ($.25) for each share of FOHP Common Stock held by the shareholder, which is the approximate value of one share of FOHP Common Stock as of December 31, 1998, as determined by an independent qualified appraiser (the "Appraisal Consideration"), or (ii) payment rights (individually, a "Payment Right," and collectively, the "Payment Rights"), pursuant to which the holder thereof will be entitled to receive a payment of not less than $15.00 per Payment Right on or about July 1, 2001, provided that certain conditions are either satisfied or waived. If a shareholder of FOHP chooses to receive Payment Rights, such shareholder will receive one Payment Right for each share of FOHP Common Stock held by him, her or it.



         FOR A MORE COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER, INCLUDING A DESCRIPTION OF THE CONSIDERATION TO BE OFFERED TO THE FOHP SHAREHOLDERS FOR THEIR SHARES OF FOHP COMMON STOCK, SEE "SUMMARY OF THE MERGER" BEGINNING ON PAGE 6 HEREOF, "SPECIAL FACTORS" BEGINNING ON PAGE 10 HEREOF, AND "THE MERGER" BEGINNING ON PAGE 37 HEREOF.



         This Proxy Statement and the accompanying Notice of Special Meeting and form of proxy are first being mailed to shareholders of FOHP on or about June ___, 1999.

         FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHAREHOLDERS OF FOHP SHOULD CONSIDER BEFORE VOTING FOR OR AGAINST THE MERGER OR BEFORE CHOOSING THE CONSIDERATION BEING OFFERED IN THE MERGER, SEE "RISK FACTORS" BEGINNING ON PAGE 21 HEREOF. ALSO, SEE "DISSENTERS' RIGHTS," BEGINNING ON PAGE 59 HEREOF, FOR A DESCRIPTION OF THE RIGHT TO DISSENT FROM THE MERGER. FAILURE TO COMPLY WITH THE PROCEDURES LISTED IN THE SECTION HEREOF CAPTIONED "DISSENTERS' RIGHTS" MAY RESULT IN THE LOSS OF THE RIGHT TO DISSENT FROM THE MERGER.


NEITHER THE MERGER NOR THE PAYMENT RIGHTS HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE MERGER NOR UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.



                 Date of this Proxy Statement is June ___, 1999.

                                TABLE OF CONTENTS




SUMMARY OF THE MERGER.....................................................7

   The Companies..........................................................7
   The Special Meeting....................................................8
   The Merger.............................................................8
   Conditions to the Merger...............................................9
   Termination of Merger Agreement........................................9
   Required Vote to Approve Merger Agreement..............................9
   Dissenters'Rights.....................................................10
   Related Agreements....................................................10
   Accounting Treatment of the Merger....................................10

SPECIAL FACTORS..........................................................11

   Background of the Merger..............................................11
   Reasons for the Merger................................................15
   Consideration to be Offered to FOHP Shareholders in the Merger........15
   Comparison of Shareholder Rights......................................18
   Opinion of Financial Advisor to FOHP..................................18
   The Appraisal.........................................................19
   Evaluation of Fairness of Merger by FOHP and FHS......................19
   Recommendation of the FOHP Board......................................20
   Certain Federal Income Tax Consequences of the Merger.................20

RISK FACTORS.............................................................22


FOHP SELECTED FINANCIAL DATA.............................................25


FHS SELECTED FINANCIAL DATA..............................................29


MARKET PRICE INFORMATION.................................................33

   FOHP..................................................................33
   FHS...................................................................33

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT..............35


THE SPECIAL MEETING......................................................37

   General Information...................................................37
   Voting Securities.....................................................37

THE MERGER...............................................................39

   Background of the Merger..............................................39
   Reasons for the Merger................................................46
   The Merger Agreement..................................................46

   Consideration to be Offered to FOHP Shareholders in the Merger........48
   Contribution Agreement................................................50
   Opinion of Financial Advisor to FOHP..................................50
   The Appraisal.........................................................53
   Evaluation of Fairness of Merger by FOHP and FHS......................56
   Recommendation of the FOHP Board......................................57
   Required Vote to Approve Merger Agreement.............................58
   Non-Transferability of Payment Rights.................................58
   Exchange Procedures...................................................58
   Accounting Treatment of the Merger....................................59
   Certain Federal Income Tax Consequences of the Merger.................59

DISSENTERS'RIGHTS........................................................62

   Introduction..........................................................62
   Notice of Dissent.....................................................62
   Demand for Payment of Fair Value......................................62
   Submission of Share Certificates......................................63
   Submission of Financial Information of Fair Value Offer...............63
   Demand for Judicial Proceeding to Determine Fair Value................63
   Loss of Dissenters'Rights.............................................63

RECENT DEVELOPMENTS......................................................64

   HMO Subsidiary Merger.................................................64
   Conversion of New Convertible Debenture...............................64

MANAGEMENT OF SURVIVING CORPORATION......................................65


BOARD OF DIRECTORS OF SURVIVING CORPORATION..............................66


RELATED AGREEMENTS.......................................................69


DESCRIPTION OF PAYMENT RIGHTS............................................73


COMPARISON OF SHAREHOLDER RIGHTS.........................................83


AVAILABLE INFORMATION....................................................84


INCORPORATION OF DOCUMENTS BY REFERENCE..................................84


EXPERTS..................................................................86


SHAREHOLDER PROPOSALS....................................................86


OTHER BUSINESS...........................................................87


LIST OF DEFINED TERMS....................................................88

                                   APPENDICES

Appendix A            Agreement and Plan of Merger

Appendix B            Amended and Restated Certificate of Incorporation of
                      Surviving Corporation

Appendix C            By-laws of Surviving Corporation

Appendix D-1          Form of Payment Right - Hospital Shareholders

Appendix D-2          Form of Payment Right - Non-Hospital Shareholders

Appendix E            Contribution Agreement

Appendix F            Fairness Opinion of Janney Montgomery Scott Inc.

Appendix G            Sections 14A:11-1 through 11-11 of the New Jersey Business
                      Corporation Act regarding Dissenters' Rights


Appendix H            Appraisal of Janney Montgomery Scott Inc.



         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE ON THE MERGER. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JUNE ___, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT TO FOHP SHAREHOLDERS NOR THE ISSUANCE BY FOHP OF ANY PAYMENT RIGHTS IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                              SUMMARY OF THE MERGER


         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROXY STATEMENT OR THE APPENDICES. TO UNDERSTAND THE MERGER FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS PROXY STATEMENT AND THE DOCUMENTS WE HAVE REFERRED YOU TO, INCLUDING THE MERGER AGREEMENT. SEE "AVAILABLE INFORMATION" ON PAGE 81 HEREOF.


THE COMPANIES

         FOHP
         ----


         FOHP, a New Jersey corporation, was formed in May 1994 to effect the reorganization of Physicians Health Services of New Jersey, Inc. ("PHS-NJ") (formerly First Option Health Plan of New Jersey, Inc.), a New Jersey corporation which operates as a health maintenance organization ("HMO") in the State of New Jersey, into a holding company structure. The reorganization was consummated on June 8, 1995. Pursuant to the reorganization, PHS-NJ became a wholly-owned subsidiary of FOHP. All health care benefit products and services are provided by FOHP's subsidiaries.

         PHS-NJ, a New Jersey corporation, was formed as First Option Health Plan of New Jersey, Inc. in May 1993 to operate as an HMO in the State of New Jersey. PHS-NJ received its Certificate of Authority in June 1994 to operate as an HMO in the service area encompassing the entire State of New Jersey and commenced operations on July 1, 1994. Pursuant to the reorganization, PHS-NJ became a wholly-owned subsidiary of FOHP on June 8, 1995.
Currently, PHS-NJ is FOHP's principal subsidiary.

         On January 1, 1999, Physicians Health Services of New Jersey, Inc., a New Jersey HMO controlled by FHS, merged with and into PHS-NJ. Upon consummation of the merger of Physicians Health Services of New Jersey, Inc. into PHS-NJ, PHS-NJ changed its name from First Option Health Plan of New Jersey, Inc. to Physicians Health Services of New Jersey, Inc. See "Recent Developments."


         The principal executive offices of FOHP are located at 3501 State Highway 66, Neptune, New Jersey 07753, and its telephone number at such location is (732) 918-6700.

         FHS
         ---


         FHS, a Delaware corporation, is an integrated managed care organization which administers the delivery of managed health care services. FHS' operations consist of two operating segments: Health Plan Services and Government Contracts/Specialty Services. Through its subsidiaries, FHS offers groups, individual, Medicaid and Medicare HMO and preferred provider organization plans; government sponsored managed care plans; and managed care products related to administration and cost containment, behavioral health, dental, vision and pharmaceutical products and other services. FHS operates and conducts its HMO and other businesses through its wholly and majority owned subsidiaries, including FOHP. FHS currently owns more than 99% of the outstanding FOHP Common Stock.

         The principal executive offices of FHS are located at 21650 Oxnard Street, Woodland Hills, California 91367, and its telephone number at such location is (818) 676-6978.


         FHS TRANSITION COMPANY
         ----------------------


         FHS Transition Company, a New Jersey corporation, has been formed solely for the purpose of effecting the Merger and has not conducted any business and has no significant assets or liabilities nor will it conduct any business or have significant assets or liabilities prior to the Merger. All of the outstanding shares of capital stock of FHS Transition Company are held by FHS. FHS Transition Company was formed so that it could be merged with and into FOHP to effect the Merger. At the effective time of the Merger of FHS Transition Company with and into FOHP, FHS Transition Company shall cease to exist.


THE SPECIAL MEETING


         The Special Meeting will be held at the CNA Building, 3501 State Highway 66, Neptune, New Jersey on July ___, 1999 commencing at 6:00 p.m. local time. Holders of record of FOHP Common Stock at the close of business on June 1, 1999 are entitled to notice of, and will be entitled to vote at, the Special Meeting. At the Special Meeting, the shareholders of FOHP will be asked to consider and approve the Merger Agreement. See "The Special Meeting" beginning on page 35 hereof.


THE MERGER


         If the Merger Agreement is approved by the shareholders of FOHP, FHS Transition Company will merge with and into FOHP, and FOHP will become a wholly-owned subsidiary of Physicians Health Services, Inc. ("PHS"), a Delaware corporation which is a wholly-owned subsidiary of FHS. In other words, if the Merger is consummated, the shareholders of FOHP, other than FHS, will receive either the Appraisal Consideration or Payment Rights for their shares of FOHP Common Stock and will no longer have an equity position in FOHP. If a shareholder chooses to receive Payment Rights for his, her or its shares of FOHP Common Stock, the only entitlement that the shareholder would have as the holder of Payment Rights is the right to be paid not less than $15.00 per Payment Right on or about July 1, 2001, provided that certain conditions were either satisfied or waived.

         At the effective time of the Merger, the Certificate of Incorporation and By-laws of FOHP will be amended to, among other things, delete all provisions relating to preemptive rights, restrictions on the issuance of FOHP Common Stock, restrictions on the transfer of FOHP Common Stock, business combinations, covenants of Hospital Shareholders (as hereinafter defined), cumulative voting on the election of directors, dissenters' rights, actions requiring super majority approval of the FOHP Board or approval by directors with no affiliation to FHS, which are currently contained therein. All of the current directors and executive officers of FOHP and PHS-NJ will be the directors and executive officers of the Surviving Corporation. As a result of the Merger, all real property and personal property, tangible and intangible, of every kind and description, belonging to FHS Transition Company and FOHP shall vest in and belong to the Surviving Corporation, including all FOHP's ownership interest in PHS-NJ, and the Surviving Corporation shall be liable for all of the obligations and liabilities of such corporations. See "The Merger - The Merger Agreement" beginning on page 44 hereof.


CONDITIONS TO THE MERGER


         The obligation of each party to the Merger Agreement to complete the Merger is subject to several conditions, including, among others: (i ) the approval of the Merger Agreement by the holders of a majority of the outstanding shares of FOHP Common Stock; (ii) no statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, promulgated, enforced or otherwise made applicable (and not repealed or superceded) by any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, which prohibits the consummation of the transactions contemplated by the Merger Agreement; (iii) the receipt of requisite governmental consents and approvals to consummate the Merger; and (iv) the execution and delivery by FOHP and FHS of the Contribution Agreement (the "Contribution Agreement") attached as Appendix E to this Proxy Statement, pursuant to which FHS will irrevocably commit to contribute to FOHP the amount of cash needed by FOHP to pay, among other things, all amounts payable under the Payment Rights to be issued in connection with the Merger. See "The Merger - The Merger Agreement" beginning on page 44 hereof and "The Merger - Contribution Agreement" on page 48 hereof.


TERMINATION OF MERGER AGREEMENT


         At any time before the effective time of the Merger, the Merger Agreement may be terminated and the Merger abandoned, or the consummation of the transactions contemplated by the Merger may be delayed, by the FOHP Board for any reason.


REQUIRED VOTE TO APPROVE MERGER AGREEMENT


         The holders of a majority of the outstanding shares of FOHP Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Special Meeting for purposes of acting upon the proposal to approve the Merger Agreement. The proposal to approve the Merger Agreement must be approved by not less than sixty-six and two-thirds percent (66 2/3%) of the votes cast at the Special Meeting.

         FHS currently owns more than 99% of the outstanding shares of FOHP Common Stock. Accordingly, if FHS approves the Merger Agreement, the Merger will occur, provided that all of the other conditions to the Merger are either satisfied or waived.

DISSENTERS' RIGHTS


         If the Merger is consummated, holders of shares of FOHP Common Stock on June 1, 1999 that do not vote for the Merger may, by complying with the procedures prescribed in the New Jersey Business Corporation Act (the "NJBCA"), be entitled to dissenters' rights as described therein. See Appendix G. Failure to comply precisely with the requirements of the applicable provisions of the NJBCA may result in a loss of dissenters' rights. See "Dissenters' Rights" beginning on page 59 hereof.


RELATED AGREEMENTS

         In connection with FHS' initial investment in FOHP, FHS and FOHP entered into a General Administrative Services Management Agreement (the "Administrative Management Agreement"), pursuant to which FHS oversees the management of FOHP and assists FOHP's management in provider contracting, utilization review and quality assurance, employee relations, sales and marketing, and strategic planning, among other services. FOHP pays FHS a fee based on allocated corporate charges for the services provided by FHS under the Administrative Management Agreement. See "Related Agreements."


         In addition, FHS and FOHP have entered into a Management Information Systems and Claims Processing Services Management Agreement (the "MIS Agreement," and together with the Administrative Management Agreement, the "Management Agreements"), pursuant to which FHS would provide claims processing, record keeping and data processing services to all the health plans offered, or to be offered, by FOHP's subsidiaries. The MIS Agreement will become effective at FHS' option. See "Related Agreements" beginning on page 66 hereof.


ACCOUNTING TREATMENT OF THE MERGER

         Effective December 1, 1997, FOHP became a consolidated subsidiary of FHS. The purchase of the shares of FOHP Common Stock not currently held by FHS, which represent less than 1% of the outstanding shares of FOHP Common Stock, will be accounted for by FHS as a purchase in accordance with Accounting Principles Board Opinion 16.

                                 SPECIAL FACTORS

         THE FOLLOWING ARE CERTAIN SPECIAL FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING THE MERGER AGREEMENT AND THE MERGER CONTEMPLATED THEREBY, AND IN CHOOSING THE CONSIDERATION BEING OFFERED IN THE MERGER.

BACKGROUND OF THE MERGER


         During the first quarter of 1996, FOHP learned that PHS-NJ had a statutory net worth deficiency. To raise the capital necessary for PHS-NJ to remain in compliance with its statutory net worth requirements, the FOHP Board determined that FOHP needed to locate potential investors who would be interested in acquiring a significant equity position in FOHP. After considering proposals submitted by several large health care corporations, an insurer with affiliations to a provider-owned HMO, and several private investor groups, on October 24, 1996, FOHP entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with Health Systems International, Inc. ("HSI"), the predecessor to FHS.


         As a result of a significant increase in medical claims expense during the fourth quarter of 1996, due to more complete payment data that was not available to FOHP or its actuaries prior to such quarter, HSI was not obligated to consummate the transactions contemplated by the Securities Purchase Agreement and therefore elected in late January 1997 to renegotiate the terms and conditions of the Securities Purchase Agreement. Shortly thereafter, the Securities Purchase Agreement was terminated and replaced by an amended Securities Purchase Agreement which became effective on March 14, 1997 (the "Amended Securities Purchase Agreement").

         On April 16, 1997, the Amended Securities Purchase Agreement, and the transactions contemplated thereby, were approved by the shareholders of FOHP. On April 30, 1997, pursuant to the Amended Securities Purchase Agreement, FHS purchased from FOHP a convertible debenture in the aggregate principal amount of $51,701,120.38 (the "Initial Debenture"). The principal amount of the Initial Debenture was convertible, at the option of FHS, into up to 71% of FOHP's capital stock on a fully-diluted basis.

         At the closing of the purchase of the Initial Debenture, FHS converted $1,701,120.38 of the principal amount of the Initial Debenture into 168,109 shares of FOHP Common Stock. Effective December 1, 1997, FHS converted the remaining $50 million of the principal amount of the Initial Debenture into 4,941,049 shares of FOHP Common Stock, and, as a result, owned at that time 71% of the outstanding shares of FOHP Common Stock.


         Pursuant to the Amended Securities Purchase Agreement, as clarified by a letter agreement dated April 30, 1997 between FHS and FOHP, FHS had the right to infuse additional capital into FOHP in 1997, for additional convertible debentures ("Convertible Debentures") in substantially the same form as the Initial Debenture, in the event that it was determined that PHS-NJ needed capital to meet applicable statutory net worth requirements.

         The Amended Securities Purchase Agreement also provided that FHS could, at its option, acquire during 1999, through a tender offer or merger, all of the then outstanding shares of

FOHP Common Stock not held by FHS at a purchase price per share to be determined by independent appraisers. In any such tender offer or merger, the hospital, physician and other provider shareholders of FOHP (collectively, the "Provider Shareholders," and individually, a "Provider Shareholder") would receive cash or, at FHS' sole option, registered FHS Class A Common Stock, par value $.001 per share ("FHS Class A Common Stock"), for their shares of FOHP Common Stock. The FOHP Board, as constituted prior to FHS' purchase of the Initial Debenture, approved, for purposes of Section 14A:10A-4 of the New Jersey Shareholders Protection Act, the transactions contemplated in the Amended Securities Purchase Agreement allowing for FHS to acquire all of the outstanding FOHP Common Stock, provided that any such transaction occurred in 1999 and certain other conditions were met. See "The Merger - Reasons for the Merger; Evaluation of Fairness of Merger by FOHP and FHS."

         As FOHP continued to reduce its medical claims back-log during the second quarter of 1997, it became apparent that FOHP's reserves were not adequate to ensure payment of all outstanding claims. In addition, it was anticipated that FOHP would continue to incur significant operating losses until certain unprofitable products were phased-out or revised and administrative expenses reduced. As a result, management of FOHP informed the FOHP Board that FOHP would likely need a capital infusion in excess of $18 million by December 31, 1997 so that PHS-NJ could meet applicable statutory net worth requirements by year end.

         Recognizing that an additional capital infusion by FHS of more than $18 million in exchange for additional Convertible Debentures would result in a significant dilution to the equity position of the Provider Shareholders, and that such dilution would reduce the amount of consideration that the Provider Shareholders would be entitled to receive in any transaction whereby FHS would acquire all of the outstanding FOHP Common Stock pursuant to the Amended Securities Purchase Agreement, the FOHP Board and FHS began, in July 1997, discussing various alternatives directed at preserving the Provider Shareholders' investment in FOHP.


         On September 2, 1997, the FOHP Board formed a special committee, comprised of Mr. Bruce G. Coe, Mr. Christopher M. Dadlez, Dr. Mark L. Engel and Mr. John J. Gantner (the "Special Committee"), for purposes of identifying and negotiating with prospective financial advisors for possible engagement by the FOHP Board to counsel and advise the FOHP Board in evaluating and acting upon any proposal structured to preserve the Provider Shareholders' investment in FOHP. No member of the Special Committee is or was affiliated with FHS nor serves or has served as an officer or employee of FOHP. After careful evaluation of the information and proposals submitted by various prospective financial advisors, the Special Committee recommended that Janney Montgomery Scott Inc. ("JMS" or the "Financial Advisor") should be engaged. On October 14, 1997, JMS was engaged by the FOHP Board as its financial advisor.


         In order to satisfy certain statutory net worth requirements applicable to PHS-NJ, and in accordance with the Amended Securities Purchase Agreement, as clarified by the letter agreement dated April 30, 1997, FHS elected on December 8, 1997 to infuse $29 million into FOHP in exchange for a Convertible Debenture (the "New Convertible Debenture") in form and substance substantially similar to the Initial Debenture. Immediately upon receipt of the New Convertible Debenture, FHS converted approximately $18,952,930 of the principal amount thereof into 92,804,003 shares of FOHP Common Stock. After the partial conversion of the New Convertible Debenture, FHS owned 97,913,161 shares of the 100,000,000 shares of FOHP Common Stock then outstanding, which represented approximately 98% of the fully-diluted equity of FOHP.


         In December 1997, FHS also contributed an additional $24 million to FOHP to satisfy certain statutory net worth requirements applicable to PHS-NJ in return for subordinated debentures which are not convertible into shares of FOHP Common Stock. Further, FHS contributed $29,897,801 to FOHP as additional paid in capital to satisfy certain statutory net worth requirements applicable to PHS-NJ through March 31, 1999.

         FHS and the members of the FOHP Board who were not affiliated with FHS nor employees of FOHP (the "Non-FHS Directors"), assisted by legal counsel and JMS, held discussions from October 1997 through June 1998 for purposes of developing a proposal aimed at preserving the Provider Shareholders' investment in FOHP. The Non-FHS Directors believed it was necessary that any consideration to be offered for a share of FOHP Common Stock be equal to at least $15.00, the amount originally paid by a Provider Shareholder to FOHP for one share of FOHP Common Stock. After several months of discussion, FHS was willing to offer a Provider Shareholder the opportunity to obtain $15.00 for each share of FOHP Common Stock held by him, her or it, provided that the Provider Shareholder continued to participate in the provider network of PHS-NJ, or its successor, until December 31, 2001, and provided that certain other conditions were met.

         On June 17, 1998, the FOHP Board approved a form of transaction pursuant to which FOHP and Physicians Health Services of New Jersey, Inc., a New Jersey HMO controlled by FHS, would merge with and into PHS-NJ (the "Original Merger"), and, in connection therewith, the Provider Shareholders would be offered the choice of receiving from FHS either the Appraisal Consideration or Payment Rights for their shares of FOHP Common Stock. The FOHP Board's approval of the Original Merger was subject to the receipt by the FOHP Board of a written opinion from JMS that the Payment Rights to be offered in the Original Merger to the Provider Shareholders for their shares of FOHP Common Stock were fair to such holders from a financial point of view.

         A term sheet (the "Term Sheet") outlining the terms and conditions of the Payment Rights to be offered in the Original Merger was presented to JMS in June 1998. On July 2, 1998, at a special meeting of the FOHP Board, JMS informed the FOHP Board that the Payment Rights to be offered in the Original Merger were fair to the Provider Shareholders from a financial point of view, and, shortly thereafter, JMS provided the FOHP Board with a written opinion, dated July 15, 1998, to that effect. In reliance on JMS' opinion that the Payment Rights to be offered in the Original Merger were fair to the Provider Shareholders from a financial point of view, the FOHP Board, through a majority of the Non-FHS Directors, definitively approved the Original Merger at the special meeting held on July 2, 1998.

         The Original Merger was to become effective on January 1, 1999, provided that all governmental approvals and other conditions thereto had been obtained or satisfied by that date. It was necessary for the Original Merger to become effective by January 1, 1999 so that Physicians Health Services of New Jersey, Inc. (the HMO controlled by FHS) and PHS-NJ

(formerly First Option Health Plan of New Jersey, Inc.) could consolidate and operate as one plan as directed by the New Jersey Departments of Banking and Insurance and Health and Senior Services (the "Departments"). However, during early September 1998, it became apparent to FOHP management that FOHP would probably not be able to hold the Special Meeting by December 31, 1998.

         In order for the consolidation of the HMO operations of Physicians Health Services of New Jersey, Inc. and PHS-NJ to occur on January 1, 1999 as originally contemplated, it was proposed to the FOHP Board that the Original Merger be restructured into a two step merger process. The first step would involve a merger of Physicians Health Services of New Jersey, Inc. and PHS-NJ to be effective January 1, 1999 (the "HMO Subsidiary Merger"). The second step would be the Merger described in this Proxy Statement, which would take effect shortly after the Special Meeting was held.

         After reviewing drafts of the merger documents relating to the HMO Subsidiary Merger and the Merger Agreement relating to the Merger, the members of the FOHP Board participating in a special meeting held on October 14, 1998, unanimously approved the HMO Subsidiary Merger and the Merger, subject to receipt by the FOHP Board of written confirmation from JMS that its opinion dated July 15, 1998, which provided that the Payments Rights to be offered in the Original Merger to the Provider Shareholders for their shares of FOHP Common Stock were fair to such Provider Shareholders from a financial point of view, had not changed as a result of the new two step merger process.

         After reviewing the Merger Agreement and related documents, JMS confirmed in writing on November 16, 1998, that its original opinion dated July 15, 1998 had not been affected by the restructuring of the Original Merger into the two step merger process, and that the Payment Rights to be offered by FOHP to the Provider Shareholders in connection with the Merger were fair to the Provider Shareholders from a financial point of view. See "The Merger - Background of the Merger" beginning on page 37 hereof.

         On December 31, 1998, FHS converted $1,197,183 of the principal amount of the New Convertible Debenture into 399,003,000 shares of FOHP Common Stock. As a result of such conversion, FHS currently owns 496,916,161 shares of FOHP Common Stock, representing more than 99% of the outstanding FOHP Common Stock. See "Recent Developments - Conversion of New Convertible Debenture."

         In January 1999, FOHP (through the Non-FHS Directors) engaged JMS to appraise the value of the outstanding shares of FOHP Common Stock as of December 31, 1998. On June 1, 1999, JMS delivered a letter to the FOHP Board setting forth the approximate value of the outstanding shares of FOHP Common Stock as of December 31, 1998 (the "Appraisal"). The Appraisal provides that, based upon and subject to certain matters stated therein, the approximate value of one share of FOHP Common Stock as of December 31, 1998 was twenty-five cents ($0.25).
See "The Merger - The Appraisal."

REASONS FOR THE MERGER


         Pursuant to the Amended Securities Purchase Agreement, FHS may acquire through a tender offer or merger, all of the outstanding shares of FOHP Common Stock held by the Provider Shareholders, provided that such transaction occurs in 1999. By acquiring a 100% equity position in FOHP, FHS would have greater flexibility in operating FOHP within the FHS consolidated group and would not have to incur the additional administrative expenses associated with minority shareholders.

         As of December 31, 1996, PHS-NJ was approximately $45,300,000 below 125% of the statutory net worth requirement applicable to it. During the first quarter of 1997, the New Jersey Department of Banking and Insurance (the "DOI") informed HSI, the predecessor to FHS, and the FOHP Board that if HSI and FOHP did not consummate the sale of the Initial Debenture by April 30, 1997, the DOI intended to petition the New Jersey Superior Court for an order to allow the DOI to place PHS-NJ into rehabilitation. If PHS-NJ was placed into rehabilitation, it was likely that none of the shareholders of FOHP would receive any distribution on the shares of FOHP Common Stock held by them since all of the assets of FOHP would have been used to pay the liabilities and other debts of PHS-NJ and FOHP before any distributions would have been made to the FOHP shareholders. To induce FHS to purchase the Initial Debenture, the FOHP Board, as then constituted, agreed to permit FHS to acquire 100% of the outstanding shares of FOHP Common Stock after FHS' purchase of the Initial Debenture, provided that certain conditions were met and that such purchase did not occur until 1999. See "The Merger - Reasons for the Merger; Evaluation of Fairness of Merger by FOHP and FHS" beginning on page 43 hereof.


CONSIDERATION TO BE OFFERED TO FOHP SHAREHOLDERS IN THE MERGER


         In connection with the Merger, each Provider Shareholder will be offered a choice of consideration for his, her or its shares of FOHP Common Stock. Pursuant to the Merger Agreement, a Provider Shareholder will be entitled to choose to receive for his, her or its shares of FOHP Common Stock either (i) the Appraisal Consideration described in subparagraph (a) below or (ii) the Payment Rights described in subparagraph (b)(1) below if the Provider Shareholder is not a hospital or the Payment Rights described in subparagraph
(b)(2) below if the Provider Shareholder is a Hospital Shareholder (as defined on page 21 hereof):

         (a) Twenty-five cents ($0.25) for each share of FOHP Common Stock held by the Provider Shareholder, which is the approximate value of one share of FOHP Common Stock as of December 31, 1998, as determined by an independent qualified appraiser (see "The Merger - The Appraisal" beginning on page 51 hereof), or

         (b)      (1) Payment Rights entitling the holder thereof, other
                      than a Hospital Shareholder, to a cash payment of not less than $15.00 per Payment Right on or about July 1, 2001 from FOHP, provided that the following conditions are either satisfied or waived:

                          (A) the holder of the Payment Rights remains a provider to PHS-NJ until July 1, 2001, and agrees in writing to remain a provider to PHS-NJ until December 31, 2001; and

                          (B) no more than (i) five (5) Large Hospital Shareholders (as defined on page 72 hereof) shall have left the PHS-NJ provider network prior to December 31, 2001, (ii) seven (7) Small Hospital Shareholders (as defined on page 74 hereof) shall have left the PHS-NJ provider network prior to December 31, 2001, or (iii) three (3) Large Hospital Shareholders and four (4) Small Hospital Shareholders shall have left the PHS-NJ provider network prior to December 31, 2001, for any reason other than a breach by PHS-NJ of its provider agreement with the Hospital Shareholder (the "Continuing Hospital Provider Condition").

                  (2) Payment Rights entitling a Hospital Shareholder to a cash payment of not less than $15.00 per Payment Right on or about July 1, 2001 from FOHP, provided that the following conditions are either satisfied or waived:

                          (A) the Hospital Shareholder remains a provider to PHS-NJ until July 1, 2001, and agrees in writing to remain a provider to PHS-NJ until December 31, 2001, on the terms and subject to the conditions contained in the existing provider agreement between the Hospital Shareholder and PHS-NJ, as revised, where necessary, to (I) provide that reimbursement rates for the Hospital Shareholder shall remain at their March 1, 1998 levels until at least December 31, 1999, and thereafter shall be changed annually only to the lesser of (x) the December 31, 1999 rate plus or minus an annual cost of living adjustment as reflected in the latest consumer price index for New York, or (y) the December 31, 1999 rate plus or minus the average of the rate increase or decrease then most recently obtained by the two managed care plans with the lowest rates at the Hospital Shareholder, not including PHS-NJ, and
                                    (II) extend such provider agreement to apply to all FHS affiliated entities;


                          (B) the Hospital Shareholder must be in compliance with the enrollment obligations applicable to the Hospital Shareholder currently contained in the Certificate of Incorporation of FOHP, as modified by the Hospital Shareholder and FOHP;


                          (C) the Hospital Shareholder must make timely payments of premium to PHS-NJ, and shall be current in such payment as of July 1, 2001; and


                          (D) the Continuing Hospital Provider Condition described in subparagraph (b)(1)(B) above shall have been satisfied.

         Any Provider Shareholder who or which is not a hospital (individually, a "Non-Hospital Shareholder," and collectively, the "Non-Hospital
Shareholders"), and chooses to receive Payment Rights for his, her or its shares of FOHP Common Stock, will be entitled to receive additional consideration as set forth below:


         (i)      $2.25 per Payment Right; and


         (ii) a Pro-Rata Portion (as defined on page 77 hereof) of a bonus pool (the "Bonus Pool") to be funded by (a) the amount forfeited by Provider Shareholders who elect to receive Payment Rights, but who fail to satisfy the conditions contained therein applicable to them, plus the (b) amount equal to the product of $14.75 (the remainder of $15.00, the principal amount of a Payment Right, minus $0.25, the per share Appraisal Consideration), multiplied by the number of shares of FOHP Common Stock held by the Provider Shareholders who elect to receive the Appraisal Consideration.

Provided, however, that PHS-NJ, as the surviving corporation in the HMO Subsidiary Merger, produces an annualized return on average common equity capital of at least 10% for the period January 1, 1999 through June 30, 2001, where initial capital is set at $130 million for PHS-NJ, plus any increase in retained earnings for PHS-NJ through the period January 1, 1999 to June 30, 2001, excluding any non-recurring extraordinary items, as defined under generally accepted accounting principles ("GAAP") , and without giving effect to the quota share reinsurance arrangement among PHS-NJ, The Guardian Life Insurance Company of America (the "Guardian") and PHS/Bermuda, Ltd., an affiliate of PHS-NJ. The determination of annualized return on average common equity capital for the period January 1, 1999 through June 30, 2001 shall be computed using pre-tax earnings. See "Risk Factors" beginning on page 21 hereof, "The Merger - Consideration to be Offered to FOHP Shareholders in the Merger" beginning on page 46 hereof and "The Merger - Opinion of Financial Advisor to FOHP" beginning on page 48 hereof.

                  IF A PROVIDER SHAREHOLDER ELECTS TO RECEIVE PAYMENT RIGHTS FOR HIS, HER OR ITS SHARES OF FOHP COMMON STOCK, AND ANY OF THE CONDITIONS TO PAYMENT CONTAINED THEREIN ARE NOT SATISFIED, THE PROVIDER SHAREHOLDER COULD RECEIVE NO PAYMENT OR A REDUCED PAYMENT FOR HIS, HER OR ITS SHARES OF FOHP COMMON STOCK. SEE "RISK FACTORS" BEGINNING ON PAGE 21 HEREOF AND "DESCRIPTION OF PAYMENT RIGHTS" BEGINNING ON PAGE 70 HEREOF.

         IF THE CONTINUING HOSPITAL SHAREHOLDER CONDITION IS NOT SATISFIED, NO PAYMENT WILL BE MADE UNDER ANY PAYMENT RIGHT UNLESS FOHP EXPRESSLY WAIVES SUCH CONDITION. ACCORDINGLY, THE RIGHT TO RECEIVE PAYMENT UNDER A PAYMENT RIGHT IS DEPENDENT ON CIRCUMSTANCES OUTSIDE THE CONTROL OF THE ELECTING SHAREHOLDERS.

         ONCE A PROVIDER SHAREHOLDER ELECTS TO RECEIVE PAYMENT RIGHTS FOR HIS, HER OR ITS SHARES OF FOHP COMMON STOCK, SUCH PROVIDER SHAREHOLDER WILL NO LONGER BE ENTITLED TO THE APPRAISAL CONSIDERATION. SEE "THE MERGER CONSIDERATION TO BE OFFERED TO FOHP SHAREHOLDERS IN THE MERGER" BEGINNING ON PAGE 46 HEREOF.

         IF A NON-DISSENTING PROVIDER SHAREHOLDER FAILS TO CHOOSE EITHER THE APPRAISAL CONSIDERATION OR PAYMENT RIGHTS, SUCH SHAREHOLDER WILL AUTOMATICALLY RECEIVE PAYMENT RIGHTS FOR HIS, HER OR ITS SHARES OF FOHP COMMON STOCK.

COMPARISON OF SHAREHOLDER RIGHTS


         As holders of FOHP Common Stock, Provider Shareholders are entitled to vote on certain matters brought before the shareholders of FOHP, such as the election of directors and certain business combinations, as well as share in any dividends or distributions declared by FOHP for the benefit of its shareholders. If the Merger is consummated, (i) the non-dissenting Provider Shareholders will receive either the Appraisal Consideration or Payment Rights for their shares of FOHP Common Stock, and (ii) the dissenting Provider Shareholders will receive the fair value of their shares of FOHP Common Stock as determined under Chapter 11 of the NJBCA. As a result, no Provider Shareholder will have an equity position in FOHP after the Merger, and, therefore, will not have the rights formerly held by FOHP shareholders.

         FOHP Common Stock is currently registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, as a result of such registration, FOHP must file periodic reports with the Securities and Exchange Commission (the "SEC") containing financial and other material disclosure with respect to FOHP and its operations. Since FHS will be the only holder of FOHP Common Stock after the consummation of the Merger, FOHP will terminate the registration of the FOHP Common Stock under the Exchange Act. As a result, FOHP's obligation to file periodic reports under the Exchange Act will be suspended and FOHP will not be obligated to provide the holders of Payment Rights with the financial and other information required to be included in such reports.


OPINION OF FINANCIAL ADVISOR TO FOHP


         On July 15, 1998, JMS delivered its written opinion to the FOHP Board to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Payment Rights to be offered to the Provider Shareholders in the Original Merger were fair to the Provider Shareholders from a financial point of view. On November 16, 1998, JMS confirmed in writing that its opinion dated July 15, 1998 was not affected by the restructuring of the Original Merger into the two step merger process. Therefore, based upon and subject to certain matters stated in the opinion letter dated July 15, 1998, JMS is of opinion that the Payment Rights to be offered to the Provider Shareholders in the Merger are fair to the Provider Shareholders from a financial point of view. A copy of JMS' written opinion dated July 15, 1998, which sets forth the assumptions made, procedures followed, matters considered and limitations on and scope of the review by JMS, and update thereto dated November 16, 1998, are attached as Appendix F to this Proxy Statement. See "The Merger - Opinion of Financial Advisor to FOHP" beginning on page 48 hereof.


         THE OPINION OF JMS IS DIRECTED TO THE FOHP BOARD, ADDRESSES ONLY THE FAIRNESS OF THE PAYMENT RIGHTS TO BE OFFERED TO THE PROVIDER SHAREHOLDERS FROM A FINANCIAL POINT OF VIEW, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY PROVIDER SHAREHOLDER AS TO HOW SUCH PROVIDER SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING OR WHICH CONSIDERATION THE

PROVIDER SHAREHOLDER SHOULD CHOOSE TO RECEIVE IF THE MERGER IS CONSUMMATED. PROVIDER SHAREHOLDERS ARE ENCOURAGED TO READ JMS' OPINION IN ITS ENTIRETY.


THE APPRAISAL

         In January 1999, FOHP (through the Non-FHS Directors) engaged JMS to appraise the value of the outstanding shares of FOHP Common Stock as of December 31, 1998. On June 1, 1999, JMS delivered the Appraisal to the FOHP Board. The Appraisal provides that, based upon and subject to certain matters stated therein, the approximate value of one share of FOHP Common Stock as of December 31, 1998 was twenty-five cents ($0.25). A copy of the Appraisal dated June 1, 1999, which sets forth the assumptions made, matters considered and limitations on and scope of review by JMS, is attached as Appendix H to this Proxy Statement. See "The Merger The Appraisal" beginning on page 51 hereof.

         THE APPRAISAL IS ADDRESSED TO THE FOHP BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY PROVIDER SHAREHOLDER AS TO HOW SUCH PROVIDER SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING OR WHICH CONSIDERATION THE PROVIDER SHAREHOLDER SHOULD CHOOSE TO RECEIVE IF THE MERGER IS CONSUMMATED. PROVIDER SHAREHOLDERS ARE ENCOURAGED TO READ THE APPRAISAL IN ITS ENTIRETY.


EVALUATION OF FAIRNESS OF MERGER BY FOHP AND FHS


         When the FOHP Board approved the Amended Securities Purchase Agreement, pursuant to which FHS has the right to acquire 100% ownership of FOHP, the FOHP Board recognized that FOHP was either insolvent or becoming insolvent due to the continuing losses of PHS-NJ, FOHP's principal subsidiary. Based on the then current financial condition of FOHP, the FOHP Board determined that, in order to allow FOHP to correct its operating deficiencies and generate a profit, any acquisition by FHS of the FOHP Common Stock held by the Provider Shareholders should not occur prior to 1999.

         Inasmuch as any transaction pursuant to which FHS could obtain 100% ownership of FOHP would take place during 1999, the FOHP Board and FHS determined, prior to FHS' purchase of the Initial Debenture, that a fair method for determining the purchase price to be paid by FHS for the shares of FOHP Common Stock held by the Provider Shareholders in any such transaction would be an appraisal conducted by one or more independent qualified appraisers selected by FOHP and FHS.

         As a result of reserve inadequacies and the continuing operating losses of FOHP, FHS had to infuse more than $70 million of additional capital into FOHP. Recognizing that the additional infusions of capital by FHS, and related dilution of the equity interest of the Provider Shareholders in FOHP as a result of the conversion of the New Convertible Debenture issued to FHS in connection with such capital infusions, had significantly reduced the amount of any consideration that a Provider Shareholder would receive for his, her or its shares of FOHP Common Stock under the Amended Securities Purchase Agreement, the FOHP Board and FHS developed the Payment Rights as an alternative to the Appraisal Consideration.

         In reliance on the fairness opinion issued by JMS on July 15, 1998, as later confirmed, and recognizing that FHS is under no obligation to offer any consideration to the Provider Shareholders other than the Appraisal Consideration, which is significantly less than the $15.00 principal amount of the Payment Rights, the FOHP Board and FHS believe that the Payment Rights being offered in the Merger are fair to the Provider Shareholders. See "The Merger - Evaluation of Fairness of Merger by FOHP and FHS."


RECOMMENDATION OF THE FOHP BOARD


         The FOHP Board has approved the Merger Agreement and recommends that the FOHP shareholders vote FOR the proposal to approve the Merger Agreement. This recommendation is based on the several factors described in this Proxy Statement. See "The Merger - Background of the Merger; Reasons for the Merger; Opinion of Financial Advisor to FOHP; The Appraisal; Evaluation of Fairness of Merger by FOHP and FHS; and Recommendation of the FOHP Board" beginning on page 37 hereof.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER


         Each Provider Shareholder who elects to receive the Appraisal Consideration will recognize, in the Provider Shareholder's fiscal year in which the Merger is consummated, either gain or loss in an amount which is equal to the difference between (x) the aggregate amount of the Appraisal Consideration received by the Provider Shareholder less (y) the Provider Shareholder's aggregate adjusted basis in the shares of FOHP Common Stock exchanged. Inasmuch as the Appraisal Consideration for one share of FOHP Common Stock is significantly less than $15.00, which is the amount originally paid to FOHP for one share of FOHP Common Stock by the Provider Shareholders, it is anticipated that any Provider Shareholder electing to receive the Appraisal Consideration would recognize a loss.


         The amount of gain or loss to be recognized by a Hospital Shareholder on the exchange of such shareholder's shares of FOHP Common Stock for Payment Rights shall be equal to the difference between (i) the aggregate amount paid under such shareholder's Payment Rights less the aggregate amount of the consideration received under the Payment Rights which is deemed to be imputed interest income, less (ii) the Hospital Shareholder's aggregate adjusted basis in the shares of FOHP Common Stock exchanged. The amount of gain or loss to be recognized by a Non-Hospital Shareholder on the exchange of such shareholder's shares of FOHP Common Stock for Payment Rights shall be equal to the difference between (i) an amount which is the sum of (a) the aggregate amount received under the shareholder's Payment Rights less the aggregate amount of the consideration received under the Payment Rights which is deemed to be imputed interest income and (b) the amount of the Bonus Payment received, less (ii) the Non-Hospital Shareholder's aggregate adjusted basis in the shares of FOHP Common Stock exchanged. Each Provider Shareholder who elects to receive Payment Rights shall not be required to recognize the amount of the gain or loss realized with respect to the Payment Rights until the fiscal year in which payment is made on the Payment Rights to the Provider Shareholder, unless such shareholder elects otherwise.

         If a Provider Shareholder holds his, her or its shares of FOHP Common Stock as a capital asset, any gain or loss recognized with respect to the exchange of shares of FOHP Common Stock for either the Appraisal Consideration or Payment Rights is capital in nature and, if the Provider Shareholder has complied with the requisite holding period provided for in the Internal Revenue Code of 1986, as amended (the "Code"), such capital gain or loss shall be long-term and taxed at the applicable capital gains tax rate as provided for in the Code. Any part of the amount received pursuant to the Payment Rights which is imputed as interest income shall be treated as ordinary income and taxed in the year in which payment is made on the Payment Rights at the Provider Shareholder's applicable ordinary tax rates as provided for in the Code.


         THE DISCUSSION SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES OF THE MERGER, NOR DOES IT ATTEMPT TO DESCRIBE ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE IMPORTANT TO A PROVIDER SHAREHOLDER IN LIGHT OF SUCH SHAREHOLDER'S PARTICULAR CIRCUMSTANCES, INCLUDING, WITHOUT LIMITATION, IF THE PROVIDER SHAREHOLDER IS A TAX EXEMPT ENTITY. EACH PROVIDER SHAREHOLDER'S SEPARATE CIRCUMSTANCES MAY AFFECT THE TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER. IN ADDITION, NO INFORMATION IS PROVIDED HEREIN WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER UNDER APPLICABLE FOREIGN, STATE OR LOCAL LAWS. CONSEQUENTLY, EACH PROVIDER SHAREHOLDER IS ADVISED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER.


         See "The Merger - Certain Federal Income Tax Consequences of the Merger" beginning on page 57 hereof, for a more complete discussion of the federal income tax consequences of the Merger on the Provider Shareholders.

                                  RISK FACTORS

         THE FOLLOWING ARE CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY THE PROVIDER SHAREHOLDERS IN EVALUATING THE MERGER AGREEMENT AND THE MERGER CONTEMPLATED THEREBY, AND IN CHOOSING THE CONSIDERATION BEING OFFERED IN THE MERGER.


         UNSECURED PAYMENT UNDER PAYMENT RIGHTS. Any payment under the Payment Rights to be issuable in the Merger will be made by FOHP. If FOHP does not have sufficient funds to make full payment on the Payment Rights, FHS will contribute, pursuant to the Contribution Agreement, the funds needed by FOHP to make full payment on the Payment Rights. FHS' payment obligation to FOHP under the Contribution Agreement will not be secured. Consequently, if FHS was to become bankrupt or otherwise insolvent under applicable bankruptcy or insolvency laws prior to payment being made under the Payment Rights, and FOHP did not have sufficient capital to make payment on the Payment Rights, holders of Payment Rights might not receive any payment or may receive a reduced payment thereunder.

         Although FHS has generated a profit in four of the past five years, and has total assets exceeding $3.7 billion, including over $615 million in cash and cash equivalents, no assurance can be given that FHS will have sufficient capital to contribute to FOHP in the event FOHP needed additional capital to make full payment on the Payment Rights.

         Since its inception, FOHP's losses have exceeded $158,000,000. Based upon FOHP's operating history, no assurance can be given that FOHP would have sufficient funds to make full payment on the Payment Rights in the event that FHS is unable to make payment to FOHP pursuant to the Contribution Agreement.

         IF A SPECIFIED NUMBER OF HOSPITAL SHAREHOLDERS LEAVE PHS-NJ'S PROVIDER NETWORK, HOLDERS OF PAYMENT RIGHTS WILL NOT BE ENTITLED TO PAYMENT THEREUNDER. If the Continuing Hospital Provider Condition (as defined on page 15 hereof) is not satisfied, no payment will be made under the Payment Rights to any Hospital Shareholder (as defined below) or Non-Hospital Shareholder unless FOHP, in its sole discretion, waives such condition. In other words, if (i) five Large Hospital Shareholders (i.e., a Hospital Shareholder which originally purchased 33,315 shares of FOHP Common Stock), (ii) seven Small Hospital Shareholders (i.e., a Hospital Shareholder which originally purchased 13,334 shares of FOHP Common Stock), or (iii) three Large Hospital Shareholders and four Small Hospital Shareholders, should leave the PHS-NJ provider network prior to July 1, 2001, or not agree to remain a provider in the PHS-NJ provider network for the period commencing July 1, 2001 and ending December 31, 2001, for any reason other than because of a breach of their provider agreements by PHS-NJ, then FOHP would not be obligated to make any payments under the Payment Rights issued to the Provider Shareholders in connection with the Merger. As used herein, the term "Hospital Shareholder" shall mean a licensed New Jersey hospital or acute care institution which has entered into a provider agreement with PHS-NJ to provide health care related services to the members of PHS-NJ's health care benefits plans and owns, either directly or through an affiliate, shares of FOHP Common Stock (collectively, the "Hospital Shareholders").

         LOSS OF RIGHT TO RECEIVE PAYMENT UNDER PAYMENT RIGHTS IF PROVIDER STATUS OF NON-HOSPITAL SHAREHOLDER TERMINATES. If a Non-Hospital Shareholder's provider status terminates prior to July 1, 2001, or the Non-Hospital Shareholder does not agree to remain a provider in the PHS-NJ provider network for the period commencing July 1, 2001 and ending December 31, 2001, such Non-Hospital Shareholder will not be entitled to payment under any Payment Right held by him, her or it, unless FOHP, in its sole discretion, waives such condition.

         LOSS OF RIGHT BY HOSPITAL SHAREHOLDER TO RECEIVE FULL PAYMENT UNDER PAYMENT RIGHTS FOR FAILURE TO MAINTAIN PROVIDER STATUS. If a Hospital Shareholder fails to remain a provider to PHS-NJ until July 1, 2001, or the Hospital Shareholder does not agree to remain a provider in the PHS-NJ provider network for the period commencing July 1, 2001 and ending December 31, 2001, on the terms and subject to the conditions contained in the existing provider agreement between the Hospital Shareholder and PHS-NJ, as revised, where necessary, to (i) provide that reimbursement rates for the Hospital Shareholder shall remain at their March 1, 1998 levels until at least December 31, 1999, and thereafter shall be changed annually only to the lesser of (a) the December 31, 1999 rate plus or minus an annual cost of living adjustment as reflected in the latest consumer price index for New York, or (b) the December 31, 1999 rate plus or minus the average of the rate increase or decrease then most recently obtained by the two managed care plans with the lowest rates at the Hospital Shareholder, not including PHS-NJ, and (ii) extend such provider agreement to apply to all FHS affiliated entities, the payment payable under a Payment Right held by the Hospital Shareholder shall be reduced by $10.00, unless such condition is waived by FOHP, in its sole discretion.


         LOSS OF RIGHT BY HOSPITAL SHAREHOLDER TO RECEIVE FULL PAYMENT UNDER PAYMENT RIGHTS FOR FAILURE TO MEET ENROLLMENT OBLIGATIONS. If a Hospital Shareholder fails to comply with the enrollment obligations applicable to the Hospital Shareholder which are currently contained in the Certificate of Incorporation of FOHP, as modified by the Hospital Shareholder and FOHP, the amount payable under a Payment Right held by the Hospital Shareholder shall be reduced by $5.00, unless such condition is waived by FOHP, in its sole discretion.

         NON-TRANSFERABILITY OF PAYMENT RIGHTS. Certificates representing Payment Rights will be non-negotiable and the Payment Rights will not be transferable or assignable by the holders thereof, unless such transfer or assignment is expressly authorized in writing by FOHP. Accordingly, there will be no public market for the Payment Rights.


         CONDITIONS TO RECEIPT OF BONUS PAYMENTS UNDER PAYMENT RIGHTS HELD BY NON-HOSPITAL SHAREHOLDERS. If a Non-Hospital Shareholder chooses to receive Payment Rights for his, her or its shares of FOHP Common Stock, and such Non-Hospital Shareholder remains a provider to PHS-NJ until July 1, 2001, and agrees in writing to remain a provider to PHS-NJ until December 31, 2001, the Non-Hospital Shareholder will be entitled to receive additional consideration of $2.25 per Payment Right and a Pro-Rata Portion (as defined on page 77 hereof) of the Bonus Pool to be funded by monies forfeited by Provider Shareholders who receive Payment Rights, but who fail to satisfy the conditions contained therein applicable to them, or who receive the Appraisal Consideration, provided, however, that:

         o the Continuing Hospital Provider Condition (as defined on page 15 hereof) is satisfied; and

         o PHS-NJ, as the surviving corporation in the HMO Subsidiary Merger, produces an annualized return on average common equity capital of at least 10% for the period January 1, 1999 through June 30, 2001, where initial capital is set at $130,000,000 for PHS-NJ, plus any increase in retained earnings for PHS-NJ through the period January 1, 1999 through June 30, 2001, excluding any non-recurring extraordinary items, as defined under GAAP, and without giving effect to the quota share reinsurance arrangement among PHS-NJ, the Guardian and PHS/Bermuda, Ltd., an affiliate of PHS-NJ.

         Since its inception, FOHP's losses have exceeded $158,000,000, most of which were attributable to the operations of PHS-NJ. For any Non-Hospital Shareholder to be able to receive the Bonus Payment (as defined on page 77 hereof) under a Payment Right, PHS-NJ would have to generate sufficient net income to produce an annualized return on average common equity of at least 10% for the period January 1, 1999 through June 30, 2001. Based upon PHS-NJ's operating history, no assurance can be given that PHS-NJ can generate sufficient net income to produce an annualized return on average common equity of at least 10% for the period January 1, 1999 through June 30, 2001.

                          FOHP SELECTED FINANCIAL DATA

                           FOHP, INC. AND SUBSIDIARIES


         The following selected consolidated financial data of FOHP as of and for the years ended December 31, 1998, 1997, 1996 and 1995 are derived from consolidated financial statements of FOHP. Such data is qualified in its entirety by reference to historical financial information set forth in FOHP's Annual Report on Form 10-K for the year ended December 31, 1998. The selected consolidated financial data as of and for the three months ended March 31, 1999 and 1998 are derived from unaudited consolidated financial statements and are qualified in their entirety by reference to historical financial information set forth in FOHP's Quarterly Reports on Form 10-Q for the periods ended March 31, 1999 and 1998, as amended. Operating results for the three months ended March 31, 1999 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1999.

         Prior to the reorganization of PHS-NJ which occurred in June 1995, FOHP did not conduct any business nor did it have any significant assets or liabilities. Accordingly, the selected financial data as of December 31, 1994 and for the year ended December 31, 1994 are derived from the financial statements of PHS-NJ, FOHP's principal subsidiary.

              FOHP - SUMMARIZED STATEMENT OF OPERATIONS INFORMATION


                                                                                                                         FINANCIAL
                                                                                                                            DATA
                                                                                                                         FOR PHS-NJ
                                          THREE MONTHS ENDED                                                            PREDECESSOR
                                              MARCH 31,                       FOR THE YEAR ENDED DECEMBER 31,              TO FOHP
                                      ------------------------- ------------------------------------------------------  ------------
                                          1999          1998        1998         1997          1996          1995           1994
                                      ------------  ----------- ------------ ------------- ------------- -------------  ------------
Revenue:

Premium revenue from
  owners/providers                     $24,906,154  $34,981,939 $118,591,143  $132,575,894  $135,544,112   $63,630,797    $5,639,724

Other premium revenue                   61,500,728   54,891,193  209,268,135   239,132,416   112,125,670    38,819,206     1,803,624

Interest and other income                1,802,964    2,107,393    6,822,455     5,697,921     9,706,526     8,844,036     1,177,171
                                      ------------  ----------- ------------ ------------- ------------- -------------  ------------

Total revenue                           88,209,846   91,980,525  334,681,733   377,406,231   257,376,308   111,294,039     8,620,519
                                      ------------  ----------- ------------ ------------- ------------- -------------  ------------

Expenses:

Medical services to owners/providers     7,771,903   13,693,633   46,895,944    63,882,103    37,026,903    17,319,035     1,405,175

Hospital services to
owners/providers                         6,783,447   11,799,608   32,154,087    64,553,166    30,156,890    11,068,909       808,920

Other medical services                  37,945,174   33,148,428  109,423,870   148,812,233   105,551,393    38,548,819     2,272,694

Other hospital services                 33,119,183   18,555,188   75,026,204   101,521,355    63,760,554    24,637,249     1,710,020

Selling, general and administrative      1,292,206   14,706,604   53,199,216    55,106,022    50,734,197    32,638,106    10,624,261

Management fee - Foundation Health
     Systems, Inc.                       7,925,779      635,000    2,543,000     7,502,899           ---           ---           ---

Interest - Foundation Health
     Systems, Inc.                         601,615      515,598    2,229,890     1,790,410           ---           ---           ---

Restructuring costs                            ---          ---  (2,250,000)    12,825,570           ---           ---           ---

Other                                    1,022,744    1,145,864    4,761,178     1,495,355       890,553     1,751,263       240,021
                                      ------------  ----------- ------------ ------------- ------------- -------------  ------------

Total expenses                          96,462,051   94,199,923  323,983,389   457,489,113   288,120,490   125,963,381    17,588,091
                                      ------------  ----------- ------------ ------------- ------------- -------------  ------------

Provision (benefit) for income taxes   (3,431,555)  (1,329,713)    5,540,231         2,139           924        71,603           ---
                                      ------------  ----------- ------------ ------------- ------------- -------------  ------------

Net income (loss)                     $(4,820,650)   $(889,685)   $5,158,113 $(80,085,021) $(30,745,106) $(14,740,945)  $(8,967,572)
                                      ------------  ----------- ------------ ------------- ------------- -------------  ------------

Net income (loss) per common share          $(.01)       $(.01)         $.05       $(9.18)      $(14.64)       $(8.65)       $(8.40)
                                      ============  =========== ============ ============= ============= =============  ============

                    FOHP SUMMARIZED BALANCE SHEET INFORMATION




                                                                                                                         FINANCIAL
                                                                                                                          DATA OF
                                                                                                                           PHS-NJ
                                                                                                                        PREDECESSOR
                                                                                                                             TO
                                        AS OF MARCH 31,                           AS OF DECEMBER 31,                        FOHP
                                   ---------------------------  ------------------------------------------------------- ------------
                                      1999           1998           1998          1997           1996          1995         1994
                                   ------------   ------------  ------------   ------------   -----------   ----------- ------------
Assets:

Cash and cash equivalents           $45,603,700    $58,322,853   $44,052,058    $79,266,721   $36,664,911   $23,882,286  $13,030,295

Goodwill (net)                       95,564,543    107,056,940    96,237,857    107,730,254         - - -         - - -        - - -

Other                                98,288,737     41,655,707    77,989,500     31,614,256    17,578,306    13,479,547    7,050,765
                                   ------------   ------------  ------------   ------------   -----------   -----------  -----------

Total assets                       $239,456,980   $207,035,500  $218,279,415   $218,611,231   $54,252,217   $37,361,833  $20,081,060
                                   ============   ============  ============   ============   ===========   ===========  ===========

Liabilities and shareholders'
     (deficiency) equity:

Liabilities:
     Medical claims payable,
     accounts payable, accrued
     expenses and other
     current liabilities             91,611,876     92,393,725    73,349,221    110,883,068    80,118,284    32,482,794    8,101,405
Convertible debentures               11,336,934     11,800,442    11,131,386     11,294,406         - - -         - - -        - - -
Subordinated debentures              25,533,254     24,000,000    25,113,575     24,000,000         - - -         - - -        - - -
                                   ------------   ------------  ------------   ------------   -----------   -----------  -----------

Total liabilities                   128,482,064    128,194,167   109,594,182    146,178,014    80,118,284    32,482,794    8,101,405

PHS-NJ practitioner
     provider common stock,
     $.01 par value, 511,800
     shares issued and
     outstanding (at December
     31, 1994, redeemable at
     $3,900,000)                          - - -          - - -         - - -          - - -         - - -         - - -    7,677,000

Shareholders' (deficiency)
     equity:

FOHP, Inc. preferred stock, $1.00
     par value, 1,000,000
     shares authorized, none
     issued and outstanding               - - -          - - -         - - -          - - -         - - -         - - -        - - -


FOHP, Inc. common stock,
     $.01 par value,
     499,000,000 shares
     authorized, 499,000,000
     issued and outstanding           1,011,941      1,000,000     1,011,941      1,000,000        21,002        21,002        - - -


PHS-NJ institutional provider
     common stock, $.01
     par value, 1,020,051 shares
     issued and outstanding               - - -          - - -         - - -          - - -         - - -         - - -       10,201


PHS-NJ other provider
     common stock, $.01
     par value, 40,002 shares
     issued and outstanding               - - -          - - -         - - -          - - -         - - -         - - -          400

      FOHP SUMMARIZED BALANCE SHEET INFORMATION (CONTINUED FROM PRIOR PAGE)





                                                                                                                       FINANCIAL
                                                                                                                        DATA OF
                                                                                                                         PHS-NJ
                                                                                                                      PREDECESSOR
                                                                                                                           TO
                                        AS OF MARCH 31,                           AS OF DECEMBER 31,                      FOHP
                                  ---------------------------  -----------------------------------------------------  ------------
                                      1999          1998           1998          1997          1996         1995          1994
                                  ------------- -------------  ------------- ------------- ------------ ------------  ------------
Additional paid-in capital          268,150,758   215,351,597    239,135,758   208,053,796   30,648,489   30,648,489    15,341,561


Deficit                           (158,187,783) (137,510,264)  (131,462,466) (136,620,579) (56,535,558) (25,790,452)  (11,049,507)
                                  ------------- -------------  ------------- ------------- ------------ ------------  ------------

Total shareholders'
(deficiency) equity                 110,974,916    78,841,333    108,685,233    72,423,217 (25,886,067)    4,879,039     4,302,655
                                  ------------- -------------  ------------- ------------- ------------ ------------  ------------

Total liabilities and
shareholders' (deficiency)
equity                             $239,456,980  $207,035,500   $218,279,415  $218,611,231  $54,252,217  $37,361,833   $20,081,060
                                  ============= =============  ============= ============= ============ ============  ============

                           FHS SELECTED FINANCIAL DATA

                FOUNDATION HEALTH SYSTEMS, INC. AND SUBSIDIARIES
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


The following selected consolidated financial data of FHS as of and for the years ended December 31, 1998, 1997, 1996, 1995 and 1994 are derived from consolidated financial statements of FHS. Such data is qualified in its entirety by reference to historical financial information set forth in FHS' Annual Report on Form 10-K for the year ended December 31, 1998. The selected consolidated financial data as of and for the three months ended March 31, 1999 and 1998 are derived from unaudited consolidated financial statements and are qualified in their entirety by reference to historical financial information set forth in FHS' Quarterly Reports on Form 10-Q. Operating results for the three months ended March 31, 1999 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1999.

                    FHS--STATEMENT OF OPERATIONS INFORMATION
                   FOR THE FIVE YEARS ENDED DECEMBER 31, 1998
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                  YEAR ENDED DECEMBER 31
                                            ----------------------------------------------------------------------
                                               1998           1997           1996           1995           1994
                                            ----------     ----------    -----------     ----------     ----------
Revenues
   Health plan premiums...................  $7,440,981     $5,829,444     $5,395,125     $4,557,214     $3,863,965
   Government contracts (i)...............     989,409        949,168        908,730        279,380        209,980
   Specialty services (i).................     366,645        342,107        316,993        210,533        139,853
   Investment and other income............      99,041        114,300         88,392         66,510         51,698
                                            ----------     ----------    -----------     ----------     ----------

   Total revenues                            8,896,076      7,235,019      6,709,240      5,113,637      4,265,496
                                            ----------     ----------    -----------     ----------     ----------

Expenses
   Health plan services (i)...............   6,547,747      4,912,532      4,598,074      3,643,463      3,091,890
   Government contracts health                 757,047
     care services(i).....................                    711,757        706,076        174,040        147,629
   Specialty services (i).................     307,675        290,319        289,744        182,380        121,299
   Selling, general and administrative(i).   1,042,556        851,826        859,996        657,275        536,209
   Amortization and depreciation..........     128,093         98,353        112,916         89,356         66,741
   Interest...............................      92,159         63,555         45,372         33,463         23,081
   Asset impairment, merger, restructuring,
     and other charges....................     274,953        395,925         44,108         20,164        125,379
                                            ----------     ----------    -----------     ----------     ----------

Total expenses                               9,150,230      7,324,267      6,656,286      4,800,141      4,112,228
                                            ----------     ----------    -----------     ----------     ----------

Income (loss) from continuing operations
  before income taxes.....................   (254,154)       (89,248)         52,954        313,496        153,268
Income tax provision (benefit)............    (88,996)       (21,418)         14,124        124,345         70,169
                                            ----------     ----------    -----------     ----------     ----------
Income (loss) from continuing
  operations..............................   (165,158)       (67,830)         38,830        189,151         83,099
Discontinued operations:
   Income (loss) from operations, net
     of tax...............................         ---       (30,409)         25,084          3,028         18,434
   Gain (loss) on disposition, net of
     tax..................................         ---       (88,845)         20,317            ---            ---
                                            ----------     ----------    -----------     ----------     ----------
Net income (loss).........................  $(165,158)     $(187,084)        $84,231       $192,179       $101,533
                                            ==========     ==========    ===========     ==========     ==========

Basic earnings (loss) per share
   Continuing operations..................     $(1.35)        $(0.55)          $0.31          $1.54          $0.73
   Income (loss) from discontinued
     operations, net of tax...............         ---         (0.25)           0.20           0.02           0.16
   Gain (loss) on disposition of
     discontinued operations, net of tax..         ---         (0.72)           0.16            ---            ---
                                            ----------     ----------    -----------     ----------     ----------
   Net....................................     $(1.35)        $(1.52)          $0.67          $1.56          $0.89
                                            ----------     ----------    -----------     ----------     ----------

                    FHS--STATEMENT OF OPERATIONS INFORMATION
                   FOR THE FIVE YEARS ENDED DECEMBER 31, 1998
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                           YEAR ENDED DECEMBER 31
                                                        -------------------------------------------------------------------
                                                         1998           1997           1996           1995            1994
                                                        -------        -------        -------        -------        -------
        Diluted earnings (loss) per share
            Continuing operations..................     $(1.35)        $(0.55)          $0.31          $1.53          $0.72
            Income (loss) from discontinued
              operations, net of tax...............         ---         (0.25)           0.20           0.02           0.16
            Gain (loss) on disposition of
              discontinued operations, net
              of tax...............................         ---         (0.72)           0.16            ---            ---
                                                        -------        -------        -------        -------        -------
            Net....................................     $(1.35)        $(1.52)          $0.67          $1.55          $0.88
                                                        =======        =======        =======        =======        =======
         Weighted average shares outstanding:
            Basic..................................     121,974        123,333        124,453        122,741        113,723
            Diluted................................     121,974        123,333        124,966        123,674        115,658




                         FHS--SUMMARIZED BALANCE SHEET
                      INFORMATION AS OF DECEMBER 31, 1998,
                            1997, 1996, 1995 AND 1994
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                             AS OF DECEMBER 31
                                                     ----------------------------------------------------------------------
                                                        1998           1997           1996           1995           1994
                                                     ----------     ----------     ----------      ---------      ---------
         Balance Sheet Data
           Cash & cash equivalents and
             investments available for sale.......   $1,288,947     $1,112,361     $1,122,916       $871,818       $840,332
           Total assets...........................    3,929,541      4,076,350      3,423,776      2,733,765      2,218,506
           Notes payable and capital leases
             noncurrent...........................    1,254,278      1,308,979        791,618        547,522        301,356
           Stockholders' equity (ii)..............      744,042        895,974      1,183,411      1,068,255        877,466




(i) Health plan services costs include medical management expenses. Specialty services costs include the selling, general and administrative expenses of FHS' specialty services division. FHS separately reported the revenues and expenses of its government contracts and specialty services divisions. This presentation was changed beginning with FHS' quarter ended March 31, 1999.

(ii)     No cash dividends were declared in each of the years presented.

                    FHS--STATEMENT OF OPERATIONS INFORMATION
               FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND 1998
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                             THREE MONTHS ENDED
                                                                                                   MARCH 31
                                                                                         ----------------------------
                                                                                            1999              1998
                                                                                         ----------        ----------
Revenues
   Health plan premiums.......................................................           $1,855,423        $1,844,484
   Government contracts/Specialty services (i)................................              348,352           304,740
   Investment and other income................................................               18,657            26,150
   Gain on sale of pharmacy benefits management operations....................               53,558               ---
                                                                                         ----------        ----------

Total revenues                                                                            2,275,990         2,175,374
                                                                                         ----------        ----------

Expenses
   Health plan services (i)...................................................            1,564,777         1,544,092
   Government contracts/Specialty services (i)................................              238,799           191,468
   Selling, general and administrative (i)....................................              321,915           343,850
   Depreciation...............................................................               17,739            17,820
   Amortization...............................................................               10,984            13,021
   Interest...................................................................               21,938            21,861
   Restructuring and other costs..............................................               21,059               ---
                                                                                         ----------        ----------

Total expenses                                                                            2,197,211         2,132,112
                                                                                         ----------        ----------

Income from operations before income taxes and cumulative effect of change in
   accounting principle.......................................................               78,779            43,262
Income tax provision..........................................................               31,441            17,024
                                                                                         ----------        ----------
Income before cumulative effect of change in accounting principle.............               47,338            26,238
Cumulative effect of change in accounting principle...........................                5,417               ---
                                                                                         ----------        ----------
Net income....................................................................              $41,921           $26,238
                                                                                         ==========        ==========
Basic and diluted earnings per share
   Income before cumulative effect of change in accounting principle..........                $0.39             $0.22
   Cumulative effect of change in accounting principle........................                 0.05               ---
                                                                                         ----------        ----------
   Net income.................................................................                $0.34             $0.22
                                                                                         ==========        ==========

Weighted average shares outstanding:..........................................
   Basic......................................................................              122,233           121,614
   Diluted....................................................................              122,233           121,907



                    FHS--SUMMARIZED BALANCE SHEET INFORMATION
                          AS OF MARCH 31, 1999 AND 1998
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                         AS OF MARCH 31
                                                                                                 ----------------------------
                                                                                                    1999               1998
                                                                                                 ----------         ---------
        Balance Sheet Data
           Cash & cash equivalents and investments available for sale..................          $1,179,939          $947,438
           Total assets................................................................           3,711,422         3,946,886
           Notes payable and capital leases noncurrent.................................           1,193,679         1,353,420
           Stockholders' equity (ii)...................................................             784,996           927,402


(i) FHS reclassified medical management expenses from health plan services costs to selling, general and administrative ("SG&A") expenses. FHS also reclassified the SG&A expenses of its specialty services division from Government contracts/Specialty services costs to SG&A expenses. FHS is reporting the revenues and expenses of its Government contracts/Specialty services segment on a combined basis. This presentation was changed beginning with FHS' quarter ended March 31, 1999 and comparable prior quarter amounts were conformed to the current period presentation.

(ii)     No cash dividends were declared in each of the periods presented.

                            MARKET PRICE INFORMATION

FOHP


         There is no public market for the FOHP Common Stock, and FOHP has no current intention of listing or including any shares of FOHP Common Stock on a stock exchange or quotation system since shares of FOHP Common Stock only can be held by or transferred to (i) providers to FOHP's subsidiaries which operate as HMOs, (ii) FHS, or (iii) FOHP. Accordingly, it is improbable that a market will develop for the FOHP Common Stock.


         Since its inception, FOHP has not sold any shares of FOHP Common Stock for any price other than $15.00, except for shares issued to FHS upon conversion of the Initial Debenture and New Convertible Debenture. In addition, FOHP is not aware of any sale of FOHP Common Stock by one provider to another for any price other than $15.00.


         As of June 1, 1999, 499,000,000 shares of FOHP Common Stock were outstanding and were held by 2,629 shareholders of FOHP, including 496,916,161 shares held by FHS, 1,006,717 shares held by 41 Hospital Shareholders and 1,077,122 shares held by 2,587 Non-Hospital Shareholders.


         FOHP has not paid any cash dividends on FOHP Common Stock, and does not expect to pay any dividends in the future.


         The certificates representing the Payment Rights to be offered by FOHP to the Provider Shareholders in the Merger will be non-negotiable and the Payment Rights will not be transferable or assignable by the holders thereof, unless such transfer or assignment is expressly authorized in writing by FOHP. Accordingly, there will be no public market for the Payment Rights.


FHS


         The following table sets forth the high and low sales prices of FHS Class A Common Stock on The New York Stock Exchange, Inc. since January 2, 1997.

                                                                                     High           Low
                                                                                     ----           ---
         Calendar Quarter - 1997
           First Quarter................................................            30 3/4        23 1/8
           Second Quarter...............................................            33            24 1/4
           Third Quarter................................................            33 15/16      29 11/16
           Fourth Quarter...............................................            33 3/8        22 1/16

                                                                                     High           Low
                                                                                     ----           ---
         Calendar Quarter - 1998
           First Quarter................................................             29 1/16        22 1/4
           Second Quarter...............................................             32 5/8         25 3/8
           Third Quarter................................................             26 7/8          9
           Fourth Quarter...............................................             15 3/4          5 7/8

         Calendar Quarter - 1999
           First Quarter................................................             12 7/16         7 11/16
            Second Quarter (through June 1, 1999).......................             19 7/8         10 13/16



         On November 13, 1998, the last full trading day prior to the day the Merger Agreement was entered into by the parties thereto, the last reported sales price per share of the FHS Class A Common Stock was $14 13/16 per share.

         No dividends have been paid by FHS during the preceding two fiscal years. FHS has no present intention of paying any dividends on FHS Class A Common Stock.


         FHS is a holding company and, therefore, its ability to pay dividends depends on distributions received from its subsidiaries, which are subject to regulatory net worth requirements and certain additional state regulations which may restrict the declaration of dividends by HMOs, insurance companies and licensed managed health care plans. The payment of any dividend is at the discretion of FHS' Board of Directors and depends upon FHS' earnings, financial position, capital requirements and such other factors as FHS' Board of Directors deems relevant.

         Under the Credit Agreement entered into on July 8, 1997 with Bank of America as agent, and as amended pursuant to a Letter Agreement dated as of March 27, 1998, the First Amendment and Waiver to Credit Agreement dated as of April 6, 1998, the Second Amendment to Credit Agreement dated as of July 31, 1998, the Third Amendment to Credit Agreement dated as of November 6, 1998 and the Fourth Amendment to Credit Agreement dated as of March 26, 1999, FHS cannot declare or pay cash dividends to its stockholders or purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire such shares for cash except to the extent permitted under such Credit Agreement as described in FHS' Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

         As of June 1, 1999, there were approximately 2,000 holders of record and an additional approximately 30,000 beneficial holders of FHS Class A Common Stock. The California Wellness Foundation is the only holder of record of FHS' Class B Common Stock, par value $.001 per share, which constitutes approximately 4% of FHS' aggregate equity. Under FHS' Certificate of Incorporation, shares of FHS Class B Common Stock have the same economic benefits as shares of FHS Class A Common Stock, but are non-voting. Upon the sale or other transfer of shares of FHS Class B Common Stock by the California Wellness Foundation to an unrelated third party, such shares automatically convert into shares of FHS Class A Common Stock.

           PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT


         The following table sets forth information as of June 1, 1999, with respect to the beneficial ownership (as defined in Rule 13d-3 of the Exchange
Act), of the FOHP Common Stock by each director of FOHP, each of FOHP's executive officers who earned over $100,000 in fiscal 1998, each person or group of persons known by FOHP to be the beneficial owner of more than 5% of FOHP Common Stock, and all directors and executive officers of FOHP as a group:


                                                                                   BENEFICIAL OWNERSHIP OF
                                                                                      FOHP COMMON STOCK
                                                                             -----------------------------------
                                                                                                      PERCENT OF
NAME OF BENEFICIAL OWNER                                                     NO. OF SHARES (1)          CLASS
------------------------                                                     -----------------        ----------
Foundation Health Systems, Inc. (2)..................................          496,916,161 (3)         99.6%(3)
Dr. John F. Bonamo (4)...............................................                1,500                  (5)
Karen A. Coughlin (6)................................................                  --
Bruce G. Coe (4).....................................................                  ---
Christopher M. Dadlez (4)............................................                  ---
Dr. Mark L. Engel (4)................................................                7,017 (7)              (5)
Dr. Thomas J. Feneran (4)............................................                4,100                  (5)
John J. Gantner (4)..................................................                  ---
Dr. Om P. Sawhney (4)................................................                5,800 (8)              (5)
Thomas W. Wilfong (6) (9)............................................                  ---
Roger W. Birnbaum (10)...............................................                  ---
Dr. Joseph Singer (9)................................................                8,000                  (5)
Donald Parisi (9)....................................................                  ---
Marc M. Stein (9)....................................................                  ---
All Directors and Executive Officers
as a Group (13 persons)..............................................               26,417 (7)(8)           (5)


------------------

(1) Except as otherwise indicated, all of the shares of FOHP Common Stock are held beneficially and of record.

(2) FHS' principal offices are located at 21650 Oxnard Street, Woodland Hills, CA 91367.
(3) Such number and percentage do not include or give effect to the number of shares of FOHP Common Stock that FHS has the right to receive upon full conversion of the New Convertible Debenture. In December 1997, FHS converted approximately $18,952,930 of the principal amount of the New Convertible Debenture into 92,804,003 shares of FOHP Common Stock and, in December 1998, FHS converted $1,197,183 of the principal amount of the New Convertible Debenture into 399,003,000 shares of FOHP Common Stock. If

     FHS elects to convert the remaining amount of the New Convertible Debenture, FHS would receive, in accordance with a formula set forth in the New Convertible Debenture, additional shares of FOHP Common Stock, resulting in FHS owning more than 99.9% of the then outstanding FOHP
     Common Stock.
(4)  Such person currently serves as a Non-FHS Director of FOHP.
(5) Shares beneficially owned do not exceed 1% of the outstanding FOHP Common Stock.

(6)  Such person is affiliated with FHS and serves as a director of FOHP.
(7) Includes an aggregate of 417 shares of FOHP Common Stock held by Dr. Barbara Engel, Dr. Mark L. Engel's wife, as to which shares he disclaims any beneficial interest.
(8) Includes an aggregate of 500 shares of FOHP Common Stock held by Dr. Veena Sawhney, Dr. Om P. Sawhney's wife, as to which shares he disclaims any beneficial interest.
(9)  Such person is an executive officer of FOHP.
(10) Such person was a former executive officer and director of FOHP.

                               THE SPECIAL MEETING

GENERAL INFORMATION



         This Proxy Statement is being furnished to the holders of FOHP Common Stock in connection with the solicitation of proxies by the FOHP Board for use at the Special Meeting to be held at the CNA Building, 3501 State Highway 66, Neptune, New Jersey on July _____, 1999, and at any adjournments or postponements thereof, pursuant to the accompanying Notice of Special Meeting of Shareholders. A form of proxy for use at the Special Meeting is also enclosed. FOHP anticipates mailing this Proxy Statement to its shareholders on or about June _____, 1999. The principal executive offices of FOHP are located at 3501 State Highway 66, Neptune, New Jersey 07753.

         At the Special Meeting, the shareholders of FOHP will be asked to consider and vote upon a proposal to approve the Merger Agreement, which, if approved and the transactions contemplated thereby consummated, would result in the Merger of FHS Transition Company with and into FOHP.


         Shareholders may revoke the authority granted by their execution of proxies at any time before the effective exercise of proxies by filing written notice of such revocation with the secretary of the Special Meeting. Presence at the Special Meeting does not in and of itself revoke the proxy. Also, any grant of a proxy subsequent to an earlier grant of a proxy, revokes the earlier proxy. All shares represented by executed and unrevoked proxies will be voted in accordance with the specifications therein. Proxies submitted without specification will be voted FOR the proposal to approve the Merger Agreement. Management of FOHP is not aware, to date, of any matter being presented at the Special Meeting other than the matter described herein, but, if any other matter is properly presented, the persons named in the proxy will vote thereon according to their best judgment.

         Proxies for use at the Special Meeting are being solicited by the FOHP Board. The cost of preparing, assembling and mailing the proxy material is to borne by FOHP. It is not anticipated that any compensation will be paid for soliciting proxies, and FOHP does not intend to employ specially engaged personnel in the solicitation of proxies. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and employees of FOHP or its subsidiaries may, without additional compensation, solicit proxies personally or by telephone, telegraph, facsimile transmission or special letter.

VOTING SECURITIES


         The voting securities entitled to vote at the Special Meeting consist of shares of FOHP Common Stock, with each share entitling its owner to one vote per share. On June 1, 1999, the number of outstanding shares of FOHP Common Stock was 499,000,000. Only shareholders of record on the books of FOHP at the close of business on June 1, 1999 will be entitled to vote at the Special Meeting.

         The holders of a majority of the outstanding shares of FOHP Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Special Meeting for purposes of acting upon the proposal to approve the Merger Agreement. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Special Meeting.


         The proposal to approve the Merger Agreement must be approved by not less than sixty-six and two-thirds percent (66-2/3%) of the votes cast at the Special Meeting.


         All votes will be tabulated by the inspector of election appointed at the Special Meeting who will separately tabulate affirmative votes, negative votes, abstentions and broker non-votes. Under New Jersey law, any proxy submitted and containing an abstention or broker non-vote will not be counted as a vote cast on any matter to which it relates.

                                   THE MERGER

BACKGROUND OF THE MERGER



         During the first quarter of 1996, FOHP learned that PHS-NJ's statutory net worth as of December 31, 1995 may have been below 125 % of the minimum requirement set by the State of New Jersey. PHS-NJ's Certificate of Authority provided that if its net worth is, or is expected to be, less than 125% of the minimum requirement, PHS-NJ is required to submit to the Departments a plan of action to address the deficiency or expected deficiency. PHS-NJ addressed this potential deficiency by submitting in April 1996 a plan of action to the Departments which outlined the actions which had been taken and measures to be used by PHS-NJ to correct the potential deficiency.

         Although the operational changes implemented by FOHP to increase capital in 1996 enabled FOHP to reduce operating losses, the FOHP Board recognized that such changes would not allow FOHP to adequately address PHS-NJ's statutory net worth deficiency. In order to adequately address PHS-NJ's statutory net worth deficiency, the FOHP Board believed that FOHP needed to infuse a significant amount of capital into PHS-NJ. To raise the required capital, FOHP considered offering, in a public offering, securities to the providers in the PHS-NJ provider network. A public offering of securities was ultimately rejected by the FOHP Board because the FOHP Board did not believe that FOHP could raise the capital needed in a public offering, given FOHP's deteriorating financial condition.

         To raise the capital necessary for PHS-NJ to remain in compliance with its statutory net worth requirements, the FOHP Board determined that FOHP needed to locate potential investors who would be interested in acquiring a significant equity position in FOHP.


         After considering proposals submitted by several large health care corporations, an insurer with affiliations to a provider-owned HMO, and several private investor groups, on October 24, 1996, FOHP entered into the Securities Purchase Agreement with HSI. As a result of a significant increase in medical claims expense during the fourth quarter of 1996, due to more complete payment data that was not available to FOHP or its actuaries prior to such quarter, HSI was not obligated to consummate the transactions contemplated by the Securities Purchase Agreement and therefore elected in late January 1997 to renegotiate the terms and conditions of the Securities Purchase Agreement. Shortly thereafter, on February 10, 1997, the Securities Purchase Agreement was terminated and replaced by the Amended Securities Purchase Agreement. On March 13, 1997, the Amended Securities Purchase Agreement was amended to clarify certain provisions therein and in the proposed Certificate of Incorporation of FOHP attached as an exhibit thereto. The Amended Securities Purchase Agreement was declared effective on March 14, 1997.

         The Amended Securities Purchase Agreement, and the transactions contemplated thereby, were approved by the shareholders of FOHP on April 16, 1997. To effect the transactions contemplated by the Amended Securities Purchase Agreement, including the sale of the Initial Debenture to FHS, the shareholders of FOHP also approved (i) certain amendments to the Certificate of Incorporation of FOHP relating to changes in the classes of securities authorized for issuance by FOHP, (ii) certain amendments to the Certificate of Incorporation of FOHP relating to changes in the rights of shareholders of FOHP, and (iii) certain amendments to the Certificates of Incorporation and By-laws of FOHP and PHS-NJ relating to the Boards of Directors of FOHP and PHS-NJ and changes in the composition thereof.

         On April 30, 1997, pursuant to the Amended Securities Purchase Agreement, FHS purchased from FOHP the Initial Debenture in the aggregate principal amount of $51,701,120.38. The principal amount of the Initial Debenture was convertible, at the option of FHS, into up to 71 % of FOHP's capital stock on a fully-diluted basis. At the closing of the purchase of the Initial Debenture, FHS converted $1,701,120.38 of the principal amount of the Initial Debenture into 168,109 shares of FOHP Common Stock, which represented approximately 7.5 % of FOHP's then outstanding FOHP Common Stock. Effective December 1, 1997, FHS converted the remaining $50 million of the principal amount of the Initial Debenture into 4,941,049 shares of FOHP Common Stock, and, as a result, owned at that time 71% of the outstanding shares of FOHP Common Stock.

         In connection with the sale of the Initial Debenture, FHS and FOHP entered into a letter agreement which clarified FHS' right under the Amended Securities Purchase Agreement to infuse additional capital into FOHP in the event that PHS-NJ needed capital to meet applicable statutory net worth requirements (referred to herein as a "Net Capital Shortfall"). Pursuant to the Amended Securities Purchase Agreement, as clarified by the letter agreement, FHS could, at any time prior to December 31, 1997, at its own discretion, contribute up to $5,000,000 in additional capital to FOHP to be used in connection with certain anticipated liabilities and contribute up to such additional amounts as may be projected to be required from time to time (based upon reasonable projections prepared by FHS taking into account anticipated full year 1997 operating results) in order for PHS-NJ to meet 100% of the minimum statutory net worth requirements (or such higher percentage that may be required by the appropriate regulators) as of December 31, 1997. In the event that FHS contributed additional capital to FOHP to meet a Net Capital Shortfall or projected Net Capital Shortfall, FHS would be issued additional Convertible Debentures in substantially the same form as the Initial Debenture.

         The Amended Securities Purchase Agreement also provided that FHS could, at its option, acquire during 1999, pursuant to a tender offer of merger, all of the outstanding shares of FOHP Common Stock not held by FHS at a purchase price per share to be determined by one or more independent appraisers. In any such tender offer or merger, the Provider Shareholders would receive for their shares of FOHP Common Stock, cash or, at FHS' sole option, registered FHS Class A Common Stock. The FOHP Board, as constituted prior to FHS' purchase of the Initial Debenture, approved, for purposes of Section 14A:10A-4 of the New Jersey Shareholders Protection Act, the transactions contemplated in the Amended Securities Purchase Agreement allowing for FHS to acquire all of the outstanding FOHP Common Stock, provided that any such transaction occurred in 1999 and certain other conditions were met. See "Reasons for the Merger" and "Evaluation of Fairness of Merger by FOHP and FHS."


         As FOHP continued to reduce its medical claims back-log during the second quarter of 1997, it became apparent that FOHP's reserves were not adequate to ensure payment of all outstanding claims. In addition, it was anticipated that FOHP would continue to incur significant operating losses until certain unprofitable products were phased-out or revised and administrative expenses reduced. As a result, management of FOHP informed the FOHP Board that FOHP would likely need a capital infusion in excess of $18 million by December 31, 1997 so that PHS-NJ could meet applicable statutory net worth requirements by year end.

         Recognizing that an additional capital infusion by FHS of more than $18 million in exchange for additional Convertible Debentures would result in a significant dilution to the equity position of the Provider Shareholders, and that such dilution would reduce the amount of consideration that the Provider Shareholders would be entitled to receive in any transaction contemplated in the Amended Securities Purchase Agreement pursuant to which FHS would acquire all of the outstanding shares of FOHP Common Stock not held by it, the FOHP Board and FHS began, in July 1997, discussing various alternatives directed at preserving the Provider Shareholders' investment in FOHP.

         On September 2, 1997, the FOHP Board formed the Special Committee. The Special Committee was authorized to negotiate with prospective financial advisors for possible engagement by FOHP in connection with the development of any proposal aimed at preserving the Provider Shareholders' investment in FOHP. The Special Committee was comprised of the following FOHP Board members, none of whom had or has an affiliation with FHS: Mr. Bruce G. Coe, Mr. Christopher M. Dadlez, Dr. Mark L. Engel and Mr. John J. Gantner. At the direction of the Special Committee, Mr. Gantner contacted approximately eight prospective financial advisors about representing FOHP in connection with any discussions between FOHP and FHS regarding any proposal aimed at preserving the Provider Shareholders' investment in FOHP. After a careful evaluation of the information submitted by several of the prospective financial advisors by the members of the Special Committee, the list of prospective financial advisors was narrowed to the following three companies: JMS, Gerard, Klauser, Mattison & Co., Inc. and A.G. Edwards & Son, Inc.


         On September 16, 1997, members of the Special Committee and legal counsel to FOHP met with representatives of JMS, Gerard, Klauser, Mattison & Co., Inc. and A.G. Edwards & Son, Inc., in person and by teleconference, to discuss the scope of the proposed engagement and the experience of the financial advisors in providing services similar to those that would be needed if engaged by FOHP to serve as financial advisor to the FOHP Board. Inasmuch as no senior representatives of JMS could meet with the members of the Special Committee on September 16, 1997, several Special Committee members and legal counsel met with several senior representatives of JMS on September 23, 1997 for purposes of discussing the proposed engagement. On September 25, 1997, the Special Committee met to discuss the strengths and weaknesses of each of the prospective financial advisors. The Special Committee used, among other criteria, the following six criteria to evaluate the prospective financial advisors: (i) cost of engagement;
(ii) the ability of the prospective financial advisor to create valuation models for purposes of evaluating any proposal aimed at preserving the Provider Shareholders' investment in FOHP; (iii) the capabilities of the prospective financial advisor in assisting in negotiations with FHS; (iv) whether the Provider Shareholders would be comfortable with any fairness opinion issued by the prospective financial advisor; (v) the prospective financial advisor's understanding of FOHP; and (vi) cost of retainer.

         After discussing the various prospective financial advisors, and evaluating the terms and conditions of the proposed engagement letters submitted by the prospective financial advisors, the Special Committee selected JMS as the financial advisor it would recommend to the FOHP Board. The Special Committee's recommendation was based on JMS' experience and expertise in transactions similar to the Merger, its understanding of FOHP from previous engagements, its reputation in the health care and investment communities, and the cost of engagement as compared to the other prospective financial advisors. On October 14, 1997, JMS was engaged by FOHP to assist the FOHP Board in its continuing discussions with FHS regarding preserving the Provider Shareholders' investment in FOHP.


         In order to satisfy certain statutory net worth requirements applicable to PHS-NJ, and in accordance with the Amended Securities Purchase Agreement, FHS elected on December 8, 1997 to infuse $29 million into FOHP in exchange for the New Convertible Debenture. Immediately upon receipt of the New Convertible Debenture, FHS converted approximately $18,952,930 of the principal amount thereof into 92,804,003 shares of FOHP Common Stock. After the partial conversion of the New Convertible Debenture, FHS owned 97,913,161 shares of the 100,000,000 shares of FOHP Common Stock then outstanding, which represented approximately 98 % of the fully-diluted equity of FOHP.

         In December 1997, FHS also contributed an additional $24 million to FOHP to satisfy certain statutory net worth requirements applicable to PHS-NJ in return for subordinated debentures which are not convertible into shares of FOHP Common Stock. Further, FHS contributed $29,897,801 to FOHP as additional paid in capital to satisfy certain statutory net worth requirements applicable to PHS-NJ through March 31, 1999.


         FHS and the Non-FHS Directors, assisted by legal counsel and JMS, held discussions from October 1997 through June 1998 for purposes of developing a proposal aimed at preserving the Provider Shareholders' investment in FOHP. Initially, FHS wanted any alternative consideration to be directly related to the performance of FOHP, or any successor thereto, for a specified time period. The Non-FHS Directors were not comfortable with FHS' performance-based proposal inasmuch as FHS would have complete control over FOHP after acquiring 100% ownership of FOHP, and thereby could influence the future performance of FOHP or any successor thereto to its advantage.


         During the period of discussions between FHS and the Non-FHS Directors, several of the Non-FHS Directors made inquiries to various Provider Shareholders regarding what form and amount of consideration they would consider fair for their interest in FOHP and which would encourage them to continue in and support the PHS-NJ provider network. Based on these inquiries, the Non-FHS Directors believed it necessary for any per share consideration to be offered to the Provider Shareholders be equal to at least $15.00, the amount originally paid by the Provider Shareholders to FOHP for one share of FOHP Common Stock. Believing the value of FOHP to be much less than $15.00 per share, FHS initially was not willing to offer that much consideration to the Provider Shareholders. After several months of discussion, FHS became willing to offer each Provider Shareholder the opportunity to receive at least $15.00 for each share of FOHP Common Stock held by him, her or it, provided, that (i) the Provider Shareholder continued to participate in the provider network of PHS-NJ, or its successor, until December 31, 2001, and (ii) certain other conditions aimed at preserving the provider network and maintaining the number of covered lives in the health plans currently offered by PHS-NJ were satisfied.

         In March and April, 1998, several representatives of the Non-FHS Directors and FHS met with various Provider Shareholders to discuss the operational changes recently made by FOHP to address concerns raised by the provider network and discuss the proposal being developed by FHS and the Non-FHS Directors to preserve the Provider Shareholders' investment in FOHP.

         At the March 4, 1997 meeting, representatives of FOHP and FHS spent a significant amount of time discussing the operational changes made by FOHP during the past several months to address concerns raised by the provider network relating to claims payment, staffing, utilization review and the existing claims processing system. Several of the Provider Shareholders at the meeting voiced their displeasure over the communication, or lack thereof, between the Provider Shareholders and FOHP. Management of FOHP responded by explaining that the recent operational changes should allow for better communication between the Provider Shareholders and FOHP. It was also discussed at the meeting that FHS and the Non-FHS Directors would like to meet with the Provider Shareholders to discuss the proposal being jointly developed by FHS and the Non-FHS Directors to preserve the Provider Shareholders' investment in FOHP.


         On April 22, 1997, representatives of FHS and several Non-FHS Directors and their advisors met with the Provider Shareholders to discuss the proposal being developed by FHS and the Non-FHS Directors which was aimed at preserving the Provider Shareholders' investment in FOHP. The meeting began with a brief presentation by representatives of FOHP on the reasons why FHS had to infuse additional capital into FOHP during the past twelve (12) month period and the dilutive effect such infusions have had on the individual investment of each Provider Shareholder in FOHP. It was then explained that the Non-FHS Directors and FHS had been working together on a proposal aimed at preserving the Provider Shareholders' investment in FOHP. Representatives of FHS explained that, although FHS had the right pursuant to the Amended Securities Purchase Agreement to acquire all the shares of FOHP Common Stock held by the Provider Shareholders at an appraised value, FHS understood that the appraised value of the FOHP Common Stock held by the Provider Shareholders would be significantly less than $15.00 per share, and that many Provider Shareholders would be upset to receive such consideration. The FHS representatives continued by explaining that FHS has a significant investment in FOHP and wants to preserve that investment by providing incentive to the Provider Shareholders to continue supporting the PHS-NJ provider network. The representatives of FHS then outlined the proposal being developed by FHS and the Non-FHS Directors which provided the Provider Shareholders with an opportunity to receive at least $15.00 for each share of FOHP Common Stock held by them. The FOHP and FHS representatives then listened to various comments made by the Provider Shareholders. It became apparent to FHS from the comments being made by the Provider Shareholders, representing both physicians and hospitals, that there should be some additional incentive, other than the $15.00 payment under a Payment Right, for the Non-Hospital Shareholders to remain in the PHS-NJ provider network until December 31, 2001.

         As a result of its meetings in March and April, 1998 with the Non-FHS Directors and various Provider Shareholders, FHS decided to offer Non-Hospital Shareholders the ability to not only receive $15.00 for each share of FOHP Common Stock held by them, but the ability to receive an additional $2.25 per share of FOHP Common Stock and a percentage of a Bonus Pool which would be funded by monies forfeited by Provider Shareholders who chose to receive Payment Rights, but who failed to satisfy the conditions contained therein applicable to them, or chose to receive the Appraisal Consideration, provided that certain performance criteria were met by PHS-NJ.


         In April and May, 1998, FHS and the Non-FHS Directors prepared and negotiated the Term Sheet outlining the Original Merger and proposed Payment Rights.


         On June 17, 1998, the FOHP Board approved the Original Merger outlined in the Term Sheet, subject to the receipt by the FOHP Board of a written opinion from JMS that the Payment Rights to be offered in the Original Merger to the Provider Shareholders for their shares of FOHP Common Stock were fair to such holders from a financial point of view. The Term Sheet outlining the terms and conditions of the Payment Rights was presented to JMS in June 1998.

         On July 2, 1998, at a special meeting of the FOHP Board, JMS informed the FOHP Board that the Payment Rights to be offered in the Original Merger were fair to the Provider Shareholders from a financial point of view, and, shortly thereafter, JMS provided the FOHP Board with a written opinion dated July 15, 1998 to that effect. In reliance on JMS' opinion that the Payment Rights to be offered in the Original Merger were fair to the Provider Shareholders from a financial point of view, the FOHP Board definitively approved the Merger at the special meeting held on July 2, 1998. At the July 2, 1998 special meeting of the FOHP Board, the members of the FOHP Board affiliated with FHS excused themselves from the meeting prior to the FOHP Board acting upon the Merger, because of their affiliation with FHS. After the FHS affiliated directors left the meeting, the Non-FHS Directors at the meeting, constituting a majority of Non-FHS Directors, unanimously approved the Merger.

         The Original Merger was to become effective on January 1, 1999, provided that all governmental approvals and other conditions thereto had been obtained or satisfied by that date. It was necessary for the Original Merger to become effective by January 1, 1999 so that the two separate New Jersey HMO operations controlled by FHS, Physicians Health Services of New Jersey, Inc. and PHS-NJ, could consolidate and operate as one plan as directed by the Departments. In addition, the administrative burden and cost of operating Physicians Health Services of New Jersey, Inc. and PHS-NJ as separate HMOs during any portion of 1999 could have had an adverse effect on the results of operations of such companies and thereby negatively impact any bonus monies payable under the Payment Rights.

         During early September 1998, it became apparent to FOHP management that FOHP would probably not be able to hold the Special Meeting by December 31, 1998. In order for the consolidation of the HMO operations of Physicians Health Services of New Jersey, Inc. and PHS-NJ to occur on January 1, 1999 as originally contemplated, it was proposed to the FOHP Board that the Original Merger be restructured into a two step merger process. The first step would be the HMO Subsidiary Merger. The second step would be the Merger described in this Proxy Statement, which would take effect soon after all necessary governmental approvals were obtained and the Special Meeting was held.


         On September 24, 1998, the FOHP Board discussed, at a regularly scheduled meeting of the FOHP Board, the two step merger process and the offering of Payment Rights in connection with the Merger. The FOHP Board found that the two step merger process achieved the desired objectives of having the HMO Subsidiary Merger become effective on January 1, 1999, and having the Payment Rights offered to the Provider Shareholders in connection with the acquisition by FHS of 100% ownership in FOHP. In addition, the FOHP Board determined that in order to facilitate the offering of the Payment Rights, FOHP should issue such Payment Rights provided that FHS irrevocably commits to contribute to FOHP any cash that is needed by FOHP to make full payment under the Payment Rights.

         After reviewing drafts of the merger documents relating to the HMO Subsidiary Merger and the Merger Agreement relating to the Merger, the members of the FOHP Board participating in a special meeting held on October 14, 1998, unanimously approved the HMO Subsidiary Merger and the Merger, subject to receipt by the FOHP Board of written confirmation from JMS that its opinion dated July 15, 1998, which provided that the Payment Rights to be offered to the Provider Shareholders for their shares of FOHP Common Stock were fair to such Provider Shareholders from a financial point of view, had not changed as a result of the new two step merger process.

         After reviewing the Merger Agreement and related documents, JMS confirmed in writing on November 16, 1998, that its original opinion dated July 15, 1998 had not been affected by the restructuring of the Original Merger into the two step merger process and that the Payment Rights to be offered by FOHP to the Provider Shareholders in connection with the Merger were fair to the Provider Shareholders from a financial point of view.

         On December 31, 1998, FHS converted $1,197,183 of the principal amount of the New Convertible Debenture into 399,003,000 shares of FOHP Common Stock. As a result of such conversion, FHS currently owns 496,916,161 shares of FOHP Common Stock, representing more than 99% of the outstanding FOHP Common Stock. See "Recent Developments - Conversion of New Convertible Debenture."

         In January 1999, FOHP (through the Non-FHS Directors) engaged JMS to appraise the value of the outstanding shares of FOHP Common Stock as of December 31, 1998. In selecting JMS to conduct the appraisal, the FOHP Board recognized that JMS' knowledge of FOHP and the Merger would facilitate the appraisal process and, as a result of such knowledge, JMS would be able to complete the appraisal at a lower cost to FOHP than an appraiser who had no prior knowledge of FOHP or the Merger.

         On June 1, 1999, JMS delivered the Appraisal to the FOHP Board. The Appraisal provides that, based upon and subject to certain matters stated therein, the value of one share of FOHP Common Stock as of December 31, 1998 was twenty-five cents ($0.25). See "The Appraisal."


REASONS FOR THE MERGER


         Pursuant to the Amended Securities Purchase Agreement, FHS may acquire, through a tender offer or merger, all of the outstanding shares of FOHP Common Stock held by the Provider Shareholders, provided such transaction occurs in 1999. FHS recognized when it purchased the Initial Debenture from FOHP on April 30, 1997, that if it converted the Initial

Debenture into a majority equity position in FOHP, at some later date it would want to acquire a 100% equity position in FOHP. By acquiring a 100% equity position in FOHP, FHS would have greater flexibility in operating FOHP within the FHS consolidated group and would not have to incur the additional administrative expenses associated with minority shareholders.

         As of December 31, 1996, PHS-NJ was approximately $45,300,000 below 125% of the statutory net worth requirement applicable to it. During the first quarter of 1997, the DOI informed HSI, the predecessor to FHS, and the FOHP Board that if HSI and FOHP did not consummate the sale of the Initial Debenture by April 30, 1997, the DOI intended to petition the New Jersey Superior Court for an order to allow the DOI to place PHS-NJ into rehabilitation. If PHS-NJ was placed into rehabilitation, it was likely that none of the shareholders of FOHP would have received any distribution on the shares of FOHP Common Stock held by them since all of the assets of FOHP would have been used to pay the liabilities and other debts of PHS-NJ and FOHP before any distributions would have been made to the FOHP shareholders. During negotiations between FOHP and HSI with respect to the Amended Securities Purchase Agreement, it became apparent, for the reasons set forth above, that FHS would not purchase the Initial Debenture unless it had the right to later acquire 100% ownership of FOHP. To induce FHS to purchase the Initial Debenture, the FOHP Board, as then constituted, agreed to permit FHS to acquire 100% of the outstanding shares of FOHP Common Stock after FHS' purchase of the Initial Debenture, provided certain conditions were met and that such purchase did not occur until 1999. The FOHP Board reasoned that, inasmuch as the purchase price for the shares of FOHP Common Stock not held by FHS would be based on an appraisal of the value of FOHP, by delaying FHS' right to acquire 100% ownership would give FOHP the opportunity to increase in value. See "Evaluation of Fairness of Merger by FOHP and FHS."


THE MERGER AGREEMENT



         The Merger - If the Merger Agreement is approved by the shareholders of FOHP, FHS Transition Company will merge with and into FOHP, and FOHP will become a wholly-owned subsidiary of PHS, which is a wholly-owned subsidiary of FHS. In other words, if the Merger is consummated, the Provider Shareholders will receive either the Appraisal Consideration or Payment Rights for their shares of FOHP Common Stock and will no longer have an equity position in FOHP. If a Provider Shareholder chooses to receive Payment Rights for his, her or its shares of FOHP Common Stock, the only entitlement that the Provider Shareholder would have as the holder of Payment Rights is the right to be paid not less than $15.00 per Payment Right on July 1, 2001, provided that certain conditions were either satisfied or waived.


         At the effective time of the Merger, the Certificate of Incorporation and By-laws of FOHP will be amended to, among other things, delete all provisions relating to preemptive rights, restrictions on the issuance of FOHP Common Stock, restrictions on the transfer of FOHP Common Stock, business combinations, covenants of Hospital Shareholders, cumulative voting on the election of directors, dissenters' rights, actions requiring super-majority approval of the FOHP Board or approval by directors with no affiliation to FHS, which are currently contained therein. All of the current directors and executive officers of FOHP and PHS-NJ will be the directors and executive officers of the Surviving Corporation. As a result of the Merger, all real property and personal property, tangible and intangible, of every kind and description, belonging to FOHP and FHS Transition Company shall vest in and belong to the Surviving Corporation, including all FOHP's ownership interest in PHS-NJ, and the Surviving Corporation shall be liable for all the obligations and liabilities of such corporations.


         At the effective time of the Merger, all shares of FHS Transition Company stock issued and outstanding immediately prior to the effective time of the Merger, all of which are held by FHS, will be cancelled.


         Contemporaneously with the consummation of the Merger, FHS will contribute to PHS all of its rights, title and interest in and to all the outstanding shares of FOHP Common Stock held by FHS. Consequently, FOHP will become a wholly-owned subsidiary of PHS on the effective date of the Merger.

         Conditions to the Merger - The obligation of each party to the Merger Agreement to complete the Merger is subject to the following conditions:

         (i) the approval of the Merger Agreement by the holders of a majority of the outstanding shares of FOHP Common Stock;

         (ii) the Surviving Corporation shall have provided in its By-laws indemnification provisions substantially similar to those currently contained in the By-laws of FOHP and shall have agreed to maintain such indemnification provisions for the period ending six (6) years from the effective time of the Merger, or, if earlier, for the period ending on the date on which the statute of limitations has expired with respect to the approval of the Amended Securities Purchase Agreement and the Merger by the FOHP Board;

         (iii) the Surviving Corporation shall have in place an officers' and directors' liability insurance coverage policy or policies with terms and conditions substantially similar to those contained in the officers' and directors' liability insurance coverage policy or policies maintained by FOHP prior to the execution and delivery of the Amended Securities Purchase Agreement, and shall have agreed to maintain such policy or policies for the period ending six (6) years from the effective time of the Merger, or, if earlier, for the period ending on the date on which the statute of limitations has expired with respect to the approval of the Amended Securities Purchase Agreement and the Merger by the FOHP Board, which insurance shall provide coverage for former directors of FOHP;

         (iv) no statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, promulgated, enforced or otherwise made applicable (and not repealed or superceded) by any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, which prohibits the consummation of the transactions contemplated by the Merger Agreement;

         (v) receipt of requisite governmental consents and approvals to consummate the Merger;


         (vi) the written fairness opinion of JMS, dated July 15, 1998, as updated and confirmed on November 16, 1998, which provides that the Payment Rights to be offered to the Provider Shareholders pursuant to the Merger Agreement are fair from a financial point of view, shall not have been retracted, terminated or altered or amended in any material way; and

         (vii) the execution and delivery by FOHP and FHS of the Contribution Agreement attached as Appendix E to this Proxy Statement, pursuant to which FHS will irrevocably commit to contribute to FOHP any cash that is needed by FOHP to pay, among other things, all amounts payable under the Payment Rights to be issued in connection with the Merger.

         Termination of Merger Agreement - At any time before the effective time of the Merger, the Merger Agreement may be terminated and the Merger abandoned, or the consummation of the transactions contemplated by the Merger may be delayed, by the FOHP Board for any reason.


CONSIDERATION TO BE OFFERED TO FOHP SHAREHOLDERS IN THE MERGER

         In connection with the Merger, each Provider Shareholder will be offered a choice of consideration. Pursuant to the Merger Agreement, each Provider Shareholder will be entitled to receive for his, her or its shares of FOHP Common Stock either (i) the Appraisal Consideration, or (ii) Payment Rights.


         Pursuant to the Merger Agreement, each of FHS and FOHP (through the Non-FHS Directors) were entitled to select, in its sole discretion, a qualified independent appraiser to appraise the value of the shares of FOHP Common Stock outstanding as of December 31, 1998. In January 1999, FOHP (through the Non-FHS Directors) engaged JMS to appraise the value of the outstanding shares of FOHP Common Stock as of December 31, 1998. On June 1, 1999, JMS delivered the Appraisal to the FOHP Board, which provided that, based upon and subject to certain matters stated therein, the approximate value of one share of FOHP Common Stock as of December 31, 1998 was twenty-five cents ($0.25). See "The Appraisal."


         FHS elected not to engage its own qualified independent appraiser to appraise the value of the shares of FOHP Common Stock outstanding as of December 31, 1998. FHS was of the view that another appraiser would likely not determine a value materially different than the value determined by JMS and, therefore, another appraisal would not be cost effective.

         In lieu of receiving the Appraisal Consideration, a Provider Shareholder can choose to receive Payment Rights. A Provider Shareholder who chooses to receive Payment Rights, would receive one Payment Right for each share of FOHP Common Stock held by him, her or it.

         Each Payment Right issued to a Hospital Shareholder will entitle the Hospital Shareholder to receive a cash payment of $15.00 on or about July 1, 2001 from FOHP, provided that the Hospital Shareholder Conditions (defined on page 70 hereof) have been met by the Hospital Shareholder and the Continuing Hospital Provider Condition (as defined on page 15 hereof) shall have been satisfied. If a Hospital Shareholder fails to comply with the Hospital Participation and Reimbursement Condition (as defined on page 70 hereof), the amount payable under a Payment Right held by the Hospital Shareholder shall be reduced by $10.00, and if a Hospital Shareholder fails to satisfy the Hospital Enrollment and Premium Payment Condition (as defined on page 72 hereof), the amount payable under a Payment Right held by the Hospital Shareholder shall be reduced by $5.00.


         Each Payment Right issued to a Non-Hospital Shareholder shall entitle the Non-Hospital Shareholder to receive a cash payment of $15.00 on or about July 1, 2001 from FOHP, provided that the Non-Hospital Shareholder Condition (as defined on page 76 hereof) has been met by the Non-Hospital Shareholder and the Continuing Hospital Provider Condition shall have been satisfied. If a Non-Hospital Shareholder chooses to receive Payment Rights for his, her, or its shares of FOHP Common Stock, and the Non-Hospital Shareholder remains a provider to PHS-NJ until July 1, 2001, and agrees in writing to remain a provider to PHS-NJ until December 31, 2001, the Non-Hospital Shareholder will be entitled to receive additional consideration of $2.25 per Payment Right and a Pro-Rata Portion (as defined on page 77 hereof) of the Bonus Pool funded by the amount forfeited by Provider Shareholders who receive Payment Rights, but who fail to satisfy the conditions contained therein applicable to them, plus the amount equal to the product of $14.75 (the remainder of $15.00, the principal amount of a Payment Right, minus $0.25, the per share Appraisal Consideration) multiplied by the number of shares of FOHP Common Stock held by the Provider Shareholders who elect to receive the Appraisal Consideration; provided, however, that (i) the Continuing Hospital Provider Condition is satisfied, and (ii) PHS-NJ, as the surviving corporation in the HMO Subsidiary Merger, produces an annualized return on average common equity capital of at least 10% for the period January 1, 1999 through June 30, 2001, where initial capital is set at $130 million for PHS-NJ, plus any increase in retained earnings for PHS-NJ through the period January 1, 1999 to June 30, 2001, excluding any non-recurring extraordinary items, as defined under GAAP, and without giving effect to the quota share reinsurance arrangement among PHS-NJ, the Guardian and PHS/Bermuda, Ltd., an affiliate of PHS-NJ. The determination of annualized return on average common equity capital for the period January 1, 1999 through June 30, 2001 shall be computed using pre-tax earnings.


         SEE "DESCRIPTION OF PAYMENT RIGHTS" BEGINNING ON PAGE 70 HEREOF, FOR A MORE COMPLETE DESCRIPTION OF THE PAYMENT RIGHTS.


         SEE "THE APPRAISAL" BEGINNING ON PAGE 51 HEREOF, FOR A MORE COMPLETE DESCRIPTION OF THE DETERMINATION OF THE APPRAISAL CONSIDERATION.


         IF A PROVIDER SHAREHOLDER ELECTS TO RECEIVE PAYMENT RIGHTS FOR HIS, HER OR ITS SHARES OF FOHP COMMON STOCK, AND ANY OF THE CONDITIONS TO PAYMENT CONTAINED THEREIN ARE NOT SATISFIED, THE PROVIDER SHAREHOLDER WILL RECEIVE NO PAYMENT OR A REDUCED PAYMENT FOR HIS, HER OR ITS SHARES OF FOHP COMMON STOCK, UNLESS FOHP DIRECTS OTHERWISE. SEE "RISK

FACTORS" BEGINNING ON PAGE 21 HEREOF AND "DESCRIPTION OF PAYMENT RIGHTS" BEGINNING ON PAGE 70 HEREOF.

         IF THE CONTINUING HOSPITAL SHAREHOLDER CONDITION IS NOT SATISFIED, NO PAYMENT WILL BE MADE UNDER ANY PAYMENT RIGHT UNLESS FOHP EXPRESSLY WAIVES SUCH CONDITION. ACCORDINGLY, THE RIGHT TO RECEIVE PAYMENT UNDER A PAYMENT RIGHT IS DEPENDENT ON CIRCUMSTANCES OUTSIDE THE CONTROL OF THE ELECTING SHAREHOLDERS.


         ONCE A PROVIDER SHAREHOLDER ELECTS TO RECEIVE PAYMENT RIGHTS FOR HIS, HER OR ITS SHARES OF FOHP COMMON STOCK, SUCH PROVIDER SHAREHOLDER WILL NO LONGER BE ENTITLED TO THE APPRAISAL CONSIDERATION.

         IF A NON-DISSENTING PROVIDER SHAREHOLDER FAILS TO CHOOSE EITHER THE APPRAISAL CONSIDERATION OR PAYMENT RIGHTS, SUCH SHAREHOLDER WILL AUTOMATICALLY RECEIVE PAYMENT RIGHTS FOR HIS, HER OR ITS SHARES OF FOHP COMMON STOCK.

CONTRIBUTION AGREEMENT


         In connection with the Merger, FHS and FOHP will enter into the Contribution Agreement, pursuant to which FHS will irrevocably commit to contribute to FOHP the amount of cash needed by FOHP to pay: (i) all amounts payable under the Payment Rights issued in connection with the Merger; (ii) any Appraisal Consideration due and owing to any Hospital Shareholder or Non-Hospital Shareholder in connection with the Merger; (iii) all amounts due and owing to any Hospital Shareholder or Non-Hospital Shareholder who dissents from the Merger; and (iv) any expenses incurred by FOHP in connection with the Merger. All funds contributed by FHS to FOHP pursuant to the Contribution Agreement will be restricted for the aforementioned purposes, and, during the period the Payment Rights are outstanding, FOHP will not be permitted to incur any indebtedness which could affect its ability to make full payment on the Payment Rights.


OPINION OF FINANCIAL ADVISOR TO FOHP


         FOHP engaged JMS to act as its financial advisor in connection with the Merger. JMS is a nationally recognized firm and, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with the preparation of fairness opinions, mergers and acquisitions, rights offerings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. FOHP selected JMS as its financial advisor on the basis of its experience and expertise in transactions similar to the Merger, its understanding of FOHP from previous engagements, its reputation in the health care and investment communities and the cost of engagement as compared to other prospective financial advisors.

         At the July 2, 1998 special meeting of the FOHP Board, JMS delivered its oral opinion, subsequently confirmed in writing on July 15, 1998, that the Payment Rights to be offered to the Provider Shareholders in the Original Merger were fair to such shareholders from a financial point of view, as of the date of such opinion. JMS did not determine the form or amount of consideration to be received by Provider Shareholders in the Original Merger. The amount of such consideration was agreed to as a result of negotiations between FHS and the Non-FHS Directors on the FOHP Board. No limitations were imposed by FOHP on JMS with respect to the investigations made or procedures followed in rendering its opinion. Payment of JMS' fee was not contingent upon the conclusion reported in JMS' fairness opinion.


         On November 16, 1998, JMS confirmed in writing that its opinion dated July 15, 1998 was not affected by the restructuring of the Original Merger into the two step merger process.


         For purposes of determining whether the Payment Rights were fair to the Provider Shareholders from a financial point of view, JMS had to first estimate the appraised value of the outstanding FOHP Common Stock as of December 31, 1998. In estimating the appraised value of the FOHP Common Stock as of December 31, 1998, JMS relied on forecasts furnished by FOHP, without independently verifying the accuracy of such forecasts, which provided that, as of December 31, 1998, FOHP's premium revenue would be approximately $353.8 million, FOHP's medical expenses would be approximately $294.8 million, FOHP's administrative expenses would be approximately $82.4 million, and FOHP's pre-tax income would be approximately $7.3 million. FOHP's forecasts also provided that, for 1998, enrollment in FOHP's health plans would average approximately 230,000 members. In addition, for purposes of estimating the appraised value of the outstanding FOHP Common Stock as of December 31, 1998, JMS assumed that, as of December 31, 1998, there would be 99,997,000 shares of FOHP Common Stock outstanding and that the Provider Shareholders would continue to own approximately 2,100,000 or 2% of those shares.


         In reliance on FOHP's forecasts, and based on the assumption described above, JMS estimated that the appraised value per share of FOHP Common Stock as of December 31, 1998 would be within a range of $0.80 to $2.60.

         JMS next estimated the present value of a Payment Right as of December 31, 1998. In order to estimate the present value of a Payment Right as of December 31, 1998, JMS had to determine an appropriate range of discount rates for valuing the future cash flows of FOHP. JMS began by creating a weighted average cost of capital model based on publicly traded industry comparable companies. Based on the weighted average cost of capital model that it developed, JMS identified what it believed to be an appropriate industry baseline weighted average cost of capital for a publicly traded company with a similar capital structure to FOHP. In developing an appropriate range of discount rates for valuing the future cash flows of FOHP, JMS adjusted the weighted average cost of capital of publicly traded industry comparable companies identified by it to account for FOHP's plans to (i) lower its medical loss ratio, (ii) reduce corporate overhead, and (iii) increase its premiums. Based on the foregoing, JMS' final range of discount rates fell between 25% and 35%. Applying such discount rates, JMS estimated the present value of the $15.00 payment under a Payment Right, as of December 31, 1998, to be approximately $8.50, and the estimated present value of the Bonus Payment, as of December 31, 1998, to be approximately $1.00.

         Based on its comparison of the estimates of the appraised value of the FOHP Common Stock as of December 31, 1998 to the estimated present value of the Payment Rights as of December 31, 1998, JMS concluded that the Payment Rights to be offered to the Provider

Shareholders in connection with the Merger are fair to the Provider Shareholders from a financial point of view.


         In connection with its opinion, JMS reviewed the Term Sheet setting forth the terms and conditions relating to the Payment Rights, the Merger Agreement and related documents and certain financial and other information of FOHP, PHS and FHS, including certain internal analyses, reports and forecasts. JMS also held discussions with senior management of FOHP, PHS and FHS concerning the current operations, financial condition and prospects of FOHP and PHS. In addition, JMS (i) reviewed the historical financial statements of FOHP and PHS,
(ii) compared the financial positions and operating results of FOHP with those of publicly traded companies deemed relevant by JMS, (iii) compared certain financial terms of the Payment Rights to certain financial terms of selected other business combinations deemed relevant by JMS, (iv) performed customary investment banking evaluation procedures, and (v) conducted such other financial studies, analyses and investigations, and reviewed such other factors, as JMS deemed relevant.

         In connection with its review of FOHP, PHS and FHS, JMS did not independently verify any information furnished to it by such companies and relied on such information being accurate and complete in all material respects. With respect to financial projections, JMS assumed that they had been reasonably prepared and were based on the best currently available information and judgments of the future financial performance of FOHP and PHS. JMS did not make any independent evaluation or appraisal of the assets or liabilities of FOHP, nor was JMS furnished with such evaluations or appraisals.

         JMS' opinion is based on financial, economic, market and other conditions as they existed on the date of the opinion, and such other information made available to representatives of JMS. JMS is not obligated to update, revise or reaffirm its opinion.

         Based upon its review of FOHP, PHS and FHS, and subject to the matters stated in its opinion, JMS has determined that the Payment Rights to be offered to the FOHP Provider Shareholders in connection with the Merger are fair to such shareholders from a financial point of view.

         FOHP also engaged JMS to appraise the value of the outstanding shares of FOHP Common Stock as of December 31, 1998. See "The Appraisal." JMS will be paid $85,000 for such engagement, plus customary legal and other expenses.

         THE FULL TEXT OF JMS' WRITTEN OPINION TO THE FOHP BOARD, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS OF REVIEW BY JMS, AND UPDATE THERETO DATED NOVEMBER 16, 1998, ARE ATTACHED HERETO AS APPENDIX F AND ARE INCORPORATED HEREIN BY REFERENCE AND SHOULD BE READ CAREFULLY AND IN THEIR ENTIRETY IN CONNECTION WITH THIS PROXY STATEMENT. THE ABOVE SUMMARY OF JMS' OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. JMS' OPINION IS ADDRESSED TO THE FOHP BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY PROVIDER SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING OR WHICH CONSIDERATION THE PROVIDER SHAREHOLDER SHOULD CHOOSE TO RECEIVE IF THE MERGER IS CONSUMMATED. IN FURNISHING ITS OPINION, JMS DID NOT ADMIT THAT IT IS AN EXPERT WITHIN THE MEANING OF THE TERM "EXPERT" AS

USED IN THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, OR THAT ITS OPINION IS A REPORT OR VALUATION WITHIN THE MEANING OF SECTION 11 OF THE SECURITIES ACT.


THE APPRAISAL

         Pursuant to the Merger Agreement, each of FHS and FOHP (through the Non-FHS Directors) were entitled to select, in its sole discretion, a qualified independent appraiser to appraise the value of the shares of FOHP Common Stock outstanding as of December 31, 1998. In satisfaction of its obligation to select a qualified independent appraiser, in January 1999, FOHP (through the Non-FHS Directors) engaged JMS to appraise the value of the outstanding shares of FOHP Common Stock as of December 31, 1998. JMS is a nationally recognized firm and, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with the preparation of fairness opinions, mergers and acquisitions, rights offerings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In selecting JMS to conduct the appraisal, the Non-FHS Directors recognized that JMS' knowledge of FOHP and the Merger would facilitate the appraisal process and, as a result of such knowledge, JMS would be able to complete the appraisal at a lower cost to FOHP than an appraiser who had no prior knowledge of FOHP and the Merger.

         In connection with the Appraisal, JMS reviewed the Merger Agreement and related documents and certain financial and other information of FOHP, PHS and FHS, including certain internal analyses, reports and forecasts. JMS also held discussions with senior management of FOHP, PHS and FHS concerning the current operations, financial condition and prospects of FOHP. In addition, JMS (i) reviewed the historical financial statements of FOHP and PHS, (ii) compared the financial position and operating results of FOHP with those of publicly traded companies deemed relevant by JMS, (iii) compared certain financial terms of FHS' acquisition of FOHP to certain financial terms of selected other business combinations deemed relevant by JMS, (iv) performed customary investment banking evaluation procedures, and (v) conducted such other financial studies, analyses and investigations, and reviewed such other factors, as JMS deemed relevant.

         In connection with its review of FOHP, PHS and FHS, JMS did not independently verify any information furnished to it by such companies and relied on such information being accurate and complete in all material respects. With respect to financial projections, JMS assumed that they had been reasonably prepared and were based on the best currently available information and judgments of the future financial performance of FOHP. JMS did not make any independent evaluation or appraisal of the assets or liabilities of FOHP, nor was JMS furnished with such evaluations or appraisals.

         The Appraisal was based on financial, economic, market and other conditions as they existed on the date of the Appraisal, and such other information made available to representatives of JMS. JMS is not obligated to update, revise or reaffirm the Appraisal.

         No limitations were imposed by FOHP on JMS with respect to the investigations made or procedures followed in connection with the preparation and delivery of the Appraisal. Payment of JMS' fee was not contingent upon the conclusion reported in the Appraisal.

         The preparation of an appraisal is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstance. Therefore, such an appraisal is not necessarily susceptible to partial analysis or summary description. JMS believes that its analyses must be considered as a whole and that selecting portions thereof or portions of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying the Appraisal. JMS made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of FOHP, PHS and FHS. Any estimates contained in JMS' analyses are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the values of businesses and securities does not purport to be appraisals or necessarily reflect the prices at which businesses or securities may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Subject to the foregoing, the following is a summary of the material financial analyses performed by JMS.

         In determining the value of the outstanding shares of FOHP Common Stock as of December 31, 1998, JMS utilized the following four valuation methodologies: (i) reported book value per share of the outstanding FOHP Common Stock as of December 31, 1998; (ii) discounted cash flow analysis (discounted to December 31, 1998); (iii) comparable transaction analysis; and (iv) comparable company analysis. JMS placed equal reliance on all four valuation methodologies in determining the approximate value of the outstanding shares of FOHP Common Stock as of December 31, 1998.

         REPORTED BOOK VALUE PER SHARE - The reported book value per share of the outstanding FOHP Common Stock as of December 31, 1998 was approximately twenty-two cents ($0.22). The reported book value per share of the outstanding FOHP Common Stock was determined by dividing the remainder of total assets minus total liabilities as of December 31, 1998 ($218,279,415 - $109,594,182 =
$108,685,233) by the number of outstanding shares of FOHP Common Stock on that date (499,000,000).

         DISCOUNTED CASH FLOW ANALYSIS - JMS performed a discounted cash flow analysis for FOHP using actual results for 1998 and financial projections provided by FOHP for enrollment, premium revenue, medical expenses, administrative expenses, other expenses, and pre-tax income for fiscal years 1999 through 2003. All cash flows were discounted at a rate of 25%. The terminal values were computed using a range of multiples from 10x to 14x 2003 forecasted net income. JMS arrived at such a discount rate by developing and applying a weighted average cost of capital model based on selected publicly traded HMOs, and arrived at such terminal values through its analysis of the trading characteristics of the common stock of selected publicly traded HMOs. This discounted cash flow analysis indicated a value for each share of FOHP Common Stock outstanding as of December 31, 1998 of approximately twenty-three cents ($0.23).

         COMPARABLE TRANSACTION ANALYSIS - JMS reviewed publicly available information relating to certain merger and acquisition transactions in respect of companies primarily in industries related to FOHP's business ("Comparable Transactions"). JMS examined multiples of the value of common equity and indebtedness assumed in each of the Comparable Transactions to, among other measures, the acquired companies' revenue, earnings before income taxes, depreciation and amortization ("EBITDA") and earnings before income taxes ("EBIT"), and examined multiples of the value of the common equity in each of the Comparable Transactions to net income. For each measure, revenue, EBITDA, EBIT and net income consisted of the latest twelve months of available financial information on the respective date of each transaction.

         JMS identified and examined twelve Comparable Transactions that were completed since January 1, 1998. Based on its comparison of the Comparable Transactions to the Merger, JMS median per share value of the outstanding FOHP Common Stock was approximately thirty-three cents ($0.33) and average per share value was approximately forty-one cents ($0.41). JMS also noted that the foregoing price range included a control premium that was not present in the Merger.

         COMPARABLE COMPANY ANALYSIS - Using publicly available information, JMS compared the financial performance of FOHP with corresponding data and ratios of certain similar publicly traded companies. JMS selected these companies from the universe of possible companies based upon JMS' view as to the comparability of financial and operating characteristics of these companies to FOHP. JMS compared FOHP with the following companies: Coventry Health Care, Inc., Mid Atlantic Medical Services, RightCHOICE Managed Care, American Medical Security Group, Trigon Healthcare, Inc., Oxford Health Plans, Inc., Sierra Health Services and United Wisconsin Services, Inc. (the "Comparable Companies").

         In comparing the financial performance of FOHP to the financial performance of each of the Comparable Companies, JMS calculated and reviewed various multiples and financial information, including price to revenue, price to pre-tax income, price to book value and price per enrolled member in a health plan. Applying these multiples to FOHP's financial results for the year ended December 31, 1998, resulted in a median per share value as of December 31, 1998 of approximately sixteen cents ($0.16) and an average per share value of approximately seventeen cents ($0.17).

         In determining the value of the outstanding shares of FOHP Common Stock as of December 31, 1998, JMS also reviewed various economic conditions affecting FOHP and the managed care industry and also reviewed the current state and anticipated direction of the managed care industry.

         Based on the foregoing, and placing equal reliance on all four valuation methodologies, JMS determined that the approximate value of one share of FOHP Common Stock as of December 31, 1998 was twenty-five cents ($0.25).

         It should be noted that for purposes of the fairness opinion issued by JMS in July 1998 with respect to the Payment Rights, JMS estimated that the appraised value per share of FOHP Common Stock as of December 31, 1998 would be within a range of $0.80 to $2.60. Such estimate was based on financial forecasts furnished by FOHP for the year ended December 31,

1998 and the assumption that there would be 99,997,000 shares of FOHP Common Stock outstanding as of December 31, 1998 and that the Provider Shareholders would continue to own approximately 2,100,000 or 2% of those shares. On December 31, 1998, FHS converted $1,197,183 of the principal amount of the New Convertible Debenture into 399,000,000 shares of FOHP Common Stock. As a result of such conversion, and related dilution of the Provider Shareholders' equity position in FOHP, the value of the shares of FOHP Common Stock held by the Provider Shareholders was significantly reduced. See "Opinion of Financial Advisor to FOHP" and "Recent Developments."

         THE FULL TEXT OF THE APPRAISAL, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS OF REVIEW BY JMS, IS ATTACHED HERETO AS APPENDIX H AND IS INCORPORATED HEREIN BY REFERENCE AND SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONNECTION WITH THIS PROXY STATEMENT. THE ABOVE SUMMARY OF THE APPRAISAL IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE APPRAISAL. THE APPRAISAL IS ADDRESSED TO THE FOHP BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY PROVIDER SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING OR WHICH CONSIDERATION THE PROVIDER SHAREHOLDER SHOULD CHOOSE TO RECEIVE IF THE MERGER IS CONSUMMATED. IN FURNISHING THE APPRAISAL, JMS DID NOT ADMIT THAT IT IS AN EXPERT WITHIN THE MEANING OF THE TERM "EXPERT" AS USED IN THE SECURITIES ACT, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, OR THAT THE APPRAISAL IS A REPORT OR VALUATION WITHIN THE MEANING OF SECTION 11 OF THE SECURITIES ACT.


EVALUATION OF FAIRNESS OF MERGER BY FOHP AND FHS


         When the FOHP Board approved the Amended Securities Purchase Agreement, pursuant to which FHS has the right to acquire 100% ownership of FOHP, the FOHP Board recognized that FOHP was either insolvent or becoming insolvent due to the continuing losses of PHS-NJ, FOHP's principal subsidiary. The FOHP Board also recognized that even if FHS infused approximately $51.7 million into FOHP through the purchase of the Initial Debenture, the value of the FOHP Common Stock would not increase significantly until FOHP was able to generate profit from its operations. Based on the then current financial condition of FOHP, the FOHP Board determined that, in order to allow FOHP to correct its operating deficiencies and generate a profit, any acquisition by FHS of the FOHP Common Stock held by the Provider Shareholders should not occur prior to 1999.

         Inasmuch as FHS could not obtain 100% ownership of FOHP prior to 1999, the FOHP Board and FHS determined, before FHS' purchase of the Initial Debenture, that a fair method for determining the purchase price to be paid by FHS for shares of FOHP Common Stock held by the Provider Shareholders in any acquisition transaction would be an appraisal conducted by one or more independent appraisers selected by FOHP and FHS.


         Shortly after FHS purchased the Initial Debenture, the FOHP Board and FHS learned that FOHP's reserves were not adequate to ensure payment of all outstanding claims and that FOHP would continue to incur significant operating losses until certain unprofitable products were phased-out or revised and administrative expenses reduced. As a result of such reserve inadequacies and the continuing operating losses of FOHP, FHS had to infuse more than $70 million of additional capital into FOHP. Recognizing that the additional infusions of capital by

FHS, and related dilution of the equity interest of the Provider Shareholders in FOHP as a result of the conversion of the New Convertible Debenture issued to FHS in connection with such capital infusions, had significantly reduced the amount of consideration a Provider Shareholder would receive for his, her or its shares of FOHP Common Stock, the FOHP Board and FHS developed the Payment Rights as an alternative to the Appraisal Consideration.

         In reliance on the fairness opinion issued by JMS on July 15, 1998, as later confirmed, and recognizing that FHS is under no obligation to offer any consideration to the Provider Shareholders other than the Appraisal Consideration, which is significantly less than the $15.00 principal amount of the Payment Rights, the FOHP Board and FHS believe that the Payment Rights being offered in the Merger are fair to the Provider Shareholders.


RECOMMENDATION OF THE FOHP BOARD


         For the reasons discussed elsewhere in this Proxy Statement, the FOHP Board, as constituted prior to FHS' purchase of the Initial Debenture, approved, for purposes of Section 14A:10A-4 of the New Jersey Shareholders Protection Act, a future merger transaction pursuant to which FHS would acquire all the outstanding shares of FOHP Common Stock not held by it, provided such transaction occurred in 1999 and the following conditions were met: (i) the consideration to be paid or distributed to the Provider Shareholders in respect of each share of FOHP Common Stock in connection with the merger transaction must include cash in the amount equal to the Appraisal Consideration or such number of shares of FHS Class A Common Stock that shall have a market value equal to the Appraisal Consideration; (ii) the Provider Shareholders shall be afforded dissenters' rights in the same manner and under the same terms and conditions as is provided under Chapter 11 of the NJBCA, regardless of whether such Provider Shareholders would otherwise have been entitled to such rights under the NJBCA; (iii) FOHP, or any successor thereto, shall provide in its By-laws indemnification provisions substantially similar to those currently contained in FOHP's By-Laws for a period ending six (6) years from the date of the merger transaction, or, if earlier, for the period ending on the date on which the statute of limitations has expired with respect to FOHP Board's approval of the Amended Securities Purchase Agreement and the transactions contemplated thereby; and (iv) FOHP, or any successor thereto, shall maintain officers' and directors' insurance with terms and conditions substantially similar to those contained in the officers' and directors' insurance maintained by FOHP prior to the execution and delivery of the Amended Securities Purchase Agreement for the period ending six (6) years from the date of the merger transaction, or, if earlier, for the period ending the date on which the statute of limitations has expired with respect to the FOHP Board's approval of the Amended Securities Purchase Agreement and the transactions contemplated thereby, which insurance shall provide coverage for former directors of FOHP. The Merger Agreement incorporates each of the aforementioned conditions, and, therefore, has been approved by the FOHP Board.


         In addition, the current FOHP Board, in reliance on the fairness opinion issued by JMS as to the fairness of the Payment Rights from a financial point of view, has approved the Merger Agreement and recommends it to the Provider Shareholders.

REQUIRED VOTE TO APPROVE MERGER AGREEMENT


         The holders of a majority of the outstanding shares of FOHP Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Special Meeting for purposes of acting upon the proposal to approve the Merger Agreement. The proposal to approve the Merger Agreement must be approved by not less than sixty-six and two-thirds percent (66-2/3%) of the votes cast at the Special Meeting.


         FHS currently owns more than 99% of the outstanding shares of FOHP Common Stock. Accordingly, if FHS approves the Merger Agreement, the Merger will occur, provided all of the other conditions to the Merger are either satisfied or waived.

NON-TRANSFERABILITY OF PAYMENT RIGHTS

         The Payment Rights to be offered in connection with the Merger will not be registered under federal or state securities laws but will be offered and issued pursuant to exemptions therefrom. In addition, certificates representing Payment Rights will be non-negotiable and the Payment Rights will not be transferable or assignable by the holders thereof, unless such transfer of assignment is expressly authorized in writing by FOHP.
Accordingly, there will be no public market for the Payment Rights.

EXCHANGE PROCEDURES


         Within ninety (90 ) days after the effective time of the Merger, the Surviving Corporation or an exchange agent (the "Exchange Agent") engaged by the Surviving Corporation will mail to each holder of record of shares of FOHP Common Stock immediately prior to the effective time of the Merger, other than FHS and holders of dissenting shares, a form of letter of transmittal and instructions for use in surrendering the stock certificates representing their shares of FOHP Common Stock and receiving either the Appraisal Consideration or Payment Rights in exchange therefor. A Provider Shareholder who has not dissented from the Merger will be asked in the letter of transmittal to select either the Appraisal Consideration or Payment Rights in exchange for his, her or its shares of FOHP Common Stock. Upon the surrender of each stock certificate formerly representing shares of FOHP Common Stock, together with a properly completed letter of transmittal revealing the choice of consideration, the Surviving Corporation or Exchange Agent shall deliver to the holder of such certificate the form of Merger consideration selected by such holder in exchange therefor.


         If any certificate representing shares of FOHP Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or Exchange Agent, the posting by such person of a bond in such reasonable amount as the Surviving Corporation or Exchange Agent may direct as indemnity against any claim that may be made against the Surviving Corporation or Exchange Agent with respect to such certificate, the Surviving Corporation or Exchange Agent will issue or pay in exchange for such lost, stolen or destroyed certificate the Merger consideration deliverable in respect therefor.

ACCOUNTING TREATMENT OF THE MERGER

         Effective December 1, 1997, FOHP became a consolidated subsidiary of FHS. The purchase of the shares of FOHP Common Stock not currently held by FHS, which represent less than 1% of the outstanding shares of FOHP Common Stock, will be accounted for by FHS as a purchase in accordance with Accounting Principles Board Opinion 16.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         The following discussion addresses and summarizes the material federal income tax consequences of the Provider Shareholders with respect to the Merger.

(I)      APPRAISAL CONSIDERATION


         If a Provider Shareholder elects to receive the Appraisal Consideration in exchange for his, her or its shares of FOHP Common Stock, the Provider Shareholder will be entitled to receive from FOHP a cash payment in an amount equal to the product of (i) the appraised value of a share of FOHP Common Stock multiplied by (ii) the number of shares of FOHP Common Stock held by the Provider Shareholder. Each Provider Shareholder who elects to receive the Appraisal Consideration will recognize, in the Provider Shareholder's fiscal year in which the Merger is consummated, either gain or loss in an amount which is equal to the difference between (x) the aggregate amount of the Appraisal Consideration received by the Provider Shareholder less (y) the Provider Shareholder's aggregate adjusted basis in the shares of FOHP Common Stock exchanged. Inasmuch as the Appraisal Consideration for one share of FOHP Common Stock is significantly less than $15.00, which is the amount originally paid to FOHP for one share of FOHP Common Stock by the Provider Shareholders, it is anticipated that any Provider Shareholder electing to receive the Appraisal Consideration would recognize a loss.


(II)     PAYMENT RIGHTS


         If a Provider Shareholder elects to receive Payment Rights in exchange for his, her or its shares of FOHP Common Stock, the Provider Shareholder shall be entitled to receive from FOHP one Payment Right for each share of FOHP Common Stock held by the Provider Shareholder. Each Payment Right becomes due and payable on or about July 1, 2001, and entitles a Hospital Shareholder to receive from FOHP a cash payment in the amount of $15.00, and a Non-Hospital Shareholder to receive from FOHP a cash payment in the amount of $15.00 plus the amount of the Bonus Payment, if any. The amount due under a Payment Right received by a Hospital Shareholder will be reduced to $10.00, $5.00 or zero if certain conditions set forth within the Payment Rights and described herein are not satisfied. The amount due under a Payment Right received by a Non-Hospital Shareholder will be reduced to zero if certain conditions set forth within the Payment Rights and described herein are not satisfied. For a comprehensive description of the elements of the Payment Rights and the conditions for the payment thereof, see "Description of Payment Rights."


         The amount of gain or loss to be realized by a Hospital Shareholder on the exchange of such shareholder's shares of FOHP Common Stock for the Payment Rights shall be equal to the difference between (i) the aggregate amount received under such shareholder's Payment Rights less the aggregate amount of the consideration received under the Payment Rights which is allocated as imputed interest income, less (ii) the Hospital Shareholder's aggregate adjusted basis in the shares of FOHP Common Stock exchanged. The amount of gain or loss realized by a Non-Hospital Shareholder on the exchange of such shareholder's shares of FOHP Common Stock for Payment Rights shall be equal to the difference between (i) an amount which is the sum of (a) the aggregate amount received under the shareholder's Payment Rights less the aggregate amount of the consideration received under the Payment Rights allocated as imputed interest income, and (b) the amount of the Bonus Payment received, less (ii) the Non-Hospital Shareholder's aggregate adjusted basis in the shares of FOHP Common Stock exchanged. As the conditions to payment under the Payment Rights, including the Bonus Payment, are material and the failure to satisfy the applicable conditions may result in the forfeiture of part or all of the entire amount of the Payment Rights to be issued to a Provider Shareholder, and as the amount of the Bonus Payment which may be paid to a Non-Hospital Shareholder is not capable of being determined before July 1, 2001, each Provider Shareholder who elects to receive Payment Rights shall not be required to recognize the amount of the gain or loss realized with respect to the Payment Rights, until the fiscal year in which payment under the Payment Rights are made to the Provider Shareholder, unless such shareholder elects otherwise.

         If the Provider Shareholder holds his, her or its shares of FOHP Common Stock as a capital asset, any gain or loss recognized with respect to the exchange of shares of FOHP Common Stock for either the Appraisal Consideration or the Payment Rights is capital in nature and, if the Provider Shareholder has complied with the requisite holding period provided for in the Code, such capital gain or loss shall be long-term and will be taxed at the applicable capital gains tax rate as provided for in the Code. Any part of the amount of the consideration received by a Provider Shareholder pursuant to the Payment Rights which is deemed to be imputed interest income shall be treated as ordinary income and taxed in the year in which payment under the Payment Rights is made at the Provider Shareholder's applicable ordinary tax rates as provided for in the Code.

         THE DISCUSSION SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES OF THE MERGER, NOR DOES IT ATTEMPT TO DESCRIBE ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE IMPORTANT TO A PROVIDER SHAREHOLDER IN LIGHT OF SUCH SHAREHOLDER'S PARTICULAR CIRCUMSTANCES, INCLUDING, WITHOUT LIMITATION, IF THE PROVIDER SHAREHOLDER IS A TAX EXEMPT ENTITY. EACH PROVIDER SHAREHOLDER'S SEPARATE CIRCUMSTANCES MAY AFFECT THE TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER. IN ADDITION, NO INFORMATION IS PROVIDED HEREIN WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER UNDER APPLICABLE FOREIGN, STATE OR LOCAL LAWS. CONSEQUENTLY, EACH PROVIDER SHAREHOLDER IS ADVISED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS, ALL OF WHICH ARE SUBJECT TO AMENDMENT OR CHANGE. THERE CAN BE NO ASSURANCE THAT THE INTERNAL REVENUE SERVICE ("IRS") WILL NOT TAKE A CONTRARY POSITION WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER, AND NO RULINGS OF THE IRS WILL BE SOUGHT OR OBTAINED IN CONNECTION WITH THE MERGER. THERE CAN BE NO ASSURANCE THAT, IN THE EVENT OF AN AUDIT, THE IRS WOULD NOT CHALLENGE THE TAX TREATMENT OF THE TRANSACTIONS DESCRIBED HEREIN OR THAT, IN THE EVENT OF SUCH A CHALLENGE, THE POSITIONS SET FORTH HEREIN WOULD BE SUSTAINED.

                               DISSENTERS' RIGHTS

INTRODUCTION

         Sections 14A:11-1 through 11-11 of the NJBCA permit shareholders of a corporation to dissent from certain corporate actions, including any sale, lease, exchange or other disposition of all or substantially all of the corporation's assets, which is outside the regular or usual course of business. Under certain circumstances, dissenting shareholders may receive payment in cash for the fair value of their shares. If the parties cannot agree on fair value, it will be determined by a judicial proceeding. The following summary of dissenters' rights is not a complete statement of the provisions of the NJBCA and is qualified in its entirety by reference to the NJBCA and the text of sections 14A:11-1 through 11-11. A copy of sections 14A:11-1 through 11-11 of the NJBCA is attached hereto as Appendix G.

NOTICE OF DISSENT


         If you wish to exercise your dissenters' rights in connection with the Merger, you must file a notice with FOHP of your dissent, stating that you intend to demand payment for your shares if the proposed Merger is consummated. The notice must be filed with FOHP before the vote is taken on the proposed Merger at the Special Meeting. Filed means that the notice must have been received by FOHP prior to the shareholders' vote on the Merger. The Special Meeting is scheduled to be held at 3501 State Highway 66, Neptune, New Jersey on July __, 1999. IF YOU FAIL TO FILE YOUR NOTICE OF DISSENT BEFORE THAT TIME YOU WILL LOSE THE RIGHT TO DISSENT.


         A notice of dissent must be sent to FOHP at the following address:

                           FOHP, Inc.
                           3501 State Highway 66
                           Neptune, New Jersey  07753
                           Attention:  Donald Parisi, Vice President
                                       General Counsel and Secretary


         The notice must include your name and the number of shares of FOHP Common Stock you own. If you vote in favor of the Merger, or otherwise consent to it, even if you have already filed a notice of dissent, you will not be entitled to exercise dissenters' rights.


DEMAND FOR PAYMENT OF FAIR VALUE

         If the Merger is approved and consummated, FOHP must notify each shareholder who dissents from the Merger within ten (10) days after the consummation of the Merger. The notification must be given by certified mail. If you wish to preserve your dissenters' rights, you must then send a written notice to FOHP within twenty (20) days after the mailing of the notice from FOHP, demanding payment of the fair value of your shares of FOHP Common Stock. After you have made the demand, you shall have no rights in FOHP other than the right to receive the fair value of your shares of FOHP Common Stock. You cannot therefore receive either the Appraisal Consideration or Payment Rights. Please note that you may not dissent as to less than all of the shares of FOHP Common Stock beneficially owned by you with respect to which you have the right to dissent.

SUBMISSION OF SHARE CERTIFICATES

         At the time of filing the demand for payment, or within twenty (20) days thereafter, you must submit to FOHP, or an authorized agent thereof, the certificate or certificates representing your shares of FOHP Common Stock. FOHP shall then conspicuously note on the certificates that a demand for payment has been made. The certificates shall then be returned to you.

SUBMISSION OF FINANCIAL INFORMATION OF FAIR VALUE OFFER

         Not later than ten (10) days after the expiration of the period within which you may make a written demand to be paid the fair value of your shares of FOHP Common Stock, FOHP must mail to you and each of the other dissenters to the Merger, if any, the most recent financial statements of FOHP and may offer to pay each dissenter a specified price per share. If FOHP and any dissenter agree upon the fair value of the shares within thirty (30) days after the expiration of the ten (10) day period previously specified in this paragraph, FOHP shall pay the agreed upon amount to that dissenter upon surrender to FOHP of the certificate or certificates representing the shares of FOHP Common Stock.

DEMAND FOR JUDICIAL PROCEEDING TO DETERMINE FAIR VALUE

         If FOHP and any dissenter fail to agree upon a fair value within a specified thirty (30) day period, that dissenter shall have an additional thirty
(30) days in which to demand that FOHP commence an action in the New Jersey Superior Court for the determination of the fair value of the shares. FOHP shall have thirty (30) days after receipt of the demand in which to institute the action. If FOHP fails or refuses to institute the action within thirty (30) days, the dissenter may commence the action in the name of FOHP, but not less than thirty (30) days after the expiration of the time within which FOHP was required to commence the action.

LOSS OF DISSENTERS' RIGHTS

         PLEASE NOTE THAT IF YOU FAIL TO TAKE EACH OF THE STEPS DESCRIBED ABOVE WITHIN THE TIME LIMITS SPECIFIED YOU WILL LOSE YOUR RIGHT TO DISSENT AND TO RECEIVE THE FAIR VALUE OF YOUR SHARES OF FOHP COMMON STOCK. YOU MAY ALSO LOSE YOUR RIGHT TO DISSENT AND TO RECEIVE THE FAIR VALUE OF YOUR SHARES UNDER SECTION 14A:11-4 OF THE NJBCA. You may withdraw your election to dissent at any time if FOHP consents in writing. If you lose or abandon your right to dissent you will nevertheless be entitled to receive the same consideration offered to the Provider Shareholders who did not dissent from the Merger. NO FURTHER NOTICE WILL BE PROVIDED BY FOHP TO ITS SHAREHOLDERS WITH RESPECT TO THE RIGHT TO DISSENT. FAILURE TO COMPLY WITH ANY OF THE PROVISIONS OF SECTIONS 14A:11-1 THROUGH 11-11 OF THE NJBCA MAY RESULT IN THE LOSS OF YOUR DISSENTERS' RIGHTS.

                               RECENT DEVELOPMENTS



HMO SUBSIDIARY MERGER


         On January 1, 1999, Physicians Health Services of New Jersey, Inc., a New Jersey corporation controlled by FHS which operated as an HMO in the State of New Jersey, merged with and into PHS-NJ (formerly First Option Health Plan of New Jersey, Inc.) pursuant to the Agreement and Plan of Merger dated as of October 26, 1998. At the effective time of the HMO Subsidiary Merger, PHS-NJ changed its name from First Option Health Plan of New Jersey, Inc. to Physicians Health Services of New Jersey, Inc. The purpose of the HMO Subsidiary Merger was to consolidate the FHS controlled HMO operations in the State of New Jersey into primarily one corporation.


CONVERSION OF NEW CONVERTIBLE DEBENTURE


         On December 31, 1998, FHS converted $1,197,183 of the principal amount of the New Convertible Debenture into 399,003,000 shares of FOHP Common Stock pursuant to the conversion formula contained therein. Pursuant to the New Convertible Debenture, FHS is entitled to receive an additional 1.42 percent of the total equity of FOHP for each $1,000,000 of the principal amount of the New Convertible Debenture it elects to convert. As a result of the December 31, 1998 conversion, FHS currently owns 496,916,161 shares of FOHP Common Stock, representing more than 99% of the outstanding FOHP Common Stock.

                       MANAGEMENT OF SURVIVING CORPORATION

         The name, age and position of each person who will serve as an executive officer of the Surviving Corporation are set forth below and brief summaries of their business experience and certain other information with respect to each of them is set forth in the information which follows the table:


      Name                            Age                        Position
      ----                            ---                        --------
Thomas W. Wilfong                      43         President and Chief Executive Officer
Dr. Joseph Singer                      41         Vice President and Chief Medical Officer
Donald Parisi                          43         Vice President, Secretary and General Counsel
Marc M. Stein                          47         Chief Financial Officer


         Mr. Thomas W. Wilfong has served as President and Chief Executive Officer of FOHP since April 1, 1998 and as Chief Operating Officer of FHS' Northeast Division since December 8, 1998. Mr. Wilfong served as President of FHS' New Jersey operations from February 1998 to December 1998 and served as Executive Director of PHS' New Jersey operations from August 1996 to February 1998. From 1993 to August 1996, Mr. Wilfong served as Vice President of Medical Management of Central New Jersey Medical Group and from July 1986 to 1993 he served as a Regional Administrator for Central New Jersey Medical Group and Rutgers Community Health Plan. He has served as a director of FOHP since March 25, 1998.

         Dr. Joseph Singer has served as a Vice President and Chief Medical Officer of FOHP since June 8, 1995. Dr. Singer joined PHS-NJ on December 1, 1994 and has served as the Vice President, Medical Affairs and Medical Director of PHS-NJ since February 1995. Prior to joining PHS-NJ, Dr. Singer was a practicing physician in Moorestown and Medford, New Jersey, with a family practice and specialty in geriatrics.

         Donald Parisi has served as a Vice President, Secretary and General Counsel of FOHP since June 1, 1997 and from June 8, 1995 to December 1996. Mr. Parisi served as acting President and Chief Executive Officer of FOHP from December 1996 to June 8, 1997. Mr. Parisi served as Vice President, Legal Affairs and General Counsel of PHS-NJ from August 1994 to June 8, 1995. From 1992 to 1994 he was a partner in the law firm of Donington, Karcher, Leroe, Salmond, Ronan & Rainone and from 1988 to 1992 he served as a Deputy Attorney General for the State of New Jersey.


         Marc M. Stein has served as Chief Financial Officer of FOHP since February 18, 1997. Prior to becoming the Chief Financial Officer of FOHP, he served as Treasurer of HIP Insurance Company of New Jersey and Financial Officer of HIP Health Plan of Pennsylvania from February 1995. From November 1992 to February 1995, Mr. Stein served as Senior Vice President of Finance for HIP of Greater New York.

                   BOARD OF DIRECTORS OF SURVIVING CORPORATION

         The name, address, age and principal occupation or employment of each person who will serve as a director on the Board of Directors of the Surviving Corporation is set forth below:


    Name and Address                                     Age               Principal Occupation or Employment
    ----------------                                     ---               ----------------------------------
   Dr. John F. Bonamo                                    48         Obstetrician and Gynecologist
   95 Northfield Avenue
   West Orange, NJ 07052

   Mr. Bruce G. Coe                                      68         President Emeritus of New Jersey Business and
   41 Lambert Lane                                                  Industry Association
   Lambertville, NJ 08530

   Ms. Karen A. Coughlin                                 51         President and Chief Executive Officer of FHS
   Physicians Health Services, Inc.                                 Northeast Division
   One Far Mill Crossing
   Shelton, CT  06484

   Mr. Christopher Dadlez                                45         Executive Vice President of Saint Barnabas
   Saint Barnabas Health Care System                                Health Care System
   Old Short Hills Road
   Livingston, NJ 07039

   Dr. Mark L. Engel                                     52         Ophthalmologist
   733 North Beers Street
   Holmdel, NJ 07733

   Dr. Thomas J. Feneran                                 50         Urologist
   102 East Bay Avenue, Suite C
   Manahawkin, NJ 08050

   Mr. John J. Gantner                                   46         Senior Vice President of Finance and Treasurer
   Robert Wood Johnson                                              of the Robert Wood Johnson University Hospital
    University Hospital
   One Robert Wood Johnson Place
   New Brunswick, NJ 08903

    Name and Address                                     Age               Principal Occupation or Employment
    ----------------                                     ---               ----------------------------------
  Dr. Om P. Sawhney                                      61         Plastic Surgeon
  1550 Park Avenue
  South Plainfield, NJ 07080

  Mr. Thomas W. Wilfong                                  43         President and Chief Executive Officer of FOHP,
  FOHP, Inc.                                                        Inc.
  3501 State Highway 66
  Neptune, NJ 07753


         Each person selected to serve on the Board of Directors of the Surviving Corporation currently serves as a director of FOHP.

         There are no family relationships among the persons who will serve as directors and/or executive officers of the Surviving Corporation. None of the persons who will serve as executive officers or directors of the Surviving Corporation are directors of any company registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

         Dr. John F. Bonamo has been an obstetrician and gynecologist in private practice since 1981. He is Clinical Chief of the Department of OB/GYN of Saint Barnabas Medical Center. Dr. Bonamo serves as Chairman of the Board of MetroWest I.P.A. He has served as a director of FOHP since April 16, 1997.

         Ms. Karen A. Coughlin became President and Chief Executive Officer of FHS' Northeast Division in October 1998. Prior to joining FHS, Ms. Coughlin served as President of one of two operating divisions of Humana, Inc., a leading national health care company. During her 18 year tenure with Humana, Inc., Ms. Coughlin also served as Vice President and General Manager of Humana, Inc. in Chicago, Illinois and as a Vice President of Humana Health Care Plans of Kentucky. In the not-for-profit sector, Ms. Coughlin served as head nurse of the Pediatric Intensive Care Unit of Loma Linda University Center in California, as Assistant Professor of Nursing for Minot State University in North Dakota, and as a staff nurse in the Neonatal Intensive Care Unit for Cleveland's Fairview General Hospital. She has served as a director of FOHP since November 18, 1998.

         Mr. Bruce G. Coe is currently serving as President Emeritus of the New Jersey Business and Industry Association. From 1982 to 1996 he served as President of the New Jersey Business and Industry Association. Mr. Coe serves on the Boards of Directors of New Jersey Resources Corporation. He also serves on the Boards of Trustees of New Jersey Future and New Jersey Historical Society. He has served as a director of FOHP since April 16, 1997.


         Mr. Christopher M. Dadlez, FACHE, has been Executive Vice President of the Saint Barnabas Health Care System since June 1996. From March 1992 to June 1996, Mr. Dadlez served as the President and Chief Executive Officer of Monmouth Medical Center. From January 1995 to May 1996, Mr. Dadlez served as the President of Mid-Atlantic Health Group. From June 1984 to March 1992, he was Executive Vice President and Chief Operating Officer of Sinai Hospital, Baltimore, Maryland. Mr. Dadlez serves on the Board of Trustees of the New Jersey Hospital Association and Ronald McDonald House. He serves as Chairman of Long Branch Tomorrow and is on the Board of Trustees of the Greater Long Branch Chamber of Commerce. He has served as a director of FOHP since June 7, 1995 and as a director of PHS-NJ since January 1994.

         Dr. Mark L. Engel, an ophthalmologist, has served as President of Ophthalmic Physicians of Monmouth since August 1975. From January 1989 through December 1990 he served as President of the Bayshore Hospital Medical Staff. Dr. Engel is a trustee of Ophthalmic Physicians of Monmouth. He has served as a director of FOHP since June 7, 1995 and as Chairman of the Board of FOHP since April 16, 1997. Dr. Engel also served as a director of PHS-NJ since January 1994 and as Chairman of the Board of PHS-NJ since June 1995.

         Dr. Thomas J. Feneran has been a physician in the private practice of urology since June 1983. He is associated in Drs. Feneran & Fernicola, P.C. He has served as a director of FOHP since June 7, 1995 and as a director of PHS-NJ since January 1994.

         Mr. John J. Gantner has served as Treasurer of the Robert Wood Johnson University Hospital since May 1995. Between January 1993 and May 1995, he served as a special financial consultant to the Robert Wood Johnson University Hospital. From October 1988 to December 1992, Mr. Gantner was a partner in the New York/New Jersey office of Ernst & Young. Mr. Gantner is a Certified Public Accountant and a Certified Managerial Accountant. He has served as a director of FOHP since April 16, 1997.

         Dr. Om P. Sawhney has been a practicing physician in Plastic Surgery & Rehabilitation Medicine Associates since January 1974. Dr. Sawhney is a consultant to the Audit Committee of the Medical Inter Insurance Exchange and the Board of Managers of Associates in Medical Service at Muhlenberg, L. L. C. He is on the Board of Directors of the Muhlenberg Foundation and the Central Jersey I.P.A. Dr. Sawhney is also President of Associates in Medicine and Surgery, P.A. He has served as a director of FOHP since June 7, 1995 and as a director of PHS-NJ since January 1994.


         Mr. Thomas W. Wilfong.  See "Management of Surviving Corporation."

                               RELATED AGREEMENTS



         In connection with FHS' purchase of the Initial Debenture pursuant to the Amended Securities Purchase Agreement, FOHP and FHS entered into the Management Agreements. Each of the Management Agreements provides that FHS will employ the business executives in charge of FOHP and each of its subsidiaries, and each executive in charge of a principal business division, unit or function (including, but not limited to finance, legal, operations, sales and marketing, information systems, medical management, and provider contracting and relations). Each of the executives report to FHS' senior management. All of the executives of FOHP shall be appointed by the FOHP Board to the offices requested by FHS: provided, however, that the FOHP Board may reject any proposed appointee it reasonably finds to be of insufficient ethical character for such office; and provided further, that the FOHP Board may, after due consultation with FHS based on a reasonable determination of intentional and material unethical behavior or insubordination or willful misconduct or gross negligence, remove any such executive. Currently, Mr. Thomas W. Wilfong, President and Chief Executive Officer of FOHP, Dr. Singer, Vice President and Chief Medical Officer of FOHP, Mr. Donald Parisi, Vice President, General Counsel and Secretary of FOHP, and Mr. Marc M. Stein, Chief Financial Officer of FOHP, are employed by FHS.


         Each of the Management Agreements provides that FOHP will employ an internal auditor who will report directly to the FOHP Board.

         Each of the Management Agreements has an initial term of five years, subject to automatic one year renewal terms unless either party provides written notice of non-renewal to the other party at least two years prior to the then current term of the agreement. A party may terminate either of the Management Agreements if (i) the other party is in material breach of the agreement (subject to certain rights to cure any such breach), or (ii) the other party (a) becomes insolvent, (b) voluntarily seeks, consents to or acquiesces in the benefit or benefits of any Debtor Relief Law (as defined in the Management Agreements), or (c) becomes a party to (or be made the subject of) any proceeding provided by any Debtor Relief Law, other than as a creditor or claimant (unless, in the event the proceeding is voluntary, the petition instituting the voluntary proceeding is dismissed within 45 days of the date it was filed).

         Under the Administrative Management Agreement, FHS is entitled to receive a monthly management fee (the "Management Fee"). Originally, the Management Fee equaled the sum of (i) 2% of the total revenue of the health plans offered by FOHP (the "FOHP Health Plans") for a month, plus (ii) reimbursement for (a) direct expenses incurred by third parties, and (b) salaries and benefits of the executives of FOHP. Subsequent to the execution of the Administrative Management Agreement and conversion of the Initial Debenture, FOHP and FHS agreed that the Management Fee to be charged FOHP by FHS under the Administrative Management Agreement should be based on allocated corporate charges and not on the formula originally provided in the Administrative Management Agreement.

         In connection with the sale of the Initial Debenture, FOHP paid FHS a phase-in period management fee of $1,701,120.38, which was based on certain administrative services provided by FHS to FOHP from January 1, 1997 to April 30, 1997.

         At the end of each month during the term of the Administrative Management Agreement, FHS shall provide FOHP with statements setting forth the Management Fee for such month. The Management Fee for any month shall become payable within ten days after receipt by FOHP from FHS of the statements for such month.


         In the event that FHS establishes a regional or centralized multi-entry system relating to functions ordinarily and customarily handled at the plan level and not described in the MIS Management Agreement (such as plan level accounting and membership services), FHS shall have the right to transfer such functions performed by the FOHP Health Plans to such regional system, in which case FOHP shall be obligated to pay to FHS the share of such regional systems costs incurred by FHS with respect to such function which is allocable to the FOHP Health Plans; provided, however, that the regionalization or centralization of functions by FHS must result, in the aggregate, in cost savings to the FOHP Health Plans and any data processing functions performed under such regionalization or centralization shall not cost more than what was contemplated under FOHP's then-existing Management Information Services Agreement (the "HSII Agreement") with Health Systems Integration, Inc. ("HSII").


         In the event any of the Management Fees due and payable to FHS under the Administrative Management Agreement are not paid, such Management Fees may, at FHS' option, be added to the principal amount of the Convertible Debentures issued by FOHP to FHS except that Management Fees due and payable during calendar year 1998 may only be added to such principal amount to the extent permitted by the Convertible Debentures. Any due and payable but unpaid Management Fees not added to the principal amount of the Convertible Debentures issued by FOHP to FHS shall bear interest at the rate of the Initial Debenture until paid in their entirety or added to the principal amount of the Convertible Debentures.

         As compensation under the MIS Management Agreement, FOHP will (i) pay FHS fees and charges to be specified by FHS upon the effectiveness of the agreement, which fees and charges shall be no greater than the compensation paid to HSII pursuant to the HSII Agreement and (ii) reimburse FHS for such costs and expenses as to which HSII was entitled to reimbursement under the HSII Agreement and documents related thereto.

         FHS is required to provide and perform the following services under the Administrative Management Agreement, subject to the direction of the FOHP Health Plans and consistent with the manner in which FHS provides such services to its other subsidiaries, without disadvantage to FOHP or the FOHP Health Plans: (i) manage the diagnosis and assessment of the information/operating systems of the FOHP Health Plans and provide support for all necessary conversions, supplements and enhancements to such systems; (ii) manage the FOHP Health Plans in their provider contracting efforts and provider relations matters, including the establishment of appropriate provider reimbursement structures; (iii) provide human resources and employee benefit corporate management services to the FOHP Health Plans in recruiting employees and in implementing personnel policies and procedures and employee benefit programs; (iv) provide consultation and assistance to the FOHP Health Plans in connection with governmental relations and legislative activities (including regulatory compliance matters) affecting the FOHP Health Plans; (v) provide consultation and assistance to the FOHP Health Plans in conducting analyses of the marketplace in which they operate and in developing an appropriate strategic plan; (vi) provide consultation and assistance to the FOHP Health Plans in connection with the development and dissemination of enrollment and disclosure materials for enrollees thereof, employers and other groups contracting with any of the FOHP Health Plans and other third parties; (vii) provide administrative support to the FOHP Health Plans in the formulation, review and implementation of the utilization review and quality assurance programs thereof; (viii) provide consultation and assistance to the FOHP Health Plans in connection with protecting the confidentiality of the records thereof and ensuring compliance with all applicable federal, state and local laws and regulations relating to the records thereof; (ix) consult with and assist the FOHP Health Plans in support of the medical management policies and procedures thereof, in preparing and negotiating contracts with participating providers, subscriber groups, vendors and other third parties; (x) provide consultation and assistance to the FOHP Health Plans in the preparation of the annual budget thereof, which will set forth their major operating objectives, anticipated revenues, expenses, cash flow and capital expenditures; (xi) provide oversight management to the FOHP Health Plans in recording and analyzing the financial conditions thereof, including financial review and analysis of health care costs incurred thereby and assist in the preparation of appropriate federal, state and local tax returns and provide the FOHP Health Plans with advice as to appropriate tax accruals; (xii) provide consultation and assistance to the FOHP Health Plans in the establishment, review and modification of collection policies and programs designed to minimize the number and amount of outstanding accounts receivable thereof; (xiii) provide consultation and assistance in implementing the FOHP Health Plans' premium structures, which premium structures shall take into account the financial obligations of the FOHP Health Plans, the importance of providing quality health care at a reasonable cost, and the competition of the FOHP Health Plans in the service areas; (xiv) give advice to the FOHP Health Plans concerning various business insurance programs, including but not limited to, professional liability insurance, directors and officers liability insurance, reinsurance and workers' compensation insurance; (xv) provide consultation and assistance to the FOHP Health Plans in connection with the sales and marketing efforts of the FOHP Health Plans, including assistance with regard to the selection of advertising agencies, the conduct of surveys respecting the satisfaction of subscriber groups and enrollees of the FOHP Health Plans and the FOHP Health Plans' sales programs and techniques; (xvi) provide to the FOHP Health Plans actuarial and data analysis services, and assistance in the development of underwriting standards; (xvii) assist the Boards of Directors of FOHP and its subsidiaries in reviewing the short, medium and long range objectives of the FOHP Health Plans and in formulating recommendations with respect thereto; and (xviii) provide such other services, not specifically mentioned herein, that are mutually agreed upon between the parties.

         FHS shall provide and perform the following services under the MIS Management Agreement: (i) provide all claims processing, record keeping and data processing services to the FOHP Health Plans that had been provided by HSII pursuant to the HSII Agreement; and (ii) provide such other related services as are mutually agreed upon between the parties.

         Under each of the Management Agreements, FHS will defend, indemnify and hold the FOHP Health Plans and, among others, their respective officers, directors, shareholders, employees and agents, from and against any and all claims, actions, damages, obligations, losses, liabilities, costs and expenses, including attorneys' fees, other professional fees, costs of collection and other costs of defense ("Management Agreement Damages"), resulting from FHS' gross negligence or willful misconduct. In addition, FOHP has agreed to defend, indemnify and hold FHS and, among others, its officers, directors, shareholders, employees and agents, from and against any and all Management Agreement Damages resulting from FHS' execution of the Management Agreements or performance of services thereunder, provided that no such indemnification shall be provided to the extent that such Management Agreement Damages result from FHS' gross negligence or willful misconduct.

                          DESCRIPTION OF PAYMENT RIGHTS

         In connection with the Merger, the Provider Shareholders will be offered Payment Rights for their shares of FOHP Common Stock, as an alternative to the Appraisal Consideration. Each Payment Right will entitle the holder thereof to a cash payment of not less than $15.00 on or about July 1, 2001 if certain conditions are either satisfied or waived. Certain of the conditions to be satisfied prior to any payment being made under a Payment Right are different for Hospital Shareholders and Non-Hospital Shareholders. Set forth below is a description of the Payment Rights issuable to Hospital Shareholders and a description of the Payment Rights issuable to Non-Hospital Shareholders:

(I)      PAYMENT RIGHTS - HOSPITAL SHAREHOLDERS


         (a) Payment - Each Payment Right issued to a Hospital Shareholder will entitle the Hospital Shareholder to a cash payment of $15.00 on or about July 1, 2001 from FOHP, provided that the Hospital Shareholder Conditions described in subpart (b) below have been met by the Hospital Shareholder and the Continuing Hospital Provider Condition described in subpart (c) below shall have been satisfied.


         (b) Hospital Shareholder Conditions - In order to receive the full $15.00 payment under a Payment Right, a Hospital Shareholder would have to meet the following conditions (the "Hospital Shareholder Conditions"):


                  (i) Hospital Participation and Reimbursement Condition - The Hospital Shareholder must continue to participate in PHS-NJ's provider network until July 1, 2001, and agree in writing to continue to participate in PHS-NJ's provider network until December 31, 2001, on the terms and subject to the conditions contained in the existing provider agreement between the Hospital Shareholder and PHS-NJ, as revised, where necessary, to (A) provide that reimbursement rates for the Hospital Shareholder shall remain at their March 1, 1998 levels until at least December 31, 1999, and thereafter shall be changed annually only to the lesser of (1) the December 31, 1999 rate plus or minus an annual cost of living adjustment as reflected in the latest consumer price index for New York, or (2) the December 31, 1999 rate plus or minus the average of the rate increase or decrease then most recently obtained by the two managed care plans with the lowest rates at the Hospital Shareholder, not including PHS-NJ, and (B) extend such provider agreement to apply to all FHS affiliated entities (the "Hospital Participation and Reimbursement Condition").

                  (ii) Hospital Enrollment and Premium Payment Condition - The Hospital Shareholder must continue to comply with the enrollment obligations applicable to the Hospital Shareholder currently contained in the Certificate of Incorporation of FOHP, which provide that: (A) if the only health benefits plan of the Hospital Shareholder at PHS-NJ's inception was self-insured, the Hospital Shareholder shall offer a PHS-NJ health plan to its employees as its exclusive plan; (B) if the Hospital Shareholder offered one or more health plans, including any self-insured plan, at PHS-NJ's inception, the Hospital Shareholder must offer a PHS-NJ health plan to its employees and have at least 75% of its employees enrolled in PHS-NJ health plans; and (C) if the Hospital Shareholder is subject to a collective bargaining agreement, the Hospital Shareholder is required to (1) use its best efforts to offer a PHS-NJ health plan to its non-union employees on a non-exclusive basis, (2) use its best efforts to qualify a PHS-NJ health plan as the union designated plan, and (3) pay reasonable deductibles or other costs to qualify a PHS-NJ health plan as the union designated plan; provided, however, that those Hospital Shareholders which have entered into letter agreements with FOHP that modify the enrollment obligations applicable to the Hospital Shareholder set forth in FOHP's Certificate of Incorporation, would continue to be subject to those agreements until December 31, 1999, as amended to provide that the Hospital Shareholder shall continue to offer a pharmacy rider through PHS-NJ, to the same extent and under the same terms and conditions as it has offered such rider prior to March 1, 1998, with the exception that the pharmacy rider shall reimburse the participating pharmacist for the cost of generic drugs only, whenever a generic substitution is available, regardless of whether the prescribing physician prescribes "Dispense as Written." Pursuant to the Payment Rights issued to Hospital Shareholders, the aforementioned enrollment obligations, whether in FOHP's Certificate of Incorporation or in a letter agreement, would continue until December 31, 1999, and thereafter if the Hospital Shareholder proposes to offer to its employees any health benefits plan, such Hospital Shareholder shall provide prior notice to PHS-NJ of the material terms of any Bona Fide Offer (as defined below) offered by such other health benefit plan. In the event PHS-NJ offers to provide a health plan containing terms at least as favorable in all material respects to the employees of the Hospital Shareholder as those contained in the Bona Fide Offer, such Hospital Shareholder shall offer PHS-NJ's health plan to its employees on the same basis as it would have been obligated under the enrollment obligations if such enrollment obligations had not expired.

                           The Hospital Shareholder must also make timely payments of premium to PHS-NJ and shall be current in such payments as of July 1, 2001.


                           A "Bona Fide Offer" is an offer of a health benefits plan which is prepared with the objective of covering the offerer's (A) health care costs and administrative expenses in the case of risk products, and (B) costs of performing administrative services and any risk assumed (e.g. reinsurance) in the case of self-funded products. An offer by any health benefits plan below the offerer's costs for the purpose of achieving market share increases shall not constitute a Bona Fide Offer.

                           The conditions set forth in this subpart (ii) shall be collectively referred to as the "Hospital Enrollment and Premium Payment Condition."


                  (iii) Reduction in Amount Payable Under Payment Rights - Failure by a Hospital Shareholder to comply with the Hospital Participation and Reimbursement Condition in subpart (i) above would result in a reduction of the amount of the Payment Rights held by the Hospital Shareholder by $10 per Payment Right. Failure by a Hospital Shareholder to comply with the Hospital Enrollment and Premium Payment Condition in subpart
                           (ii) above would result in a reduction of the amount of the Payment Rights held by the Hospital Shareholder by $5.00 per Payment Right. For example, if the Continuing Hospital Provider Condition discussed in subpart (c) below is satisfied and a Hospital Shareholder complies with the Hospital Participation and Reimbursement Condition in subpart
                           (i) above, but fails to comply with the Hospital Enrollment and Premium Payment Condition in subpart
                           (ii) above, such Hospital Shareholder will receive $10.00 for each Payment Right held by it on or about July 1, 2001.

         (c) Continuing Hospital Provider Condition - In order for any Hospital Shareholder or Non-Hospital Shareholder to receive any payment under a Payment Right, no more than (i) five (5) Large Hospital Shareholders (as defined below) shall have failed to comply with the Hospital Participation and Reimbursement Condition, (ii) seven (7) Small Hospital Shareholders (as defined below) shall have failed to comply with the Hospital Participation and Reimbursement Condition, or (iii) three (3) Large Hospital Shareholders and four (4) Small Hospital Shareholders shall have failed to comply with the Hospital Participation and Reimbursement Condition, provided, however, that in calculating the number of non-complying Hospital Shareholders for purposes of subparts
                  (i), (ii) and (iii), a Large Hospital Shareholder or Small Hospital Shareholder which fails to comply with the Hospital Participation and Reimbursement Condition as a result of a breach by PHS-NJ of its provider agreement with the Hospital Shareholder, shall not be counted as having failed to comply with the Hospital Participation and Reimbursement Condition.


                  A "Large Hospital Shareholder" shall mean a Hospital Shareholder which currently is a provider in the FOHP provider network and originally purchased 33,315 shares of FOHP Common Stock.

         Set forth below is a list of the Large Hospital Shareholders:

  INSTITUTION                                                 LOCATION                   COUNTY
  -----------                                                 --------                   ------
  Christ Hospital                                             Jersey City                Hudson
  Clara Maass Medical Center                                  Belleville                 Essex
  Community Medical Center                                    Toms River                 Ocean
  Elizabeth General Medical Center                            Elizabeth                  Union
  Englewood Hospital and Medical Center                       Englewood                  Bergen
  Holy Name Hospital                                          Teaneck                    Bergen
  JFK Medical Center                                          Edison                     Middlesex
  Kimball Medical Center                                      Lakewood                   Ocean
  Memorial Hospital of Burlington County                      Mt. Holly                  Burlington
  Monmouth Medical Center                                     Long Branch                Monmouth
  Morristown Memorial Hospital                                Morristown                 Morris
  Muhlenberg Regional Medical Center                          Plainfield                 Union
  Newark Beth Israel Medical Center                           Newark                     Essex
  Pascack Valley Hospital                                     Westwood                   Bergen
  Riverview Medical Center                                    Red Bank                   Monmouth
  Robert Wood Johnson University Hospital                     New Brunswick              Middlesex
  Saint Barnabas Medical Center                               Livingston                 Essex
  Somerset Medical Center                                     Somerville                 Somerset
  Southern Ocean County Hospital                              Manahawkin                 Ocean
  St. Francis Medical Center                                  Trenton                    Mercer
  St. Joseph's Hospital and Medical Center                    Paterson                   Passaic
  St. Peter's Medical Center                                  New Brunswick              Middlesex
  The Valley Hospital                                         Ridgewood                  Bergen

         A "Small Hospital Shareholder" shall mean a Hospital Shareholder which currently is a provider in the FOHP provider network and originally purchased 13,334 shares of FOHP Common Stock

         Set forth below is a list of the Small Hospital Shareholders:

  INSTITUTION                                                 LOCATION                   COUNTY
  -----------                                                 --------                   ------
  Barnert Hospital                                            Paterson                   Passaic
  Bayshore Community Hospital                                 Holmdel                    Monmouth
  Beth Israel - Passaic                                       Passaic                    Passaic
  Burdette Tomlin Memorial Hospital                           Cape May Courthouse        Cape May
  CentraState Medical Center                                  Freehold                   Monmouth
  Chilton Memorial Hospital                                   Pompton Plains             Morris
  Hackettstown Hospital                                       Hackettstown               Warren
  Hunterdon Medical Center                                    Flemington                 Hunterdon
  Irvington General Hospital                                  Irvington                  Essex
  William B. Kessler Memorial Hospital                        Hammonton                  Atlantic
  Mercer Medical Center                                       Trenton                    Mercer
  Newton Memorial Hospital                                    Newton                     Sussex
  Our Lady of Lourdes                                         Camden                     Camden
  South Jersey Hospital System                                Bridgeton, Millville and   Cumberland and Salem
                                                              Elmer
  The Medical Center at Princeton                             Princeton                  Mercer
  Underwood Memorial Hospital                                 Woodbury                   Gloucester
  Union Hospital                                              Union                      Union
  West Hudson Hospital                                        Kearny                     Hudson

         (d) Waiver of Conditions by FOHP - FOHP, at its sole discretion, may waive any of the conditions to payment set forth in the Payment Rights held by any Hospital Shareholder. Any waiver by FOHP of a condition to payment set forth in the Payment Rights held by one Hospital Shareholder shall have no effect on whether FOHP elects to waive or not to waive any conditions to payment set forth in the Payment Rights held by another Hospital Shareholder.


         (e) Payment Procedure - Any consideration paid by FOHP under the Payment Rights to the Hospital Shareholders shall be in the form of a corporate or certified check which shall be mailed or otherwise delivered on or about July 1, 2001.

         (f) Contribution Agreement between FOHP and FHS - Pursuant to the Contribution Agreement, FHS will irrevocably commit to contribute to FOHP the cash needed by FOHP to make full payment on all outstanding Payment Rights issued by FOHP in connection with the Merger. Any funds contributed by FHS to FOHP for the payment of Payment Rights will be restricted for that purpose only.

         (g) Change of Control - In the event FHS is acquired by or merged with another entity and the senior management or Board of Directors of FHS is substantially replaced as a result of such transaction, or FOHP or any successor thereto shall become controlled prior to July 1, 2001 by an entity other than FHS (or an entity controlled by FHS), the holders of Payment Rights shall be entitled to full payment thereunder; provided, that such holders shall agree in writing to continue to participate in the PHS-NJ provider network or that of its successors, for a period ending on the earlier to occur of (i) eighteen (18) months from the date of the transaction, or (ii) December 31, 2001, on the same terms and subject to the same conditions as contained in the holders' provider agreements with PHS-NJ as in effect immediately prior to the transaction.


         (h) Non-Transferability of Payment Rights - The certificate representing a Payment Right will be non-negotiable and no Payment Right will be transferable or assignable by a Hospital Shareholder without the express written consent of FOHP.

         (i) No Voting, Dividends or Related Rights - Payment Rights do not represent an equity interest in FOHP. Accordingly, neither the certificates representing the Payment Rights nor the Payment Rights entitle the holder to any voting, dividends or other rights generally associated with equity securities.

         (j) No Interest - No interest will be paid on any amount payable under a Payment Right.

         (k) Governing Law - A Payment Right shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

(II)     PAYMENT RIGHTS - NON-HOSPITAL SHAREHOLDERS


         (a) Payment - Each Payment Right issued to a Non-Hospital Shareholder will entitle the Non-Hospital Shareholder to a cash payment of $15 on or about July 1, 2001 from FOHP, provided that the Non-Hospital Shareholder Condition described in subpart (b) below has been met by the Non-Hospital Shareholder and the Continuing Hospital Shareholder Condition described in part I(c) above shall have been satisfied.


         (b) Non-Hospital Shareholder Condition - In order to receive the full $15 payment under a Payment Right, a Non-Hospital Shareholder would have to meet the following condition (the "Non-Hospital Shareholder Condition"):


                  The Non-Hospital Shareholder must continue to participate PHS-NJ's provider network until July 1, 2001, and agree in writing to continue to participate in PHS-NJ's provider network until December 31, 2001, on the terms and subject to the conditions contained in his, her or its existing provider agreement with PHS-NJ, as revised to apply to all FHS affiliated entities. Any Non-Hospital Shareholder who has retired, died, ceased practicing in New Jersey, or has been terminated by PHS-NJ prior to December 31, 2001, shall be deemed to have satisfied this condition.


         (c) Continuing Hospital Provider Condition - The Continuing Hospital Provider Condition discussed in part I (c) above shall have been satisfied.

         (d) Bonus Pool - Any consideration not paid to a Hospital Shareholder or Non-Hospital Shareholder under the Payment Rights issued in connection with the Merger, due to failure of the Hospital Shareholder or Non-Hospital Shareholder to meet the conditions applicable to him, her or it under the Payment Rights, shall be made available to those Non-Hospital Shareholders who complied with the Non-Hospital Shareholder Condition, provided that the Continuing Hospital Provider Condition has been satisfied. In addition, if any Hospital Shareholder or Non-Hospital Shareholder elects to receive the Appraisal Consideration for his, her or its shares of FOHP Common Stock instead of Payment Rights, the difference between $15.00 and the per share amount of the Appraisal Consideration paid to the Non-Hospital Shareholder for his, her or its shares of FOHP Common Stock will be made available to those Non-Hospital Shareholders who comply with the Non-Hospital Shareholder Condition, provided that the Continuing Hospital Provider Condition is satisfied.

                  If the Continuing Hospital Provider Condition is satisfied, each Non-Hospital Shareholder who has satisfied the Non-Hospital Shareholder Condition shall be entitled to the sum of:

                  (i) the product of (A) the number of shares of FOHP Common Stock held by the Non-Hospital Shareholder prior to the Merger multiplied by (B) $2.25, plus

                  (ii) the Non-Hospital Shareholder's Pro-Rata Portion (as defined below) of (A) the aggregate reduction in the $15.00 principal amount payable under each Payment Right issued in connection with the Merger, and (B) the amount equal to the product of (x) $15.00 minus the per share amount of the Appraisal Consideration, multiplied by (y) the number of shares of FOHP Common Stock purchased from Provider Shareholders who elect to receive the Appraisal Consideration (subpart (i) plus subpart (ii) shall be referred to herein as the "Bonus Payment").


                  Provided, however, that the Bonus Payment shall only be made if PHS-NJ's operations in New Jersey produce an annualized return on average common equity capital of at least 10% for the period January 1, 1999 through June 30, 2001, where initial capital is set at $130 million, plus any increase in retained earnings for PHS-NJ through the period January 1, 1999 through June 30, 2001, excluding any non-recurring extraordinary items, as defined under GAAP, and without giving effect to the quota share reinsurance arrangement among PHS-NJ, the Guardian and PHS/Bermuda, Ltd., an affiliate of PHS-NJ (the determination of annualized return on average common equity capital for the period January 1, 1999 through June 30, 2001 shall be computed using pre-tax earnings).


                  The "Pro-Rata Portion" of any given Non-Hospital Shareholder shall equal the product of (A) the quotient of (1) the amount of consideration received by the Non-Hospital Shareholder in the Merger (other than the Bonus Payment) divided by (2) the total consideration payable to all Non-Hospital Shareholders in the Merger (other than the Bonus Payment) multiplied by (B) the aggregate amount of the $15.00 principal amount payable under each Payment Right not paid under the Payment Rights issued in the Merger plus the amount equal to the product of
                  (x) $15.00 minus the per share amount of the Appraisal Consideration, multiplied by (y) the number of shares of FOHP Common Stock purchased from Provider Shareholders in exchange for the Appraisal Consideration.

         (e)      Example of Bonus Payment- If we assume that:

                  o Prior to the Merger, there are 1,000,000 shares of outstanding FOHP Common Stock held by Non-Hospital Shareholders;

                  o After the Merger, (i) Non-Hospital Shareholders who held 900,000 shares of outstanding FOHP Common Stock prior to the Merger, choose to receive Payment Rights and satisfy the Non-Hospital Shareholder Condition,
                           (ii) shareholders who held 50,000 shares of outstanding FOHP Common Stock prior to the Merger, choose to receive Payment Rights, but fail to satisfy the Non-Hospital Shareholder Condition, and, as a result, $750,000 (50,000 shares x $15.00 = $750,000)
                           is forfeited by the affected Non-Hospital
                           Shareholders, and (iii) Non-Hospital Shareholders who held 50,000 shares of outstanding FOHP Common Stock prior to the Merger, elect to receive Appraisal Consideration;

                  o The Appraisal Consideration equals $0.25 per share of FOHP Common Stock and, as a result, $737,500 (50,000 shares x $14.75 = $737,500) is added to the monies to be made available in the Bonus Pool.


                  o $250,000 payable to the Hospital Shareholders is forfeited due to failure by certain Hospital Shareholders to meet either or both of the Hospital Participating and Reimbursement Condition or Hospital Enrollment and Premium Payment Condition.

                  o The Continuing Hospital Provider Condition has been satisfied.


                  o PHS-NJ's operations in New Jersey provide an annualized return on average common equity for the period of January 1, 1999 through June 30, 2001 of at least 10%.

         Based on the above assumptions, a Non-Hospital Shareholder who held 1,000 shares of FOHP Common Stock prior to the Merger would receive a Bonus Payment of $4,179, as determined below:

                               $2,250 (1,000 shares x $2.25)
                               +
                               $1,929 (Pro-Rata Portion)
                               ------
                               $4,179
                               ======


         The Non-Hospital Shareholder's Pro-Rata Portion would be determined as follows:


                  (i)      $15,000 (1,000 shares x $15) divided by $13,512,500
                           (900,000 shares x $15 = $13,500,000 plus $12,500 paid
                           as Appraisal Consideration) equals .00111.
                                                              ------

                  (ii) $750,000 forfeited by Non-Hospital Shareholders plus $250,000 forfeited by Hospital Shareholders plus $737,500 (which is the amount available to the Non-Hospital Shareholders who satisfy the Non-Hospital Shareholder Condition as a result of certain Non-Hospital Shareholders electing to receive the Appraisal Consideration) equals $1,737,500.
                                                               ----------

                               .00111 x 1,737,500 = $1,929
                               ---------------------------


         (f) Waiver of Conditions by FOHP - FOHP, at its sole discretion, may waive any of the conditions to payment set forth in the Payment Rights held by any Non-Hospital Shareholder. Any waiver by FOHP of a condition to payment set forth in the Payment Rights held by one Non-Hospital Shareholder shall have no effect on whether FOHP elects to waive or not to waive any conditions to payment set forth in the Payment Rights held by another Non-Hospital Shareholder.

         (g) Payment Procedure - Any consideration paid by FOHP under the Payment Rights to the Non-Hospital Shareholders shall be in the form of a corporate or certified check which shall be mailed or otherwise delivered on or about July 1, 2001.

         (h) Contribution Agreement between FOHP and FHS - Pursuant to the Contribution Agreement, FHS will irrevocably commit to contribute to FOHP the cash needed by FOHP to make full payment on all outstanding Payment Rights issued by FOHP in connection with the Merger. Any funds contributed by FHS to FOHP for the payment of Payment Rights will be restricted for that purpose only.

         (i) Change of Control - In the event FHS is acquired by or merged with another entity and the senior management or Board of Directors of FHS is substantially replaced as a result of such transaction, or FOHP or any successor thereto shall become controlled prior to July 1, 2001 by an entity other than FHS (or an entity controlled by FHS), the holders of Payment Rights shall be entitled to full payment thereunder; provided, that such holders shall agree in writing to continue to participate in the PHS-NJ provider network or that of its successors, for a period ending on the earlier to occur of (i) eighteen (18) months from the date of the transaction, or (ii) December 31, 2001, on the same terms and subject to the same conditions as contained in the holders' provider agreements with PHS-NJ as in effect immediately prior to the transaction.


         (j) Non-Transferability of Payment Rights - The certificate representing a Payment Right will be non-negotiable and no Payment Right will be transferable or assignable by a Non-Hospital Shareholder without the express written consent of FOHP.

         (k) No Voting, Dividends or Related Rights - Payment Rights do not represent an equity interest in FOHP. Accordingly, neither the certificates representing the Payment Rights nor the Payment Rights entitle the holder to any voting, dividends or other rights generally associated with equity securities.

         (l) No Interest - No interest will be paid on any amount payable under a Payment Right.

         (m) Governing Law - A Payment Right shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

                        COMPARISON OF SHAREHOLDER RIGHTS


         As holders of FOHP Common Stock, Provider Shareholders are entitled to vote on certain matters brought before the shareholders of FOHP, such as the election of directors and certain business combinations, as well as share in any dividends or distributions declared by FOHP for the benefit of its shareholders. If the Merger is consummated, (i) the non-dissenting Provider Shareholders will receive either Appraisal Consideration or Payment Rights for their shares of FOHP Common Stock, and (ii) the dissenting Provider Shareholders will receive the fair value of their shares of FOHP Common Stock as determined under Chapter 11 of the NJBCA. As a result, no Provider Shareholder will have an equity position in FOHP after the Merger. The only entitlement that a Provider Shareholder would have as the holder of a Payment Right is the right to be paid not less than $15.00 on or about July 1, 2001, provided that certain conditions are either satisfied or waived.

         FOHP Common Stock is currently registered under the Exchange Act, and, as a result of such registration, FOHP must file periodic reports with the SEC containing financial and other material disclosure with respect to FOHP and its operations. Since FHS will be the only holder of FOHP Common Stock after the consummation of the Merger, FOHP will terminate the registration of the FOHP Common Stock under the Exchange Act. As a result, FOHP's obligation to file periodic reports under the Exchange Act will be suspended and FOHP will not be obligated to provide the holders of Payment Rights with the financial and other information required to be included in such reports.

                              AVAILABLE INFORMATION

         FHS and FOHP file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that such companies file at the SEC's public reference rooms at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Filings with the SEC by FHS and FOHP are also available to the public from commercial document retrieval services and at the SEC's site on the World Wide Web at http://www.sec.gov.


         A copy of JMS' written opinion dated July 15, 1998, and update thereto dated November 16, 1998, with respect to the fairness of the Payment rights to the Provider Shareholders from a financial point of view, have been attached to this Proxy Statement as Appendix F, and a copy of the Appraisal dated June 1, 1999, with respect to the approximate value of one share of FOHP Common Stock as of December 31, 1999, has been attached to this Proxy Statement as Appendix H. In addition, a copy of JMS' written opinion, a copy of the update thereto, and a copy of JMS' appraisal will be made available to any shareholder of FOHP or his, her or its duly authorized representative for inspection and copying at the principal executive offices of FOHP located at 3501 State Highway 66, Neptune, New Jersey, during regular business hours.


                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superceded by information in this Proxy Statement.

         This Proxy Statement incorporates by reference the following documents previously filed with the SEC by FOHP (File No. 0-25944) pursuant to the Exchange Act:


1. FOHP's Annual Report on Form 10-K for the year ended December 31, 1998.

2. FOHP's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, as amended.

3. FOHP's Current Report on Form 8-K, dated January 1, 1999, as amended.

         A COPY OF FOHP'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 AND A COPY OF FOHP'S QUARTERLY REPORT FOR THE QUARTER ENDED MARCH 31, 1999, AS AMENDED, ARE BEING DELIVERED WITH THIS PROXY STATEMENT. INASMUCH AS INFORMATION IS BEING INCORPORATED BY REFERENCE FROM THE AFOREMENTIONED ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q, YOU ARE URGED TO REVIEW SUCH DOCUMENTS IN CONNECTION WITH YOUR REVIEW OF THIS PROXY STATEMENT.


         We are also incorporating by reference additional documents that are filed by FOHP with the SEC between the date of this Proxy Statement and the date of the Special Meeting.

         This Proxy Statement incorporates by reference the following documents previously filed with the SEC by FHS (File No. 1-12718) pursuant to the Exchange
Act:


1. FHS' Annual Report on Form 10-K for the year ended December 31, 1998.

2. FHS' Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.


         We are also incorporating by reference additional documents that are filed by FHS with the SEC between the date of this Proxy Statement and the date of the Special Meeting.

THIS PROXY STATEMENT INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT FOHP AND FHS THAT IS NOT INCLUDED HEREIN OR DELIVERED HEREWITH. SUCH INFORMATION IS AVAILABLE WITHOUT CHARGE UPON REQUEST FROM:


FOUNDATION HEALTH SYSTEMS, INC.                 FOHP, INC.
ATTN:  DIRECTOR OF INVESTOR RELATIONS           ATTN:  DONALD PARISI, VICE PRESIDENT,
21650 OXNARD STREET                             GENERAL COUNSEL AND SECRETARY
WOODLAND HILLS, CALIFORNIA  91367               3501 STATE HIGHWAY 66
TELEPHONE (818) 676-6978                        NEPTUNE, NEW JERSEY  07753
                                                TELEPHONE: (732) 918-6700

IN ORDER TO ENSURE TIMELY DELIVERY OF ANY INFORMATION INCORPORATED BY REFERENCE, ANY REQUEST SHOULD BE MADE BY JULY _____, 1999.

                                     EXPERTS


         The consolidated financial statements as of and for the year ended December 31, 1998, which are incorporated into this Proxy Statement by reference to FOHP's Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by Deloitte & Touche LLP, independent auditors, as stated in the report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements of FOHP as of and for the years ended December 31, 1997 and 1996, appearing in FOHP's Annual Report (Form 10-K) for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements and related financial statement schedule incorporated into this Proxy Statement by reference to FHS' Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in the report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         A representative of Deloitte & Touche LLP will be present at the Special Meeting to answer questions by shareholders and will have the opportunity to make a statement, if so desired.



                              SHAREHOLDER PROPOSALS


         Shareholder proposals for presentation at FOHP's next annual meeting of shareholders must be received by FOHP at its principal executive offices for inclusion in its proxy statement and form of proxy relating to that meeting no later than July 30, 1999. FOHP's By-Laws contain certain procedures which must be followed in connection with shareholder proposals. However, please note that if the Merger is consummated, PHS, a wholly-owned subsidiary of FHS, will become the sole shareholder of FOHP, and, as a result, no proxy materials will be distributed in connection with future FOHP shareholder meetings.

                                 OTHER BUSINESS

         It is not expected that any matter not referred to herein will be present for action at the Special Meeting. If any other matters are properly brought before the Special Meeting, the persons named in the proxies or authorized substitutes will have discretion to vote on such matters and on matters incident to the conduct of the Special Meeting in accordance with their best judgment.

         ALL SHAREHOLDERS ARE URGED TO FILL IN, SIGN AND SEND IN THEIR PROXIES WITHOUT DELAY TO AMERICAN STOCK TRANSFER AND TRUST COMPANY, 40 WALL STREET, NEW YORK, NEW YORK 10005. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.


         IN ORDER TO ANSWER ANY QUESTIONS YOU MAY HAVE WITH RESPECT TO THE MERGER OR THE COMPLETION AND RETURN OF A PROXY CARD, A SPECIAL SHAREHOLDERS HOTLINE HAS BEEN ESTABLISHED WHICH WILL PROVIDE YOU DIRECT ACCESS TO MEMBERS OF OUR SENIOR MANAGEMENT DURING THE HOURS OF 8:00 A.M. TO 10:00 A.M. AND 5:00 P.M. TO 7:00 P.M., MONDAY THROUGH FRIDAY, COMMENCING JUNE _____, 1999 AND ENDING JULY ___, 1999. PLEASE CALL (732) 643-6300.


                                          By Order of the Board of Directors



                                          THOMAS W. WILFONG
                                          President and Chief Executive Officer



June _____, 1999

                             LIST OF DEFINED TERMS

Administrative Management Agreement.........................    9
Amended Securities Purchase Agreement.......................   10
Appraisal...................................................   13
Appraisal Consideration.....................................    1
Bonus Payment...............................................   77
Bonus Pool..................................................   16
Code........................................................   20
Comparable Companies........................................   53
Comparable Transactions.....................................   53
Contribution Agreement......................................    8
Convertible Debentures......................................   10
Departments.................................................   13
DOI.........................................................   14
EBIT........................................................   53
EBITDA......................................................   53
Exchange Act................................................   17
Exchange Agent..............................................   56
FHS.........................................................    1
FHS Class A Common Stock....................................   11
Financial Advisor...........................................   11
FOHP........................................................    1
FOHP Board..................................................    1
FOHP Common Stock...........................................    1
FOHP Health Plans...........................................   66
GAAP........................................................   16
HMO.........................................................    6
HMO Subsidiary Merger.......................................   13
Hospital Participation and Reimbursement Condition..........   70
Hospital Shareholder Conditions.............................   70
Hospital Shareholders.......................................   21
HSI.........................................................   10
HSII........................................................   67
HSII Agreement..............................................   67
Initial Debenture...........................................   10
IRS.........................................................   58
JMS.........................................................   11
Management Agreement Damages................................   68
Management Agreements.......................................    9
Management Fee..............................................   66
Merger......................................................    1
Merger Agreement............................................    1
MIS Agreement...............................................    9
Net Capital Shortfall.......................................   38
New Convertible Debenture...................................   11
NJBCA.......................................................    9

Non-FHS Directors...........................................   12
Non-Hospital Shareholder Condition..........................   76
Non-Hospital Shareholders...................................   16
Original Merger.............................................   12
Payment Rights..............................................    1
PHS.........................................................    7
PHS-NJ......................................................    6
Provider Shareholders.......................................   11
SEC.........................................................   17
Securities Act..............................................   51
Securities Purchase Agreement...............................   10
SG&A........................................................   30
Special Committee...........................................   11
Special Meeting.............................................    1
Surviving Corporation.......................................    1
Term Sheet..................................................   12

                                                                      APPENDIX A


                          AGREEMENT AND PLAN OF MERGER


This Agreement and Plan of Merger ("Agreement"), dated as of November 16, 1998, is by and among Foundation Health Systems, Inc., a Delaware corporation ("FHS"), FHS Transition Company, a New Jersey corporation ("Merger Sub"), and FOHP, Inc., a New Jersey corporation ("FOHP" or the "Surviving Corporation").


                                    RECITALS

         WHEREAS, (i) Merger Sub is a wholly-owned subsidiary of FHS, and (ii) FHS owns approximately ninety-eight percent (98%) of the issued and outstanding capital stock of FOHP;

         WHEREAS, the Boards of Directors of FHS, Merger Sub and FOHP have determined that it is in the best interests of their respective shareholders to merge Merger Sub with and into FOHP (the "Merger") pursuant to the terms, and subject to the conditions, of this Agreement;

         WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, (i) Merger Sub will be merged with and into FOHP in accordance with the applicable provisions of the New Jersey Business Corporation Act ("New Jersey Corporate Law"), (ii) each share of FOHP common stock, par value $.0l per share ("FOHP Common Stock"), issued and outstanding immediately prior to the "Effective Time" (as such term is defined in Section 1.2 of this Agreement), except for the shares beneficially owned by FHS and except as otherwise expressly provided herein, will be converted into the right to receive the "Merger Consideration" (as such term is defined in Section 2.l(b) of this Agreement), (iii) all of the shares of Merger Sub common stock, par value $.0l per share ("Merger Sub Common Stock"), issued and outstanding immediately prior to the Effective Time will be cancelled; and (iv) FHS will contribute all of its FOHP Common Stock to Physicians Health Services, Inc., a Delaware corporation and wholly-owned subsidiary of FHS ("PHS"); and

         WHEREAS, FHS, Merger Sub and FOHP desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, FHS, Merger Sub and FOHP hereby agree as follows:

                                   ARTICLE I


                                   THE MERGER

         1.1 The Merger. At the Effective Time and upon the terms and subject to the conditions hereof and in accordance with the provisions of New Jersey Corporate Law, Merger Sub will be merged with and into FOHP, whereupon the separate corporate existence of Merger Sub shall cease and FOHP shall continue as and be the Surviving Corporation in the Merger. Merger Sub and FOHP are sometimes hereinafter referred to individually as a "Constituent Corporation" and collectively as the "Constituent Corporations."

         1.2 Effective Time of Merger. Subject to the terms and conditions of this Agreement, and as promptly as practicable after satisfaction of all of the conditions to each party's obligation to consummate the Merger contained in
Article V of this Agreement, or, to the extent permitted hereunder, waiver thereof, a duly executed copy of this Agreement and a certificate of merger (the "Certificate of Merger") in such form as required by, and executed in accordance with, the relevant provisions of New Jersey Corporate Law, shall be filed with the New Jersey Department of Treasury, Division of Revenue (the "State Department"). If the Certificate of Merger is filed before January 1, 1999, it shall provide that the Merger will be effective on January 1, 1999. If the Certificate of Merger is filed after January 1, 1999, the Merger shall be effective at such time as the Certificate of Merger is filed with the State Department or such other time as is stated therein. The date on which the Merger is effective shall be the "Effective Time." This Agreement is intended by the Constituent Corporations to constitute the plan of merger contemplated by
Section 14A:10-1 of New Jersey Corporate Law.

         1.3 Effects of the Merger.

         (a) At the Effective Time, the separate corporate existence of Merger Sub shall cease and Merger Sub shall be merged with and into FOHP which, as the Surviving Corporation, shall survive the Merger and continue its separate corporate existence under the laws of the State of New Jersey. The Surviving Corporation shall succeed to all the properties and assets of the Constituent Corporations and to all debts, causes of action and other interests due or belonging to the Constituent Corporations and shall be subject to, and responsible for, all the debts, obligations, liabilities and duties of the Constituent Corporations as provided in Section 14A:10-6 of New Jersey Corporate Law. To the extent permitted by law, the Surviving Corporation shall possess all the rights, powers and franchises, of a public as well as of a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations. All rights, privileges, powers and franchises of each of the Constituent Corporations and all property, real, personal and mixed, and all debts due to each of the Constituent Corporations on whatever account, and all other things in action belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation. All property, rights, privileges, powers, franchises and all choses in action and every other interest shall thereafter be the property of the Surviving Corporation as they were of the Constituent Corporations. The title to any real estate, whether by deed or otherwise, and any other property, whether real, personal or mixed, vested in any of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger. Any devise, bequest, gift or grant contained in any will or in any instrument, made before or after the Merger, to or for the benefit of any of the

Constituent Corporations, shall inure to the benefit of the Surviving Corporation. Insofar as may be necessary to preserve any of the assets of the Constituent Corporations, the existence of each Constituent Corporation shall be deemed to continue in and through the Surviving Corporation. Any claim, action or proceeding, civil or criminal, pending by or against either Constituent Corporation, may be prosecuted as if the Merger had not taken place, and the Surviving Corporation may be substituted in place of either of the Constituent Corporations in connection with such claim, action or proceeding. Any judgment rendered against either of the Constituent Corporations may be enforced against the Surviving Corporation. Neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by this Merger.

         (b) If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of or in connection with the Merger, or otherwise to carry out the purpose and intent of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments, assumption agreements and assurances and to take and do, in the name and on behalf of each of such Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets of the Surviving Corporation or otherwise to carry out the purpose and intent of this Agreement.

         1.4 Certificate of Incorporation and By-laws.

         (a) The Certificate of Incorporation of FOHP, as in effect immediately prior to the Effective Time, shall be amended and restated, and, as so amended and restated, the Certificate of Incorporation of FOHP shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or under applicable law. Attached hereto as Exhibit A is a copy of FOHP's Certificate of Incorporation, as amended and restated in accordance herewith, which will be filed with the Certificate of Merger in order to effect the amendments thereto.

         (b) The By-laws of FOHP, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time (which amended and restated By-laws are attached hereto as Exhibit B) and, as so amended and restated, the By-laws of FOHP shall be the By-laws of the Surviving Corporation until altered, amended or repealed as provided therein or under applicable law.

         1.5 Board of Directors. The directors of FOHP at the Effective Time (as set forth on Exhibit C attached hereto) shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and/or By-laws.

         1.6 Officers. The officers of FOHP at the Effective Time (as set forth on Exhibit D attached hereto) shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and/or By-laws.

                                   ARTICLE II

                          CONSIDERATION FOR THE MERGER

         2.1 Consideration for the Merger; Conversion or Cancellation of Merger Sub Common Stock and FOHP Common Stock in the Merger; Contribution of FOHP Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of FHS, Merger Sub, FOHP or the holders of the shares of the capital stock of the Constituent Corporations, the following shall occur:

         (a) MERGER SUB COMMON STOCK - All of the shares of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time, all of which are owned and held by FHS, shall be automatically cancelled.

         (b) FOHP COMMON STOCK HELD BY HOSPITAL SHAREHOLDERS AND NON-HOSPITAL SHAREHOLDERS - Each holder of a share of FOHP Common Stock, other than FHS, shall cease to have any rights as a shareholder of FOHP, except for such rights as the shareholder may have pursuant to this Agreement or applicable law. Except for Dissenting Shares (as defined in Section 2.2 hereof), each share of FOHP Common Stock issued and outstanding immediately prior to the Effective Time which is owned or held by any person other than FHS (which includes hospital shareholders ("Hospital Shareholders") and physician shareholders and other non-hospital shareholders ("Non-Hospital Shareholders")), shall be converted into the right to receive the consideration in either (i) or (ii) below (the "Merger Consideration"):

         (i) an amount equal to the per share value of the FOHP Common Stock determined in accordance with Section 6.4 of the Amended Securities Purchase Agreement (as such term is defined in Section 2.2 hereof)(the "Appraisal Consideration"), which will be payable in cash (a copy of Section 6.4 of the Amended Securities Purchase Agreement has been attached hereto as Exhibit E); or

         (ii) an amount equal to not less than fifteen dollars ($15.00) payable on or about July 1, 2001, provided that certain conditions have either been satisfied or waived (the "Alternate Consideration"). (FOHP would offer payment rights (collectively, "Payment Rights," and individually a "Payment Right") to the Hospital Shareholders and Non-Hospital Shareholders entitling the holders thereof to a payment in cash of not less than fifteen dollars ($15.00) per Payment Right on or about July 1, 2001 from FOHP, provided the conditions contained therein have either been satisfied or waived. One Payment Right would be issued by FOHP to a Hospital Shareholder or Non-Hospital Shareholder for each share of FOHP Common Stock held by such shareholder. The form of Payment Right to be offered to Hospital Shareholders in the Merger has been attached hereto as Exhibit F-1 and the form of Payment

Right to be offered to Non-Hospital Shareholders in the Merger has been attached hereto as Exhibit F-2.)

         Each FOHP Hospital Shareholder and Non-Hospital Shareholder shall determine which form of the Merger Consideration he, she or it will receive in exchange for the shareholder's shares of FOHP Common Stock.

         (c) FOHP COMMON STOCK HELD IN TREASURY - As of the Effective Time, each share of FOHP Common Stock held in the treasury of FOHP, if any, shall be cancelled and retired without payment of any consideration therefor. Upon the consummation of the Merger, the only shares of FOHP Common Stock which will be outstanding will be the shares held by FHS.

         (d) FOHP COMMON STOCK HELD BY FHS. - Contemporaneously with the consummation of the Merger, FHS will contribute to PHS all of its right, title and interest in and to all the outstanding shares of FOHP Common Stock held by FHS. Consequently, FOHP will become a wholly-owned subsidiary of PHS on the date the Merger becomes effective.

         2.2 Dissenting Shares. Pursuant to Chapter 11 of New Jersey Corporate Law, any shareholder of FOHP who does not vote in favor of the Merger would not ordinarily have the right to dissent from the Merger and demand payment of the fair value of such person's shares of FOHP Common Stock. However, Section 6.4(c) of the Amended and Restated Securities Purchase Agreement, dated February 10, 1997, by and among FOHP, FOHP-NJ and Health Systems International, Inc. (the predecessor to FHS), as amended on March 13, 1997 and clarified on April 30, 1997 (as so amended and clarified the "Amended Securities Purchase Agreement"), provides that if FHS undertakes a merger, business combination or consolidation transaction (a "Merger Transaction") involving FOHP for the purpose of obtaining one hundred percent (100%) of the then-outstanding equity of FOHP, then any such Merger Transaction must provide that the shareholders of FOHP, other than FHS, shall be afforded dissenters' rights in the same manner and under the same conditions as are provided under Chapter 11 of New Jersey Corporate Law, regardless of whether such shareholders would otherwise be entitled to such rights under New Jersey Corporate Law. Accordingly, in connection with the Merger, which constitutes a Merger Transaction, shares of FOHP Common Stock outstanding immediately prior to the Effective Time and held by a shareholder of FOHP, other than FHS, who has not voted to approve and adopt the Merger or consented thereto in writing and who, as permitted by the Amended Securities Purchase Agreement, has demanded appraisal for such shares in accordance with
Section 14A:11-2 of New Jersey Corporate Law (the "Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration unless such holder's right to appraisal is terminated pursuant to Section 14A:11-4 of New Jersey Corporate Law. If, after the Effective Time, a shareholder's right to appraisal is terminated, the shares of FOHP Common Stock held by the shareholder shall no longer be considered Dissenting Shares for purposes of this Agreement and shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration. Upon making demand for appraisal rights, a dissenting shareholder shall cease to have any of the rights of a FOHP shareholder, except the right to be paid what is agreed or determined to be the fair value of such person's shares of FOHP Common Stock and any other rights of a dissenting shareholder under Chapter 11 of New Jersey Corporate Law.

         2.3 Exchange of Certificates representing FOHP Common Stock.

         (a) Within ninety (90) days after the Effective Time, the Surviving Corporation or an exchange agent (the "Exchange Agent") engaged by the Surviving Corporation will mail to each holder of record of shares of FOHP Common Stock immediately prior to the Effective Time, other than FHS and holders of Dissenting Shares, a form of letter of transmittal (the "Letter of Transmittal") and instructions for use in surrendering the stock certificates representing their shares of FOHP Common Stock and receiving either the Appraisal Consideration or Alternative Consideration in the form of Payment Rights in exchange therefor. The Letter of Transmittal will set forth the per share Appraisal Consideration as of December 31, 1998, as determined pursuant to the Amended Securities Purchase Agreement. An FOHP shareholder who has not dissented from the Merger will be asked in the Letter of Transmittal to select either the Appraisal Consideration or Alternate Consideration in the form of Payment Rights in exchange for his, her or its shares of FOHP Common Stock.

         (b) Upon the surrender of each stock certificate formerly representing shares of FOHP Common Stock, together with a properly completed Letter of Transmittal, the Surviving Corporation or Exchange Agent shall deliver to the holder of such certificate the form of Merger Consideration selected by such holder in exchange therefor.

         (c) If any certificate representing shares of FOHP Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or Exchange Agent, the posting by such person of a bond in such reasonable amount as the Surviving Corporation or Exchange Agent may direct as indemnity against any claim that may be made against the Surviving Corporation or Exchange Agent with respect to such certificate, the Surviving Corporation or Exchange Agent will pay or issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration deliverable in respect therefor pursuant to this Agreement.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Each of the Constituent Corporations makes the following representations and warranties: (i) it is a duly organized and lawful existing corporation in the State of New Jersey, (ii) it has filed all federal, state and other governmental tax returns which are required to be filed, and has paid, or has made adequate provision for the payment of, all taxes which have or may become due, (iii) no claims or additional assessments have been made against it by federal, state or other governmental bodies for any taxes, franchise fees or other assessments, (iv) no judicial or administrative proceedings are pending or threatened against it which will have a material adverse effect on its assets or businesses, and (v) it has good and marketable title to all of its property and assets except as otherwise disclosed to the other parties hereto.

                                   ARTICLE IV

                                    COVENANTS

         From and after the date of this Agreement through the Effective Time of the Merger, neither Merger Sub nor FOHP will, except with the prior written consent of FHS, (i) incur any obligation or liability, absolute or contingent, except liabilities and obligations incurred in the ordinary course of business,
(ii) discharge or satisfy any lien or encumbrance or pay any liability or obligation, absolute or contingent, other than current liabilities shown on its latest balance sheet, or incurred since the date of said balance sheet in the ordinary course of business, (iii) mortgage, pledge, create a security interest in, or subject to lien or other encumbrance any of its assets except in the ordinary course of business, (iv) sell, assign or transfer any of its assets or cancel any debts or claims except in the ordinary course of business, (v) waive any right of substantial value, or (vi) enter into any transaction other than in the ordinary course of business.

                                   ARTICLE V

                              CONDITIONS OF MERGER

         The obligation of FHS, Merger Sub and FOHP to consummate and effect the Merger contemplated by this Agreement shall be subject to fulfillment at or prior to the Effective Time of the following conditions:

         5.1 Shareholder Approval. This Agreement must be approved and adopted by the sole shareholder of Merger Sub and the shareholders of FOHP.

         5.2 Indemnification of Directors of FOHP. The Surviving Corporation shall have provided in its By-laws indemnification provisions substantially similar to those currently contained in FOHP's By-laws and shall maintain such indemnification provisions for the period ending six (6) years from the Effective Time of the Merger, or, if earlier, for the period ending on the date on which the statute of limitations has expired with respect to the approval of the Amended Securities Purchase Agreement and the Merger by the Board of Directors of FOHP.

         5.3 Officers' and Directors' Liability Insurance Coverage. The Surviving Corporation shall have in place an officers' and directors' liability insurance coverage policy or policies with terms and conditions substantially similar to those contained in the officers' and directors' liability insurance coverage policy or policies maintained by FOHP immediately prior to the execution and delivery of the Amended Securities Purchase Agreement, and shall maintain such policy or policies for the period ending six (6) years from the Effective Time of the Merger, or, if earlier, for the period ending on the date on which the statute of limitations has expired with respect to the approval of the Amended Securities Purchase Agreement and the Merger by the Board of Directors of FOHP, which insurance shall provide coverage for former directors of FOHP.

         5.4 Illegality or Legal Constraint. No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, promulgated or enforced or otherwise made applicable (and not repealed or superseded) by any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality (the "Governmental Entities"), which prohibits the consummation of the transactions contemplated by this Agreement.

         5.5 Governmental Approvals. The parties hereto shall have made the requisite filings with all Governmental Entities as shall be required pursuant to applicable laws, rules and regulations, and such Governmental Entities, to the extent required by applicable law, shall have approved the transactions contemplated by this Agreement.

         5.6 Fairness Opinion. The written fairness opinion, dated July 15, 1998, as updated and confirmed on November 16, 1998, by Janney Montgomery Scott Inc., financial advisor to FOHP, which provides that the Alternate Consideration to be offered to the holders of shares of FOHP Common Stock pursuant to this Agreement is fair from a financial point of view, shall not have been retracted, terminated or altered or amended in any material way.

         5.7 Contribution Agreement between FHS and FOHP. FOHP and FHS will have entered into the contribution agreement (the "Contribution Agreement") attached hereto as Exhibit G, pursuant to which FHS will irrevocably commit to contribute to FOHP the amount of cash necessary for FOHP to pay (a) all amounts payable under the Payment Rights issued in connection with the Merger, (b) any Appraisal Consideration due and owing to any Hospital Shareholder or Non-Hospital Shareholder in connection with the Merger, (c) all amounts due and owing to any Hospital Shareholder or Non-Hospital Shareholder who dissents from the Merger, and (d) any expenses incurred by FOHP in connection with the Merger. All funds contributed by FHS to FOHP pursuant to the Contribution Agreement attached hereto as Exhibit G, will be restricted for the purposes set forth therein.

                                   ARTICLE VI

                            TERMINATION AND AMENDMENT

         6.1 Termination. At any time before the Effective Time, and whether before or after approval of this Agreement by the sole shareholder of Merger Sub and the shareholders of FOHP, this Agreement may be terminated and the Merger abandoned, or the consummation of the transactions contemplated by the Merger may be delayed, by the Board of Directors of FOHP for any reason, including, without limitation, non-satisfaction of any condition to the consummation of the Merger.

         6.2 Effect of Termination. Upon the termination of this Agreement, it shall forthwith become null and void and no party hereto shall have any liability or further obligation to any other party to this Agreement.

         6.3 Amendment. The Board of Directors of FOHP, together with the Boards of Directors of FHS and Merger Sub, may amend, modify and supplement this Agreement, to the extent permitted by New Jersey Corporate Law and pursuant to an instrument in writing, at any time prior to the consummation of the Merger, whether before or after the approval of this Agreement by the shareholders of Merger Sub and FOHP.

                                  ARTICLE VII

                      GENERAL AND MISCELLANEOUS PROVISIONS

         7.1 Captions. The Article, Section and Paragraph captions herein are inserted for convenience of reference only, do not constitute a part hereof, and shall not be deemed to limit or otherwise affect any of the provisions hereof.

         7.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.3 Applicable Law. This Agreement and the issues concerning the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

         7.4 Entire Agreement. This Agreement, including the attachments referred to herein, constitutes the entire agreement with respect to the Merger, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the Merger, and except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

         7.5 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

         7.6 Assignment. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

         7.7 Survival. The representations and warranties made herein shall not survive the termination of this Agreement or the Effective Time. This Section
7.7 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the termination of this Agreement or the Effective Time.

         7.8 Merger Expenses. Unless otherwise agreed by the parties hereto, FHS shall pay all fees, costs and expenses incurred in connection with the Merger and the other actions contemplated by this Agreement.

         7.9 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other parties shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile transmission (with a confirming copy sent by overnight courier), as follows:

         (a)      If to FHS or Merger Sub, to:

                  Foundation Health Systems, Inc.
                  21600 Oxnard Street
                  Woodland Hills, CA 91367
                  Attention: Senior Vice President,
                  General Counsel and Secretary
                  Fax: (818) 676-8958

         (b)      If to FOHP, to:

                  FOHP, Inc.
                  3501 State Highway 66
                  Neptune, New Jersey 07753
                  Attention: Vice President,
                  General Counsel and Secretary
                  Fax: (732) 918-6407

                  With a copy to:

                  Giordano, Halleran & Ciesla, P.C.
                  125 Half Mile Road
                  P. O. Box 190
                  Middletown, New Jersey 07748
                  Attention:  Paul T. Colella, Esq.
                  Fax: (732) 224-6599

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                         FOHP, INC.



                                    By:             /s/ Thomas W. Wilfong
                                         ---------------------------------------
                                   Name:   Thomas W. Wilfong
                                  Title:   President and Chief Executive Officer


                                         FOUNDATION HEALTH SYSTEMS, INC.




                                    By:             /s/ Karen A. Coughlin
                                         ---------------------------------------
                                   Name:   Karen A. Coughlin
                                  Title:   President of FHS Northeast Division



                                         FHS TRANSITION COMPANY



                                    By:             /s/ Donald Parisi
                                         ---------------------------------------
                                   Name:   Donald Parisi
                                  Title:   Vice President

                                                                      APPENDIX B



                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                  OF FOHP, INC.

         FOHP, Inc., a corporation organized under the laws of the State of New Jersey on May 24, 1994, has, since its formation, amended its Certificate of Incorporation by an Amended and Restated Certificate of Incorporation filed on June 8, 1995, by an Amended and Restated Certificate of Incorporation filed on December 7, 1995, and by an Amended and Restated Certificate of Incorporation filed on April 17, 1997.

         Pursuant to N.J. Stat. Ann. 14A:9-5, the Corporation hereby (i) restates its Certificate of Incorporation, to embody in one document its original certificate and the subsequent amendments thereto, and (ii) further amends its Certificate of Incorporation as set forth herein.

         The Corporation hereby certifies the following which (i) sets forth in full its Certificate of Incorporation, as of this date, and (ii) supersedes and replaces its original Certificate of Incorporation and all amendments filed prior to the date hereof:

                                   ARTICLE I

                                 CORPORATE NAME

         The name of the Corporation is FOHP, Inc.

                                   ARTICLE II

                             PURPOSE OF CORPORATION

         The purpose of the Corporation is to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

                                  ARTICLE III

                                  CAPITAL STOCK

         A. Authorized Capital Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is five hundred million (500,000,000) shares. Of these shares, four hundred and ninety-nine million (499,000,000) shares are classified as Common Stock, par value $.01 per share, and one million (1,000,000) shares are classified as Preferred Stock, par value $1.00 per share ("Preferred Stock").

         B. Preferred Stock. The Board of Directors of the Corporation is hereby authorized to issue, from time to time, shares of Preferred Stock in series and to fix the number of shares in each series; the designations, powers, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations or restrictions thereon; including, subject to any limitation hereinafter set forth but otherwise without limitation, any of the following: (1) provisions relating to voting rights of each share in such series, including multiple or fractional votes per share; (2) provisions relating to the call or redemption thereof, including, without limitation, the times and prices for such calls or redemptions and provisions relating to sinking funds therefor and the retirement thereof, if any; (3) provisions relating to the right to receive dividends, including, without limitation, the rate of such dividends, whether such dividends shall be cumulative or non-cumulative and, if cumulative, the conditions on which such dividends shall be accrued and paid, and any preferential rights thereto or rights in relation to dividends payable on any other classes or series of stock of the Corporation; (4) the rights thereof upon the dissolution of, or upon any distribution of the assets of, the Corporation; and (5) except as otherwise explicitly prohibited by this Certificate of Incorporation, provisions relating to the conversion thereof into, or the exchange thereof for, shares of any class or any other series of the same class of stock of the Corporation or exchange for any other security of the Corporation or any other company.

                                   ARTICLE IV

                               BOARD OF DIRECTORS


         The current Board of Directors of the Corporation consists of nine (9) directors and the names and addresses of the directors are:


         NAME AND ADDRESS                        NAME AND ADDRESS
         ----------------                        ----------------


         Dr. John F. Bonamo                      Dr. Thomas J. Feneran
         95 Northfield Avenue                    102 East Bay Avenue, Suite C
         West Orange, NJ 07052                   Manahawkin, NJ 08050

         Mr. Bruce G. Coe                        Mr. John J. Gantner
         41 Lambert Lane                         Robert Wood Johnson University
         Lambertville, NJ 08530                     Hospital
                                                 One Robert Wood Johnson Place
                                                 New Brunswick, NJ 08903

         Ms. Karen A. Coughlin                   Dr. Om P. Sawhney
         Physicians Health Services, Inc.        1550 Park Avenue
         One Far Mill Crossing                   South Plainfield, NJ 07080

         Mr. Christopher M. Dadlez
         Saint Barnabas Health Care System       Mr. Thomas W. Wilfong
         Old Short Hills Road                    FOHP, Inc.
         Livingston, NJ 07039                    3501 State Highway 66
                                                 Neptune, NJ 07753
         Dr. Mark L. Engel
         733 North Beers Street
         Holmdel, NJ 07733

                                   ARTICLE V

                           REGISTERED OFFICE AND AGENT

         The address of the Corporation's registered office in the State of New Jersey is 820 Bear Tavern Road, 3rd Floor, West Trenton, New Jersey 08628, and the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE VI

                LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS

         To the fullest extent permitted by the laws of the State of New Jersey, as they exist or may hereafter be amended, the directors and officers of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that the provisions of this Article VI shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit.





         IN WITNESS WHEREOF, FOHP, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed on the ___ day of _________________, 1999, by a duly authorized officer.

                                                FOHP, INC.


                                           By:
                                              --------------------------------
                                         Name:  Thomas W. Wilfong
                                        Title:  President and Chief Executive
                                                Officer

Filed By:
PAUL T. COLELLA, ESQ.
Giordano, Halleran & Ciesla, P.C.
125 Half Mile Road
Lincroft, New Jersey 07738

                                                                      APPENDIX C



                                     BY-LAWS

                                       OF

                                   FOHP, INC.

                                   ARTICLE I

                                     OFFICES

         SECTION 1. PRINCIPAL OFFICE. The principal office of FOHP, Inc. (the "Corporation") shall be located at 3501 State Highway 66, Neptune, New Jersey 07753 or at such other place as is determined by the Corporation's Board of Directors (the "Board" or "Board of Directors").

         SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of New Jersey, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                                  SHAREHOLDERS

         SECTION 1. PLACE OF MEETING. All meetings of the shareholders for the election of directors and for any other purpose shall be held at such time and place, within or without the State of New Jersey, as stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         SECTION 2. ANNUAL MEETING. Annual meetings of shareholders shall be held in the month of April or May on such day as the Board of Directors shall designate at which the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

         SECTION 3. NOTICE OF ANNUAL MEETING. Notice of the annual meeting shall be given by mailing, not more than sixty (60) days nor less than ten (10) days prior to the date of the annual meeting, a written notice stating the date, time and place thereof, directed to each shareholder of record entitled to vote at the meeting at his, her or its address as the same appears upon the records of the Corporation.

         SECTION 4. LIST OF SHAREHOLDERS. Prior to each annual or special meeting of the shareholders, the officer who has charge of the stock ledger of the Corporation shall prepare and make a complete list of the shareholders entitled to vote at said meeting, which shall be arranged in alphabetical order and include the address of and the number of shares registered in the name of each shareholder. The list shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any shareholder who may be present.

         SECTION 5. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation's Certificate of Incorporation, as amended and restated (the "Certificate of Incorporation"), may be called by the President, and shall be called by the President or Secretary at the request in writing of a majority of the directors then in office. Such request shall state the purpose or purposes of the proposed meeting.

         SECTION 6. NOTICE OF SPECIAL MEETING. Written or telegraphic notice of a special meeting of shareholders, stating the date, time, place and purpose thereof, shall be given to each shareholder entitled to vote thereat, not more than sixty (60) days nor less than ten (10) days before the date fixed for the meeting.

         SECTION 7. BUSINESS TRANSACTED AT A SPECIAL MEETING. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice.

         SECTION 8. QUORUM. Except as otherwise provided in the Certificate of Incorporation, the holders of issued and outstanding shares of Corporation capital stock entitled to cast a majority of the votes at a meeting of shareholders, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the shareholders; provided, that when a specified matter is required to be voted on by a class or series of capital stock, voting as a separate class, the holders of issued and outstanding shares of such series or class entitled to cast a majority of the votes at a meeting of the holders of shares of such series or class, present in person or by proxy, shall constitute a quorum for the transaction of business with respect to such matter.

         SECTION 9. METHOD OF VOTING. Except as otherwise provided in the Certificate of Incorporation, each shareholder shall, at every meeting of the shareholders, be entitled to one vote for each share of capital stock held by such shareholder.

         Every shareholder entitled to vote at a meeting of shareholders or to express consent without a meeting may authorize another person or persons to act for him, her or it by proxy. Every proxy shall be executed in writing by the shareholder or his, her or its agent, except that a proxy may be given by a shareholder or his, her or its agent by telegram or cable or its equivalent. No proxy shall be valid for more than eleven (11) months, unless a longer time is expressly provided therein. Unless it is coupled with an interest, a proxy shall be revocable at will. A proxy shall not be revoked by the death or incapacity of a shareholder but such proxy shall continue in force until revoked by the personal representative or guardian of the shareholder. The presence at any meeting of any shareholder who has given a proxy shall not revoke such proxy unless the shareholder shall file written notice of such revocation with the secretary of the meeting prior to the voting of such proxy.

         A person named in a proxy as the attorney or agent of a shareholder may, if the proxy so provides, substitute another person to act in his, her or its place, including any other person named as an attorney or agent in the same proxy. The substitution shall not be effective until an instrument effecting it is filed with the Secretary of the Corporation.

         SECTION 10. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the New Jersey Business Corporation Act or provision of the Certificate of Incorporation, the meeting and the vote of shareholders may be dispensed with if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken, and in the case of any action to be taken pursuant to Chapter 10 of Title 14A of the Revised Statutes of the State of New Jersey, the Corporation provides to all other shareholders the advance notification required by N.J.S.A. 14A:5-6(2)(b).

         Subject to the provisions of N.J.S.A. 14A:5-6(2), whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the New Jersey Business Corporation Act or provision of the Certificate of Incorporation, other than the election of directors, the meeting and vote of shareholders may be dispensed with and the action may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting.

         SECTION 11. CONDUCT AT MEETINGS. At each meeting of shareholders, the Chairman of the Board of Directors or in his or her absence the President of the Corporation or in his or her absence any Vice President of the Corporation or in his or her absence a chairman chosen by the vote of a majority in interest of the shareholders present in person or represented by proxy and entitled to vote thereat, shall act as chairman. The Secretary or in his or her absence an Assistant Secretary or in the absence of the Secretary and all Assistant Secretaries a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof. The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, the chairman shall have the authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgement of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry at the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulations with respect to the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The chairman shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman. The chairman may rule that a resolution, nomination or motion not be submitted to the shareholders for a vote unless seconded by a shareholder or a proxy for a shareholder. The chairman may require that any person who is neither a bona fide shareholder nor a proxy for a bona fide shareholder leave the meeting, and upon the refusal of a shareholder to comply with a procedural ruling of the chairman which the chairman deems necessary for the proper conduct of the meeting, may require that such shareholder leave the meeting. The chairman may, on his or her own motion, summarily adjourn any meeting for any period he or she deems necessary if he or she rules that orderly procedures cannot be maintained at the meeting. Unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

         SECTION 12. PROCEDURE NECESSARY TO BRING BUSINESS BEFORE AN ANNUAL MEETING. To be properly brought before an annual meeting of shareholders, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) properly brought before the meeting by or at the direction of the Board, or (c) properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than one hundred twenty
(120) days in advance of the date of the Corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders; provided, however, that if the Corporation did not release a proxy statement in connection with the previous year's annual meeting then the shareholder must give such notice not later than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.


         Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 12 of Article 11 and any other applicable requirements; provided, however, that nothing in this Section 12 of Article 11 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting.

         The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 12 of
Article 11 or any other applicable requirements, which determination shall be conclusive, and, as a result, any such business shall not be transacted.

                                  ARTICLE III

                                    DIRECTORS


         SECTION 1. NUMBER AND ELECTION OF DIRECTORS. The number of directors which shall constitute the entire Board shall be not less than six (6) nor more than fifty (50) directors. As of ____________ ___, 1999, the Board shall consist of nine (9) directors, and thereafter the number of directors which shall constitute the whole Board may be increased or decreased by resolution of the Board of Directors or shareholders, but in no case shall be less than three (3) directors. The directors shall be elected at the annual meeting of shareholders, or at a special meeting of shareholders called for such purpose, and each director elected shall hold office until his or her successor is elected and qualified. Directors need not be shareholders.

         SECTION 2. NOMINATIONS. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by a shareholder entitled to vote in the election of directors generally.

         SECTION 3. VACANCIES; NEWLY CREATED DIRECTORSHIP. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, or by a sole remaining director, and the directors so chosen shall hold office until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         SECTION 4. GOVERNANCE. The business of the Corporation shall be governed by the Board. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation directed or required to be exercised or done by the shareholders.

         SECTION 5. REMOVAL. Any director or directors may be removed from office either with or without cause by the shareholders pursuant to Section 14A:6-6 of the New Jersey Business Corporation Act.

         SECTION 6. MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of New Jersey. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors, or upon the conclusion of the shareholders' meeting at which time they were elected, without further notice. At such meeting the Board of Directors shall elect from their own number a Chairman of the Board for the ensuing year and until his or her successor is elected and qualified, and transact such other business as may come before the meeting.

         SECTION 7. REGULAR MEETINGS. Regular meetings of the Board may be held on five (5) days written notice, at such time as shall be from time to time determined by the Board. Written notice for any such meeting shall state the place, date and time of the meeting and shall be delivered either personally or by first class mail, facsimile or overnight courier service.

         SECTION 8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, and shall be called by the President or Secretary at the request in writing of at least one-third (1/3) of the directors then in office. Written notice of any special meeting shall be given, either personally or by first class mail, facsimile or overnight courier service, to each director at least two (2) days prior to the date thereof.

         SECTION 9. PLACE OF MEETING; WAIVER OF NOTICE. Meetings of the Board of Directors shall be held at such place as shall be designated in the notice of meeting if notice is required. Notice of any meeting, if required, need not be given to any director who signs a waiver of notice before or after the meeting. The attendance of any director at any meeting without the director protesting prior to the conclusion of such meeting the lack of notice thereof shall constitute a waiver of notice by such director.

         SECTION 10. ADJOURNMENT. Any meeting of the Board of Directors shall be adjourned upon the request of a majority of the directors on the Board who are present at the meeting, for a period of not more than ten (10) days. Also, any meeting of a committee of the Board or any other committee established by the Corporation shall be adjourned upon the request of a majority of the persons on the committee who are present at the meeting, for a period of not more than ten
(10) days.

         SECTION 11. QUORUM. Except as otherwise provided in the Certificate of Incorporation, a majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

         SECTION 12. MANNER OF ACTING. Except as otherwise provided in the Certificate of Incorporation or herein, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 13. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors or by a committee thereof may be taken without a meeting if, prior to such action, all of the members of the Board or committee consent in writing to a resolution authorizing the action. Such written consents may be executed in counterparts, and shall be filed with the minutes of the Corporation.

         SECTION 14. TELEPHONIC ATTENDANCE AT MEETING. Any or all directors may participate in a meeting of the Board of Directors or a committee of the Board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

         SECTION 15. COMMITTEES.

               (a) FORMATION OF COMMITTEES. The Board of Directors may, by one or more resolutions passed by a majority of the directors then in office, establish such other committees as it shall determine necessary for the operations of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by a resolution adopted by the Board. Moreover, upon a resolution passed by a majority of the directors then in office, the Board may designate one or more committees, comprised solely of directors of the Corporation, to exercise the power of the Board in the management of the business and affairs of the Corporation. Only committees whose membership is exclusively reserved for directors may be vested with the powers of the Board. All other committees shall have and may exercise such authority as the Board establishes by resolution or these By-laws permit, subject to any limitation imposed by law. The filling of vacancies in a committee, the abolishing of a committee and the removal of persons serving on a committee shall be as set forth in a resolution adopted by the Board unless otherwise set forth in the provisions of these By-laws applicable to such committee. Each committee shall keep regular minutes of its meetings and report same to the Board of Directors when required. Except as may otherwise be provided in a resolution adopted by the Board, committee members and chairpersons shall serve one (1) year terms.

               (b) RESTRICTIONS ON COMMITTEE MEMBERS. Members of any committee of the Corporation who are affiliated with or represent an entity, including its officers, directors, employees and agents, that provides health care services on behalf of the Corporation or any subsidiary or affiliate thereof pursuant to an agreement with the Corporation or any subsidiary or affiliate thereof are prohibited from using their participation as a committee member of the Corporation to obtain or exchange competitive information pertaining to other providers that provide similar health care services on behalf of the Corporation or any subsidiary or affiliate thereof pursuant to an agreement with the Corporation or any subsidiary or affiliate thereof. Competitive information includes, but is not limited to, information related to an individual provider's rates, discounts, costs, prices, salaries, terms of participation in other health plans, or strategic or marketing plans.

               (c) QUORUM. A majority of the members of a committee or subcommittee shall constitute a quorum for the transaction of business at any meeting of such committee or subcommittee.

               (d) REQUIRED VOTE. The act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee or subcommittee.

         SECTION 16. COMPENSATION OF DIRECTORS. The directors may be paid their expenses, if any, relating to their attendance at meetings of the Board of Directors, and directors who are not full-time employees of the Corporation may be paid a fixed sum for attendance at meetings of the Board of Directors or a stated salary as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. OFFICERS. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer and a Secretary. The Board of Directors may also choose one or more Assistant Secretaries or Assistant Treasurers, and may designate one or more Vice Presidents to be executive or senior Vice Presidents. One person may hold two (2) or more offices, but the person serving as President may not serve simultaneously as Secretary.

         SECTION 2. TERM; REMOVAL. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed or suspended at any time by the affirmative vote of a majority of the directors at any meeting of the Board at which there is a quorum, without the necessity of specifying any cause therefor and without any prior notice of such action to the officer so removed or suspended. All officers, employees and agents, other than officers elected or appointed by the Board of Directors, may be suspended or removed by the committee of the Board of Directors or officer appointing them.

         SECTION 3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors. He or she shall, in the absence or the disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as may be delegated to him or her by the Board of Directors.

         SECTION 4. PRESIDENT. The President, who shall be the Chief Executive Officer of the Corporation, shall in general, subject to the control of the Board of Directors, supervise and control all of the business and affairs of the Corporation. All other officers shall be subject to the authority and supervision of the President. The President may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board of Directors. The President shall have the general powers and duties of management usually vested in the office of President of a corporation.

         SECTION 5. VICE PRESIDENTS. The Board of Directors may appoint one or more Vice Presidents who shall perform such duties and possess such powers as shall be assigned him or her by the President or the Board.

         SECTION 6. TREASURER AND ASSISTANT TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, shall keep or cause to be kept regular books of account for the Corporation and shall perform such other duties and possess such other powers as are incident to the office of Treasurer or as shall be assigned to the Treasurer by the President or the Board. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers, in the order determined by the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer set forth herein and as the President or the Board from time to time may prescribe.

         SECTION 7. SECRETARY AND ASSISTANT SECRETARY. The Secretary shall cause notices of all meetings to be served as prescribed in these By-laws or by statute, shall keep or cause to be kept the minutes of all meetings of the shareholders and of the Board of Directors, shall have charge of the corporate records and seal of the Corporation and shall keep a register of the post-office address of each shareholder which shall be furnished to the Secretary by such shareholder. The Secretary shall perform such other duties and possess such other powers as are incident to the office of the Secretary or as are assigned by the President or the Board. The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries, in the order determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary set forth herein and as the President or the Board from time to time may prescribe.

         SECTION 8. SUBORDINATE OFFICERS AND AGENTS. The Board may appoint such other officers and agents as it shall deem necessary or desirable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the President or the Board.

                                   ARTICLE V

                             EXECUTION OF DOCUMENTS

         SECTION 1. COMMERCIAL PAPER AND CONTRACTS. All checks, notes, drafts and other commercial paper of the Corporation shall be signed by the President or the Treasurer of the Corporation or by such other person or persons as the Board of Directors may from time to time designate.

         SECTION 2. OTHER INSTRUMENTS. All contracts, deeds, mortgages and other instruments shall be executed by the President or any Vice President, and, if necessary or required by law, by the Secretary or any Assistant Secretary, or such other person or persons as the Board of Directors may from time to time designate.

                                   ARTICLE VI

                                   FISCAL YEAR

         The fiscal year of the Corporation shall be the calendar year.

                                  ARTICLE VII

                        CERTIFICATES REPRESENTING SHARES

         Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be executed by the President or any Vice President and by the Secretary or the Treasurer, unless the Board of Directors shall direct otherwise.

                                  ARTICLE VIII

                                   RECORD DATE

         For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without any meeting or for the purpose of determining shareholders entitled to receive payment of any dividend or allotment of any right, or in order to make a determination of shareholders for any other purpose, the Board of Directors shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action or event to which it relates. When a determination of shareholders of record for a shareholders' meeting has been made as provided in this Article VIII, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

                                   ARTICLE IX

                                    DIVIDENDS

         The Board of Directors may from time to time declare, and the Corporation may pay, dividends or make other distributions on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by the Certificate of Incorporation and by statute.

                                    ARTICLE X

                                    AMENDMENT

         These By-laws may be altered, amended or repealed, or new by-laws may be adopted by the Board of Directors, at any regular meeting of the Board of Directors or of any special meeting of the Board of Directors. These By-laws, or any new by-laws adopted by the Board, may also be altered, amended or repealed, or new by-laws may be adopted, by the shareholders, at any annual or special meeting of shareholders if notice of such alteration, amendment, repeal or adoption of new by-laws is contained in the notice of such meeting.

                                   ARTICLE XI

                                 INDEMNIFICATION

         SECTION 1. The Corporation shall indemnify a Corporate Agent (as defined in Section 8 of this Article) against his or her expenses and liabilities actually and reasonably incurred in connection with the defense of any proceeding involving the Corporate Agent by reason of his or her being or having been such a Corporate Agent, other than a proceeding by or in the right of the Corporation, if (a) such Corporate Agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and (b) with respect to any criminal proceeding, such Corporate Agent had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such Corporate Agent did not meet the applicable standards of conduct set forth in subparts (a) and (b) herein.

         SECTION 2. The Corporation shall indemnify a Corporate Agent against his or her liabilities and expenses, actually or reasonably incurred by him or her in connection with the defense, in any proceeding, by or in the right of the Corporation to procure a judgment in its favor which involves the Corporate Agent by reason of his or her being or having been such Corporate Agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such Corporate Agent shall have been adjudged liable to the Corporation unless and only to the extent that the New Jersey Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such Corporate Agent is fairly and reasonably entitled to indemnity for such expenses or liabilities as the New Jersey Superior Court or such other court shall deem proper.

         SECTION 3. The Corporation shall indemnify a Corporate Agent against expenses (including attorneys fees) to the extent that such Corporate Agent has been successful on the merits or otherwise in any proceeding referred to in Sections 1 and 2 of this Article or in defense of any claim, issue or matter therein.

         SECTION 4. Any indemnification under Section 1 of this Article and, unless ordered by a court, under Section 2 of this Article, may be made by the Corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the Corporate Agent met the applicable standard of conduct set forth in Sections 1 or 2 of this Article. Such determination shall be made: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; (b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the Board of Directors by a majority vote of the disinterested directors so directs, by independent legal counsel in a written opinion, such counsel to be designated by the Board of Directors; or (c) by the shareholders.

         SECTION 5. Expenses incurred by a Corporate Agent in connection with a proceeding may be paid by the Corporation in advance of the final disposition of the proceeding, as authorized by the Board of Directors, upon receipt of an undertaking by or on behalf of the Corporate Agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified as provided in this Article XI.

         SECTION 6. The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article shall not exclude any other rights to which a Corporate Agent may be entitled under the Corporation's Certificate of Incorporation, a By-law, agreement, vote of shareholders, or otherwise; provided, that no indemnification shall be made to or on behalf of a Corporate Agent if a judgment or other final adjudication adverse to the Corporate Agent establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the Corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law, or (c) resulted in receipt by the Corporate Agent of an improper personal benefit.

         SECTION 7. The Corporation shall have the power to purchase and maintain insurance on behalf of any Corporate Agent against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of his or her being or having been a Corporate Agent, whether or not the Corporation would have the power to indemnify him or her against such expenses and liabilities under the provisions of this section. The Corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Corporation, whether or not such insurer does business with other insurers.

         SECTION 8. For purposes of this Article XI, the following definitions, as well as all other definitions set forth in N.J.S.A. 14A:3-5, shall apply:

               (a) "Corporate Agent" shall mean any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any Other Enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent. Furthermore, any Corporate Agent also serving as a "fiduciary" of an employee benefit plan governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974" (ERISA) as amended from time to time, shall serve in such capacity as a Corporate Agent, if the corporation shall have requested any such person to serve. Additionally, the corporation shall be deemed to have requested such person to serve as a fiduciary of an employee benefit plan, only where the performance by such person of his or her duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan.

               (b) "Other Enterprise" shall mean any domestic or foreign corporation other than the indemnifying corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise (including employee benefit plans governed by ERISA), whether or not for profit, served by a Corporate Agent.

                                  ARTICLE XII

                 INCONSISTENCY WITH CERTIFICATE OF INCORPORATION

         In the event that any of the provisions of these By-laws is inconsistent with any provision of the Corporation's Certificate of Incorporation, the provision of the Certificate of Incorporation shall apply.

As Amended and Restated: ______________ ___, 1999.

                                                                    APPENDIX D-1

                                                      CERTIFICATE NO. __________


                  FORM OF PAYMENT RIGHT - HOSPITAL SHAREHOLDERS

         This Certificate, representing ________ Payment Rights (individually, a "Payment Right," and collectively, the "Payment Rights") of FOHP, Inc., a New Jersey corporation ("FOHP"), entitles___________ (the "Holder"), a licensed New Jersey hospital or acute care institution which has entered into a provider agreement with PHS-NJ (as defined below), or an affiliate thereof, in accordance with the terms and subject to the conditions set forth herein, to the payment provided below:

         (a) Payment. For each Payment Right represented by this Certificate, the Holder shall be entitled to a cash payment of $15.00 on or about July 1, 2001 from FOHP; provided that the Hospital Shareholder Conditions described in subpart (b) below have been met by the Holder and the Continuing Hospital Provider Condition described in subpart (c) below shall have been satisfied.

         (b) Hospital Shareholder Conditions. In order to receive the full $15.00 payment under a Payment Right represented by this Certificate, the Holder or its affiliated hospital or acute care institution must meet the following conditions (the "Hospital Shareholder Conditions"):

               (i) Hospital Participation and Reimbursement Condition - The Holder or its affiliated hospital or acute care institution must continue to participate in the provider network of Physicians Health Services of New Jersey, Inc. (formerly First Option Health Plan of New Jersey, Inc. ("FOHP-NJ")), a New Jersey corporation which operates as a health maintenance organization in New Jersey ("PHS-NJ"), until July 1, 2001, and agree in writing to continue to participate in PHS-NJ's provider network until December 31, 2001, on the terms and subject to the conditions contained in the existing provider agreement between the Holder or its affiliated hospital or acute care institution and PHS-NJ as revised, where necessary, to (A) provide that reimbursement rates for the Holder or its affiliated hospital or acute care institution shall remain at their March 1, 1998 levels until at least December 31, 1999, and thereafter shall be changed annually only to the lesser of
                     (1) the December 31, 1999 rate plus or minus an annual cost of living adjustment as reflected in the latest consumer price index for New York, or (2) the December 31, 1999 rate plus or minus the average of the rate increase or decrease then most recently obtained by the two managed care plans with the lowest rates at the Holder or its affiliated hospital or acute care institution, not including PHS-NJ, and (B) extend such provider agreement to apply to all entities affiliated with Foundation Health Systems, Inc., a Delaware corporation and ultimate parent of FOHP ("FHS").



                                     D-1-a

                     The condition set forth in this subpart (i) shall be referred to as the "Hospital Participation and Reimbursement Condition."


               (ii) Hospital Enrollment and Premium Payment Condition - The Holder or its affiliated hospital or acute care institution must continue to comply with the following enrollment obligations, which were previously set forth in the Certificate of Incorporation of FOHP: (A) if the only health benefits plan of the Holder or its affiliated hospital or acute care institution at the inception of FOHP-NJ was self-insured, the Holder or its affiliated hospital or acute care institution shall offer a PHS-NJ health plan to its employees as its exclusive plan; (B) if the Holder or its affiliated hospital or acute care institution offered one or more health plans at the inception of FOHP-NJ, including any self-insured plan, the Holder or its affiliated hospital or acute care institution must offer a PHS-NJ health plan to its employees and have at least 75% of its employees enrolled in PHS-NJ health plans; and (C) if the Holder or its affiliated hospital or acute care institution is subject to a collective bargaining agreement, the Holder or its affiliated hospital or acute care institution is required to (1) use its best efforts to offer a PHS-NJ health plan to its non-union employees on a non-exclusive basis, (2) use its best efforts to qualify a PHS-NJ health plan as the union designated plan, and (3) pay reasonable deductibles or other costs to qualify a PHS-NJ health plan as the union designated plan; provided, however, that if the Holder or its affiliated hospital or acute care institution has entered into a letter agreement with FOHP that modifies the enrollment obligations applicable to the Holder or its affiliated hospital or acute care institution as set forth above and as previously set forth in FOHP's Certificate of Incorporation, the Holder will continue to be subject to such agreement until December 31, 1999, as amended to provide that the Holder or its affiliated hospital or acute care institution shall continue to offer a pharmacy rider through PHS-NJ, to the same extent and under the same terms and conditions as such rider was offered prior to March 1, 1998, with the exception that the pharmacy rider shall reimburse the participating pharmacist for the cost of generic drugs only, whenever a generic substitution is available, regardless of whether the prescribing physician prescribes "Dispense as Written." The aforementioned enrollment obligations shall continue until December 31, 1999, and thereafter if the Holder or its affiliated hospital or acute care institution proposes to offer to its employees any health benefits plan, such Holder or its affiliated hospital or acute care institution shall provide prior notice to PHS-NJ of the material terms of any Bona Fide Offer (as defined below) offered by such other health benefits plan. In the event PHS-NJ offers to provide a health plan containing terms at least as favorable in all material respects to the employees of the Holder or its affiliated hospital or acute care institution as those contained in the Bona Fide Offer, such Holder or its affiliated hospital or acute care institution shall offer PHS-NJ's health plan to its employees on the same basis as it would have been



                                     D-1-b
                     obligated under the above enrollment obligations if such enrollment obligations had not expired. The Holder or its affiliated hospital or acute care institution must also make timely payments of premium to PHS-NJ and shall be current in such payments as of July 1, 2001.

                     A "Bona Fide Offer" is an offer of a health benefits plan which is prepared with the objective of covering the offerer's (A) health care costs and administrative expenses in the case of risk products, and (B) costs of performing administrative services and any risk assumed (e.g. reinsurance) in the case of self-funded products. An offer by any health benefits plan below the offerer's costs for the purpose of achieving market share increases shall not constitute a Bona Fide Offer.

                     The conditions set forth in this subpart (ii) shall be collectively referred to as the "Hospital Enrollment and Premium Payment Condition."


               (iii) Reduction in Amount Payable Under Payment Rights - Failure
                     by the Holder or its affiliated hospital or acute care institution to comply with the Hospital Participation and Reimbursement Condition in subpart (i) above will result in a reduction of the amount of the Payment Rights contained herein by $10.00 per Payment Right. Failure by the Holder or its affiliated hospital or acute care institution to comply with the Hospital Enrollment and Premium Payment Condition in subpart (ii) above will result in a reduction of the amount of the Payment Rights contained herein by $5.00 per Payment Right. For example, if the Continuing Hospital Provider Condition discussed in subpart (c) below is satisfied and the Holder or its affiliated hospital or acute care institution complies with the Hospital Participation and Reimbursement Condition in subpart (i) above, but fails to comply with the Hospital Enrollment and Premium Payment Condition in subpart (ii) above, the Holder will receive $10.00 for each Payment Right represented by this Certificate on or about July 1, 2001.


         (c) Continuing Hospital Provider Condition. In order for the Holder to receive any payment hereunder, no more than (i) five (5) Large Hospital Shareholders (as defined below) shall have failed to comply with the Hospital Participation and Reimbursement Condition, (ii) seven (7) Small Hospital Shareholders (as defined below) shall have failed to comply with the Hospital Participation and Reimbursement Condition, or (iii) three (3) Large Hospital Shareholders and four (4) Small Hospital Shareholders shall have failed to comply with the Hospital Participation and Reimbursement Condition, provided, however, that in calculating the number of non-complying Large Hospital Shareholders and Small Hospital Shareholders for purposes of subparts (i), (ii) and (iii), a Large Hospital Shareholder or Small Hospital Shareholder which fails to comply with the Hospital Participation and Reimbursement Condition as a result of a breach by PHS-NJ of its provider agreement with the Large Hospital Shareholder or Small



                                     D-1-c

               Hospital Shareholder, shall not be counted as having failed to comply with the Hospital Participation and Reimbursement Condition (the "Continuing Hospital Provider Condition").

               A "Large Hospital Shareholder" shall mean a New Jersey licensed hospital or acute care institution which currently is a provider in the PHS-NJ provider network and originally purchased, either directly or through an affiliate, 33,315 shares of FOHP Common Stock, par value $.01 per share ("FOHP Common Stock"), and a "Small Hospital Shareholder" shall mean a New Jersey licensed hospital or acute care institution which currently is a provider in the PHS-NJ provider network and originally purchased, either directly or through an affiliate, 13,334 shares of FOHP Common Stock.

         (d) Change of Control. In the event FHS is acquired by or merged with another entity and the senior management or Board of Directors of FHS is substantially replaced as a result of such transaction, or if FOHP or any successor thereto shall become controlled prior to July 1, 2001 by an entity other than FHS (or an entity controlled by FHS), the Holder hereof shall be entitled to full payment hereunder; provided, that Holder shall agree in writing to continue to participate in the PHS-NJ provider network or that of its successors, for a period ending on the earlier to occur of
               (i) eighteen (18) months from the date of the transaction, or
               (ii) December 31, 2001, on the same terms and subject to the same conditions as contained in the Holder's provider agreement with PHS-NJ as in effect immediately prior to the transaction. FOHP shall give notice to the Holder hereof prior to, simultaneously with or promptly after the consummation of a transaction described in this subpart (d).

         (e) Waiver of Conditions by FOHP. FOHP, in its sole discretion, may waive any of the conditions to payment set forth in this Certificate.

         (f) Payment Procedure. Any consideration to be paid by FOHP under this Certificate to the Holder shall be in the form of a corporate or certified check which shall be mailed or otherwise delivered on or shortly after July 1, 2001.


         (g) Contribution Agreement between FOHP and FHS. FOHP and FHS have entered into a Contribution Agreement dated _____________ ___, 1999 (the "Contribution Agreement"), pursuant to which FHS has irrevocably committed to contributing to FOHP the cash needed by FOHP to make full payment on all outstanding Payment Rights issued by FOHP in connection with the merger of FHS Transition Company with and into FOHP. Any funds contributed by FHS to FOHP for the payment of Payment Rights will be restricted for that purpose only.


         (h) Non-Transferability of Payment Rights. This Certificate is non-negotiable and neither this Certificate nor the Payment Rights represented hereby are transferable or assignable by the Holder without the express written consent of FOHP.


                                    D-1-d

         (i) No Voting, Dividend or Related Rights. The Payment Rights represented by this Certificate do not represent an equity interest in FOHP. Accordingly, neither this Certificate nor the Payment Rights represented hereby entitle the Holder to any voting, dividend or other rights generally associated with equity securities.



         (j) No Interest. No interest will be paid on any amount payable under the Payment Rights represented hereby.




         (k) Governing Law. This Certificate and the Payment Rights represented hereby shall be governed by, and construed in accordance with, the laws of the State of New Jersey.



                                                  FOHP, INC.



Dated:                                         By:
      --------------------                        -----------------------------
                                             Name:
                                            Title:



                                    D-1-e

                                                                    APPENDIX D-2

                                                      CERTIFICATE NO. __________


                FORM OF PAYMENT RIGHT - NON-HOSPITAL SHAREHOLDERS

         This Certificate, representing ________ Payment Rights (individually, a "Payment Right," and collectively, the "Payment Rights") of FOHP, Inc., a New Jersey corporation ("FOHP"), entitles___________ (the "Holder"), a licensed New Jersey physician or other non-hospital provider of health care services which has entered into a provider agreement with PHS-NJ (as defined below), in accordance with the terms and subject to the conditions set forth herein, to the payment provided below:


         (a) Payment. For each Payment Right represented by this Certificate, the Holder shall be entitled to a cash payment of $15.00 on or about July 1, 2001 from FOHP; provided that the Non-Hospital Shareholder Condition described in subpart (b) below has been met by the Holder and the Continuing Hospital Provider Condition described in subpart (c) below shall have been satisfied.


         (b) Non-Hospital Shareholder Condition. In order to receive the full $15.00 payment under a Payment Right represented by this Certificate, the Holder must meet the following condition (the "Non-Hospital Shareholder Condition"):

               The Holder must continue to participate in the provider network of Physicians Health Services of New Jersey, Inc. (formerly First Option Health Plan of New Jersey, Inc.), a New Jersey corporation which operates as a health maintenance organization in New Jersey ("PHS-NJ"), until July 1, 2001, and agree in writing to continue to participate in PHS-NJ's provider network until December 31, 2001, on the terms and subject to the conditions contained in his, her or its existing provider agreement with PHS-NJ, as revised, where necessary, to apply to all entities affiliated with Foundation Health Systems, Inc., a Delaware corporation and the ultimate parent of FOHP ("FHS"). If the Holder retires, dies, ceases to practice in New Jersey, or has been terminated by PHS-NJ prior to December 31, 2001, this condition shall be deemed to have been satisfied.

         (c) Continuing Hospital Provider Condition. In order for the Holder to receive any payment hereunder, no more than (i) five (5) Large Hospital Shareholders (as defined below) shall have failed to comply with the Hospital Participation and Reimbursement Condition (as described below), (ii) seven (7) Small Hospital Shareholders (as defined below) shall have failed to comply with the Hospital Participation and Reimbursement Condition, or (iii) three (3) Large Hospital Shareholders and four (4) Small Hospital Shareholders shall have failed to comply with the Hospital Participation and Reimbursement Condition, provided, however, that in calculating the number of non-complying Large Hospital Shareholders and Small Hospital Shareholders for purposes of subparts (i), (ii) and (iii), a Large Hospital Shareholder or Small Hospital Shareholder which fails to comply with the Hospital Participation and Reimbursement Condition as a



                                     D-2-a
               result of a breach by PHS-NJ of its provider agreement with the Large Hospital Shareholder or Small Hospital Shareholder, shall not be counted as having failed to comply with the Hospital Participation and Reimbursement Condition (the "Continuing Hospital Provider Condition").

               A "Large Hospital Shareholder" shall mean a licensed New Jersey hospital or acute care institution which currently is a provider in the PHS-NJ provider network and originally purchased, either directly or through an affiliate, 33,315 shares of FOHP Common Stock, par value $.01 per share ("FOHP Common Stock"), and a "Small Hospital Shareholder" shall mean a licensed New Jersey hospital or acute care institution which currently is a provider in the PHS-NJ provider network and originally purchased, either directly or through an affiliate, 13,334 shares of FOHP Common Stock.

               For a Large Hospital Shareholder or Small Hospital Shareholder to satisfy the "Hospital Participation and Reimbursement Condition" it must continue to participate in PHS-NJ's provider network until July 1, 2001, and agree in writing to continue to participate in PHS-NJ's provider network until December 31, 2001, on the terms and subject to the conditions contained in the existing provider agreement between the Large Hospital Shareholder or Small Hospital Shareholder and PHS-NJ, as revised, where necessary, to (A) provide that reimbursement rates for the Large Hospital Shareholder or Small Hospital Shareholder shall remain at their March 1, 1998 levels until at least December 31, 1999, and thereafter shall be changed annually only to the lesser of (1) the December 31, 1999 rate plus or minus an annual cost of living adjustment as reflected in the latest consumer price index for New York, or (2) the December 31, 1999 rate plus or minus the average of the rate increase or decrease then most recently obtained by the two managed care plans with the lowest rates at the Large Hospital Shareholder or Small Hospital Shareholder not including PHS-NJ, and (B) extend such provider agreement to apply to all FHS affiliated entities.

         (d) Bonus Pool. Any consideration not paid to a holder of Payment Rights issued in connection with the merger (the "Merger") of FHS Transition Company with and into FOHP, due to the failure of the holder to meet the conditions applicable to him, her or it under the Payment Rights, shall be made available to those former physicians and other non-hospital shareholders of FOHP, including the Holder (individually, a "Non-Hospital Shareholder," and collectively, the "Non-Hospital Shareholders"), who comply with the Non-Hospital Shareholder Condition, provided that the Continuing Hospital Provider Condition has been satisfied. In addition, if any Large Hospital Shareholder, Small Hospital Shareholder or Non-Hospital Shareholder elects to receive the appraisal consideration (the "Appraisal Consideration") offered in the Merger for his, her or its shares of FOHP Common Stock instead of Payment Rights, the difference between $15.00 and the per share amount of the Appraisal Consideration paid to the Large Hospital Shareholder, Small Hospital Shareholder or Non-Hospital Shareholder for his, her or its shares of FOHP Common Stock shall be made available to those Non-Hospital



                                     D-2-b

               Shareholders who comply with the Non-Hospital Shareholder Condition, provided that the Continuing Hospital Provider Condition is satisfied.

               If the Continuing Hospital Provider Condition is satisfied, each Non-Hospital Shareholder who has satisfied the Non-Hospital Shareholder Condition shall be entitled, in addition to the $15.00 payment provided in subpart (a) hereof, to the sum of:

               (i) the product of (A) the number of shares of FOHP Common Stock held by the Non-Hospital Shareholder prior to the Merger multiplied by (B) $2.25, plus


               (ii) the Non-Hospital Shareholder's Pro-Rata Portion (as defined below) of (A) the aggregate reduction in the $15.00 principal amount payable under each Payment Right issued in connection with the Merger, and (B) the amount equal to the product of (x) $15.00 minus the per share amount of the Appraisal Consideration, multiplied by (y) the number of shares of FOHP Common Stock purchased from former FOHP shareholders who elected to receive the Appraisal Consideration (subpart (i) plus subpart (ii) shall be referred to herein as the "Bonus Payment"); provided, however, that the Bonus Payment shall only be made if PHS-NJ's operations in New Jersey produce an annualized return on average common equity capital of at least 10% for the period January 1, 1999 through June 30, 2001, where initial capital is set at $130 million, plus any increase in retained earnings for PHS-NJ through the period January 1, 1999 through June 30, 2001, excluding any non-recurring extraordinary items, as defined under generally accepted accounting principles, and without giving effect to the quota share reinsurance arrangement among PHS-NJ, The Guardian Life Insurance Company of America and PHS/Bermuda, Ltd., an affiliate of PHS-NJ (the determination of annualized return on average common equity capital for the period January 1, 1999 through June 30, 2001 shall be computed using pre-tax earnings).


               The "Pro-Rata Portion" of any given Non-Hospital Shareholder shall equal the product of (A) the quotient of (1) the amount of consideration received by the Non-Hospital Shareholder in the Merger (other than the Bonus Payment) divided by (2) the total consideration payable to all Non-Hospital Shareholders in the Merger (other than the Bonus Payment) multiplied by (B) the aggregate amount of the $15.00 principal amount payable under each Payment Right not paid under the Payment Rights issued in the Merger, plus the amount equal to the product of (x) $15.00 minus the per share amount of the Alternate Consideration, multiplied by (y) the number of shares of FOHP Common Stock purchased from former FOHP shareholders in exchange for the Appraisal Consideration.

         (e) Change of Control. In the event FHS is acquired by or merged with another entity and the senior management or Board of Directors of FHS is substantially replaced as a result of such transaction, or if FOHP or any successor thereto shall become



                                     D-2-c
               controlled prior to July 1, 2001 by an entity other than FHS (or an entity controlled by FHS), the Holder hereof shall be entitled to full payment hereunder; provided, that Holder shall agree in writing to continue to participate in the PHS-NJ provider network or that of its successors, for a period ending on the earlier to occur of (i) eighteen (18) months from the date of the transaction, or (ii) December 31, 2001, on the same terms and subject to the same conditions as contained in the Holder's provider agreement with PHS-NJ as in effect immediately prior to the transaction. FOHP shall give notice to the Holder hereof prior to, simultaneously with or promptly after the consummation of a transaction described in this subpart (e).

         (f) Waiver of Conditions by FOHP. FOHP, in its sole discretion, may waive any of the conditions to payment set forth in this Certificate.

         (g) Payment Procedure. Any consideration to be paid by FHS under this Certificate to the Holder shall be in the form of a corporate or certified check which shall be mailed or otherwise delivered on or shortly after July 1, 2001.


         (h) Contribution Agreement between FOHP and FHS. FOHP and FHS have entered into a Contribution Agreement dated _____________ ___, 1999 (the "Contribution Agreement"), pursuant to which FHS has irrevocably committed to contributing to FOHP the cash needed by FOHP to make full payment on all outstanding Payment Rights issued by FOHP in connection with the Merger of FHS Transition Company with and into FOHP. Any funds contributed by FHS to FOHP for the payment of Payment Rights will be restricted for that purpose only.


         (i) Non-Transferability of Payment Rights. This Certificate is non-negotiable and neither this Certificate nor the Payment Rights represented hereby are transferable or assignable by the Holder without the express written consent of FOHP.


         (j) No Voting, Dividend or Related Rights. The Payment Rights represented by this Certificate do not represent an equity interest in FOHP. Accordingly, neither this Certificate nor the Payment Rights represented hereby entitle the Holder to any voting, dividend or other rights generally associated with equity securities.



         (k) No Interest. No interest will be paid on any amount payable under the Payment Rights represented hereby.




                                     D-2-d

         (l) Governing Law. This Certificate and the Payment Rights represented hereby shall be governed by, and construed in accordance with, the laws of the State of New Jersey.



                                                 FOHP, INC.



Dated:                                         By:
      --------------------                        -----------------------------
                                             Name:
                                            Title:


                                     D-2-e

                                                                     APPENDIX E

                             CONTRIBUTION AGREEMENT

         This Contribution Agreement ("Agreement"), entered into as of ____________ ___, 1999, is between Foundation Health Systems, Inc., a Delaware corporation("FHS"), and FOHP, Inc., a New Jersey corporation ("FOHP").

                                    RECITALS

         WHEREAS, FHS currently owns more than ninety-nine percent (99%) of the outstanding FOHP common stock, par value $.01 per share ("FOHP Common Stock");

         WHEREAS, less than one percent (1%) of the outstanding FOHP Common Stock is held by New Jersey physicians, hospitals and other health care providers ("Provider Shareholders") who comprise a portion of the provider network of Physicians Health Services of New Jersey, Inc. (formerly First Option Health Plan of New Jersey, Inc.), a wholly-owned subsidiary of FOHP which operates as a health maintenance organization in New Jersey;

         WHEREAS, pursuant to an Agreement and Plan of Merger, dated November 16, 1998, FHS Transition Company, a New Jersey corporation and wholly-owned subsidiary of FHS, will merge with and into FOHP (the "Merger");

         WHEREAS, in connection with the Merger, the shares of FOHP Common Stock held by the Provider Shareholders will be cancelled and, in exchange therefor, each Provider Shareholder will be given the choice of receiving (i) the value of his, her or its shares of FOHP Common Stock determined by one or more independent qualified appraisers as of December 31, 1998 (the Appraisal Consideration"), or (ii) payment rights (individually a "Payment Right," and collectively, the "Payment Rights"), pursuant to which a holder thereof will be entitled to a cash payment of not less than fifteen dollars ($15.00) per Payment Right on or about July 1, 2001 from FOHP, provided certain conditions are either satisfied or waived; and


         WHEREAS, as part of its continuing commitment to FOHP, FHS will, pursuant to this Agreement, irrevocably commit to contribute to FOHP that amount of cash needed by FOHP to pay (i) all amounts payable under the Payment Rights,
(ii) any Appraisal Consideration due and owing to the Provider Shareholders in connection with the Merger, (iii) all amounts due and owing to the Provider Shareholders who dissent from the Merger, and (iv) any expenses incurred by FOHP in connection with the Merger.


         NOW, THEREFORE, in consideration of the premises and the mutually dependent covenants and agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

          1. Contribution by FHS to FOHP. FHS hereby irrevocably commits to contribute to FOHP the amount of cash needed by FOHP to pay:

               (a) all amounts payable under the Payment Rights to be issued in connection with the Merger;

               (b) any Appraisal Consideration due and owing to the Provider Shareholders in connection with the Merger;

               (c) all amounts due and owing to the Provider Shareholders who dissent from the Merger; and

               (d)  any expenses incurred by FOHP in connection with the Merger.

               It being expressly understood by the parties hereto, that FHS shall only contribute cash to FOHP for payment of FOHP's obligations set forth in subparts (a) through (d) above if FOHP does not have sufficient cash to make such payments, and FHS shall only contribute such cash as is needed by FOHP to make full payment.




          2. Limitation on use of Contributed Funds. Any funds contributed by FHS to FOHP pursuant to this Agreement are limited to the payments set forth in Section 1 hereof, and shall not be used for any other purpose.



          3. Limitation on Additional Indebtedness. During the period the Payment Rights are outstanding, FOHP will not incur any indebtedness which could affect its ability to make full payment on the Payment Rights.





          4. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of FOHP and FHS, and their respective successors and assigns.



          5. Complete Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supercedes all prior oral or written communications, negotiations, understandings and agreements among the parties hereto. This Agreement may not be amended, changed, waived or terminated, without a written instrument signed by FHS and FOHP, and approved by the holders of the majority of the outstanding Payment Rights.



          6. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which shall constitute the same agreement.

          7. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.



          8. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.



          9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey.


         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                      FOHP, INC.


                                  By:
                                      -----------------------------------
                                Name:
                               Title:


                                       FOUNDATION HEALTH SYSTEMS, INC.



                                  By:
                                      -----------------------------------
                                Name:
                               Title:

                                                                    APPENDIX F


                  [JANNEY MONTGOMERY SCOTT INC. LETTERHEAD]




                                  July 15, 1998


The Board of Directors of
   FOHP, Inc.
3501 State Highway 66
Neptune, NJ 07753

Attention:  Dr. Mark Engel, Chairman

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to FOHP, Inc., a New Jersey Corporation ("FOHP" or the "Company"), and its minority holders of outstanding shares of common stock ("Minority Stockholders") of the alternate consideration per share to be offered to the Minority Stockholders (the "Alternate Consideration") as set forth in the revised term sheet dated July 10, 1998 ("Term Sheet") presented by Foundation Health Systems, Inc. ("FHS") a Delaware Corporation and the holder of approximately 98% of the Company's outstanding equity. The Term Sheet proposes modifications to FHS' right to purchase (the "Original Proposal") all of the outstanding common stock of FOHP, Inc. in 1999 in accordance with the terms and conditions of the Amended and Restated Securities Purchase Agreement dated February 10, 1997, among FOHP, First Option Health Plan of New Jersey, Inc., and FHS, as amended (the "Amended Agreement").

Janney Montgomery Scott Inc. ("JMS"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with the preparation of fairness opinions, mergers and acquisitions, rights offerings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate, and other purposes.

In connection with our opinion, we have reviewed the Term Sheet, certain financial and other information of FOHP, Physicians Health Services, Inc. ("PHS"), a wholly owned subsidiary of FHS, and FHS, including certain internal analyses, reports, forecasts and other information. We

                                                                      FOHP, INC.
                                                                          Page 2

have held discussions with senior management of FOHP, PHS and FHS concerning the current operations, financial condition and prospects of FOHP and PHS. In addition, we have (i) reviewed the historic financial statements of FOHP and PHS; (ii) compared the financial positions and operating results of FOHP with those of publicly traded companies we deemed relevant; (iii) compared certain financial terms of the Alternate Consideration to certain financial terms of selected other business combinations we deemed relevant; (iv) performed customary investment banking valuation procedures; and (v) conducted such other financial studies, analyses and investigations, and reviewed such other factors, as we deemed relevant.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for purposes of this opinion. With respect to financial projections, we assumed that they have been reasonably prepared on basis reflecting the best currently available information and judgments of the future financial performance of FOHP and PHS. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with such valuations or appraisals.

Our opinion is necessarily based on financial, economic, market and other conditions as they exist on, and information made available to us as of, the date hereof. It should be understood that, although subsequent developments may effect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Payment of JMS' fairness opinion fee is not contingent upon the conclusion reported.


It should be understood that this letter is for the information of the Board of Directors in connection with its consideration of the Alternate Consideration and does not constitute a recommendation to any Minority Stockholder on the Alternate Consideration. While this opinion may be included in a Registration Statement or Proxy Statement filed in conjunction with this transaction, it may not be used for any other purpose without our prior written consent for which no additional compensation or expenses shall be paid or reimbursed and which consent shall not be unreasonably withheld.


Based upon and subject to the foregoing, it is our opinion, as of the date hereof, the Alternate Consideration is fair, from a financial point of view, to the Minority Stockholders of FOHP.

                                        Sincerely yours,

                                        JANNEY MONTGOMERY SCOTT INC.


                                        By: /s/ William J. Barrett
                                           ------------------------------------
                                            William J. Barrett
                                            Senior Vice President

                  [JANNEY MONTGOMERY SCOTT INC. LETTERHEAD]



                                November 16, 1998


The Board of Directors of
   FOHP, Inc.
3501 State Highway 66
Neptune, NJ 07753

Attention:  Dr. Mark Engel, Chairman

Ladies and Gentlemen:

         This will update Janney Montgomery Scott Inc.'s opinion letter dated July 15, 1998 (herein, the "Letter"). The terms used herein have the meanings defined in the Letter. We understand that, subsequent to the delivery of our opinion, the following modifications to the offering and delivery of the Alternate Consideration will be made, which will directly affect our opinion:

          o Payment rights (i.e., the "Alternate Consideration") will be issued by FOHP rather than FHS; however, FHS, through a separate contribution agreement with FOHP, will irrevocably commit to contribute to FOHP the amount of cash necessary for FOHP to make full payment on all payment rights. Any funds contributed by FHS to FOHP for the payment of payment rights will be restricted to that purpose. In addition, any appraisal consideration paid by FOHP, or other consideration paid by FOHP as the result of the exercise of dissenters' rights by Minority Stockholders in connection with the merger of FHS Transition Company with and into FOHP (the "Merger"), will be funded by FHS.

          o Contemporaneously with the consummation of the Merger, FHS will contribute all of its FOHP stock to PHS; as a result, FOHP will become a wholly-owned subsidiary of PHS.

         In connection with this updating of our opinion, we have reviewed the agreement and plan of merger dated November 16, 1998, and held discussions with FOHP's counsel and certain board members and employees of FOHP.

                                                                      FOHP, INC.
                                                                          Page 2

         Based upon and subject to the foregoing, it is our opinion, at the date hereof, that the modifications to be made to the offering and delivery of the Alternate Consideration will not change our July 15, 1998 opinion.

                                        Sincerely yours,

                                        JANNEY MONTGOMERY SCOTT INC.


                                        By: /s/ William J. Barrett
                                           ------------------------------------
                                            William J. Barrett
                                            Senior Vice President

                                                                      APPENDIX G


                 CHAPTER 11. RIGHTS OF DISSENTING SHAREHOLDERS.


           SECTION

           14A:11-1          RIGHT OF SHAREHOLDERS TO DISSENT.

           14A:11-2          NOTICE OF DISSENT; DEMAND FOR PAYMENT; ENDORSEMENT OF CERTIFICATES.

           14A:11-3          "DISSENTING SHAREHOLDER" DEFINED; DATE FOR DETERMINATION OF FAIR VALUE.

           14A:11-4          TERMINATION OF RIGHT OF SHAREHOLDER TO BE PAID THE FAIR VALUE OF HIS SHARES.

           14A:11-5          RIGHTS OF DISSENTING SHAREHOLDER

           14A:11-6          DETERMINATION OF FAIR VALUE BY AGREEMENT.

           14A:11-7          PROCEDURE ON FAILURE TO AGREE UPON FAIR VALUE; COMMENCEMENT OF ACTION TO
                             DETERMINE FAIR VALUE.

           14A:11-8          ACTION TO DETERMINE FAIR VALUE; JURISDICTION OF
                             COURT; APPOINTMENT OF APPRAISER.

           14A:11-9          JUDGMENT IN ACTION TO DETERMINE FAIR VALUE.

           14A:11-10         COSTS AND EXPENSES OF ACTION.

           14A:11-11         DISPOSITION OF SHARES ACQUIRED BY CORPORATION.


14A:11-1.  RIGHT OF SHAREHOLDERS TO DISSENT.

(1) Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions

     (a) Any plan of merger or consolidation to which the corporation is a party, provided that, unless the certificate of incorporation otherwise provides

         (i) A shareholder shall not have the right to dissent from any plan of merger or consolidation with respect to shares

              (A) Of a class or series which is listed on a national securities exchange or is held of record by not less than 1,000 holders on the record date fixed to determine the shareholders entitled to vote upon the plan of merger or consolidation; or

              (B) For which, pursuant to the plan of merger or consolidation, he will receive (x) cash, (y) shares, obligations or other securities which, upon consummation of the merger or consolidation, will either be listed on a national securities exchange or held of record by not less than 1,000 holders, or (z) cash and such securities;

         (ii) A shareholder of a surviving corporation shall not have the right to dissent from a plan of merger, if the merger did not require for its approval the vote of such shareholders as provided in section 14A:10-5.1 or in subsections 14A:10-3(4), 14A:10-7(2) or
               14A:10-7(4); or

     (b) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation not in the usual or regular course of business as conducted by such corporation, provided that, unless the certificate of incorporation otherwise provides, the shareholder shall not have the right to dissent

         (i) With respect to shares of a class or series which, at the record date fixed to determine the shareholders entitled to vote upon such transaction, is listed on a national securities exchange or is held of record by not less than 1,000 holders; or

         (ii) From a transaction pursuant to a plan of dissolution of the corporation which provides for distribution of substantially all of its net assets to shareholders in accordance with their respective interests within 1 year after the date of such transaction, where such transaction is wholly for

              (A)     cash; or

              (B) shares, obligations or other securities which, upon consummation or the plan of dissolution will either be listed on a national securities exchange or held of record by not less than 1,000 holders; or

              (C)     cash and such securities; or

         (iii) from a sale pursuant to an order of a court having jurisdiction.

         (2) Any shareholder of a domestic corporation shall have the right to dissent with respect to any shares owned by him which are to be acquired pursuant to section 14A:10-9.

         (3) A shareholder may not dissent as to less than all of the shares owned beneficially by him and with respect to which a right of dissent exists. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner with respect to which the right of dissent exists.

         (4) A corporation may provide in its certificate of incorporation that holders of all its shares, or of a particular class or series thereof, shall have the right to dissent from specified corporate actions in addition to those enumerated in subsection 14A:11-1(1), in which case the exercise of such right of dissent shall be governed by the provisions of this Chapter.

         14A:11-2. NOTICE OF DISSENT; DEMAND FOR PAYMENT; ENDORSEMENT OF CERTIFICATES.

         (1) Whenever a vote is to be taken, either at a meeting of shareholders or upon written consents in lieu of a meeting pursuant to section 14A:5-6, upon a proposed corporate action from which a shareholder may dissent under section 14A:11-1, any shareholder electing to dissent from such action shall file with the corporation before the taking of the vote of the shareholders on such corporate action, or within the time specified in paragraphs 14A:5-6(2)(b) or 14A:5-6(2)(c), as the case may be, if no meeting of shareholders is to be held, a written notice of such dissent stating that he intends to demand payment for his shares if the action is taken.

         (2) Within 10 days after the date on which such corporate action takes effect, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, shall give written notice of the effective date of such corporate action, by certified mail to each shareholder who filed written notice of dissent pursuant to subsection 14A:11-2(1), except any who voted for or consented in writing to the proposed action.

         (3) Within 20 days after the mailing of such notice, any shareholder to whom the corporation was required to give such notice and who has filed a written notice of dissent pursuant to this section may make written demand on the corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, for the payment of the fair value of his shares.

         (4) Whenever a corporation is to be merged pursuant to section 14A:10-5.1 or subsection 14A:10-7(4) and shareholder approval is not required under subsections 14A:10-5.1(5) and 14A:10-5.1(6), a shareholder who has the right to dissent pursuant to section 14A:11-1 may, not later than 20 days after a copy or summary of the plan of such merger and the statement required by subsection 14A:10-5.1(2) is mailed to such shareholder, make written demand on the corporation or on the surviving corporation, for the payment of the fair value of his shares.

         (5) Whenever all the shares, or all the shares of a class or series, are to be acquired by another corporation pursuant to section 14A:10-9, a shareholder of the corporation whose shares are to be acquired may, not later than 20 days after the mailing of notice by the acquiring corporation pursuant to paragraph 14A:10-9(3)(b), make written demand on the acquiring corporation for the payment of the fair value of his shares.

         (6) Not later than 20 days after demanding payment for his shares pursuant to this section, the shareholder shall submit the certificate or certificates representing his shares to the corporation upon which such demand has been made for notation thereon that such demand has been made, whereupon such certificate or certificates shall be returned to him. If shares represented by a certificate on which notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making a demand for payment of the fair value thereof.

         (7) Every notice or other communication required to be given or made by a corporation to any shareholder pursuant to this Chapter shall inform such shareholder of all dates prior to which action must be taken by such shareholder in order to perfect his rights as a dissenting shareholder under this Chapter.

         14A:11-3. "DISSENTING SHAREHOLDER" DEFINED; DATE FOR DETERMINATION OF FAIR VALUE.

         (1) A shareholder who has made demand for the payment of his shares in the manner prescribed by subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) is hereafter in this Chapter referred to as a "dissenting shareholder."

         (2) Upon making such demand, the dissenting shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights of a dissenting shareholder under this Chapter.

         (3) "Fair value" as used in this Chapter shall be determined

             (a) as of the day prior to the day of the meeting of shareholders at which the proposed action was approved or as of the day prior to the day specified by the corporation for the tabulation of consents to such action if no meeting of shareholders was held; or

             (b) in the case of a merger pursuant to section 14A:10-5.1 or subsection 14A:10-7(4) in which shareholder approval is not required, as of the day prior to the day on which the board of directors approved the plan of merger; or

             (c) in the case of an acquisition of all the shares or all the shares of a class or series by another corporation pursuant to section 14A:10-9, as of the day prior to the day on which the board of directors of the acquiring corporation authorized the acquisition, or, if a shareholder vote was taken pursuant to section 14A:10-12, as of the day provided in paragraph 14A:11-3(3)(a).

         In all cases, "fair value" shall exclude any appreciation or depreciation resulting from the proposed action.

         14A:11-4. TERMINATION OF RIGHT OF SHAREHOLDER TO BE PAID THE FAIR VALUE OF HIS SHARES.

         (1) The right of a dissenting shareholder to be paid the fair value of his shares under this Chapter shall cease if

             (a) he has failed to present his certificates for notation as provided by subsection 14A:11-2(6), unless a court having jurisdiction, for good and sufficient cause shown, shall otherwise direct;

             (b) his demand for payment is withdrawn with the written consent of the corporation;

             (c) the fair value of the shares is not agreed upon as provided in this Chapter and no action for the determination of fair value by the Superior Court is commenced within the time provided in this Chapter;

             (d) the Superior Court determines that the shareholder is not entitled to payment for his shares;


             (e)    the proposed corporate action is abandoned or rescinded; or

             (f) a court having jurisdiction permanently enjoins or sets aside the corporate action.

         (2) In any case provided for in subsection 14A:11-4(1), the rights of the dissenting shareholder as a shareholder shall be reinstated as of the date of the making of a demand for payment pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) without prejudice to any corporate action which has taken place during the interim period. In such event, he shall be entitled to any intervening preemptive rights and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the board, the fair value thereof in cash as of the time of such expiration or completion.

         14A:11-5. RIGHTS OF DISSENTING SHAREHOLDER.

         (1) A dissenting shareholder may not withdraw his demand for payment of the fair value of his shares without the written consent of the corporation.

         (2) The enforcement by a dissenting shareholder of his right to receive payment for his shares shall exclude the enforcement by such dissenting shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in subsection 14A:11-4(2) and except that this subsection shall not exclude the right of such dissenting shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is ultra vires, unlawful or fraudulent as to such dissenting shareholder.

         14A:11-6. DETERMINATION OF FAIR VALUE BY AGREEMENT.

         (1) Not later than 10 days after the expiration of the period within which shareholders may make written demand to be paid the fair value of their shares, the corporation upon which such demand has been made pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) shall mail to each dissenting shareholder the balance sheet and the surplus statement of the corporation whose shares he holds, as of the latest available date which shall not be earlier than 12 months prior to the making of such offer and a profit and loss statement or statements for not less than a 12-month period ended on the date of such balance sheet or, if the corporation was not in existence for such 12-month period, for the portion thereof during which it was in existence. The corporation may accompany such mailing with a written offer to pay each dissenting shareholder for his shares at a specified price deemed by such corporation to be the fair value thereof. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or, if divided into series, of the same series.

         (2) If, not later than 30 days after the expiration of the 10-day period limited by subsection 14A:11-6(1), the fair value of the shares is agreed upon between any dissenting shareholder and the corporation, payment therefor shall be made upon surrender of the certificates representing such shares.

         14A:11-7. PROCEDURE ON FAILURE TO AGREE UPON FAIR VALUE; COMMENCEMENT OF ACTION TO DETERMINE FAIR VALUE.

         (1) If the fair value of the shares is not agreed upon within the 30-day period limited by subsection 14A:11-6(2), the dissenting shareholder may serve upon the corporation upon which such demand has been made pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) a written demand that it commence an action in the Superior Court for the determination of the fair value of the shares. Such demand shall be served not later than 30 days after the expiration of the 30-day period so limited and such action shall be commenced by the corporation not later than 30 days after receipt by the corporation of such demand, but nothing herein shall prevent the corporation from commencing such action at any earlier time.

         (2) If a corporation fails to commence the action as provided in subsection 14A:11-7(1), a dissenting shareholder may do so in the name of the corporation, not later than 60 days after the expiration of the time limited by subsection 14A:11-7(1) in which the corporation may commence such an action.

         14A:11-8. ACTION TO DETERMINE FAIR VALUE; JURISDICTION OF COURT; APPOINTMENT OF APPRAISER. In any action to determine the fair value of shares pursuant to this Chapter:

              (a) The Superior Court shall have jurisdiction and may proceed in the action in a summary manner or otherwise;

              (b) All dissenting shareholders, wherever residing, except those who have agreed with the corporation upon the price to be paid for their shares, shall be made parties thereto as an action against their shares quasi in rem;

              (c) The court in its discretion may appoint an appraiser to receive evidence and report to the court on the question of fair value, who shall have such power and authority as shall be specified in the order of his appointment; and

              (d) The court shall render judgment against the corporation and in favor of each shareholder who is a party to the action for the amount of the fair value of his shares.

         14A:11-9. JUDGMENT IN ACTION TO DETERMINE FAIR VALUE.

         (1) A judgment for the payment of the fair value of shares shall be payable upon surrender to the corporation of the certificate or certificates representing such shares.

         (2) The judgment shall include an allowance for interest at such rate as the court finds to be equitable, from the date of the dissenting shareholder's demand for payment under subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) to the day of payment. If the court finds that the refusal of any dissenting shareholder to accept any offer of payment, made by the corporation under section 14A:11-6, was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

         14A:11-10. COSTS AND EXPENSES OF ACTION. The costs and expenses of bringing an action pursuant to section 14A:11-8 shall be determined by the court and shall be apportioned and assessed as the court may find equitable upon the parties or any of them. Such expenses shall include reasonable compensation for an reasonable expenses of the appraiser, if any, but shall exclude the fees and expenses of counsel for and experts employed by any party; but if the court finds that the offer of payment made by the corporation under section 14A:11-6 was not made in good faith, or if no such offer was made, the court in its discretion may award to any dissenting shareholder who is a party to the action reasonable fees and expenses of his counsel and of any experts employed by the dissenting shareholder.

         14A:11-11. DISPOSITION OF SHARES ACQUIRED BY CORPORATION.

         (1) The shares of a dissenting shareholder in a transaction described in subsection 14A:11-1(1) shall become reacquired by the corporation which issued them or by the surviving corporation, as the case may be, upon the payment of the fair value of shares.

         (2) (Deleted by amendment, P.L. 1995, c. 279.)

         (3) In an acquisition of shares pursuant to section 14A:10-9 or section 14A:10-13, the shares of a dissenting shareholder shall become the property of the acquiring corporation upon the payment by the acquiring corporation of the fair value of such shares. Such payment may be made, with the consent of the acquiring corporation, by the corporation which issued the shares, in which case the shares so paid for shall become reacquired by the corporation which issued them and shall be cancelled.

                                                                      APPENDIX H


                    [JANNEY MONTGOMERY SCOTT INC. LETTERHEAD]


                                  June 1, 1999


The Board of Directors of
   FOHP, Inc.
3501 State Highway 66
Neptune, NJ 07753

Attention:  Dr. Mark Engel, Chairman

Ladies and Gentlemen:

         On January 7, 1999, the Board of Directors of FOHP, Inc. ("FOHP" or the "Company") requested Janney Montgomery Scott Inc.'s ("JMS") opinion, as investment bankers, of the fair market value as of December 31, 1998 of the Company's outstanding common stock (the "Outstanding Common Stock"). Subsequent thereto, JMS was engaged to render its written opinion of the fair market value of the Outstanding Common Stock. It is our understanding that this valuation may be utilized in connection with the personal financial planning of the physician, hospital and other provider shareholders of FOHP (the "Provider Shareholders") in connection with the Agreement and Plan of Merger dated November 16, 1998 among FOHP, Foundation Health Systems, Inc. ("FHS") and FHS Transition Company (the "Agreement").

         The Agreement provides that one form of consideration to be offered to the Provider Shareholders for their shares of Outstanding Common Stock is cash. The per share amount to be determined by appraisals conducted by one or more qualified independent appraisers. Pursuant to the Agreement, each of FOHP and FHS may choose, at its sole discretion, to engage a qualified independent appraiser to appraise the value of the Outstanding Common Stock.

         The equity capitalization of FOHP at December 31, 1998 was 499,000,000 shares of common stock, of which the Provider Shareholders owned less than 1% of the Outstanding Common Stock. It is our opinion that at December 31, 1998, FOHP would have had an approximate fair market value of $124,750,000 or $0.25 per share (based on 499,000,000 shares outstanding).

                                                                      FOHP, INC.
                                                                          Page 2


         Our opinion is necessarily based on financial, economic, market and other conditions as they exist on, and information made available to us as of, the date hereof and valuation ranges developed through customary investment banking techniques. It should be understood that although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Payment of JMS' fee is not contingent upon the conclusion reported.

         It should be understood that this letter is for the information of the Board of Directors in connection with the consummation of the transactions contemplated by the Agreement and does not constitute a recommendation to any Provider Shareholder. While this opinion may be included in a Registration Statement or Proxy Statement filed in conjunction with this transaction, it may not be used for any other purpose without our prior written consent for which no additional compensation or expenses shall be paid or reimbursed and which consent shall not be unreasonably withheld.

                                            Sincerely yours,

                                            JANNEY MONTGOMERY SCOTT INC.


                                            By: /s/ WILLIAM J. BARRETT
                                                --------------------------------
                                                William J. Barrett
                                                Senior Vice President

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 10-K

(Mark One)

[x] ANNUAL REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the fiscal year ended December 31, 1998
                                       OR
[ ]      TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
         SECURITIES EXCHANGE ACT OF 1934

Commission file no. 0-25944
                    -------
                                   FOHP, INC.
                    -----------------------------------------
                    (Exact name of registrant as specified in
                                  its charter)

            New Jersey                                   22-3314813
    -------------------------------         ------------------------------------
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
     incorporation or organization)


         3501 State Highway 66
          Neptune, New Jersey                                  07753
----------------------------------------                     --------
(Address of principal executive offices)                     Zip Code

                         Registrant's telephone number,
                       including area code: (732) 918-6700

Securities registered pursuant to Section 12(b) of the Act:

                                                    Name of each exchange
Title of each class                                  on which registered
-------------------                                 ---------------------
      None                                              Not Applicable


Securities registered pursuant to Section 12(g) of the Act:

                                  Common Stock
       -------------------------------------------------------------------
                                (Title of class)

       -------------------------------------------------------------------
                                (Title of class)

         Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days. Yes X   No
                                             ---    ---
         Indicate by check mark if disclosure of delinquent  filers  pursuant to
Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ]

         The aggregate market value of the shares of the Registrant's Common Stock, par value $.01 per share ("Common Stock"), held by non-affiliates of the Registrant, as of March 15, 1999, was $458,445. Common Stock is the only class of the Registrant's capital stock with shares currently issued and outstanding. Inasmuch as shares of Common Stock are not listed on any exchange or quoted on any quotation system, nor has there been any regular trading in shares of Common Stock since the inception of the Registrant, the aforestated aggregate market value of outstanding Common Stock held by non-affiliates of the Registrant was computed by multiplying the number of shares of Common Stock held by non-affiliates of the Registrant as of March 15, 1999, by the per share book value of the Common Stock as of December 31, 1998.

         As of March 15, 1999, the number of outstanding shares of Common Stock was 499,000,000.

        Documents incorporated by               Part of Form 10-K into which
        reference into this report                document is incorporated
        --------------------------                ------------------------
                   None                                Not Applicable

         Certain information included in this report and other filings of the Registrant under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as well as information communicated orally or in writing between the dates of such filings, contains or may contain forward looking information that is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from expected results. Among these risks, trends and uncertainties are matters related to national and local economic conditions, the effect of governmental regulation on the Registrant and its subsidiaries and affiliates, the competitive environment in which the Registrant and its subsidiaries and affiliates operate, the relationship between the Registrant and Foundation Health Systems, Inc., the holder of more than 99% of the Registrant's Common Stock, including the proposed merger of FHS Transition Company, a wholly-owned subsidiary of Foundation Health Systems, Inc., into the Registrant, and the ability of the Registrant and its subsidiaries to generate or raise sufficient capital to remain in compliance with any applicable statutory net worth or other capital requirements and to continue to operate their businesses as currently operated. See "Description of Business," "Management's Discussion and Analysis of Financial Condition and Results of Operation" and "Certain Relationships and Related Transactions."

                                     PART I

ITEM 1.       BUSINESS.

(a)      GENERAL DEVELOPMENT OF BUSINESS

         FOHP, Inc., a New Jersey corporation (the "Company" or "Registrant"), was formed in May 1994 to effect the reorganization (the "Reorganization") of First Option Health Plan of New Jersey, Inc., a New Jersey corporation which operates as a health maintenance organization ("HMO") in the State of New Jersey ("FOHP-NJ"), into a holding company structure. The Reorganization was consummated on June 8, 1995. Pursuant to the Reorganization, FOHP-NJ became a wholly-owned subsidiary of the Company. All health care benefit products and services are provided by the Company's subsidiaries. See "Description of Business."

         During 1997, Foundation Health Systems, Inc., a Delaware corporation formerly known as Health Systems International, Inc. ("FHS"), purchased convertible debentures from the Company in the aggregate principal amount of approximately $80 million (each a "Convertible Debenture" and collectively, the "Convertible Debentures"). FHS has converted approximately $72 million principal amount of the Convertible Debentures into 496,916,161 shares of Common Stock, which represents more than 99% of the outstanding Common Stock of the Company. The Company and FHS have entered into a merger agreement pursuant to which FHS will acquire a 100% ownership interest in the Company. See "Description of Business - Transactions with FHS; The Merger; Description of FHS" and "Certain Relationships and Related Transactions."

         On January 1, 1999, Physicians Health Services of New Jersey, Inc., a New Jersey HMO controlled by FHS ("PHS-NJ"), merged with and into FOHP-NJ. At the effective time of the merger, FOHP-NJ changed its name to "Physicians Health Services of New Jersey, Inc." See "Description of Business - Merger of FOHP-NJ and Physicians Health Services of New Jersey, Inc."

         The principal executive offices of the Company are located at 3501 State Highway 66, Neptune, New Jersey 07753 and its telephone number at such location is (732) 918-6700.

(b)      FINANCIAL INFORMATION ABOUT INDUSTRY SEGMENTS

         Since its inception, substantially all of the Company's revenues, operating results and assets have been attributable to the operation of FOHP-NJ, an HMO which operates in the State of New Jersey.

(c)      DESCRIPTION OF BUSINESS

         In response to exclusively profit driven managed care organizations generally operated by large insurance companies, FOHP-NJ, a wholly-owned subsidiary of the Company, was formed in May 1993 by certain New Jersey hospitals and physicians to operate as a provider owned HMO in New Jersey. FOHP-NJ received a Certificate of Authority ("COA") to operate as an HMO in New Jersey in June 1994, and commenced operations on July 1, 1994.

         The Company was formed in May, 1994 to effect the Reorganization of FOHP-NJ into a holding company structure. The Reorganization was consummated on June 8, 1995. Pursuant to the Reorganization, FOHP-NJ became a wholly-owned subsidiary of the Company, and all the former shareholders of FOHP-NJ became shareholders of the Company.

         TRANSACTIONS WITH FHS

         During the first quarter of 1996, the Company learned that FOHP-NJ had a statutory net worth deficiency. To raise the capital necessary for FOHP-NJ to remain in compliance with its statutory net worth requirements, the Board of Directors of the Company (the "FOHP Board") determined that the Company needed to locate potential investors who would be interested in acquiring a significant equity position in the Company. On October 24, 1996, the Company entered into a Securities Purchase Agreement with Health Systems International, Inc., the predecessor to FHS, which was later amended and, as so amended, became effective on March 14, 1997 (the "Amended Securities Purchase Agreement").

         On April 16, 1997, the Amended Securities Purchase Agreement, and the transactions contemplated thereby, were approved by the shareholders of the
Company. On April 30, 1997, pursuant to the Amended Securities Purchase Agreement, FHS purchased from the Company a Convertible Debenture in the aggregate principal amount of $51,701,120.38 (the "Initial Convertible Debenture"). The principal amount of the Initial Convertible Debenture was convertible, at the option of FHS, into up to 71% of the Company's capital stock on a fully-diluted basis.

         At the closing of the purchase of the Initial Convertible Debenture, FHS converted $1,701,120.38 of the principal amount of the Initial Convertible Debenture into 168,109 shares of the Company's Common Stock. Effective December 1, 1997, FHS converted the remaining $50 million of the principal amount of the Initial Convertible Debenture into 4,941,049 shares of Common Stock, and, as a result, owned at that time 71% of the outstanding shares of the Company's Common Stock.

         Pursuant to the Amended Securities Purchase Agreement, as clarified by a letter agreement dated April 30, 1997 between FHS and the Company, FHS had the right to infuse additional capital into the Company in 1997, for additional Convertible Debentures in substantially the same form as the Initial Convertible Debenture, in the event that it was determined that FOHP-NJ needed capital to meet applicable statutory net worth requirements.

         The Amended Securities Purchase Agreement also provided that FHS may, at its option, acquire during 1999, through a tender offer or merger, all of the then outstanding shares of the Company's Common Stock not held by FHS at a purchase price per share that is determined by independent appraisers. In any such tender offer or merger, the hospital, physician and other provider shareholders of the Company (collectively, the "Provider Shareholders," and individually a "Provider Shareholder") would receive cash or, at FHS' sole option, registered FHS Class A Common Stock, par value $.001 per share, for their shares of Common Stock of the Company.

         As the Company continued to reduce its medical claims back-log during the second quarter of 1997, it became apparent that the Company's reserves were not adequate to ensure payment of all outstanding claims. In addition, it was anticipated that the Company would continue to incur significant operating losses until certain unprofitable products were phased-out or revised and administrative expenses reduced. As a result, management of the Company informed the FOHP Board that the Company would likely need a capital infusion in excess of $18 million by December 31, 1997 so that FOHP-NJ could meet applicable statutory net worth requirements by year end.

         Recognizing that an additional capital infusion by FHS of more than $18 million in exchange for additional Convertible Debentures could result in a significant dilution to the equity position of the Provider Shareholders, and that such dilution would reduce the amount of consideration that the Provider Shareholders would be entitled to receive in any transaction whereby FHS would acquire all of the outstanding Common Stock of the Company pursuant to the Amended Securities Purchase Agreement, the FOHP Board and FHS began, in July 1997, discussing various alternatives directed at preserving the Provider Shareholders' investment in the Company.

         In order to satisfy certain statutory net worth requirements applicable to FOHP-NJ, and in accordance with the Amended Securities Purchase Agreement, as clarified by a letter agreement dated April 30, 1997, FHS elected on December 8, 1997 to infuse $29 million into the Company in exchange for a Convertible Debenture (the "New Convertible Debenture") in form and substance substantially similar to the Initial Convertible Debenture. Immediately upon receipt of the New Convertible Debenture, FHS converted approximately $18,952,930 of the principal amount thereof into 92,804,003 shares of Common Stock. After the partial conversion of the New Convertible Debenture, FHS owned 97,913,161 shares of the 100,000,000 shares of the Company's Common Stock then outstanding, which represented approximately 98% of the fully-diluted equity of the Company. On December 31, 1998, FHS converted $1,197,183 of the principal amount of the New Convertible Debenture into 399,003,000 shares of Common Stock pursuant to the conversion formula contained therein. As a result of such conversion, FHS currently owns 496,916,161 shares of Common Stock, representing more than 99% of the outstanding shares of the Company's Common Stock.

         In December 1997, FHS also contributed an additional $24 million to the Company to satisfy certain statutory net worth requirements applicable to FOHP-NJ in return for subordinated debentures which are not convertible into shares of Common Stock (the "Subordinated Debentures"). Further, FHS contributed $29,897,801 to the Company as additional paid in capital to satisfy certain statutory net worth requirements applicable to FOHP-NJ during 1998.

         FHS and the members of the FOHP Board who were not affiliated with FHS nor employees of the Company (the "Non-FHS Directors"), assisted by legal counsel and a financial advisor retained by the FOHP Board, held discussions from October 1997 through June 1998 for purposes of developing a proposal aimed at preserving the Provider Shareholders' investment in the Company. The Non-FHS Directors believed it was necessary that any consideration to be offered for a share of Common Stock be equal to at least $15.00, the amount originally paid by a Provider Shareholder to the Company for one share of the Company's Common Stock. After several months of discussion, FHS was willing to offer a Provider Shareholder the opportunity to obtain $15.00 for each share of Common Stock held by him, her or it, provided that the Provider Shareholder continue to participate in the provider network of FOHP-NJ, or its successor, until December 31, 2001, and provided certain other conditions are met.

         THE MERGER

         Pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 16, 1998, by and among the Company, FHS and FHS Transition Company, a wholly-owned subsidiary of FHS, FHS Transition Company will merge with and into the Company (the "Merger"), and the Company will become a wholly-owned subsidiary of Physicians Health Services, Inc. ("PHS"), a Delaware corporation which is a wholly-owned subsidiary of FHS. In connection with the Merger, a Provider Shareholder will be entitled to choose to receive for his, her and its shares of Common Stock of the Company either (i) the value of such shares as determined by one or more independent qualified appraisers as of December 31, 1998, or (ii) payment rights (individually a "Payment Right," and collectively, the "Payment Rights"), pursuant to which a holder thereof will be entitled to receive a payment of not less than $15.00 per Payment Right on or about July 1, 2001, provided the holder remains a provider to FOHP-NJ until July 1, 2001, and agrees in writing to remain a provider to FOHP-NJ until December 31, 2001, and a specified number of hospital providers in the FOHP-NJ provider network does not leave the network prior to December 31, 2001. In addition, a hospital provider that chooses to receive Payment Rights will be subject to additional conditions to payment relating to reimbursements rates, enrollment of hospital employees in FOHP-NJ health plans and payments of premiums to FOHP-NJ.

         Any Provider Shareholder who or which is not a hospital, and chooses to receive Payment Rights for his, her or its shares of Common Stock of the Company in connection with the Merger, will be entitled to receive additional consideration of (i) $2.25 per Payment Right, and (ii) a pro rata portion of a bonus pool to be funded by monies forfeited by Provider Shareholders; provided, however, that the additional consideration will only be paid if FOHP-NJ produces an annualized return on average common equity capital of at least 10% for the period January 1, 1999 through June 30, 2001.

         The obligation of each party to the Merger Agreement to complete the Merger is subject to several conditions, including, among others: (i) the approval of the Merger Agreement by the holders of the majority of the outstanding shares of the Company's Common Stock; (ii) no statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, promulgated, enforced or otherwise made applicable (and not repealed or superceded) by any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, which prohibits the consummation of the transactions contemplated by the Merger Agreement; (iii) the receipt of requisite governmental consents and approvals to consummate the Merger; and (iv) the execution and delivery by the Company and FHS of a contribution agreement pursuant to which FHS will commit to contribute to the Company the amount of cash necessary for the Company to pay, among other things, all amounts payable under the Payment Rights to be issued in connection with the Merger.

         The approval of the majority of the outstanding shares of the Company's Common Stock is required to approve the Merger Agreement. FHS currently owns more than 99% of the outstanding shares of Common Stock. Accordingly, if FHS approves the Merger Agreement, the Merger will occur, provided all of the other conditions to the Merger are either satisfied or waived.

         If the Merger is consummated, no Provider Shareholder will have an equity position in the Company. As a result, FHS, or an affiliate thereof, as the sole shareholder of the Company, will terminate the registration of the Common Stock under the Exchange Act. Consequently, the Company's obligation to file periodic reports under the Exchange Act, such as this Annual Report on Form 10-K, will be suspended shortly after the Merger.

         DESCRIPTION OF FHS

         FHS is an integrated managed care organization which administers the delivery of managed health care services. FHS' HMOs, insured preferred provider organizations and government contracts subsidiaries provide health benefits to
5.8 million individuals in 21 states through group, individual, Medicare risk, Medicaid and CHAMPUS programs. FHS' subsidiaries also offer managed health care products related to behavioral health, dental and vision services, and offer managed health care product coordination for multi-region employers and administrative services for medical groups and self-funded benefits programs. Over the past several years, FHS has developed a diversified product line and has achieved geographic expansion throughout the United States. FHS operates and conducts its HMO and other businesses through its wholly and majority owned subsidiaries, including the Company.

         DESCRIPTION OF FOHP-NJ

         FOHP-NJ is the Company's principal subsidiary and only subsidiary which has obtained a COA to operate as an HMO. FOHP-NJ operates an HMO in the State of New Jersey pursuant to a COA issued by the New Jersey Department of Banking and Insurance (the "DOI") and the New Jersey Department of Health and Senior Services (the "DOH") (the DOI and the DOH are collectively referred to herein as the "Departments"). FOHP-NJ has established a provider network and has entered into provider agreements with NJ Practitioners, NJ Acute Care Institutions and NJ Other Providers (as such terms are defined below). FOHP-NJ has entered into provider agreements with (i) 62 NJ Acute Care Institutions located throughout New Jersey's 21 counties, (ii) approximately 11,000 NJ Practitioners, practicing in primary care and 30 medical specialties throughout New Jersey, and (iii) approximately 75 NJ Other Providers. Providers contracting with FOHP-NJ are not required to be shareholders of the Company. Currently, of the approximately 11,137 providers who have contracted with FOHP-NJ, 2,628 are shareholders of the Company.

         As used herein, a "NJ Acute Care Institution" shall mean a hospital or acute care institution, licensed by the DOH, which has entered into a provider agreement with FOHP-NJ to provide health care services to the members of FOHP-NJ's health plans; a "NJ Practitioner" shall mean a member of the medical staff of a NJ Acute Care Institution, or a physician designated by a NJ Acute Care Institution, who is licensed to practice medicine or osteopathy in the State of New Jersey and who has entered into a provider agreement with FOHP-NJ to provide health care services to the members of FOHP-NJ's health plans; and a "NJ Other Provider" shall mean a health care provider or professional, other than a NJ Practitioner or NJ Acute Care Institution, licensed, certified or authorized to operate or practice in the State of New Jersey, who has entered into a provider agreement with FOHP-NJ.

         Each member of FOHP-NJ's provider network has entered into a provider agreement with FOHP-NJ. Each provider agreement has a one-year term and is renewable annually. Such agreements with NJ Acute Care Institutions and NJ Other Providers may be terminated by mutual consent or, after the initial one-year term, by either party upon 90 days notice; agreements with NJ Practitioners may be terminated by either party upon 60 days notice. The agreements also may be terminated for breaches specified therein. The terms and conditions of provider agreements are not affected by whether the provider is, or is not, a shareholder of the Company. However, some agreements with shareholders that are NJ Acute Care Institutions and subscribers in FOHP-NJ health plans are different from the subscriber agreements of non-shareholders in that premium rates for those NJ Acute Care Institutions are capped to be within a certain corridor (+/- 4%) from their prior year premium rates. There are 24 NJ Acute Care Institutions with such subscriber agreements. Preferred Providers (i.e., members of FOHP-NJ's provider network) are permitted to contract with other entities, including other health plans.

         FOHP-NJ markets its services to employers, including NJ Acute Care Institutions that are providers of health care services to FOHP-NJ and shareholders of the Company. Pursuant to the Company's Certificate of Incorporation, NJ Acute Care Institutions that own shares of Common Stock, directly or through affiliates, are required to offer a FOHP-NJ health plan to their employees under certain circumstances. In the event that a NJ Acute Care Institution fails to comply with such requirements, the Company may elect to repurchase the shares of Common Stock held by the NJ Acute Care Institution. See "Marketing."

         MERGER OF FOHP-NJ AND PHYSICIANS HEALTH SERVICES OF NEW JERSEY, INC.

         On January 1, 1999, PHS-NJ, a New Jersey HMO controlled by FHS, merged with and into FOHP-NJ pursuant to an Agreement and Plan of Merger dated as of October 26, 1998. At the effective time of the merger, FOHP-NJ changed its name to "Physicians Health Services of New Jersey, Inc." The purpose of the merger was to consolidate the FHS controlled HMO operations in the State of New Jersey into primarily one corporation.

         BENEFITS PROVIDED BY FOHP-NJ

         FOHP-NJ currently offers two principal types of coverage plans, point of service ("POS") and Non-POS, each having multiple variations. Under both types of product, each new FOHP-NJ member will be required to select a primary care physician from a list supplied by FOHP-NJ. All medical care thereafter received by the member under a Non-POS plan, including specialist and hospital care, will be supervised by the primary care physician who is familiar with the member's medical history. A POS plan will permit members to utilize providers who are not under contract with FOHP-NJ. In such circumstances, members will be subject to higher co-payments and be responsible for payment of any difference between what FOHP-NJ pays for covered services and the amount of the charges incurred for such services. Generally, FOHP-NJ will pay no more than 80% and the member will pay no less than 20% of the charges for covered services when care is provided by non-Preferred Providers.

         FOHP-NJ's health plans require precertification for hospital admissions and diagnostic and outpatient procedures. Except for co-payments, FOHP-NJ covers all other charges for treatment at non-Preferred Provider emergency rooms in the event of a medical emergency or urgently needed services, as determined by FOHP-NJ.

         Generally, rates for each employer group are fixed for a twelve-month period and may be increased for each renewal term; provided, however, that the new rate methodology must be submitted to the DOI and there can be no assurance that any new rate methodology will be accepted by the DOI. Renewal dates vary among employer groups. FOHP-NJ utilizes a system of community rating by class, adjusted (with respect to employer groups of more than 100 employees) by age, sex and industry classification, in determining its rates for various employers in the proposed service area. Accordingly, rates can vary between employer groups for coverage under the same FOHP-NJ health plan. FOHP-NJ has also established rates for the health benefits plans required by the State of New Jersey to be offered by all HMOs that choose to market to small employer groups (50 employees or less), which are based on overall community rates for

New Jersey calculated by independent consulting actuaries, as statutorily required. Proposed rates for the basic health care coverage required by the State of New Jersey is submitted to the DOI. Rates will also be affected by federal regulations which generally limit experience rating of group accounts.

         FOHP-NJ health plans require members to make co-payments directly to the treating health care provider for office visits, house calls and certain hospital emergency room visits. All FOHP-NJ plans allow subscribers to enroll their spouses and eligible dependents.

         FOHP-NJ offers multiple coverage plans to employer groups of more than 50 employees. Some coverages in each product are subject to annual maximum benefits. Generally, the products within each POS and Non-POS plan are distinguished by the amount of the applicable co-payments and the obligation of the POS member to pay to the provider the difference between what FOHP-NJ pays and the total charges.

         FOHP-NJ offers seven small employer group (50 employees or less) products. Four of them are identical to the small business plans designed by the Board of Directors of the Small Employer Health Benefits Program, the regulatory agency responsible for the regulation of small business health insurance products in New Jersey. The other three small employer group products are offered as riders to one of the four other small employer products. Each rider makes that product virtually identical to one of FOHP-NJ's large employer group products.

         FOHP-NJ also offers a dental plan and has expanded the coverage of the benefits plans offered by FOHP-NJ to include vision care. Moreover, commencing in December 1995, FOHP-NJ began offering Non-POS products to individuals as required by the State of New Jersey. The Non-POS products being offered by FOHP-NJ to individuals pursuant to the state requirement contain all the state mandated benefits, including coverage for preventive care, in-patient hospital care, substance abuse and mental health. All the products offered to individuals by FOHP-NJ as required by the State of New Jersey require co-payments. See "Government Regulation."

         FOHP-NJ currently offers coverage for Medicaid beneficiaries in the New Jersey counties of Essex, Cumberland, Gloucester, Hudson, Middlesex, Passaic, Union, Mercer and Camden. In December 1995, FOHP-NJ qualified federally as an HMO, and, as a result, currently offers coverage for Medicare beneficiaries in certain counties of New Jersey.

         FOHP-NJ also provides utilization management and its Preferred Provider Organization ("PPO") product to the members of self-funded plans. FOHP-NJ also offers pharmacy, mental health and chemical dependency management services through third parties who or which have entered into sub-contract arrangements with FOHP-NJ.

         ARRANGEMENTS WITH NJ PRACTITIONERS

         FOHP-NJ may contract with Individual or Independent Practice Associations (individually, an "IPA"), Physician Hospital Organizations or NJ Practitioners. Under the terms of FOHP-NJ's practitioner provider agreement, NJ Practitioners will provide primary and specialty care to FOHP-NJ members. FOHP-NJ has entered into provider agreements with physicians and others who are not shareholders to provide services to its members. NJ Practitioners are paid pursuant to a fee schedule established by FOHP-NJ and only bill members of a FOHP-NJ plan for co-payments and non-covered services, if any. The fees paid to NJ Practitioners are based on a percentage of the fees payable under the fee schedule developed for

Medicare. Co-payments, in amounts approved by FOHP-NJ, are collected directly by the NJ Practitioner from the member.

         In addition to specifying the types of services required, each practitioner provider agreement imposes various requirements and standards (many of which are also mandated by applicable federal and state law) on NJ Practitioners.

         Each member selects a primary care physician from a list of primary care physicians who are under contract with FOHP-NJ. Under the Non-POS plans offered by FOHP-NJ, primary care physicians are required, when medically necessary and appropriate, to refer members to specialist physicians, hospitals and other health care providers who are under contract with FOHP-NJ.

         FOHP-NJ is a named insured under the Company's comprehensive general liability insurance, with coverage of at least $1,000,000 per occurrence and $10,000,000 in the aggregate per year. In addition, FOHP-NJ maintains HMO reinsurance for those situations where the acute care of a commercial, Medicaid or Medicare member exceeds $175,000 in a calendar year, with a per member annual maximum of $1,000,000 and lifetime maximum of $2,000,000. Individual physicians, including any physician practicing in an IPA or other group, must maintain professional liability insurance coverage of at least $1,000,000 per occurrence and $3,000,000 in the aggregate per year.

         ARRANGEMENTS WITH NJ ACUTE CARE INSTITUTIONS

         FOHP-NJ's agreements with NJ Acute Care Institutions provide, among other things, for a reimbursement schedule setting the amounts to be paid to the NJ Acute Care Institutions by FOHP-NJ for services provided to members. The reimbursement schedule of a provider agreement between an NJ Acute Care Institution and FOHP-NJ is individually negotiated. Rates paid to NJ Acute Care Institutions for services provided to members of FOHP-NJ's health plans vary from institution to institution and are based on, among other things, the types of services provided by, and the location of, the NJ Acute Care Institution. The agreements are site specific. Therefore, in the event of a merger or acquisition or similar transaction between an NJ Acute Care Institution and another institution, services provided to members of FOHP-NJ health plans pursuant to an agreement between it and the affected NJ Acute Care Institution are required to be provided only at the location of such institution. Also, under the terms of such agreements, NJ Acute Care Institutions are required to use their best efforts to notify FOHP-NJ within 48 hours or one business day of a member's emergency admission. NJ Practitioners are required to notify and receive prior approval from FOHP-NJ for all elective hospital admissions. Agreements with participating NJ Acute Care Institutions prohibit the NJ Acute Care Institutions from billing a member of a FOHP-NJ health plan for any services paid for under such plan except for any applicable co-payment.

         In addition to specifying the types of services required, each agreement with an NJ Acute Care Institution imposes various requirements and standards (some of which are also mandated under state and federal law) on the NJ Acute Care Institution.

         Each NJ Acute Care Institution must maintain a policy of general liability insurance in amounts of at least $1,000,000 per occurrence and $3,000,000 in the aggregate per year. In addition, each NJ Acute Care Institution must maintain professional liability insurance coverage in amounts required by the State of New Jersey. Each NJ Acute Care Institution has agreed to indemnify FOHP-NJ, and FOHP-NJ has agreed to indemnify each such NJ Acute Care Institution, against liability arising from its actions, except to the extent that injury results from the negligence of the other party.

         ARRANGEMENTS WITH NJ OTHER PROVIDERS

         FOHP-NJ contracts with NJ Other Providers such as skilled nursing facilities and home health care agencies to provide services to members. These providers are paid pursuant to a program rate which is individually negotiated with FOHP-NJ. Payment procedures, service authorization requirements, obligations imposed on the provider, and insurance and indemnification obligations are similar to those outlined above for NJ Acute Care Institutions.

         OTHER ARRANGEMENTS INVOLVING FOHP-NJ

         FOHP-NJ arranges for the provision of certain services to members including mental health/chemical dependency, pharmacy, laboratory and radiology through risk sharing arrangements with other entities, where feasible and not prohibited by applicable law.

         COMPETITION

         The competition for prospective enrollees in prepaid health plans has increased over the past few years as a result of the significant increase in the number of companies offering HMO and other managed care products. For example, FOHP-NJ competes with other prepaid health plans and with traditional health insurers as well as with self-insured programs, PPOs and other managed or coordinated care organizations. Other programs or entities may be substantially better capitalized than FOHP-NJ. Moreover, a number of traditional health insurers have begun to aggressively market HMO and other managed care products of their own. In addition, competition may be affected if any federal legislation or regulation with respect to health plans or health care providers is adopted. See "Government Regulation."

         Competition among HMOs and traditional and other health insurers is based principally on benefits offered and premium cost. FOHP-NJ, which operates an HMO, may find itself at a competitive disadvantage if its premiums are higher than those of other HMOs or traditional health insurers. Premiums negotiated with employers, fee schedules negotiated with hospitals, physicians and other providers, the scope of benefits offered, unique benefit designs and access to physicians and hospitals constitute the principal methods of competition.

         MARKETING

         FOHP-NJ markets its health care benefits products and services to prospective members through full-time marketing representatives, selected brokers and consultants and other sales professionals under the direction of a Director of Sales. Marketing efforts are concentrated on employer groups of all sizes with particular emphasis placed on employers with fewer than 1,000 employees.

         FOHP-NJ markets its services to employers, including NJ Acute Care Institutions that are providers to FOHP-NJ and are either shareholders of the Company or affiliated with shareholders of the Company. Pursuant to the Company's Certificate of Incorporation, if the existing health plan of any NJ Acute Care Institution shareholder is a self-insured plan, such NJ Acute Care Institution is obliged to offer a FOHP-NJ health plan to its employees as their exclusive plan in accordance with a timetable determined by FOHP-NJ to be feasible. The Company's Certificate of Incorporation also provides that NJ Acute Care Institutions which are shareholders or affiliated with shareholders and offer one or more health plans, including any self-insured plan, are obliged to offer a FOHP-NJ health plan and have at least 75% of its employees enrolled in a FOHP-NJ health plan, and NJ Acute Care Institutions which are shareholders or affiliated with shareholders and are subject to collective bargaining agreements are required to use their best efforts to offer a FOHP-NJ health plan to their non-union employees on a "non-exclusive" basis. In addition, NJ Acute Care Institutions which are shareholders or affiliated with shareholders and are subject to collective bargaining agreements are required to use their best efforts to qualify a FOHP-NJ health plan as the union-designated plan and to pay reasonable deductibles or other costs to so qualify a FOHP-NJ health plan.

         The provisions in the Certificate of Incorporation of the Company with respect to the above described covenants of the NJ Acute Care Institutions which own shares of Common Stock or of the affiliates of NJ Acute Care Institutions which own shares of Common Stock (collectively referred to herein as "NJ Institutional Shareholders," and individually referred to herein as a "NJ Institutional Shareholder") shall continue until December 31, 1999. The Company's Certificate of Incorporation also provides that, if, upon the termination of the covenants contained therein as they relate to a specific NJ Institutional Shareholder, the NJ Institutional Shareholder or its affiliated NJ Acute Care Institution proposes to offer to its employees any health plan similar to a health plan offered by FOHP-NJ, such NJ Institutional Shareholder shall provide prior written notice to FOHP-NJ of the material terms of the Bona Fide Offer (as hereinafter defined) by such other health benefits plans. In the event FOHP-NJ offers to provide an FOHP-NJ health plan containing terms at least as favorable in all material respects to the employees of the NJ Institutional Shareholder or its affiliated NJ Acute Care Institution as those contained in the Bona Fide Offer, such NJ Institutional Shareholder or its affiliated NJ Acute Care Institution shall offer such FOHP-NJ health plan to its employees on the same basis as it would have been obligated under the covenants if such covenants had not terminated.

         In the event a NJ Institutional Shareholder or its affiliated NJ Acute Care Institution (i) breaches any of the covenants in the Certificate of Incorporation of the Company applicable to it, or (ii) fails to provide reimbursement rates (a) for in-patient visits at the lower of (1) the lowest rate of reimbursement received by such provider from nongovernmental payors for each line of business, or (2) the rate of reimbursement reflecting a reduction (compared to calendar 1996 rates) of 5% in in-patient costs, provided that such reduction is solely as a result of rate reductions and not through utilization or medical management efforts, and (b) for outpatient visits at the lower of (1) the lowest rate of reimbursement received by such providers from nongovernmental payors for each line of business, or (2) the rate of reimbursement reflecting a reduction (compared to calendar 1996 rates) of 10% in out-patient costs, provided that such reduction is solely as a result of rate reductions and not through utilization or medical management efforts, then the Company shall have the option to purchase all or a portion of the Common Stock held by the NJ Institutional Shareholder at a purchase price equal to the lowest of (A) the Book Value (as such term is defined in the Company's Certificate of Incorporation), (B) the lowest shareholder equity reflected on the Company's quarter-end balance sheets during the period of noncompliance giving rise to the repurchase right, excluding any Convertible Debentures issued to FHS, prepared in accordance with generally accepted accounting principles, divided by the number of outstanding shares of Common Stock on a fully diluted basis, or (C) the original purchase price paid by such NJ Institutional Shareholder for such shares of Common Stock. The Company shall have full discretion with respect to its election to exercise or not to exercise the foregoing rights of repurchase with respect to any given shareholder, taking into account any factors the Company deems appropriate relating to such shareholder's relationships with the Company or the Company's business or otherwise, and the Company's election to make or not to make a repurchase from one shareholder shall have no affect on the Company's election to make or not to make a repurchase from any other shareholder.

         Pursuant to the form of Payment Rights to be issued in connection with the Merger, an NJ Acute Care Institution will have to comply with enrollment and reimbursement rate commitments similar to those currently contained in the Company's Certificate of Incorporation, as discussed above, to receive full payment under a Payment Right.

         A "Bona Fide Offer" shall mean an offer of a health benefits plan that is prepared with the objective of covering the offeror's (i) health care costs and administrative expenses in the case of risk products, and (ii) costs of performing administrative services and any risk assumed (e.g., reinsurance) in the case of self funded products. An offer by any health benefits plan below the offeror's costs for the purpose of achieving market share increases shall not constitute a Bona Fide Offer.

         GOVERNMENT REGULATION

         For a tax exempt hospital or other entity to maintain its tax exempt status under section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), (i) it must be operated exclusively for charitable purposes and
(ii) its income or assets may not be utilized to inure to the benefit of an individual considered to be an insider by virtue of his or her relationship with the exempt organization (generally, any person having a personal or private interest in the activities of an organization exempt under section 501(c)(3) of the Code and having the ability to control or influence its activities, including key staff personnel or any physician employed by or with admitting privileges at a tax exempt hospital, is often referred to as an "insider"). Any conduct in contravention of the furtherance of the entity's exempt purposes may result in the loss of a health care provider's tax exempt status. Any transaction with any person or entity (including, among others, vendors) which results in an excessive benefit which is not incidental to the accomplishment of the entity's exempt purposes may constitute private benefit thereby jeopardizing the entity's tax exempt status. In the case of an insider, a compensation arrangement in excess of fair market value, a below market loan, or a no rent or below market rent arrangement may constitute private inurement.

         Federal law prohibits the payment or receipt of remuneration directly or indirectly for referring business or furnishing any service for which payment may be made under the Medicare or Medicaid programs. Section 1128B(b) of the Social Security Act, known as the Medicare/Medicaid Anti-Kickback Statute, and implementing regulations and advisory opinions, prohibit, among other things, an entity from selecting a physician or other investor based upon his, her or its ability to make referrals or from offering such an investor (i) a greater investment opportunity, or (ii) a disproportionately large return on a disproportionately small investment. The statute imposes criminal as well as other penalties for engaging in prohibited practices.

         Federal law also prohibits physician referrals to entities in which the physician or a member of his or her family has a financial interest for certain designated health services. The statute, adopted as part of the Omnibus Budget Reconciliation Act of 1989, as subsequently amended, and more commonly known as the Stark Laws, specifically excludes from the prohibition, in-network referrals by physicians who have ownership or investment interests in, or

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

compensation arrangements with, certain Medicare competitive medical plans, federally qualified HMOs, or other prepaid plans operating under a demonstration project.

         Management does not believe that any arrangements between the Company or any of its subsidiaries and its shareholders or directors is violative of the Medicare/Medicaid Anti-Kickback Statute or the Stark Laws. No Company shareholder nor any provider of services to a subsidiary of the Company is required to make referrals as a condition of making or maintaining an investment interest in the Company or otherwise. If any arrangement between the Company or a subsidiary of the Company and its shareholders or directors was found to contravene current law or in the event any change in the law should prohibit any such arrangement, the Company would seek to restructure such arrangement.

         New Jersey has also adopted legislation which prohibits physicians from referring patients to health care services in which they or their immediate families have a significant beneficial interest unless such interests are disclosed in advance to such patients. The restriction does not apply to services provided in a physician's medical office or to certain specified services.

         Federal antitrust laws generally prohibit agreements between competitors that unreasonably restrict competition and, as such laws relate to the Company, may prohibit, among other things, the disclosure of information by a provider to FOHP-NJ relating to (i) the providers' rates, costs, salaries and benefits, and (ii) the terms, prices and conditions of any managed care plan in which the provider participates, unless such information is a matter of public record. Such laws also may prohibit the disclosure by FOHP-NJ of the prices and terms of any arrangement between FOHP-NJ and one of its providers to other providers in FOHP-NJ's provider network. In an effort to prevent any such conduct, the Company has distributed an Antitrust Compliance Manual to its NJ Institutional Shareholders and requires that each NJ Institutional Shareholder acknowledge the receipt of such manual. In addition, the Company includes information regarding prohibitions under federal antitrust laws in the provider agreements entered into by FOHP-NJ and NJ Practitioners. Any prohibited disclosure or other violations of the federal antitrust laws could subject the Company or FOHP-NJ or any of their directors or shareholders to monetary damages and other penalties under such antitrust laws.

         HMOs are subject to extensive governmental regulation. Among the areas regulated are the scope of benefits required to be made available to members, reserves required to be maintained, the manner in which members' co-payments are structured, procedures for review of quality assurance, enrollment requirements, the relationship between the HMO and its health care providers and the financial condition of the HMO. Any HMO formed in New Jersey is regulated by two governmental departments, the DOI and the DOH. The DOI monitors the financial condition of an HMO formed in New Jersey whereas the DOH reviews quality and access issues.

         In June 1994, FOHP-NJ, the Company's only subsidiary licensed as an HMO, received its COA from the Departments. In December 1995, FOHP-NJ received approval from the U.S. Health Care Financing Administration of the U.S. Department of Health and Human Services (commonly known as HCFA) to operate as a federally qualified HMO and, as a result, is now providing services to Medicare beneficiaries. In February 1995, FOHP-NJ entered into an agreement with the New Jersey Department of Human Services to provide services to Medicaid recipients, and it has received approval to provide such services in nine New Jersey counties.

         If a New Jersey HMO fails to meet the statutory net worth requirements applicable to it, the DOI has the power to suspend or revoke the HMO's COA. Without a COA, an entity cannot conduct business as an HMO in New Jersey.

         Federal law requires a federally qualified HMO to have a positive net worth (however, no amount is specified) and to provide evidence of financing until revenues are sufficient to support operations. The financial reserves of federally qualified HMOs are required to provide adequately against the risk of insolvency, but the amount of such reserves are not specified in applicable regulations and is subject to the discretion of the Secretary of the United States Department of Health and Human Services.

         Provisions affecting HMOs were enacted as part of the federal "Balanced Budget Act of 1997." The Balanced Budget Act of 1997 provides Medicare beneficiaries with the option to enroll in a new Medicare + Choice Program which allows provider-sponsored networks and other non-HMO entities to contract directly with Medicare to provide services to Medicare + Choice Program beneficiaries. The Balanced Budget Act of 1997 also includes provisions impacting on state administered Medicaid managed care plans. These provisions include, among others, provisions relating to increased beneficiary protection and quality assurance.

         As a result of legislation enacted by the State of New Jersey in 1991 and 1993, New Jersey HMOs must offer health care benefits plans to individuals including hospital expense coverage and annual physical examinations for a defined period. HMOs which do not offer coverage to individuals are subject to an assessment. Additionally, legislation adopted in New Jersey, which became effective on July 1, 1994, requires health insurers, including HMOs which provide pharmacy services, to permit enrollees to select their own pharmacists and pharmacies. In 1995, New Jersey enacted legislation which requires that a mother delivering a baby be permitted to remain at the facility where the baby was born for a minimum of 48 or 96 hours, depending upon the method of birth. Legislation also was enacted in New Jersey in 1995 which requires health insurers, including HMOs, to provide certain mandated diabetes benefits.

         In 1997, the New Jersey legislature enacted the "Health Care Quality Act." Among other things, the Health Care Quality Act provides that health insurers, including HMOs, must disclose information regarding the terms and conditions of their health benefit plans, as well as other related information, to subscribers at the time of enrollment and annually thereafter. The Health Care Quality Act also imposes on an HMO requirements with respect to the responsibilities of the HMO's medical director, the HMO's utilization management program and the HMO's relationship with participating providers. The legislation also requires an HMO to offer a POS plan to every contract holder (either directly or through a selective contracting arrangement) which would allow a covered person to receive covered services from out-of-network health care providers. Also in 1997, the DOH adopted extensive amendments to the New Jersey regulations applicable to HMOs for purposes of providing additional protections to consumers of HMO products and promoting consumer confidence in HMOs. Generally, the amended regulations provide, among other things, that a member of an HMO plan shall be entitled to appeal service denials to an independent medical panel and require health plans to disclose operational information, including information regarding financial incentives provided to physicians by HMOs in their reimbursement procedures.

         Prior to the adopting of the Health Care Quality Act, the DOH, in consultation with the DOI, adopted new regulations (the "POS Regulations") intended generally to apply to HMOs

                                      -15
offering POS products. The POS Regulations clarify the circumstances under which an HMO may contract with a health insurer, health service corporation or medical service corporation to provide indemnity benefits or services. Under the POS Regulations, it is necessary for an HMO offering POS products to enter into a contractual arrangement with a licensed indemnity carrier. In response to these regulations, FOHP-NJ has entered into a contractual arrangement with an indemnity carrier.

         Additional amendments to the New Jersey HMO regulations have been recently proposed. The proposed amendments address financial and insolvency issues relating to HMOs. More specifically, the proposed amendments would, among other things, require that a minimum of 60% of an HMO's admitted assets be in cash, cash equivalents or investments; require that HMO guarantors have certain liquid assets available to the HMO; require that an HMO maintain reserve liabilities in an amount sufficient to provide for continued health care services to members who, on the date of termination of an HMO contract, are confined in an inpatient facility until discharge from the facility; change the basis of the required HMO solvency deposit from claims to premium; require an HMO to file with the Commissioner of the DOI an annual certification with an actuarial opinion certified by a member of the American Academy of Actuaries or an active fellow the Society of Actuaries that the reserves required under the HMO regulations and included in the HMO's annual report are sufficient; require that HMOs submit a quarterly certification that includes information identical to that contained in the annual certification; and require additional annual and quarterly reports. In addition to these amendments, the Commissioner of the DOH, in consultation with the Commissioner of the DOI, intends to propose in the near future further amendments to the HMO regulations addressing other issues, including pre-operational review of unlicensed subcontractors and the standardization of rate filing. If the proposed amendments are adopted, HMOs operating in New Jersey, including FOHP-NJ, could be subject to increased operating restrictions and additional reporting requirements which could have an adverse impact on operating results.

         Generally, rates and proposed coverage benefits must be submitted to the DOI prior to their imposition. There can be no assurance that rates submitted by FOHP-NJ will be accepted without objection or approved.

         Finally, it is impossible to predict whether federal legislation or regulations with respect to health plans or health care providers will be adopted or the impact that any such federal legislation or regulations may have on the health care delivery system.

         EMPLOYEES

         At March 15, 1999, the Company, through its principal subsidiary FOHP-NJ, employed 393 full-time and 16 part-time active employees. In addition, the Company currently utilizes the services of approximately 51 temporary employees. The Company currently has four executive officers who are employed by FHS or one of its subsidiaries pursuant to the Administrative Management Agreement (as hereinafter defined). See "Certain Relationships and Related Transactions." None of the Company's employees are represented by a union. The Company believes that its relationships with its employees are satisfactory.

                                      -16

ITEM 2.  PROPERTIES.

         The Company, through FOHP-NJ, subleases approximately 59,706 square feet of office space at 3501 State Highway 66, Neptune, New Jersey 07753. The lease expires on February 28, 2004. The monthly rental during the lease term is $84,504.16, plus certain additional charges and expenses, including maintenance, utilities and taxes.

         The Company also leases approximately 11,000 square feet of office space at 2 Bridge Avenue, Building 6, Red Bank, New Jersey 07701-1106. The lease has a term of 5 years ending August 31, 1999, and a 5 year renewal option. The monthly rental ranges from $10.00 to $12.50 per square foot over the initial term of the lease, plus certain additional charges and expenses including common maintenance charges, utilities and taxes. The monthly rental of the 5 year option term of the lease ranges from approximately $14.00 to $16.00 per square foot.

         The Company also leases office space in Mt. Laurel, New Jersey.

ITEM 3.  LEGAL PROCEEDINGS.

         There are no material legal, governmental, administrative or other proceedings pending against the Company or its properties or to which the Company is a party, and to the knowledge of management no such material proceedings are threatened or contemplated.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

         During the fourth quarter ended December 31, 1998, no matter was submitted to a vote of security holders of the Company through the solicitation of proxies or otherwise.

                                     PART II

ITEM 5.  MARKET  FOR THE  REGISTRANT'S  COMMON  EQUITY AND  RELATED  STOCKHOLDER
         MATTERS.

         There is no public market for the Company's Common Stock, and the Company has no current intention of listing or including any shares of Common Stock on a stock exchange or quotation system since shares of Common Stock only can be held by or transferred to (i) providers to the Company's subsidiaries which operate as HMOs, (ii) FHS, or (iii) the Company. Accordingly, it is improbable that a market will develop for the Common Stock.

         Since its inception, the Company has not sold any shares of Common Stock for any price other than $15.00, except for shares issued to FHS upon conversion of the Initial Convertible Debenture and New Convertible Debenture. In addition, the Company is not aware of any sale of Common Stock by one provider to another for any price other than $15.00.

         As of March 15, 1999, 499,000,000 shares of Common Stock were outstanding and were held by 2,629 shareholders, including 496,916,161 shares held by FHS, 1,006,717 shares held by 41 NJ Institutional Shareholders and 1,077,122 shares held by 2,587 NJ Practitioners and NJ Other Providers.

         The Company has not paid any cash dividends on Common Stock, and does not expect to pay any dividends in the future.

         The certificates representing Payment Rights to be offered by the Company to the Provider Shareholders in the Merger will be non-negotiable and the Payment Rights will not be transferable or assignable by the holders thereof, unless such transfer or assignment is expressly authorized in writing by the Company. Accordingly, there will be no public market for the Payment Rights.

ITEM 6. SELECTED FINANCIAL DATA.

         The selected financial information as of December 31, 1998, 1997, 1996, 1995, and for the years ended December 31, 1998, 1997, 1996 and 1995, is derived from the consolidated financial statements of the Company. Prior to the Reorganization, the Company did not conduct any business nor did it have any significant assets or liabilities. Accordingly, the selected financial information as of December 31, 1994 and for the year ended December 31, 1994 is derived from the financial statements of FOHP-NJ, the Company's principal subsidiary. The selected financial information should be read in conjunction with the consolidated financial statements of the Company and the related notes thereto and management's discussion and analysis thereof appearing elsewhere in this report.

                                     SUMMARIZED BALANCE SHEET INFORMATION

                                                                                              FINANCIAL DATA
                                                                                                OF FOHP-NJ
                                                                                              PREDECESSOR TO
                                                                                               THE COMPANY
                                                                                               -----------

                                                                                                  AS OF
                                                        AS OF DECEMBER 31,                     DECEMBER 31,
                                 ----------------------------------------------------------   ------------
                                      1998            1997           1996           1995           1994
                                 ------------    ------------   ------------   ------------   ------------
Assets:
Cash and cash equivalents        $ 44,052,058    $ 79,266,721   $ 36,664,911   $ 23,882,286   $ 13,030,295

Goodwill (net)                     96,237,857     107,730,254            ---            ---            ---

Other                              77,989,500      31,614,256     17,578,306     13,479,547      7,050,765
                                 ------------    ------------   ------------   ------------   ------------
Total Assets                     $218,279,415    $218,611,231   $ 54,252,217   $ 37,361,833   $ 20,081,060
                                 ============    ============   ============   ============   ============
Liabilities and Shareholders'
     Equity (Deficiency):

Liabilities:
     Medical claims payable,
     accounts payable, accrued
     expenses and other
     current liabilities         $ 73,349,221    $110,883,608   $ 80,118,284   $ 32,482,794   $  8,101,405

Convertible debentures             11,131,386      11,294,406            ---            ---            ---

Subordinated debentures            25,113,575      24,000,000            ---            ---            ---
                                 ------------    ------------   ------------   ------------   ------------
Total Liabilities                 109,594,182     146,178,014     80,118,284     32,482,794      8,101,405

FOHP-NJ Practitioner
     Provider Common
     Stock, $.01 par value,
     511,800 shares issued
     and outstanding (at
     December 31, 1994,
     redeemable at
     $ 3,900,000)                        ---             ---            ---            ---      7,677,000

Shareholders' Equity
(Deficiency):

FOHP, Inc. Preferred Stock,
     $1.00 par value,
     1,000,000 shares
     authorized, none
     issued and outstanding               ---             ---            ---            ---            ---

FOHP, Inc. Common Stock
     $.01 par value,
     499,000,000 shares
     authorized, 499,000,000
     shares issued and
     outstanding                    1,011,941       1,000,000         21,002         21,002            ---

                                                                                                    FINANCIAL DATA
                                                                                                      OF FOHP-NJ
                                                                                                    PREDECESSOR TO
                                                                                                     THE COMPANY
                                                                                                    -------------

                                                                                                        AS OF
                                                        AS OF DECEMBER 31,                           DECEMBER 31,
                                ---------------------------------------------------------------     -------------
                                      1998            1997           1996           1995                 1994
                                -------------    ------------   ------------   ----------------     -------------
FOHP-NJ Institutional
     Provider Common Stock,
     $.01 par value, 1,020,051
     shares issued and
     outstanding                          ---              ---              ---              ---           10,201

FOHP-NJ Other Provider
     Common Stock, $.01
     par value, 40,002 shares
     issued and outstanding               ---              ---              ---              ---              400

Additional paid-in capital        239,135,758      208,053,796       30,648,489       30,648,489       15,341,561

Deficit                          (131,462,466)    (136,620,579)     (56,535,558)     (25,790,452)     (11,049,507)
                                -------------    -------------    -------------    -------------    -------------
Total Shareholders' Equity
(Deficiency)                      108,685,233       72,433,217      (25,886,067)       4,879,039       11,979,655
                                -------------    -------------    -------------    -------------    -------------
Total Liabilities and
Shareholders' Equity
(Deficiency)                    $ 218,279,415    $ 218,611,231    $  54,252,217    $  37,361,833    $  20,081,060
                                =============    =============    =============    =============    =============

                                     SUMMARIZED STATEMENT OF OPERATIONS INFORMATION
                                                                                                          FINANCIAL DATA OF
                                                                                                               FOHP-NJ
                                                                                                          PREDECESSOR TO THE
                                                                                                               COMPANY
                                                                                                         -------------------
                                                                 FOR THE YEAR ENDED                      FOR THE YEAR ENDED
                                                                    DECEMBER 31,                            DECEMBER 31,
                                       ----------------------------------------------------------------  -------------------
                                           1998              1997            1996            1995               1994
                                       -------------    -------------    -------------    -------------  -------------------
Revenue:
Premium revenue from
owners/providers                       $ 118,591,143    $ 132,575,894    $ 135,544,112    $  63,630,797      $  5,639,724

Other premium revenue                    209,268,135      239,132,416      112,125,670       38,819,206         1,803,624

Interest and other income                  6,822,455        5,697,921        9,706,526        8,844,036         1,177,171
                                       -------------    -------------    -------------    -------------      ------------
Total Revenue                            334,681,733      377,406,231      257,376,308      111,294,039         8,620,519
                                       -------------    -------------    -------------    -------------      ------------
Expenses:

Medical services to owners/providers      46,895,944       63,882,103       37,026,903       17,319,035         1,405,175

Hospital services to
owners/providers                          32,154,087       64,553,166       30,156,890       11,068,909           880,920

Other medical services                   109,423,870      148,812,233      105,551,393       38,548,819         2,727,694

Other hospital services                   75,026,204      101,521,355       63,760,554       24,637,249         1,710,020

Selling, general and administrative       53,199,216       55,106,022       50,734,197       32,638,106        10,624,261

Management fee - Foundation Health
     Systems, Inc.                         2,543,000        7,502,899               --               --                --

Interest - Foundation Health
     Systems, Inc.                         2,229,890        1,790,410               --               --                --

Restructuring costs                       (2,250,000)      12,825,570               --               --                --

Other                                      4,761,178        1,495,355          890,553        1,751,263           240,021
                                       -------------    -------------    -------------    -------------      ------------
Total Expenses                           323,983,389      457,489,113      288,120,490      125,963,381        17,588,091
                                       -------------    -------------    -------------    -------------      ------------
Provision for income taxes                 5,540,231            2,139              924           71,603                --
                                       -------------    -------------    -------------    -------------      ------------
Net income (loss)                      $   5,158,113    $ (80,085,021)   $ (30,745,106)   $ (14,740,945)     $ (8,967,572)
                                       =============    =============    =============    =============      ============
Net income (loss)  per  common share   $         .05    $       (9.18)   $      (14.64)   $       (8.65)     $      (8.40)
                                       =============    =============    =============    =============      ============

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION.

         OVERVIEW

         The Company, a New Jersey corporation, was formed in May 1994 to effect the Reorganization of FOHP-NJ into a holding company structure. The Reorganization was consummated on June 8, 1995. Pursuant to the Reorganization, FOHP-NJ became a wholly-owned subsidiary of the Company. Prior to the
Reorganization, the Company did not conduct any business nor did it have any significant assets or liabilities. The Company does not conduct, nor does management believe that it will conduct, any business. All health care benefit products and services are, and will be, provided by the Company's subsidiaries.

         FOHP-NJ, a New Jersey corporation, was formed in May 1993 to operate as an HMO in the State of New Jersey. FOHP-NJ received its COA in June 1994 to operate as an HMO in the service area encompassing the entire State of New Jersey and commenced operations on July 1, 1994. Pursuant to the Reorganization, FOHP-NJ became a wholly-owned subsidiary of the Company on June 8, 1995. Currently, it is the Company's principal subsidiary.

         FOHP-NJ markets a comprehensive range of health care benefit plan products pursuant to contractual arrangements with physicians, hospitals and other health care providers. As of March 15, 1999, FOHP-NJ had entered into provider agreements with 62 NJ Acute Care Institutions, approximately 11,000 NJ Practitioners and approximately 75 NJ Other Providers. The provider agreements have an initial term of one-year and are renewable annually. Such agreements with NJ Acute Care Institutions and NJ Other Providers may be terminated by mutual consent or, after the initial one-year term, by either party upon 90 days notice; agreements with NJ Practitioners may be terminated by either party upon 60 days notice. The agreements also may be terminated for breaches specified therein. The terms and conditions of provider agreements are not affected by whether the provider is, or is not, a shareholder of the Company. However, some agreements with shareholders that are NJ Acute Care Institutions and subscribers in FOHP-NJ health plans are different from the subscriber agreements of non-shareholders in that premium rates for those NJ Acute Care Institutions are capped to be within a certain corridor (+/-4%) from their prior year premium rates. There are 24 NJ Acute Care Institutions with such subscriber agreements.

         FOHP-NJ's agreements with NJ Acute Care Institutions provide for, among other things, a reimbursement schedule setting the amounts to be paid to the NJ Acute Care Institutions by FOHP-NJ for services provided to members. The reimbursement schedule of a provider agreement between an NJ Acute Care Institution and FOHP-NJ is individually negotiated. Rates paid to NJ Acute Care Institutions for services provided to members of FOHP-NJ's health plans vary from institution to institution and are based on, among other things, the types of services provided by, and the location of, the NJ Acute Care Institution. Agreements with participating NJ Acute Care Institutions prohibit the NJ Acute Care Institutions from billing a member of a FOHP-NJ health plan for any services paid for under such plan except for any applicable co-payment, co-insurance, deductibles and non-covered services.

         NJ Practitioners are paid pursuant to a fee schedule established by FOHP-NJ and are prohibited from billing members of a FOHP-NJ health plan except for co-payments and non-covered services, if any. The fees paid to NJ Practitioners are based on a percentage of the fees payable under the fee schedule developed for Medicare. Co-payments, co-insurance and deductibles in amounts approved by FOHP-NJ, are collected directly by the NJ Practitioner from the member.

         Subscriber contracts are entered into with large employer groups (more than 50 employees) and small employer groups (50 employees or less). Such contracts are generally for a term of one year, but may be cancelled by the employer group upon 30 days written notice. Under these contracts, FOHP-NJ has agreed to provide the employer groups with health coverage in return for a monthly premium. FOHP-NJ utilizes a system of community rating by class, adjusted (with respect to employer groups of 100 or more employees) by age, sex and industry classification, in determining its rates for various employers in the proposed service area. Premium revenue generated from subscriber contracts is recorded as revenue in the month in which subscribers are entitled to service. Premiums collected in advance are reported as unearned premium revenue.

         RESULTS OF OPERATIONS

         FOR THE YEARS ENDED DECEMBER  31, 1998 AND 1997

         PREMIUM REVENUE. For the year ended December 31, 1998, medical premium revenue totaled $327.9 million or $43.8 million less than the $371.7 million of medical premium revenue generated during the same period in 1997. This decrease was due to reduced enrollment in FOHP-NJ health benefit plans, specifically in the Medicare line of business. Approximately 36% of medical premium generated in 1998 and approximately 35% of medical premium generated in 1997 was attributable to NJ Acute Care Institutions, which are obligated to enroll their employees in FOHP-NJ health plans. The Company believes that it will benefit by its inclusion in the formation of FHS' Northeast Division, which is comprised of three health plans with a total of more than one million members in the New York tri-state area, and the merger of PHS-NJ into FOHP-NJ, and that such inclusion and merger will result in a greater percentage of future premium revenue attributable to members who are not employees of NJ Acute Care Institutions.

         OTHER REVENUE. Other revenue, principally administrative fees, for the year ended December 31, 1998 was $2.5 million compared to $2.0 million of other revenue for the same period of the prior year. Interest income for 1998 was $4.3 million, as compared to the $3.7 million generated in 1997.

         MEDICAL AND HOSPITAL SERVICES. Total expenses attributable to medical and hospital services for the year ended December 31, 1998 were $263.5 million or $115.3 million lower than expenses incurred for the same period in 1997. The decrease in medical and hospital service expenses from 1997 to 1998 was primarily attributable to a decrease in enrollees in the Medicare line of business as well as enhanced utilization efforts in the Commercial, Medicaid and Medicare lines of business. In addition, the medical loss ratio (i.e., the percentage of each premium dollar used to pay medical expenses) for the year ended December 31, 1998 was 80.3% compared to 101.9% for the same period in 1997.

The Company believes that this decrease is attributed to recent operational changes, specifically the implementation of a modified provider reimbursement schedule, enhanced utilization management efforts, a reduction of Medicare enrollment, which had a higher medical loss ratio than the Company's other lines of business, and a reduction of claims reserves due to more complete claims payment data being available to the Company as a result of a reduction of the significant medical claims back-log which had existed at December 31, 1997.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses totaled $58.4 million for the year ended December 31, 1998, including a $2.5 million administrative management fee charged by FHS and $2.2 million interest expense associated with the Convertible Debentures and Subordinated Debentures issued to FHS, as compared to $64.5 million incurred for the same period in 1997. This decrease was primarily the result of a decrease in the management fee charged by FHS to FOHP.

         OTHER EXPENSES. Depreciation and amortization expenses for the year ended December 31, 1998 increased by $2.8 million from the $1.4 million incurred during the same period in 1997. This increase was primarily the result of amortization of goodwill associated with FHS' investment in the Company.

         RESTRUCTURING COSTS. During 1998, the Company recorded a reduction of $2.2 million of its estimated $12.8 million restructuring charge originally recorded in 1997 in connection with the FHS investment as a result of management's reevaluation of estimated restructuring costs. The plan of restructuring primarily includes costs associated with work force reductions, terminations and settlements of existing contracts and asset impairment. Of the $2.2 million reduction, $2.0 million is related to the continuation of a mental health contract during 1998 that was originally expected to be terminated as part of the overall restructuring plan.

         FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

         PREMIUM REVENUE. For the year ended December 31, 1997, medical premium revenue totaled $371.7 million or $124.0 million more than the $247.7 million of medical premium revenue generated during the same period in 1996. This increase was due to significant subscriber growth experienced during 1997. Approximately 35% of medical premium revenue generated in 1997 and approximately 55% of medical premium generated in 1996 was attributable to NJ Acute Care Institutions which are obligated to enroll their employees in FOHP-NJ health plans. The Company believes that the percentage of medical premium revenue attributable to NJ Acute Care Institutions will continue to decrease as FOHP-NJ's operations grow and as FOHP-NJ's current sales efforts continue to focus on products which are not sold directly to employees of providers of FOHP-NJ. The Company also believes that it will benefit by its inclusion in the formation of FHS' Northeast Division, which is comprised of three health plans with a total of more than one million members in the New York tri-state area

         OTHER REVENUE. Other revenue, principally administrative fees, for the year ended December 31, 1997 was $2.0 million compared to $7.9 million of other revenue for 1996. This decrease is attributed to the sale of First Managed Care Option, Inc., formally a wholly owned subsidiary of the Company, in the last quarter of 1996. Interest income for 1997 was $3.7 million, a $1.9 million increase from the $1.8 million generated in 1996. The increase in interest income was due to the larger cash reserves related to the investments by FHS in April 1997 and December 1997.

         MEDICAL AND HOSPITAL SERVICES. Total expenses attributable to medical and hospital services for the year ended December 31, 1997 were $378.8 million or $142.4 million higher than expenses incurred for the same period in 1996. The increase in medical and hospital service expenses from 1996 to 1997 was primarily attributable to a significant increase in enrollees in FOHP-NJ health plans. In addition, the medical loss ratio (i.e., the percentage of each premium dollar used to pay medical expenses) for the year ended December 31, 1997 was 101.9% compared to 95.5% for the same period in 1996. This increase was a result of increased


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

utilization in FOHP-NJ health benefit plans, changes in the mix of products offered by FOHP-NJ, the inability of FOHP-NJ to effectively control utilization and referrals due to the significant growth of FOHP-NJ and an increase in claims reserves to an amount at the high end of an actuarially determined range to reflect the Company's recent fluctuation of claims payment patterns. The Company believes that recent operational changes, specifically the implementation of a modified provider reimbursement schedule, along with enhanced utilization management efforts, will lower the percentage of medical expenses to premium dollars in the future.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses totaled $64.4 million for the year ended December 31, 1997, including a $7.5 million management fee charged by FHS and $1.8 million interest expense associated with the Convertible Debentures and Subordinated Debentures issued to FHS, compared to $50.8 million incurred for the same period in 1996. This increase in selling, general and administrative expenses was the result of the significant growth of FOHP-NJ.

         OTHER EXPENSES. Depreciation and amortization expenses for the year ended December 31, 1997 increased by $525 thousand from the $879 thousand incurred during 1996. This increase was mostly the result of the costs of the Convertible Debentures being amortized in 1997 (approximately $309,000).

         RESTRUCTURING COSTS. During 1997, the Company estimated and recorded a restructuring charge of $12.8 million in connection with the FHS investment. The plan of restructuring primarily includes costs associated with work force reductions, terminations and settlements of existing contracts and asset impairment.

         LIQUIDITY AND CAPITAL RESOURCES

         Gross proceeds of approximately $12,400,000, received by FOHP-NJ from the private offering and sale of 826,708 shares of common stock in 1993, were sufficient to cover the expenses incurred by FOHP-NJ in connection with the formation and development of its business. In order to fund its continuing development activities, FOHP-NJ sold 744,445 shares of common stock in a public offering which closed on October 31, 1994. Gross proceeds received by FOHP-NJ as a result of the sale of stock in the public offering amounted to $11,166,675. Further, in order to fund its continuing development of HMOs in New York, Pennsylvania and several other states, the Company sold 529,120 shares of Common Stock-NJ to NJ Practitioners in an offering which ended on September 1, 1995. Gross proceeds received by the Company as a result of the sale of Common Stock-NJ in the offering to NJ Practitioners amounted to $7,937,000.

         FOHP-NJ is required by the Departments to maintain a minimum statutory net worth. In addition, if FOHP-NJ's statutory net worth is, or is expected to be, less than 125% of the minimum statutory net worth requirement, FOHP-NJ is required to submit to the Departments a plan of action to address the deficiency or expected deficiency. During the first quarter of 1996, the Company learned that FOHP-NJ's statutory net worth as of December 31, 1995 may have been below 125% of the minimum statutory net worth requirement. FOHP-NJ addressed this potential deficiency by submitting to the Departments in April 1996 a plan of action, which outlined the actions taken and measures to be used by FOHP-NJ to correct the potential deficiency.

         As part of the plan of action, on April 30, 1997, the Company sold to FHS the Initial Convertible Debenture in the aggregate principal amount of $51,701,120.38, pursuant to the Amended Securities Purchase Agreement. The principal amount of the Initial Convertible Debenture was convertible, at the option of FHS, into up to 71% of the Company's capital stock on a fully diluted basis. At the closing of the purchase of the Initial Convertible Debenture, FHS converted $1,701,120.38 of principal amount of the Initial Convertible Debenture into 168,109 shares of Common Stock.

         To facilitate the sale of the Initial Convertible Debenture to FHS, the Departments agreed to rescind their conditions attached to their approval of the plan of action submitted by FOHP-NJ in April 1996, subject to the Departments' right to require FOHP-NJ to submit a new plan of action if FOHP-NJ failed to increase its net worth to 100% of the minimum statutory net worth requirement by December 31, 1997. In addition, the Departments agreed that subsequent to December 31, 1997, FOHP-NJ will only be required to maintain net worth at 100% of the minimum statutory net worth requirement applicable to it, and not 125% of the minimum statutory net worth requirement as required prior to the sale of the Initial Convertible Debenture, provided that FHS guaranteed, in form satisfactory to the Commissioner of the DOI, that FOHP-NJ's net worth will be maintained at a level equal to or in excess of 100% of the minimum statutory net worth requirement applicable to FOHP-NJ. In December 1997, the Departments further agreed to permit FOHP-NJ's net worth to remain below 100% until December 31, 1998, provided that it attain certain benchmarks each quarter during 1998.

         In connection with the sale of the Initial Convertible Debenture, FHS and the Company entered into a letter agreement which clarified FHS' right under the Amended Securities Purchase Agreement to infuse additional capital into the Company in the event that it is determined that FOHP-NJ needs capital to meet applicable statutory net worth requirements (referred to herein as a "Net Capital Shortfall"). Pursuant to the letter agreement, FHS had the right to, at any time prior to December 31, 1997, contribute up to $5,000,000 in additional capital to the Company to be used in connection with certain anticipated liabilities and contribute such additional amounts that may be projected to be required from time to time (based upon reasonable projections prepared by FHS taking into account anticipated full year 1997 operating results) in order for FOHP-NJ to meet 100% of the minimum statutory net worth requirements as of December 31, 1997. In the event that FHS contributed additional capital to the Company to meet a Net Capital Shortfall or projected Net Capital Shortfall in accordance with the terms of the Amended Securities Purchase Agreement, as clarified by the letter agreement, FHS would be issued additional Convertible Debentures.

         The Amended Securities Purchase Agreement also provided that if FOHP projects a Net Capital Shortfall and FHS does not advance funds to FOHP to satisfy such Net Capital Shortfall, FOHP may initiate a pro rata offering of its Common Stock to all the then-current shareholders of the Company to raise capital to satisfy the Net Capital Shortfall.

         Effective December 1, 1997, FHS converted the remaining $50 million of the principal amount of the Initial Convertible Debenture, dated as of April 30, 1997, into 4,941,049 shares of Common Stock. After the conversion, FHS owned 5,109,158 shares of the 7,195,997 shares of Common Stock then outstanding, which represented 71% of the fully diluted equity of the Company.

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


         In order to satisfy certain statutory net worth requirements applicable to FOHP-NJ and in accordance with the Amended Securities Purchase Agreement, FHS elected on December 8, 1997 to infuse $29 million into the Company in exchange for the New Convertible Debenture. Immediately upon receipt of the New Convertible Debenture, FHS converted approximately $18,952,930 of the principal amount thereof into 92,804,003 shares of Common Stock. After the partial conversion of the New Convertible Debenture, FHS owned 97,913,161 shares of the 100,000,000 shares of Common Stock then outstanding, which represented approximately 98% of the fully-diluted equity of the Company.

         In October 1998, the Certificate of Incorporation of the Company was further amended to increase the number of shares of Common Stock authorized for issuance and decrease the number of shares of Preferred Stock authorized for issuance. As a result, the Company currently has 500,000,000 shares of authorized capital stock, which is comprised of 499,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, par value $1.00 per share.

         On December 31, 1998, FHS converted $1,197,182 of the principal amount of the New Convertible Debenture into 399,003,000 shares of the Company's Common Stock. After this conversion, 499,000,000 shares of the Company's Common Stock were outstanding, with FHS owning 496,916,161 of such shares or approximately 99.6% of the fully-diluted equity of the Company. The price per share paid by FHS upon conversion of the New Convertible Debenture was calculated in accordance with the Amended Securities Purchase Agreement entered into by FHS, the Company and FOHP-NJ in connection with the sale of the Initial Convertible Debenture.

         In December 1997, FHS also contributed an additional $24 million to the Company to satisfy certain statutory net worth requirements applicable to
FOHP-NJ  in  return  for  Subordinated  Debentures.   Further,  FHS  contributed
$29,897,801 to the Company as additional paid in capital to satisfy certain statutory net worth requirements applicable to FOHP-NJ during 1998.

         Pursuant to new HMO regulations adopted in the State of New Jersey, FOHP-NJ is required to maintain a "Minimum Insolvency Deposit for Health Care Expenditures." As of December 31, 1998, the deposit covering two months of incurred health care expenditures is approximately $56 million. The initial deposit, or $12.5 million, was made by September 30, 1997. An additional $4.6 million was deposited on March 31, 1998, $9.5 million was deposited on April 2, 1998, $14.6 million was deposited on June 30, 1998 and $14.1 million was deposited on September 30, 1998. These deposits (including interest earned) have been deemed sufficient in accordance with the HMO regulations and no additional deposits were required at December 31, 1998.

IMPACT OF YEAR 2000

         The Company, and its parent, FHS, recognize that the arrival of the year 2000 (the "Year 2000") requires computer systems to be able to recognize the date change from 1999 to 2000 and, like other companies, are assessing and modifying their computer applications and business processes to provide for their continued functionality.

         The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the

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

Year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, prepare invoices or engage in normal business activities. In addition, the Year 2000 problems of the Company's providers and customers, including governmental entities, can affect the Company's operations, which are highly dependent upon information technology for processing claims, determining eligibility and exchanging information.

         FHS, for itself and on behalf of its subsidiaries, including the Company, has undertaken a comprehensive review of the Year 2000 issue and its affect on the operations of FHS and its subsidiaries. The Company has assisted FHS in addressing the Year 2000 issue as it pertains to the Company. However, FHS will ultimately direct how the Company addresses the Year 2000 issue and will initially incur all the costs associated with ensuring that the Company is Year 2000 compliant, which costs may be allocated to the Company at a future point in time.

         Set forth below is a brief description of FHS' effort to address the Year 2000 issue:

         PROJECT STATUS. The Year 2000 effort for FHS has the highest priority of technology projects and has the full support of FHS' management. The project has dedicated resources with multiple teams to address its unique systems environments. Uniform project management techniques have been adopted with overall oversight responsibility residing with FHS' Chief Technology Officer, assisted by a special project manager hired by FHS. An executive management committee is also actively involved in FHS' Year 2000 project and receives monthly reports from the project manager. In addition, the project manager regularly meets with FHS' audit committee to further discuss FHS' Year 2000 issues.

         FHS is addressing its Year 2000 issues in several ways. Selected systems are being retired with the business functions being converted to Year 2000 compliant systems. A number of the FHS' systems include packaged software from large vendors that FHS is closely monitoring to ensure that those systems are Year 2000 compliant. FHS believes that vendors will make timely updates available to ensure that all remaining purchased software is Year 2000 compliant. The remaining systems' compliance with Year 2000 will be addressed by internal technical staff. FHS has engaged IBM Global Services to assist in the program management of the project. In addition, FHS is in the process of assessing its third party relationships with respect to non-information technology assets and services. FHS has also retained legal consultants to assist in the review of insurance and FHS' obligations and rights, and IBM's The Wilkerson Group, technical consultants specializing in health care, to help develop contingency plans.

         FHS has divided its Year 2000 effort into five phases: (1) Assessment and Strategy; (2) Detailed Analysis and Planning; (3) Remediation; (4) Testing and Implementation; and (5) Certification. FHS believes that Phase 1 is almost complete. FHS' geographical and specialty service divisions are conducting a detailed self-assessment as to their compliance, needs, risks, and contingency planning, which will then be reviewed and prioritized at the corporate level. During the fourth quarter of 1998, FHS continued moving forward in its efforts to address Year 2000 issues, though its overall progress was less significant due to organizational changes and restructuring. The Year 2000 project is experiencing increased progress at the start of 1999. FHS has established the third quarter of 1999 to complete all phases and is endeavoring to accelerate completion ahead of that time. The following table sets forth the estimated percentage

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

completion of each of FHS' Year 2000 phases as of February 1999 with respect to its core applications and information technology infrastructure, and its Year 2000 project overall.


                            Phase 1    Phase 2   Phase 3   Phase 4   Phase 5
                            -------    -------   -------   -------   -------
Core applications and
IT infrastructure            100%        94%       56%       15%        0%

Overall                      100%        83%       54%       11%        0%

         THIRD PARTIES. FHS has commenced an inventory of third party relationships, identifying them and analyzing their strategic importance to FHS and their Year 2000 readiness. The strategically important third party relationships identified by FHS are general purpose utility vendors, care delivery organizations (such as providers), and customer service vendors. FHS now anticipates completing its risk assessment for third parties in the second quarter of 1999. There can be no assurance that the systems of other companies on which the Company and FHS rely will be compliant on a timely basis, or that the failure by a third party to be compliant would not have a material adverse affect on the Company or FHS.

         COSTS. FHS is evaluating on an on-going basis the related costs to resolve its potential Year 2000 problems. FHS currently estimates that the total cost for the project will be approximately $42.7 million, excluding the costs to accelerate the replacement of hardware or software otherwise required to be purchased by FHS. Through 1998, FHS expended approximately $13.6 million relating to, among other things, the cost to repair or replace software and related hardware problems, cost of assessment, analysis and planning and internal and external communications. FHS estimates that the percentages of its total expenditures for Year 2000 issues will be approximately as follows: 35% for internal costs, 37% for outside consultants and contractors, 6.5% for software-related costs, and 21.5% for hardware-related costs. FHS has established a line-item in its overall operating budget specifically to cover Year 2000 costs. The operating subsidiaries for each line of business of FHS, however, are paying for the costs of assessment, planning, remediation and testing of Year 2000 issues for their respective operations.

         Notwithstanding the foregoing, the costs of the project and the timetable in which FHS plans to complete the Year 2000 compliance requirements are based on estimates derived from utilizing numerous assumptions of future events including the continued availability of certain resources, third party modification plans and other factors. There can be no assurances that these estimates will be achieved and actual results and costs could differ materially from these estimates.

         Certain insurance coverages for defense costs associated with Year 2000 litigation have already been secured under FHS' Directors and Officers Liability Insurance policy and will be re-evaluated upon renewal of that policy. At this time, it is unclear as to the extent of existing insurance coverage, if any, FHS may have to cover potential Year 2000 costs and liabilities under its other insurance policies. FHS is currently analyzing the availability of such coverage under other existing and future insurance policies and products.

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


         CONTINGENCY PLANNING. An important part of FHS' Year 2000 project involves identifying worst case scenarios and seeking to develop contingency plans. Each geographical, and specialty services division of FHS, is prioritizing its mission critical business functions in order to address the most critical issues and to develop alternatives to these critical processes as part of contingency planning. A mission critical business activity or system is one that cannot be without an automated or functional system for a period of 21 days without causing significant business impact to the particular line of business. Among other things, FHS' divisions are assessing potential negative impacts on a valid member's ability to receive services, the ability to generate revenue, the need for additional expenditures, compliance with legal, regulatory or accreditation requirements, meeting contractual obligations and reimbursing providers, vendors and agents. FHS is currently projecting to complete the assessment of its most critical business functions by the end of the first quarter of 1999 and the documentation and validation of its contingency plans by the end of the second quarter of 1999. FHS currently anticipates that its contingency plans will include the use of manual as well as on-line files of its members to avoid disruption in the verification of membership and eligibility for the provision of health care services to its members.

         RISKS. The Company and FHS are highly dependent upon their own information technology systems and that of their providers and customers. Failure by the Company, FHS or a third party to correct a material Year 2000 problem could result in a failure of or an interruption in the Company's or FHS' business activities and operations. Such interruptions and failures could materially and adversely affect the Company's or FHS' results of operations, liquidity and financial condition. Due to the general uncertainty inherent in the Year 2000 problem, resulting in part from the uncertainty of the readiness of third party providers and customers, neither the Company nor FHS is able to determine at this time whether the Year 2000 problems will have a material adverse effect on the Company's or FHS' results of operations, liquidity or financial condition. FHS' Year 2000 project is expected to reduce significantly the Company's and FHS' level of uncertainty and the possibility of significant or long-lasting interruptions of the Company's and FHS' business operations; however, the Company and FHS believe that it is impossible to predict all of the areas in which material problems may arise.

         FHS has initiated formal communications with others with whom it does significant business to determine their Year 2000 issues. FHS is currently projecting to complete its assessment of third party risks by the end of the second quarter of 1999. There can be no assurances that the systems of other companies on which the Company's or FHS' systems rely will be timely converted, or that the failure to convert by another company would not have a material adverse affect on the Company or FHS. Forward-looking statements contained in this Year 2000 section should be read in connection with the Company's cautionary statements identifying important risk factors that could cause the Company's actual results to differ materially from those projected in these forward-looking statements, which cautionary statements are contained in the forepart of this report.

ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

         The Company currently has no outstanding bank or external financing. Moreover, all of the Company's investments are in money market funds and U.S. Treasury Bills with original maturities of three months or less when purchased. Accordingly, the Company believes that its business operations are not exposed to market risk relating to interest rate risk, foreign currency exchange risk, commodity price risk or equity price risk.

ITEM 8.  FINANCIAL STATEMENT AND SUPPLEMENTARY DATA.

         The consolidated financial statements and supplementary data of the Company called for by this item are submitted as a separate section of this report.

ITEM 9.  CHANGES IN AND DISAGREEMENTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

         On July 13, 1998, the Audit and Finance Committees of the Company approved the appointment of Deloitte & Touche LLP ("Deloitte") as the Company's independent accountants for the year ended December 31, 1998. Deloitte replaced Ernst & Young LLP ("Ernst & Young") as the Company's independent accountants. Ernst & Young was replaced as the Company's independent accountants as of July 13, 1998. The change of independent accountants was made in connection with the acquisition by FHS of substantially all of the outstanding equity of the Company. FHS currently engages Deloitte as its independent accountants. The Audit and Finance Committees of the Company and FHS determined that only one independent accounting firm should be engaged by FHS and its subsidiaries so that there is a consistent and efficient review of the individual and consolidated financial statements of FHS and its subsidiaries, including the Company. See also the Company's Current Report on Form 8-K dated July 13, 1998, as amended.

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

         EXECUTIVE OFFICERS OF THE REGISTRANT

         The name, age and position of each person serving as an executive officer of the Company are set forth below and brief summaries of their business experience and certain other information with respect to each of them is set forth in the information which follows the table:

        Name            Age                  Position
        ----            ---                  --------
Thomas W. Wilfong        43    President and Chief Executive Officer
Dr. Joseph Singer        41    Vice President and Chief Medical Officer
Donald Parisi            43    Vice President, Secretary and General Counsel
Marc M. Stein            47    Chief Financial Officer

         Mr. Thomas W. Wilfong has served as President and Chief Executive Officer of the Company since April 1, 1998 and as Chief Operating Officer of FHS' Northeast Division since December 8, 1998. Mr. Wilfong served as President of FHS' New Jersey operations from February 1998 to December 1998 and served as Executive Director of PHS' New Jersey operations from August 1996 to February 1998. From July 1986 to August 1996, Mr. Wilfong served as Vice President of Medical Management of Central New Jersey Medical Group. He has served as a director of the Company since March 25, 1998.

         Dr. Joseph Singer has served as a Vice President and Chief Medical Officer of the Company since June 8, 1995. Dr. Singer joined FOHP-NJ on December 1, 1994 and has served as the Vice President, Medical Affairs and Medical Director of FOHP-NJ since February 1995. Prior to joining FOHP-NJ, Dr. Singer was a practicing physician in Moorestown and Medford, New Jersey, with a family practice and specialty in geriatrics.

         Donald Parisi has served as a Vice President, Secretary and General Counsel of the Company since June 1, 1997 and from June 8, 1995 to December 1996. Mr. Parisi served as acting President and Chief Executive Officer of the Company from December 1996 to June 1, 1997. Mr. Parisi served as Vice President, Legal Affairs and General Counsel of FOHP-NJ from August 1994 to June 8, 1995. From 1992 to 1994 he was a partner in the law firm of Donington, Karcher, Leroe, Salmond, Ronan & Rainone and from 1988 to 1992 he served as a Deputy Attorney General for the State of New Jersey.

         Marc M. Stein has served as Chief Financial Officer of the Company since February 18, 1997. Prior to becoming the Chief Financial Officer of the Company, he served as Treasurer of HIP Insurance Company of New Jersey and Financial Officer of HIP Health Plan of Pennsylvania from February 1995. From November 1992 to February 1995, Mr. Stein served as Senior Vice President of Finance for HIP of Greater New York.

         Pursuant to the Administrative Management Agreement (as hereinafter defined), each of Mr. Wilfong, Dr. Singer, Mr. Parisi, and Mr. Stein is employed by FHS or a subsidiary thereof. The salaries and benefits of the aforementioned executive officers is either paid by or charged to the Company. See "Executive Compensation-Employment Agreements" and "Certain Relationships and Related Transactions."

CURRENT DIRECTORS OF THE REGISTRANT

The name, address, age and principal occupation or employment of each director currently serving on the Board of Directors of the Company is set forth below:


                                                                 PRINCIPAL OCCUPATION
NAME AND ADDRESS                          AGE                       OR EMPLOYMENT
----------------                          ---                       -------------

Dr. John F. Bonamo                         48         Obstetrician and Gynecologist
95 Northfield Avenue
West Orange, NJ 07052

Mr. Bruce G. Coe                           68         President Emeritus of New Jersey Business and
41 Lambert Lane                                       Industry Association
Lambertville, NJ 08530

Ms. Karen A. Coughlin                      50         President and Chief Executive Officer of FHS
Physicians Health Services, Inc.                      Northeast Division
One Far Mill Crossing
Shelton, CT  06484

Mr. Christopher Dadlez                     45         Executive Vice President of Saint Barnabas
Saint Barnabas Health Care System                     Health Care System
Old Short Hills Road
Livingston, NJ 07039

Dr. Mark L. Engel                          52         Ophthalmologist
733 North Beers Street
Holmdel, NJ 07733

Dr. Thomas J. Feneran                      50         Urologist
102 East Bay Avenue, Suite C
Manahawkin, NJ 08050

Mr. John J. Gantner                        46         Senior Vice President of Finance and Treasurer
Robert Wood Johnson                                   of the Robert Wood Johnson University Hospital
 University Hospital
One Robert Wood Johnson Place
New Brunswick, NJ 08903

                                                                PRINCIPAL OCCUPATION
NAME AND ADDRESS                          AGE                     OR EMPLOYMENT
----------------                          ---                     -------------
Mr. Jay M. Gellert                         45         President and Chief Executive Officer of
Foundation Health Systems, Inc.                       Foundation Health Systems, Inc.
21600 Oxanard Street
Woodland Hills, CA 91367

Dr. Om P. Sawhney                          61         Plastic Surgeon
1550 Park Avenue
South Plainfield, NJ 07080

Mr. Thomas W. Wilfong                      43         President and Chief Executive Officer of FOHP,
FOHP, Inc.                                            Inc.
3501 State Highway 66
Neptune, NJ 07753

         There are no family relationships among the current directors or executive officers of the Company. None of the executive officers or directors of the Company are directors of any company registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Pursuant to the By-laws of FOHP-NJ, each person serving on the Board of the Company automatically serves on the Board of Directors of FOHP-NJ.

         Dr. John F. Bonamo has been an obstetrician and gynecologist in private practice since 1981. He is Clinical Chief of the Department of OB/GYN of Saint Barnabas Medical Center. Dr. Bonamo serves as Chairman of the Board of MetroWest I.P.A. He has served as a director of the Company since April 16, 1997.

         Mr. Bruce G. Coe is currently serving as President Emeritus of the New Jersey Business and Industry Association. From 1982 to 1996 he served as President of the New Jersey Business and Industry Association. Mr. Coe serves on the Board of Directors of New Jersey Resources Corporation. He also serves on the Boards of Trustees of New Jersey Future and New Jersey Historical Society. He has served as a director of the Company since April 16, 1997.

         Ms. Karen A. Coughlin became President and Chief Executive Officer of FHS' Northeast Division in October 1998. Prior to joining FHS, Ms. Coughlin served as President of one of two operating divisions of Humana, Inc., a leading national health care company. During her 18 year tenure with Humana, Inc., Ms. Coughlin also served as Vice President and General Manager of Humana, Inc. in Chicago, Illinois and as a Vice President of Humana Health Care Plans of Kentucky. In the not-for-profit sector, Ms. Coughlin served as head nurse of the Pediatric Intensive Care Unit of Loma Linda University Center in California, as Assistant Professor of Nursing for Minot State University in North Dakota, and as a staff nurse in the Neonatal Intensive Care Unit for Cleveland's Fairview General Hospital. She has served as a director of the Company since November 18, 1998.

         Mr. Christopher M. Dadlez, FACHE, has been Executive Vice President of the Saint Barnabas Health Care System since June 1996. From March 1992 to June 1996, Mr. Dadlez served as the President and Chief Executive Officer of Monmouth Medical Center. From January 1995 to May 1996, Mr. Dadlez served as the President of Mid-Atlantic Health Group. From June 1984 to March 1992, he was Executive Vice President and Chief Operating Officer of Sinai Hospital, Baltimore, Maryland. Mr. Dadlez serves on the Boards of Trustees of the New Jersey Hospital Association and Ronald McDonald House. He serves as Chairman of Long Branch Tomorrow and is on the Board of Trustees of the Greater Long Branch Chamber of Commerce. He has served as a director of the Company since June 7, 1995 and as a director of FOHP-NJ since January 1994.

         Dr. Mark L. Engel, an ophthalmologist, has served as President of Ophthalmic Physicians of Monmouth since August 1975. From January 1989 through December 1990 he served as President of the Bayshore Hospital Medical Staff. Dr. Engel is a trustee of Ophthalmic Physicians of Monmouth. He has served as a director of FOHP since June 7, 1995 and as Chairman of the Board of the Company since April 16, 1997. Dr. Engel also served as a director of FOHP-NJ since January 1994 and as Chairman of the Board of FOHP-NJ since June 1995.

         Dr. Thomas J. Feneran has been a physician in the private practice of urology since June 1983. He is associated in Drs. Feneran & Fernicola, P.C. He has served as a director of the Company since June 7, 1995 and as a director of FOHP-NJ since January 1994.

         Mr. John J. Gantner has served as Treasurer of the Robert Wood Johnson University Hospital since May 1995. In 1993, he joined Robert Wood Johnson University as Senior Vice President of Finance. From October 1988 to December 1992, Mr. Gantner was a partner in the New York/New Jersey office of Ernst & Young. Mr. Gantner is a Certified Public Accountant and a Certified Managerial Accountant. He has served as a director of the Company since April 16, 1997.

         Mr. Jay M. Gellert became President and Chief Operating Officer of FHS on May 7, 1997, and assumed the position of Chief Executive Officer of FHS on August 7, 1998. From April 1, 1997 until May 7, 1997, Mr. Gellert served as President and Chief Operating Officer of FHS. Mr. Gellert served as a director and President and Chief Operating Officer of Health Systems International, Inc., a predecessor of FHS, from June 1996 until April 1, 1997. Prior to joining FHS, Mr. Gellert directed Shattuck Hammond Partners Inc.'s strategic advisory engagements in the area of integrated delivery systems development, managed care network formation and physician group practice integration. Prior to joining Shattuck Hammond Partners, Inc., Mr. Gellert was an independent consultant, and from 1988 to 1991, he served as President and Chief Executive Officer of Bay Pacific Health Corporation. From 1985 to 1988 Mr. Gellert was Senior Vice President and Chief Operating Officer for California Healthcare System. Mr. Gellert serves on the Board of Directors of Paragon Health Network, Inc. He has served as a director of the Company since March 25, 1998.

         Dr. Om P. Sawhney has been a practicing physician in Plastic Surgery & Rehabilitation Medicine Associates since January 1974. Dr. Sawhney is a consultant to the Audit Committee of the Medical Inter Insurance Exchange and the Board of Managers of Associates in Medical Service at Muhlenberg, L. L. C. He is on the Board of Directors of the Muhlenberg Foundation and the Central Jersey I.P.A. Dr. Sawhney is also President of Associates in Medicine and

Surgery, P.A. He has served as a director of the Company since June 7, 1995 and as a director of FOHP-NJ since January 1994.

         Mr. Thomas W. Wilfong - Information regarding Mr. Wilfong is included under the caption "Executive Officers of the Registrant."

         DIRECTOR COMPENSATION; COMMITTEE SERVICE

         The members of the FOHP Board and any committee thereof may be paid their expenses, if any, relating to their attendance at FOHP Board or committee meetings, and directors who are not full-time employees of the Company may be paid a fixed sum for attendance at FOHP Board or committee meetings or paid a stated salary as a director. Currently, the members of the FOHP Board are entitled to receive an annual retainer of $10,000 and $500 for each FOHP Board meeting attended, $300 for each telephonic FOHP Board meeting in which the director participates, $300 for each committee meeting attended, and $200 for each telephonic committee meeting in which a director participates. The Chairman of the Board is entitled to receive an additional $5,000 annual retainer and the chairpersons of the following committees are entitled to receive a $2,000 annual retainer: Audit Committee; Finance Committee; Medical Affairs Committee; and Grievance Committee.

         The Company paid approximately $129,900 during the year ended December 31, 1998 to members of the FOHP Board, or charitable organizations designated by certain members of the FOHP Board, for their services as directors and committee members.

         COMMITTEES

         Pursuant to the Company's By-laws, the Company has an Audit Committee which is responsible for evaluating and recommending the appointment of independent auditors for the Company and its subsidiaries, and for reviewing, in consultation with such auditors, the annual financial statements (on a consolidated and separate company basis), systems of internal controls and accounting principles of the Company and its subsidiaries.

         In addition, pursuant to the Company's By-laws, the FOHP Board may, by one or more resolutions passed by a majority of the directors then in office, establish such other committees as it shall determine necessary for the operations of the Company. The FOHP Board has empowered the members of the Audit Committee to act as the Company's Compensation Committee which shall make decisions relating to the compensation of the officers, directors and employees of the Company. The Compensation Committee is currently comprised of the following directors: Mr. Bruce G. Coe, Mr. John J. Gantner and Dr. Om P. Sawhney.

         COMPENSATION   COMMITTEE   INTERLOCKS  AND  INSIDER   PARTICIPATION  IN
         COMPENSATION DECISIONS

         During the year ended December 31, 1998, the Compensation Committee consisted of Mr. Coe, Mr. Gantner and Dr. Sawhney.

         During the year ended December 31, 1998, no executive officer of the Company, served as a member of the compensation committee or as a director of another entity, except for a subsidiary or affiliate of the Company.

         COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "Commission"). Executive officers, directors and greater than 10% percent shareholders are required by the Commission's regulations to furnish the Company with copies of all Forms 3, 4 and 5 that they file.

         Based solely on the Company's review of the copies of such forms it has received, the Company believes that all its executive officers, directors and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to events or transactions during fiscal 1998 except that the Form 4 required to be filed by FHS in January 1999 in connection with the conversion of Convertible Debentures on December 31, 1998 has not yet been filed.

ITEM 11.

EXECUTIVE COMPENSATION.

         The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company and its subsidiaries, for the years ended December 31, 1998, 1997 and 1996, of the persons serving as the Chief Executive Officer of the Company during the year ended December 31, 1998, and the next three highest paid executive officers of the Company in 1998 (collectively, the "Named Officers"):

                                                SUMMARY COMPENSATION TABLE

                                          Annual Compensation                        Long-Term Compensation
                                 ---------------------------------------  -----------------------------------------------
                                                                                  Awards           Payouts
                                                                          -----------------------  --------
                                                                  Other                Securities
                                                                 Annual   Restricted   Underlying   LTIP      All other
Name and                                                         Compen-    Stock       Options/   Payouts    Compensation
Principal Position        Year     Salary($)       Bonus($)     sations($) Award(s)($)  SARs(#)      ($)      ($)(1)(2)
------------------------- ----   ------------     ---------     ---------  --------    --------    -------   ------------
Thomas W. Wilfong         1998   $133,462(3)      $   --        $    --    $    --     $    --     $    --   $    --
   President and Chief
   Executive Officer
Roger W. Birnbaum (4)     1998     74,038(5)       25,000(6)         --         --          --          --    208,754(7)
   Former President and   1997    140,615(8)       25,000(9)         --         --          --          --     85,722
   Chief Executive
   Officer
Joseph Singer, M.D.       1998    252,923              --            --         --          --          --     5,336
   Vice President and     1997    240,000          28,000            --         --          --          --     5,035
   Chief Medical Officer  1996    239,354              --            --         --          --          --     4,905

Donald Parisi             1998    163,346              --            --         --          --          --     5,336
   Vice President,        1997    151,346          40,000            --         --          --          --     5,056
   Secretary and          1996    144,231              --            --         --          --          --     4,981
   General Counsel
Marc M. Stein             1998    184,423              --            --         --          --          --     5,336
   Chief Financial        1997    144,038 (10)     35,000(9)         --         --          --          --     5,132
   Officer

---------------

(1) Includes amounts contributed by the Company under its 401(k) Plan. All full-time employees who have completed 30 days of service with the Company or any of its subsidiaries are eligible to participate in the 401 (k) Plan which allows eligible employees to save up to 15% of their pre-tax compensation (subject to a maximum amount per year established annually pursuant to the Code) through a payroll deduction. Subject to the discretion of the FOHP Board, the Company may make matching contributions to the 401(k) Plan. Amounts contributed by the Company to the accounts of the Named Officers for 1998 are as follows: Mr. Wilfong
         - $0; Mr. Birnbaum - $5,000;  Dr. Singer - $5,000; Mr. Parisi - $5,000;
         and Mr. Stein - $5,000.

(2) Includes amounts of insurance premiums paid by the Company in 1998 with respect to term life insurance for the benefit of the Named Officers. Amounts paid by the Company for the benefit of the Named Officers are as follows: Mr. Wilfong - $0; Mr. Birnbaum - $336; Dr. Singer - $336; Mr. Parisi - $336; and Mr. Stein $336.

(3)      Represents the period April 1, 1998 to December 31, 1998.

(4) Mr. Birnbaum served as President and Chief Executive Officer of the Company from June 1, 1997 to April 1, 1998.

(5)      Represents the period January 1, 1998 to March 31, 1998.

(6)      Such bonus was earned in fiscal 1998 and is payable in 1999.

(7) Of this amount, $189,423 represents severance and consulting payments pursuant to his employment agreement with the Company, and $13,995 represents unused vacation pay.

(8)      Represents the period June 1, 1997 to December 31, 1997.

(9)      Such bonus was earned in fiscal  year 1997 but was not paid until March
         1998.

(10)     Represents the period February 18, 1997 to December 31, 1997.

         EMPLOYMENT AGREEMENTS

         Effective June 1, 1998, Thomas W. Wilfong and PHS, a subsidiary of FHS, entered into an employment letter agreement (the "Wilfong Employment Agreement") pursuant to which Mr. Wilfong will act as the President and Chief Executive
Officer of the Company. The Wilfong Employment Agreement supercedes all prior employment agreements relating to Mr. Wilfong's employment by the Company. In accordance with the terms of the Wilfong Employment Agreement, Mr. Wilfong (i) earns an annual salary of $190,000, (ii) is eligible to participate in the FHS Executive Incentive Plan with a maximum benefit of 40% of his base salary for 1998 and 50% of his base salary for 1999, (iii) is eligible to participate in FHS' Stock Option Program, and (iv) is eligible to receive and/or participate in the benefits customarily provided by FHS to its employees. The Wilfong Employment Agreement may be terminated by FHS or Mr. Wilfong at any time. In the event that Mr. Wilfong's employment is terminated by FHS for any reason other than "cause" (as defined in the Wilfong Employment Agreement), FHS will provide Mr. Wilfong with a minimum of 60 days notice and a severance package, provided he agrees to enter into a standard general release agreement, totaling one year of base salary in effect at the date of termination.

         Effective  June 1, 1997,  Roger W.  Birnbaum  became the  President and
Chief Executive Officer of the Company pursuant to an employment letter agreement entered into by Mr. Birnbaum and FHS dated May 6, 1997 (the "Birnbaum Employment Agreement"). As a consequence of the formation of FHS' Northeast Division, Mr. Birnbaum's employment as President and Chief Executive Officer of the Company ended as of April 1, 1998. In connection with such separation, Mr. Birnbaum received six months of additional salary as severance. In addition, pursuant to the Birnbaum Employment Agreement, Mr. Birnbaum provided consulting services to the Company for a six month period following the termination of his employment for $125,000.

         Effective July 1, 1997, FHS entered into an employment letter agreement (the "Singer Employment Agreement") with Dr. Joseph Singer pursuant to which Dr. Singer remained as Chief Medical Officer of the Company. The Singer Employment Agreement supercedes all prior employment agreements relating to Dr. Singer's employment by the Company. In accordance with the terms of the Singer Employment Agreement, Dr. Singer (i) earns a monthly salary of $20,000, (ii) is eligible to receive a monthly automobile allowance of $1,000, (iii) received a $28,000 signing bonus in 1997, (iv) is eligible to participate in the FHS Management Bonus Plan under which he may earn a percentage of his base salary as a bonus subject to the discretion of the FHS Compensation and Stock Option Committee, and (v) is eligible to receive and/or participate in the benefits customarily provided by FHS to its employees. Pursuant to the terms of the Singer Employment Agreement, Dr. Singer is an "employee-at-will" and is eligible to receive four months of severance pay upon his leaving the employ of FHS, provided that such termination is not by reason of "just cause," as defined in the Singer Employment Agreement.

         On February 9, 1998, FHS and Mr. Stein entered into an employment letter agreement (the "Stein Employment Agreement"), which agreement superseded a previous employment letter agreement dated February 6, 1997. In accordance with the terms of the Stein Employment

Agreement, Mr. Stein (i) earns an annual salary of $175,000, (ii) is eligible to participate in the 1998 FHS Management Bonus Plan and in the 1999 FHS Management Bonus Plan on a prorated basis, (iii) is entitled to receive a monthly automobile allowance of $500, (iv) is eligible to participate in the FHS Management Stock Option Plan, and (v) receives other customary benefits provided by FHS to its employees. Provided that Mr. Stein remains employed by FHS until March 31, 1999, or if his employment is terminated prior to March 31, 1999 for any reason other than "just cause," as defined in the Stein Employment Agreement, Mr. Stein will receive as retention bonus equal to three months salary on March 31, 1999. Pursuant to the terms of the Stein Employment Agreement, if Mr. Stein's employment is terminated for any reason other than "just cause" prior to March 31, 1999, FHS will continue to pay Mr. Stein his salary through September 30, 1999, which includes six months severance. The Stein Employment Agreement was amended on October 14, 1998 to extend the term of the agreement until June 30, 1999. The Stein Employment Agreement, as amended, now provides that Mr. Stein will receive a retention bonus equal to 10% of his salary if he remains employed by FHS until June 30, 1999 or if his employment is terminated for any reason other than "just cause."

ITEM 12. PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP MANAGEMENT.

         The following table sets forth information as of March 15, 1999, with respect to the beneficial ownership (as defined in Rule 13d-3 of the Exchange
Act), of the Company's Common Stock by each director of the Company, each of the Named Officers (as defined in the section herein captioned "Executive Compensation"), each person or group of persons known by the Company to be the beneficial owner of more than 5% of Common Stock, and all directors and executive officers of the Company as a group:


                                                       BENEFICIAL OWNERSHIP OF
                                                            COMMON STOCK
                                                     ---------------------------
                                                                      PERCENT OF
NAME OF BENEFICIAL OWNER                             NO. OF SHARES (1)  CLASS
------------------------                             -------------    ----------

Foundation Health Systems, Inc. (2)................. 496,916,161(3)    99.6%(3)

Dr. John F. Bonamo (4)..............................       1,500            (5)

Karen A. Coughlin (6)...............................

Bruce G. Coe (4)....................................         --

Christopher M. Dadlez (4)...........................         --

Dr. Mark L. Engel (4)...............................      7,017 (7)         (5)

Dr. Thomas J. Feneran (4)...........................      4,100             (5)

John J. Gantner (4).................................         --

Jay M. Gellert (6)..................................         --

Dr. Om P. Sawhney (4)...............................      5,800 (8)         (5)

Thomas W. Wilfong (6) (9)...........................         --

Roger W. Birnbaum (10)..............................         --

Dr. Joseph Singer (9)...............................      8,000             (5)

Donald Parisi (9)...................................         --

Marc M. Stein (9)...................................         --

All Directors and Executive Officers
as a Group (14 persons).............................     26,417 (7)(8)      (5)

----------

(1) Except as otherwise indicated, all of the shares of Common Stock are held beneficially and of record.
(2) FHS' principal offices are located at 21600 Oxnard Street, Woodland Hills, CA 91367.
(3) Such number and percentage do not include or give effect to the number of shares of Common Stock that FHS has the right to receive upon full conversion of the New Convertible Debenture. In December 1997, FHS converted approximately $18,952,930 of the principal amount of the New Convertible Debenture into 92,804,003 shares of Common Stock and, in December 1998, FHS converted $1,197,183 of the principal amount of the New Convertible Debenture into 399,003,000 shares of Common Stock . If FHS elects to convert the remaining New Convertible Debenture, FHS would receive, in accordance with a formula set forth in the New Convertible Debenture, additional shares of Common Stock, resulting in FHS owning more than 99.9% of the then outstanding Common Stock.
(4)      Such person currently serves as a Non-FHS Director of the Company.

(5)      Shares  beneficially  owned do not exceed 1% of the outstanding  Common
         Stock.
(6) Such person is affiliated with FHS and serves as a director of the Company.
(7) Includes an aggregate of 417 shares of Common Stock held by Dr. Barbara Engel, Dr. Mark L. Engel's wife, as to which shares he disclaims any beneficial interest.
(8) Includes an aggregate of 500 shares of Common Stock held by Dr. Veena Sawhney, Dr. Om P. Sawhney's wife, as to which shares he disclaims any beneficial interest.
(9)      Such person is an executive officer of the Company.
(10)     Such person was a former executive officer and director of the Company.

Item 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.


         MANAGEMENT AGREEMENTS

         In connection with FHS' initial investment in the Company, FHS and the Company entered into a General Administrative Services Management Agreement (the "Administrative Management Agreement"), pursuant to which FHS oversees the management of the Company and assists the Company's management in providing contracting, utilization review and quality assurance, employee relations, sales and marketing, and strategic planning, among other services. In addition, FHS and the Company have entered into a Management Information Systems and Claims Processing Services Management Agreement, (the "MIS Agreement," and together with the Administrative Management Agreement, the "Management Agreements"), pursuant to which FHS would provide claims processing, record keeping and data processing services to all the health plans offered, or to be offered, by the Company's subsidiaries. The MIS Agreement will be effective at FHS' option.

         Each of the Management Agreements provides that FHS will employ the business executives in charge of the Company and each of its subsidiaries, and each executive in charge of a principal business division, unit or function (including, but not limited to finance, legal, operations, sales and marketing, information systems, medical management, and provider contracting and relations). Each of the executives report to FHS' senior management. All the executives of the Company shall be appointed by the FOHP Board to the offices requested by FHS: provided, however, that the FOHP Board may reject any proposed appointee it reasonably finds to be of insufficient ethical character for such office; and provided further, that the FOHP Board may, after due consultation with FHS based on a reasonable determination of intentional and material unethical behavior or insubordination or willful misconduct or gross negligence, remove any such executive. Currently, Mr. Thomas W. Wilfong, President and Chief Executive Officer of the Company, Dr. Singer, Vice President and Chief Medical Officer of the Company, Mr. Donald Parisi, Vice President, General Counsel and Secretary of the Company, and Mr. Marc M. Stein, Chief Financial Officer of Company, are employed by FHS or a subsidiary thereof.

         Each of the Management Agreements provides that the Company will employ an internal auditor who will report directly to the FOHP Board.

         Each of the Management Agreements has an initial term of five years, subject to automatic one year renewal terms unless either party provides written notice of non-renewal to the other party at least two years prior to the then current term of the agreement. A party may terminate either of the Management Agreements if (i) the other party is in material breach of the agreement (subject to certain rights to cure any such breach), or (ii) the other party (a) becomes insolvent, (b) voluntarily seeks, consents to or acquiesces in the benefit or benefits of any Debtor Relief Law (as defined in the Management Agreements), or (c) becomes a party to (or be made the subject of) any proceeding provided by any Debtor Relief Law, other than as a creditor or claimant (unless, in the event the proceeding is voluntary, the petition instituting the voluntary proceeding is dismissed within 45 days of the date it was filed).

         Under the Administrative Management Agreement, FHS is entitled to receive a monthly management fee (the "Management Fee"). Originally, the Management Fee equaled the sum of (i) 2% of the total revenue of the health plans offered by the Company (the "FOHP Health Plans") for a month, plus (ii) reimbursement for (a) direct expenses incurred by third parties, and

(b) salaries and benefits of the executives of the Company. Subsequent to the execution of the Administrative Management Agreement and conversion of the Initial Convertible Debenture, the Company and FHS agreed that the Management Fee to be charged the Company by FHS under the Administrative Management Agreement should be based on allocated corporate charges and not on the formula originally provided in the Administrative Management Agreement.

         In connection with the sale of the Initial Convertible Debenture, the Company paid FHS a phase-in period management fee of $1,701,120.38, which was based on certain administrative services provided by FHS to the Company from January 1, 1997 to April 30, 1997.

         At the end of each month during the term of the Administrative Management Agreement, FHS shall provide the Company with statements setting forth the Management Fee for such month. The Management Fee for any month shall become payable within ten days after receipt by FOHP from FHS of the statements for such month.

         In the event that FHS establishes a regional or centralized multi-entry system relating to functions ordinarily and customarily handled at the plan level and not described in the MIS Management Agreement (such as plan level accounting and membership services), FHS shall have the right to transfer such functions performed by the FOHP Health Plans to such regional system, in which case the Company shall be obligated to pay to FHS the share of such regional systems costs incurred by FHS with respect to such function which is allocable to the FOHP Health Plans; provided, however, the regionalization or centralization of functions by FHS must result, in the aggregate, in cost savings to the FOHP Health Plans and any data processing functions performed under such regionalization or centralization shall not cost more than what was contemplated under the Company's then-existing Management Information Services Agreement (the "HSII Agreement") with Health Systems Integration, Inc. ("HSII").

         In the event any of the Management Fees due and payable to FHS under the Administrative Management Agreement are not paid, such Management Fees may, at FHS' option, be added to the principal amount of the Convertible Debentures issued by the Company to FHS except that Management Fees due and payable during calendar year 1998 may only be added to such principal amount to the extent permitted by the Convertible Debentures. Any due and payable but unpaid Management Fees not added to the principal amount of the Convertible Debentures issued by the Company to FHS shall bear interest at the rate of the Initial Convertible Debenture until paid in their entirety or added to the principal amount of the Convertible Debentures.

         As compensation  under the MIS Management  Agreement,  the Company will
(i) pay FHS fees and charges to be specified by FHS upon the effectiveness of the agreement, which fees and charges shall be no greater than the compensation paid to HSII pursuant to the HSII Agreement and (ii) reimburse FHS for such costs and expenses as to which HSII was entitled to reimbursement under the HSII Agreement and documents related thereto.

         FHS is required to provide and perform the following services under the Administrative Management Agreement, subject to the direction of the FOHP Health Plans and consistent with the manner in which FHS provides such services to its other subsidiaries, without disadvantage to the Company or the FOHP Health
Plans: (i) manage the diagnosis and assessment of the information/operating systems of the FOHP Health Plans and provide support for all necessary conversions, supplements and enhancements to such systems; (ii) manage the FOHP Health Plans in their provider contracting efforts and provider relations matters, including the establishment of appropriate provider reimbursement structures; (iii) provide human resources and employee benefit corporate management services to the FOHP Health Plans in recruiting employees and in implementing personnel policies and procedures and employee benefit programs; (iv) provide consultation and assistance to the FOHP Health Plans in connection with governmental relations and legislative activities (including regulatory compliance matters) affecting the FOHP Health Plans; (v) provide consultation and assistance to the FOHP Health Plans in conducting analyses of the marketplace in which they operate and in developing an appropriate strategic plan; (vi) provide consultation and assistance to the FOHP Health Plans in connection with the development and dissemination of enrollment and disclosure materials for enrollees thereof, employers and other groups contracting with any of the FOHP Health Plans and other third parties; (vii) provide administrative support to the FOHP Health Plans in the formulation, review and implementation of the utilization review and quality assurance programs thereof; (viii) provide consultation and
assistance  to  the  FOHP  Health  Plans  in  connection   with  protecting  the
confidentiality of the records thereof and ensuring compliance with all applicable federal, state and local laws and regulations relating to the records thereof; (ix) consult with and assist the FOHP Health Plans in support of the medical management policies and procedures thereof, in preparing and negotiating contracts with participating providers, subscriber groups, vendors and other third parties; (x) provide consultation and assistance to the FOHP Health Plans in the preparation of the annual budget thereof, which will set forth their major operating objectives, anticipated revenues, expenses, cash flow and capital expenditures; (xi) provide oversight management to the FOHP Health Plans in recording and analyzing the financial conditions thereof, including financial review and analysis of health care costs incurred thereby and assist in the preparation of appropriate federal, state and local tax returns and provide the FOHP Health Plans with advice as to appropriate tax accruals; (xii) provide consultation and assistance to the FOHP Health Plans in the establishment, review and modification of collection policies and programs designed to minimize the number and amount of outstanding accounts receivable thereof; (xiii) provide consultation and assistance in implementing the FOHP Health Plans' premium structures, which premium structures shall take into account the financial obligations of the FOHP Health Plans, the importance of providing quality health care at a reasonable cost, and the competition of the FOHP Health Plans in the service areas; (xiv) give advice to the FOHP Health Plans concerning various business insurance programs, including but not limited to, professional liability insurance, directors and officers liability insurance, reinsurance and workers' compensation insurance; (xv) provide consultation and assistance to the FOHP Health Plans in connection with the sales and marketing efforts of the FOHP Health Plans, including assistance with regard to the selection of advertising agencies, the conduct of surveys respecting the satisfaction of subscriber groups and enrollees of the FOHP Health Plans and the FOHP Health Plans' sales programs and techniques; (xvi) provide to the FOHP Health Plans actuarial and data analysis services, and assistance in the development of underwriting standards; (xvii) assist the Boards of Directors of the Company and its subsidiaries in reviewing the short, medium and long range objectives of the FOHP Health Plans and in formulating recommendations with respect thereto; and (xviii) provide such other services, not specifically mentioned herein, that are mutually agreed upon between the parties.

         FHS shall provide and perform the following services under the MIS Management Agreement: (i) provide all claims processing, record keeping and data processing services to the FOHP Health Plans that had been provided by HSII pursuant to the HSII Agreement; and (ii) provide such other related services as are mutually agreed upon between the parties.

         Under each of the Management Agreements, FHS will defend, indemnify and hold the FOHP Health Plans and, among others, their respective officers, directors, shareholders, employees and agents, from and against any and all claims, actions, damages, obligations, losses, liabilities, costs and expenses, including attorneys' fees, other professional fees, costs of collection and other costs of defense ("Management Agreement Damages"), resulting from FHS' gross negligence or willful misconduct. In addition, the Company has agreed to defend, indemnify and hold FHS and, among others, its officers, directors, shareholders, employees and agents, from and against any and all Management Agreement Damages resulting from FHS' execution of the Management Agreements or performance of services thereunder, provided that no such indemnification shall be provided to the extent that such Management Agreement Damages result from FHS' gross negligence or willful misconduct.

         MERGERS

         The Company and FHS have entered the Merger Agreement, pursuant to which FHS Transition Company will merge with and into the Company. See "Description of Business - The Merger."

         On January 1, 1999, PHS-NJ, a New Jersey HMO controlled by FHS, merged with and into FOHP-NJ. See "Description of Business - Merger of FOHP-NJ and Physicians Health Services of New Jersey, Inc."

         EXECUTIVE OFFICERS OF NJ ACUTE CARE INSTITUTIONS AND FHS SERVING ON FOHP BOARD.

         The following directors of the Company are executive officers of NJ Acute Care Institutions which have purchased, either directly or through an affiliate, shares of Common Stock; Mr. Christopher Dadlez, Executive Vice
President of Saint Barnabas Health Care System, which includes Clara Maass Medical Center, Irvington General Hospital, Monmouth Medical Center, Newark Beth Israel Medical Center, Saint Barnabas Medical Center, Union Hospital, Wayne General Hospital and West Hudson Hospital; and Mr. John J. Gantner, Senior Vice President of Finance and Treasurer of the Robert Wood Johnson University
Hospital. See "Directors and Executive Officers of the Registrant - Current Directors of the Registrant." In addition, a large percentage of the revenues of FOHP-NJ is generated from NJ Acute Care Institutions that have enrolled employees in FOHP-NJ plans as required by the Certificate of Incorporation of the Company.

         Each of Karen A. Coughlin, Jay M. Gellert and Thomas W. Wilfong serve as executive officers of FHS and currently serve as directors of the Company. See "Directors and Executive Officers of the Registrant - Current Directors of the Registrant."

                                     PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

(a)      1. and 2.   FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES.

         Reference is made to the Index of Financial
         Statements hereinafter contained.......................F-1

         Other than the Financial Data Schedule included as Exhibit 27, no Financial Statement Schedules are required to, nor will any, be filed with this Annual Report on Form 10-K.

         3.          EXHIBITS

         Reference is made to the Index of Exhibits
         hereinafter contained..................................E-1

(b)      Reports on Form 8-K

         During the fourth quarter ended December 31, 1998, no Current Reports on Form 8-K were filed by the Company with the Commission.

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              FOHP, Inc.
                                             (Registrant)



Date: March 30, 1999                 By: /s/ THOMAS W. WILFONG
                                         ---------------------------------------
                                             Thomas W. Wilfong, President
                                             and Chief Executive Officer


         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.


Signature                                 Title                            Date
---------                                 -----                            ----

  /s/ THOMAS W. WILFONG         President and Chief Executive           March 30, 1999
  --------------------------    Officer (Principal Executive
     Thomas W. Wilfong          Officer) and Director


  /s/ MARC M. STEIN             Chief Financial Officer (Principal      March 30, 1999
  --------------------------    Financial and Accounting Officer)
      Marc M.Stein

  /s/ DR. MARK L. ENGEL         Chairman of the Board                   March 30, 1999
  --------------------------
      Dr. Mark L. Engel

  /s/ DR. JOHN F. BONAMO        Director                                March 30, 1999
  --------------------------
      Dr. John F. Bonamo

  /s/ KAREN A. COUGHLIN         Director                                March 30, 1999
  --------------------------
      Karen A. Coughlin

  /s/ BRUCE G. COE              Director                                March 30, 1999
  --------------------------
      Bruce G. Coe

Signature                       Title                      Date
---------                       -----                      ----

  /s/ CHRISTOPHER M. DADLEZ      Director               March 30, 1999
  --------------------------
      Christopher M. Dadlez

  /s/ DR. THOMAS J. FENERAN      Director               March 30, 1999
  --------------------------
      Dr. Thomas J. Feneran

  /s/ JOHN J. GANTNER            Director               March 30, 1999
  --------------------------
      John J. Gantner

  /s/ JAY M. GELLERT             Director               March 30, 1999
  --------------------------
      Jay M. Gellert

  /s/ DR. OM P. SAWHNEY          Director               March 30, 1999
  --------------------------
      Dr. Om P. Sawhney

                        CONSOLIDATED FINANCIAL STATEMENTS

                           FOHP, INC. AND SUBSIDIARIES

                                DECEMBER 31, 1998

                                    CONTENTS

Reports of Independent Auditors                                              F-2

Consolidated Financial Statements:

Consolidated Balance Sheets                                                  F-4
Consolidated Statements of Operations                                        F-5
Consolidated Statements of Shareholders' Equity                              F-6
Consolidated Statements of Cash Flows                                        F-7
Notes to Consolidated Financial Statements                                   F-8

INDEPENDENT AUDITORS' REPORT

The Board of Directors
FOHP, Inc.
Neptune, NJ

We have audited the accompanying consolidated balance sheet of FOHP Inc. and subsidiaries as of December 31, 1998 and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of FOHP, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such 1998 financial statements present fairly, in all material respects, the consolidated financial position of FOHP Inc. and subsidiaries as of December 31, 1998 and the consolidated results of their operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/  Deloitte & Touche LLP

Hartford, CT
February 26, 1999

                         Report of Independent Auditors


The Board of Directors
FOHP, Inc.

We have audited the accompanying consolidated balance sheets of FOHP, Inc. (the "Company") and subsidiaries, as of December 31, 1997 and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended December 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of FOHP, Inc. and subsidiaries as of December 31, 1997, and the consolidated results of their operations and their cash flows for the years ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles.



Iselin, New Jersey
February 13, 1998                                              Ernst & Young LLP

                           FOHP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                                     DECEMBER 31
                                                                           1998                        1997
                                                                   --------------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                          $  44,052,058                $ 79,266,721
   Accounts receivable from owners/providers, net of allowances for doubtful accounts and retroactive terminations of
       $1,546,616 in 1998 and $922,354 in 1997                            5,138,201                  11,096,487
   Other accounts receivable, net of allowances for doubtful
       accounts and retroactive terminations of $662,836 in 1998
       and $2,507,619 in 1997                                             4,918,844                   3,131,333
   Due from Integrated Pharmacy Services, Inc.                            3,540,608                          --
   Prepaids and other current assets                                        513,073                     635,548
                                                                    --------------------------------------------
Total current assets                                                     58,162,784                  94,130,089

   Restricted cash                                                       57,855,421                  13,846,682
   Furniture and equipment, net                                           1,730,136                   2,480,042
   Goodwill, net of accumulated amortization of $2,693,256
      and $0 at December 31, 1998 and 1997, respectively                 96,237,857                 107,730,254
   Deferred tax asset                                                     3,942,798                          --
   Other assets                                                             350,419                     424,164
                                                                    --------------------------------------------
 Total assets                                                         $ 218,279,415               $ 218,611,231
                                                                    ============================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Medical claims payable to owners/providers                         $  18,106,942                $ 20,308,241
   Other medical claims payable                                          42,249,530                  62,614,704
   Accounts payable                                                         215,855                     741,010
   Accrued expenses, including restructuring accrual
      of approximately $1,577,000 and $12,709,000 at
      December 31, 1998 and 1997, respectively                            9,512,535                  17,510,150
   Due to Foundation Health Systems, Inc.                                 1,446,459                     543,075
   Due to other affiliates                                                  612,989                   1,192,716
   Unearned premium                                                       1,204,911                   7,965,658
   Other current liabilities                                                     --                       8,054
                                                                    --------------------------------------------
Total current liabilities                                                73,349,221                 110,883,608

Convertible debentures payable to Foundation Health Systems, Inc.        11,131,386                  11,294,406
Subordinated debentures payable to Foundation Health Systems, Inc.       25,113,575                  24,000,000
                                                                    --------------------------------------------
Total liabilities                                                       109,594,182                 146,178,014
                                                                    --------------------------------------------

Commitments and contingencies  (Note 10)

Shareholders' equity:
   Preferred Stock, $1.00 par value, 1,000,000 shares authorized,
        none issued or outstanding                                               --                         --
   Common Stock, $.01 par value, 499,000,000 shares
        authorized, 499,000,000 shares and 100,000,000 shares issued
        and outstanding at December 31, 1998 and 1997, respectively       1,011,941                   1,000,000
   Additional paid-in capital                                           239,135,758                 208,053,796
   Accumulated deficit                                                 (131,462,466)               (136,620,579)
                                                                    --------------------------------------------
Total shareholders' equity                                              108,685,233                  72,433,217
                                                                    --------------------------------------------
Total liabilities and shareholders' equity                            $ 218,279,415               $ 218,611,231
                                                                    ============================================


See notes to consolidated financial statements.

                           FOHP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                      YEAR ENDED DECEMBER 31
                                                              1998            1997             1996
                                                         ------------------------------------------------
 Revenue:

   Premiums from owners/providers                        $ 118,591,143    $ 132,575,894    $ 135,544,112
   Other premium revenue                                   209,268,135      239,132,416      112,125,670
   Other, principally administrative service fees            2,513,576        2,045,011        7,863,006
   Interest income                                           4,308,879        3,652,910        1,843,520
                                                         ------------------------------------------------
Total revenue                                              334,681,733      377,406,231      257,376,308
                                                         ------------------------------------------------

Expenses:
   Medical services to owners/providers                     46,895,944       63,882,103       37,026,903
   Hospital services to owners/providers                    32,154,087       64,553,166       30,156,890
   Other medical services                                  109,423,870      148,812,233      105,551,393
   Other hospital services                                  75,026,204      101,521,355       63,760,554
   Selling, general and administrative                      53,199,216       55,106,022       50,734,197
   Management fee - Foundation Health Systems, Inc.          2,543,000        7,502,899               --
   Depreciation & amortization                               4,224,987        1,404,192          879,306
   Interest - Foundation Health Systems, Inc.                2,229,890        1,790,410               --
   Other interest                                              536,191           91,163           11,247
   Restructuring costs                                      (2,250,000)      12,825,570              --
                                                         ------------------------------------------------
Total expenses                                             323,983,389      457,489,113      288,120,490
                                                         ------------------------------------------------

Net income (loss) before provision for income taxes         10,698,344      (80,082,882)     (30,744,182)

Provision for income taxes                                   5,540,231            2,139              924
                                                         ------------------------------------------------

Net income (loss)                                        $   5,158,113    $ (80,085,021)   $ (30,745,106)
                                                         ================================================


Net income (loss) per common share                       $        0.05    $       (9.18)   $      (14.64)
                                                         ================================================

Net income (loss) per common share - assuming dilution   $        --      $       (9.18)   $      (14.64)
                                                         =================================================


 See notes to consolidated financial statements.

                           FOHP, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY


                                                           COMMON STOCK                                                  TOTAL
                                                   -----------------------------      ADDITIONAL                      SHAREHOLDERS'
                                                                           PAR          PAID-IN       ACCUMULATED        EQUITY
                                                       SHARES             VALUE         CAPITAL         DEFICIT       (DEFICIENCY)
                                                   --------------------------------------------------------------------------------
Balance at January 1, 1996                            2,100,173    $      21,002    $  30,648,489    $ (25,790,452)   $   4,879,039
  Net loss                                                                                             (30,745,106)     (30,745,106)
                                                   --------------------------------------------------------------------------------
Balance at December 31, 1996                          2,100,173           21,002       30,648,489      (56,535,558)     (25,866,067)
  Redemption of FOHP, Inc. Common Stock-NJ              (13,334)            (133)             133                                --
  Conversion of outstanding shares of FOHP, Inc.
    Common Stock-NJ to Common Stock:
      FOHP, Inc. Common Stock-NJ                     (2,086,839)         (20,869)                                           (20,869)
      Issued Common Stock (at $.01 per
         share)                                       2,086,839           20,869                                             20,869
      Issued Common Stock (April 30, 1997
          at $10.12 per share)                          168,109            1,681        1,699,440                         1,701,121
      Issued Common Stock (December 1,
          1997 at $10.12 per share)                   4,941,049           49,410       49,950,590                        50,000,000
      Issued Common Stock (December 8,
          1997 at $.20 per share)                    92,804,003          928,040       18,024,890                        18,952,930
      Goodwill                                                                        107,730,254                       107,730,254
  Net loss                                                                                             (80,085,021)     (80,085,021)
                                                   --------------------------------------------------------------------------------
Balance at December 31, 1997                        100,000,000        1,000,000      208,053,796     (136,620,579)      72,433,217
  Redemption of Common Stock                             (3,000)             (30)          (1,050)                           (1,080)
  Capital contribution from Foundation Health
       Systems, Inc.                                                                   29,897,801                        29,897,801
  Issued Common Stock (December 31,
       1998 at $.003 per share)                     399,003,000           11,971        1,185,211                         1,197,182
  Net income                                                                                             5,158,113        5,158,113
                                                  ---------------------------------------------------------------------------------
Balance at December 31, 1998                        499,000,000    $   1,011,941    $ 239,135,758    $(131,462,466)   $ 108,685,233
                                                  =================================================================================


See notes to consolidated financial statements.

                             FOHP, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                        YEAR ENDED DECEMBER 31
                                                                1998           1997             1996
                                                          -------------------------------------------------
Cash Flows from operating activities
Net income (loss)                                         $   5,158,113    $ (80,085,021)   $ (30,745,106)
Adjustments to reconcile net income (loss) to net cash
 (used in) provided by operating activities:

   Depreciation and amortization                              4,224,987        1,404,192          879,306
   Loss on disposal of fixed assets                             434,689           80,966               --
   Write-off of deferred issuance costs                              --        1,132,656               --
   Interest cost converted to debt                            2,147,737        1,247,337               --
   Tax settlements with Foundation Health Systems, Inc.       8,799,141               --               --
   Changes in operating assets and liabilities:

      Accounts receivable from owners/providers               5,958,286       (2,890,016)      (1,865,379)
      Other accounts receivable                              (1,787,511)         535,554         (414,248)
      Due from Integrated Pharmacy Services, Inc.            (3,540,608)              --               --
      Prepaids and other current assets                         122,475        1,268,812       (1,369,609)
      Restricted cash                                       (44,008,739)     (12,581,233)         (64,648)
      Deferred tax asset                                     (3,942,798)              --               --
      Other assets                                               73,745          235,417         (368,448)
      Medical claims payable to owners/providers             (2,201,299)       6,532,707        5,417,849
      Other medical claims payable                          (20,365,174)       7,244,247       36,767,869
      Accounts payable and accrued expenses                  (8,522,770)      13,088,045          872,013
      Due to Foundation Health Systems, Inc.                    903,384          543,075               --
      Due to other affiliates                                  (579,727)       1,192,716               --
      Unearned premium revenue                               (6,760,747)       3,366,996        4,257,570
      Other current liabilities                                  (8,054)      (1,202,462)         320,189
                                                          -------------------------------------------------
Net cash (used in) provided by operating activities         (63,894,870)     (58,886,012)      13,687,358
                                                          -------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of furniture and equipment                         (1,216,514)      (1,799,093)        (904,733)
Proceeds from sale of furniture and equipment                        --           27,260               --
                                                          -------------------------------------------------
Net cash used in investing activities                        (1,216,514)      (1,771,833)        (904,733)
                                                          -------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Deferred issuance costs                                              --       (1,441,465)              --
Capital contribution from parent                             29,897,801               --               --
Issuance of convertible debentures                                 --         80,701,120               --
Issuance of subordinated debentures                                --         24,000,000               --
Redemption of common stock                                       (1,080)              --               --
                                                          -------------------------------------------------
Net cash provided by financing activities                    29,896,721      103,259,655               --
                                                          -------------------------------------------------

Increase (decrease) in cash and cash equivalents            (35,214,663)      42,601,810       12,782,625
Cash and cash equivalents at beginning of period             79,266,721       36,664,911       23,882,286
                                                          =================================================
Cash and cash equivalents at end of period                   44,052,058       79,266,721       36,664,911
                                                          =================================================

SUPPLEMENTAL INFORMATION:
-------------------------

Cash paid for interest                                    $     536,191    $      48,319    $       7,488
                                                          =================================================

Conversion of debentures into common stock                $   1,197,182    $  70,654,051    $          --
                                                          =================================================

See notes to consolidated financial statements.

                           FOHP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1998

1.  GENERAL

FOHP, Inc. (the "Company" or "FOHP") serves as the holding company for its wholly-owned subsidiaries. The Company's principal operating subsidiary is First Option Health Plan of New Jersey, Inc. ("FOHP-NJ") during 1998. FOHP-NJ, a New Jersey corporation formed in May 1993, received its Certificate of Authority ("COA") to operate as a health maintenance organization ("HMO") in New Jersey in June 1994. Other wholly-owned subsidiaries of the Company are First Option Health Plan of Pennsylvania, Inc., a Pennsylvania corporation, First Option Health Plan of Maryland, Inc. ("FOHP-MD"), a Maryland corporation, and FOHP Agency, Inc., a New Jersey corporation, each formed in 1995. These other subsidiaries are not active. Since January 1, 1998, First Option Health Plan of New York, Inc., First Option Health Plan of Delaware, Inc. and First Option Dental, Inc., former inactive subsidiaries of the Company, have been dissolved.

The Company is a New Jersey corporation that was formed in May 1994. The Company was formed to effect the reorganization of FOHP-NJ into a holding company structure (the "Reorganization"), which was consummated on June 8, 1995. The Reorganization was completed through an exchange of FOHP-NJ's outstanding common stock for shares of the Company's Common Stock-NJ. In connection with the Reorganization, FOHP-NJ distributed, as a dividend, all of the outstanding common stock of First Managed Care Option, Inc. ("FMCO") to the Company. Pursuant to the Reorganization, FOHP-NJ and FMCO became wholly-owned subsidiaries of the Company. Prior to the Reorganization, the Company did not conduct any business nor did it have any significant assets or liabilities. The primary purpose of the Reorganization was to facilitate the formation of additional HMOs in states other than New Jersey. In December 1996, the Company sold all of the outstanding common stock of FMCO.

Health care providers investing in the Company are required to enter into provider agreements (the "Provider Agreements") with the Company. The Provider Agreements have an initial term of one year and are renewable annually. Such agreements with acute care institutions and certain other health care providers may be terminated by either party upon 90 days written notice; agreements with physicians may be terminated by either party upon 60 days written notice. The Provider Agreements may also be terminated for breaches specified therein. The Provider Agreements, among other things, establish covered services, billing and payment procedures, and reimbursement methods.

Effective December 8, 1997, through the conversion of debentures (the "Convertible Debentures") into shares of the Company's Common Stock ("Common Stock"), the Company became a 98% owned subsidiary of Foundation Health Systems, Inc. ("FHS"), a Delaware corporation (Note 2). On December 31, 1998, FHS converted additional Convertible Debentures into shares of Common Stock, which increased its ownership interest to 99.6%.

On January 1, 1999, Physicians Health Services of New Jersey, Inc. ("PHS-NJ"), a New Jersey corporation which operated as an HMO in the State of New Jersey, merged with and into FOHP-NJ pursuant to an Agreement and Plan of Merger dated October 26, 1998. In connection with the merger, FOHP-NJ changed its name to Physicians Health Services of New Jersey, Inc. The purpose of the merger was to consolidate the operations of FOHP-NJ and PHS-NJ, both FHS controlled HMOs in the State of New Jersey, into one corporation. This merger will be accounted for as a pooling of interest of entities under common control.

Selected financial information for PHS-NJ as of and for the year ended December 31, 1998 is as follows:

                  Revenue                        $ 55,512,000
                  Net (Loss)                     $(13,074,000)

                  Total Assets                    $45,550,000
                  Total Liabilities               $42,414,000
                  Shareholders' Equity             $3,136,000

Pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated November 16, 1998, FHS will acquire the remaining 0.4% outstanding ownership interest in the Company from the provider shareholders of FOHP. In connection with the Merger Agreement, a provider shareholder of FOHP will receive for his, her or its shares of Common Stock either the value of such shares at December 31, 1998 as determined by one or more independent appraisers or payment rights (one payment rate per share). Such payment rights would entitle provider shareholders to receive a payment of not less than $15 per share on or about July 1, 2001, provided that certain conditions are either satisfied or waived. The Merger Agreement is subject to several conditions, including shareholder and regulatory approval.

The Company is dependent upon FHS to provide sufficient capital to meet its operating and statutory financial requirements. It is the intention of FHS to provide such funds, as needed.

The Company generated net income of $5,158,113 in 1998 and had an accumulated deficit of $131,462,466 at December 31, 1998. In order for the Company's principal operating subsidiary, FOHP-NJ (See Note 7), to meet statutory net worth requirements set forth in its COA granted by the New Jersey Department of Banking and Insurance (the "DOI") and the New Jersey Department of Health and Senior Services (the "DOH") (the DOI and DOH are collectively referred to herein as the "Departments"), the Company must generate sufficient operating profits and/or obtain one or more capital contributions from FHS.

In connection with FOHP-NJ's plan to remedy its statutory net worth deficiency at December 31, 1995 (See Note 7) and a corresponding plan of action submitted to the Departments, the Board of Directors of the Company approved an investment by FHS of approximately $51.7 million into the Company effective April 30, 1997. FHS invested $51,701,121 into the Company through the purchase of a Convertible Debenture (the "Initial Convertible Debenture") convertible into 71% of the Company's outstanding equity, on a fully diluted basis. At the closing of the purchase of the Initial Convertible Debenture, which occurred on April 30, 1997, FHS converted $1,701,121 of the principal amount of the Initial Convertible Debenture into 168,109 shares of the Company's Common Stock. On December 1, 1997, FHS converted the remaining $50,000,000 of principal into 4,941,049 shares of the Company's Common Stock. On December 8, 1997, due to the continued operating losses of FOHP-NJ in 1997, FHS invested an additional $29,897,801 into the Company in exchange for a Convertible Debenture (the "New Convertible Debenture") in form and substance substantially similar to the Initial Convertible Debenture issued to FHS on April 30, 1997. Immediately upon receipt of the New Convertible Debenture, FHS converted $18,952,930 of the principal amount thereof into 92,804,003 shares of the Company's Common Stock, increasing FHS's ownership interest in the Company to approximately 98%.

On December 31, 1998, FHS converted $1,197,182 of principal of the New Convertible Debenture into 399,003,000 shares of the Company's Common Stock. After this conversion, 499,000,000 shares of the Company's Common Stock were outstanding, with FHS owning 496,916,161 of such shares or 99.6% of the fully-diluted equity of the Company. The price per share paid by FHS upon conversion of the Convertible Debentures was calculated in accordance with the Amended and Restated Securities Purchase Agreement (the "Amended Securities Purchase Agreement") entered into by FHS, the Company and FOHP-NJ in connection with the sale of the Initial Convertible Debenture. The Convertible Debentures accrue interest at a variable rate adjusted on a calendar quarterly basis. Such interest is due and payable within ten days after the end of each calendar quarter. Any such interest not paid when due and payable is considered defaulted interest and shall be added to the principal amount of the Convertible Debentures. At December 31, 1998, $3,395,074 of defaulted interest is included in the principal amount of the Convertible Debentures.

In connection with the purchase by FHS of the Company's Common Stock through the conversion of Convertible Debentures, goodwill totaling $107,730,254 was recorded to reflect the excess of FHS' purchase price over the estimated fair value of the net assets acquired. The acquisition was treated as a purchase for accounting purposes. The goodwill is being amortized on a straight-line basis over 40 years. Amortization for the year ended December 31, 1998, totaling $2,693,256, has been reflected in the accompanying statement of operations. As a result of the utilization in 1998 of certain of the Company's preacquisition net deferred tax assets by FHS, the Company reduced goodwill by $8,799,141. In the event that the deferred tax assets related to the net operating loss carryforwards are used by FHS, the future tax benefits will be allocated to reduce goodwill. The Company evaluates the recoverability of goodwill from expected future cash flows. Impairments would be recognized in operating results if a permanent diminution in value were to occur.

In December 1997, FHS contributed an additional $24,000,000 to the Company to satisfy certain statutory net worth requirements applicable to FOHP-NJ in return for additional subordinated debentures (the "Subordinated Debentures") which are not convertible into the Company's Common Stock, but otherwise have substantially the same terms as the Convertible Debentures. Further, FHS contributed $29,897,801 to FOHP as additional paid in capital to satisfy certain statutory net worth requirements applicable to FOHP-NJ during 1998.

2.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company's financial statements are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. The following is a summary of significant accounting policies of the Company:

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION

The consolidated  financial  statements  include the accounts of the Company and
its  wholly-owned  subsidiaries.   All  significant  intercompany  balances  and
transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include money market funds and U.S. Treasury Bills with original maturities of three months or less when purchased. Fair market values, as determined through quoted market prices, of the cash equivalents approximate carrying value.

ACCOUNTS RECEIVABLE

Accounts receivable are reported at estimated net realizable value by including provisions for retroactive terminations and uncollectible amounts.

RESTRICTED CASH

At December 31, 1998, FOHP-NJ maintained $56,448,778 on deposit with the New Jersey Department of Banking and Insurance (the "DOI"), as required, to meet its "Minimum Insolvency Deposit for Healthcare Expenditures" under current insurance regulations. In addition, FOHP-NJ is required to maintain a $1,200,000 cash reserve with the Health Care Financing Administration ("HCFA") for its federal programs. As of December 31,1998, FOHP-NJ had $1,406,643 on deposit for its federal programs.

FURNITURE AND EQUIPMENT

Furniture and equipment are recorded at cost. Depreciation is calculated on the straight-line method over the useful lives of the depreciable assets (3 to 5 years).

PREMIUM REVENUE

Subscriber contracts for commercial managed care products are on a yearly basis subject to cancellation by the employer group upon 30 days written notice. Premium revenue is recorded as revenue in the month in which subscribers are entitled to service. Premiums collected in advance are reported as unearned premium revenue.

 Certain premium revenue is earned under a contract between FOHP-NJ and the State of New Jersey Department of Human Services, Division of Medical Assistance and Health Services ("NJDHS-DMAHS"). The contract with NJDHS-DMAHS is renewable annually. The contract can be suspended (by NJDHS-DMAHS) or terminated (by either party) upon the occurrence of certain events. Premiums are earned monthly on a per capita basis, based on the number of eligible members enrolled in FOHP-NJ health plans. Members may disenroll at any time other than months 2 through 6 of membership and eligibility is determined by NJDHS-DMAHS. Certain premium revenue is earned under a contract between FOHP-NJ and HCFA for services provided to Medicare eligible recipients. The contract with HCFA had an initial term of 12 months and may be renewed for successive one-year terms. Premiums are earned monthly on a per capita basis, based on the number of eligible members enrolled in FOHP-NJ health plans.

OTHER REVENUE

Other revenue consists principally of fees for administrative service only contracts, which are recognized as income as services are rendered.

MEDICAL AND HOSPITAL SERVICES

Medical and hospital services costs are accrued in the period the services are provided to enrollees, based in part on estimates for hospital and other health care services which have been incurred but not reported ("IBNR"). Such estimates are continually monitored and reviewed and, as settlements are made or estimates adjusted, the resulting differences are reflected in the current period of operations.

FOHP-NJ's arrangements for commercial products with hospitals are primarily on a per diem reimbursement basis and with physicians on a discounted fee for service basis. Under the NJDHS-DMAHS for Medicaid, providers are reimbursed for health care services provided to Medicaid eligible members on a per member, per month capitation basis for primary care services, fee for service basis for specialty services and per diem arrangement for inpatient services.

FOHP-NJ also contracts with another party for the arrangement of mental health services provided to enrollees in its health care plans. FOHP-NJ pays for such services on a capitated basis. If the costs of such services are less than the capitation payments, the amount of any savings is shared equally by FOHP-NJ and the servicer. If costs are greater than the capitation payments, any shortfall must be funded equally by FOHP-NJ and the servicer.

Also included in medical claims payable for the year 1997 is a premium deficiency accrual related to FOHP-NJ's Medicare product.

INCOME TAXES

The Company's operations are included in FHS' consolidated federal and state income tax returns. Under FHS' tax allocation method, a tax provision or tax benefit is allocated to the Company based upon a calculation of the Company's income taxes as if it filed separate income tax returns, however, benefits are not allocated to the Company if such benefits can't be used by FHS. Deferred taxes are provided for the expected future income tax consequences of events that have been recognized in the Company's financial statements. Deferred tax assets and liabilities are determined based on the temporary differences between the financial statement carrying amounts and the tax bases of assets or liabilities using enacted tax rates in effect in the years in which the temporary differences are expected to reverse.

PER SHARE DATA

Per share data considered in net income (loss) per common share is based on the weighted average number of shares of Common Stock outstanding during the related period (101,000,000 in 1998, 8,724,000 in 1997 and 2,100,000 in 1996).

For net income (loss) per common share - assuming dilution for 1998, net income in the accompanying consolidated statements of operations was increased by the interest expense (after tax effect impact considering a 41% tax rate) related to Convertible Debentures (See Note 1) for an adjusted "numerator" of $6,474,000.

The weighted average number of shares for all classes of Common Stock outstanding during 1998 of 101,000,000 was increased for the following:

     (i) If the December 31, 1998 conversion of Convertible Debentures into 399,003,000 shares of Common Stock had occurred on January 1, 1998, the weighted average shares would have been approximately 400,000,000.

     (ii) If the remaining Convertible Debentures of $11,131,386 were converted into common shares at .003 per share (the conversion rate applied at December 31, 1998 for the above-mentioned 399,003,000 shares) on January 1, 1998, an additional 3,712,129,000 of common shares would be considered for dilutive purposes.

The adjusted weighted average shares or the "denominator" for purposes of calculating net income (loss) per common share - assuming dilution was 4,112,129,000. Consequently, net income (loss) per common share - assuming dilution for 1998 was .0016. For 1997 and 1996, net income (loss) per common share - assuming dilution is equal to net income (loss) per common share as based on the net loss for such periods, conversion of Convertible Debentures as performed above would be antidilutive (decrease the loss per share).

NEW ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as "derivatives"), and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The accounting for changes in the fair value of a derivative (that is, gains and losses) depends on the intended use of the derivative and resulting designation if used as a hedge. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The adoption of SFAS No. 133 is not expected to have a material, if any, impact on the Company's consolidated financial statements.

RECLASSIFICATION

Certain reclassifications have been made to the 1997 and 1996 consolidated financial statements to conform with the current year presentation.

3.  ACCOUNTS RECEIVABLE

The following is the activity of the allowances for doubtful accounts and retroactive terminations:

                                            ACCOUNTS
                                           RECEIVABLE
                                              FROM              OTHER
                                             OWNERS/           ACCOUNTS
                                            PROVIDERS         RECEIVABLE
                                          ------------------------------
Balance, January 1, 1996                   $        --       $   676,215
  Provision for bad debts                           --           431,849
  Provision for retroactive terminations     1,600,000           349,579
  Write-offs                                        --        (1,357,643)
                                          ------------------------------
Balance, December 31, 1996                   1,600,000           100,000
  Provision for bad debts                       32,316           475,775
  Provision for retroactive terminations            --         2,283,905
  Write-offs                                  (709,962)         (352,061)
                                          ------------------------------
Balance, December 31, 1997                     922,354         2,507,619
  Provision for bad debts                      794,838         1,098,379
  Reduction in retroactive terminations             --        (1,730,905)
  Write-offs                                  (170,576)       (1,212,257)
                                          ------------------------------
Balance, December 31, 1998                 $ 1,546,616       $   662,836
                                          ==============================

4.  FURNITURE AND EQUIPMENT

Furniture and equipment consists of the following:

                                               1998              1997
                                          ------------------------------
Leasehold Improvements                     $   237,062       $   247,640
Furniture and fixtures                         719,744           767,401
Equipment                                    3,526,249         3,740,779
Automobiles                                     33,836            74,096
                                          ------------------------------
                                             4,516,891         4,829,916

Less accumulated depreciation               (2,786,755)       (2,349,874)
                                          ------------------------------
                                           $ 1,730,136        $2,480,042
                                          ==============================

Depreciation expense was $1,531,731,  $1,095,383 and $879,306 for 1998, 1997 and
1996, respectively.

5.  SUBORDINATED DEBT

In accordance with the terms of the Convertible Debentures and Subordinated Debentures, repayment of principal and interest will occur only from free and divisible surplus as reflected in the financial statements of the Company and with written approval of the Commissioner of the DOI. In the event of dissolution or liquidation of the Company, no repayment on these notes can be made unless and until all other liabilities of the Company have been satisfied.

The Convertible Debentures and Subordinated Debentures are due December 31, 2002 and accrue interest at a rate determined quarterly based on the rate charged to FHS under its credit facility (6.19% and 5.98% as of December 31, 1998 and 1997, respectively). Interest is due and payable within ten days after the end of each quarter, subject to the terms noted above.

6.  COMMON STOCK

In connection with the April 30, 1997 investment by FHS, the Certificate of Incorporation of the Company was amended to, among other things, reclassify the Company's capital stock. In October 1998, the Certificate of Incorporation of the Company was further amended to increase the number of shares of Common Stock authorized for issuance and decrease the number of shares of Preferred Stock authorized for issuance. As a result, the Company currently has 500,000,000 shares of authorized capital stock, which is comprised of 499,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $1.00 per share. In connection with the reclassification of the Company's capital stock, each outstanding share of Common Stock-NJ was converted into one share of Common Stock. As a result, all 2,086,839 shares of Common Stock-NJ outstanding at the time FHS made its initial investment in FOHP were converted into Common Stock.

Prior to the April 30, 1997 investment by FHS, the authorized capital stock of the Company totaled 100 million shares and was comprised of the following classes of Common Stock, $.01 par value: Common Stock-NJ, Common Stock-NY, Common Stock-PA, Common Stock-DE and Unclassified Common Stock. During 1995, the Company issued 2,100,173 shares of Common Stock-NJ. There were no additional shares of Common Stock-NJ issued during 1996.

The Certificate of Incorporation and By-Laws of the Company include significant restrictions on the issuance and transfer of shares of Common Stock. The Certificate of Incorporation of the Company provides that only FHS and health care providers who enter into and maintain a provider agreement with an HMO subsidiary of the Company may purchase Common Stock. Acute care institutions that enter into a provider agreement with an HMO subsidiary of the Company may purchase shares of Common Stock directly or through an affiliate.

The Company may, but is not obligated to, repurchase shares of Common Stock from any shareholder whose provider agreement terminates for any reason or upon the occurrence of certain events, as described in the Company's Certificate of Incorporation. The determination of the repurchase price of the shares is also described in the Company's Certificate of Incorporation. In October 1998, the Company repurchased 3,000 shares at a cost of $.36 per share from a physician who left the provider network. In March 1997, the Company redeemed 13,334 shares of Common Stock-NJ at no cost from a New Jersey acute care institution which had not complied with the enrollment provision of the Company's Certificate of Incorporation applicable to it.

7.  STATUTORY NET WORTH AND DIVIDEND RESTRICTIONS

FOHP-NJ, pursuant to its COA to operate as an HMO in New Jersey, is required to maintain a minimum statutory net worth. In addition, the COA provides that if FOHP-NJ's statutory net worth is, or is expected to be, less than 125% of the minimum statutory net worth requirement applicable to it, FOHP-NJ is required to submit to the Departments a plan of action to address the deficiency or expected deficiency. During the first quarter of 1996, the Company learned that FOHP-NJ's statutory net worth as of December 31, 1995 may have been below 125% of the minimum statutory net worth requirement applicable to FOHP-NJ. FOHP-NJ addressed this potential deficiency by submitting to the Departments in April 1996 a plan of action which outlined the actions which had been taken and measures to be used by FOHP-NJ to correct the potential deficiency.

As part of the plan of action, on April 30, 1997, the Company sold the Initial Convertible Debenture to FHS in the principal amount of $51,701,121. The principal amount of the Initial Convertible Debenture was converted by FHS, into 71% of FOHP's capital stock on a fully-diluted basis.

To facilitate the sale of the Initial Convertible Debenture to FHS, the Departments agreed to rescind their conditions attached to their approval of the plan of action submitted by FOHP-NJ in April 1996, subject to the Department's right to require FOHP-NJ to submit a new plan of action if FOHP-NJ failed to increase its net worth to 100% of the minimum statutory net worth requirement, provided that FHS guaranteed, in form satisfactory to the Commissioner of the DOI, that FOHP-NJ's net worth will be maintained at a level equal to or in excess of 100% of the minimum statutory net worth requirement applicable to FOHP-NJ. In December 1997, the Departments further agreed to permit FOHP-NJ's net worth to remain below 100% until December 31, 1998, provided that it attain certain benchmarks each quarter during 1998.

In December 1997, FHS contributed an additional $24 million to the Company to satisfy certain statutory net worth requirements applicable to FOHP-NJ in return for the New Convertible Debenture. Further, FHS contributed $29,897,801 to the Company as additional paid in capital to satisfy certain statutory net worth requirements applicable to FOHP-NJ during 1998. At December 31, 1998, FOHP-NJ was approximately $17,515,000 above 100% of the minimum statutory net worth requirement.

In addition to the minimum statutory net worth requirements, FOHP-NJ may not pay dividends to its parent without prior approval of the Commissioner of the DOI.

8.  INCOME TAXES

Significant components of the provision (benefit) for income taxes are as follows for the years ended December 31:

                                1998                1997            1996
Current:
   Federal                   $ 6,750,865          $    --           $  --
   State                       1,808,006            2,139             924
                           -----------------------------------------------
Total current                  8,558,871            2,139             924
                           -----------------------------------------------

Deferred:
   Federal                    (2,431,248)              --              --
   State                        (587,392)              --              --
                           -----------------------------------------------
Total Deferred                (3,018,640)              --              --
                           -----------------------------------------------
Total provision for
                           ===============================================
   income taxes              $ 5,540,231          $ 2,139           $ 924
                           ===============================================

A reconciliation of the statutory federal income tax rate to the effective income tax rate is as follows for the years ended December 31:


                                          1998          1997          1996
Statutory federal income tax rate             35%          35%          35%
State income taxes, net of federal
   income tax effect                           7%           6%           6%
Goodwill amortization                          9%          --           --
Other permanent differences                    1%          --           --
                                       ------------------------------------
Effective income tax rate                     52%          41%          41%
                                              --          (41)%        (41)%
                                       ------------------------------------
Valuation allowance
Effective income tax rate                     52%          --          --
                                       ====================================

Significant components (approximated) of the Company's deferred tax assets and liabilities as of December 31 are as follows:


                                                                      1998                1997
 Capitalization of start-up costs and organization costs           $   231,000        $   603,000
 Net operating loss carryforwards                                   45,060,000         42,990,000
 Reserve discounting                                                   875,000            877,000
 Allowance for doubtful accounts and retroactive terminations          903,000          1,200,000
 Other                                                               1,289,000          2,287,000
 Restructuring costs                                                   645,000          3,832,000
                                                                -----------------------------------

 Total deferred tax assets                                          49,003,000         51,789,000

 Valuation allowance for deferred tax assets                       (45,060,000)       (51,789,000)
                                                                -----------------------------------
  Net deferred tax assets                                           $ 3,943,000        $        --
                                                                ===================================



As of December 31, 1998, the Company had federal and state net operating loss carryforwards of approximately $110 million which may be subject to carryover limitations under Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"). A valuation allowance has been provided to account for the potential limitations associated with utilization of net operating loss carryforwards as well as the uncertainty of the realization of the deferred tax asset since the realization of such asset is dependent on future operating profits of the Company. The net operating loss carryforwards expire between 2008 and 2012.

The valuation allowance decreased by approximately 6.7 million in 1998 while such allowance increased by approximately 31.7 million in 1997. In the event that the deferred tax assets related to the net operating loss carryforward are utilized, the future tax benefits realized by FHS will be allocated to reduce goodwill.

9.  DEFINED CONTRIBUTION PLAN

The Company maintains a defined contribution 401(k) plan covering substantially all of its employees. Employees may contribute to the plans after completing certain service requirements. The Company matches 50% of employee contributions not to exceed (i) limits established under Section 415 of the Code or (ii) the lesser of 25% of compensation or $30,000. Total plan expense for 1998, 1997 and 1996 amounted to $359,000, $403,000 and $406,000, respectively.

10.  COMMITMENTS AND CONTINGENCIES

LEASES

The Company leases office space under noncancelable lease arrangements. The leases are for terms of 5 years and generally provide for renewal options of up to 5 additional years. Total rent expense for 1998, 1997 and 1996 was approximately $1,400,000, $1,403,000 and $1,796,000, respectively.

The following is a schedule of minimum future payments on long-term operating leases at December 31, 1998:

         1999                    $714,780
         2000                     199,995
         2001                      19,669
         2002                       1,186
                                 --------
                                 $935,630
                                 ========

MEDICARE CONSULTING AGREEMENT

In January 1995, FOHP-NJ entered into an agreement with an unrelated company to assist FOHP-NJ in obtaining approval from the HCFA to offer health care products to Medicare beneficiaries in New Jersey. Such approval was obtained in December 1995. Fees paid by FOHP-NJ, including specified bonus payments, under the agreement totaled $1,012,604 and $1,621,186 in 1997 and 1996, respectively. No payments were made in 1998 pending a negotiation of a termination of the agreement. In addition, a variable percentage (.5% to 1%) of any Medicare revenue generated by FOHP-NJ for a total of eight years after FOHP-NJ entered into a Medicare Risk Contract with HCFA would be payable to the consulting company. The minimum payment for each year, pursuant to such variable percentage, was $1,000,000 and the maximum for any such payment was $3,500,000. In connection with the sale of Convertible Debentures (see Note 2), the Company agreed under the terms of the Amended Securities Purchase Agreement with FHS to negotiate termination of its agreement with the company.

 In 1998, a settlement agreement was reached between the two companies whereby FOHP-NJ paid $6 million (which was accrued in 1997) for a final settlement of payments due to the company for revenue generated by FOHP-NJ under the Medicare Risk Contract (See Note 12). Additionally, and separate from the aforementioned $6 million settlement, the consulting company reimbursed FOHP-NJ $2.5 million related to the significant losses incurred by FOHP-NJ under the Medicare Risk Contract. Such reimbursement was recorded as a decrease to medical service costs in the accompanying consolidated statements of operations during 1998.

REINSURANCE ARRANGEMENTS

The Company has entered into a reinsurance contract to limit its losses on individual claims. The reinsurance contract for 1998 provides for reimbursement of eligible hospital claims per enrollee which exceed $175,000 for all enrollees within a calendar year up to a maximum reimbursement per enrollee of $1,000,000 per calendar year and $2,000,000 per lifetime. The reinsurance contracts for 1997 and 1996 were consistent with the 1998 contract, except that the contracts provided for reimbursement of eligible hospital claims which exceed $150,000 and $75,000 for all enrollees for 1997 and 1996, respectively. Additionally for 1996, the contract provided for reimbursement of eligible hospital claims which exceed $100,000 for Medicare enrollees. Per diem arrangements with hospitals are also subject to maximum limits dependent upon length of stay, and claims per enrollee which exceed certain deductibles are subject to coinsurance provisions.

Reinsurance expense, net of recoveries, was approximately $1,538,000, $4,294,000 and $55,000 for 1998, 1997 and 1996, respectively.

LITIGATION

The Company is involved in litigation matters involving certain claims which arise in the normal course of business, none of which, in the opinion of management, are expected to have a material adverse effect on the Company's financial statements.

STATUTORY NET WORTH

Financial statements issued in accordance with statutory accounting practices differ from financial statements issued in accordance with generally accepted accounting principles (GAAP). Statutory financial statements exclude certain items included in GAAP financial statements. These "non-admitted" items include certain assets such as accounts receivable greater than 90 days past due, prepaid expenses, equipment other than certain computer equipment, organization costs, certain loans and other receivables, supplies and other items.

FOHP-NJ, pursuant to its COA to operate an HMO in New Jersey, is required to maintain a minimum statutory net worth. The minimum statutory net worth requirement at December 31, 1998 and 1997 amounted to $16,570,000 and $23,694,000, respectively. In addition, under the terms of its COA, if net worth is less than 125% of the required minimum, FOHP-NJ was required to submit a plan of action to the DOI. In the first quarter of 1996, FOHP-NJ learned that its net worth was less than 125% of the required minimum and, as a result, obtained approval of a plan of action to address such shortfall from the Departments. The plan of action required FOHP-NJ to have a positive statutory net worth for the year ended December 31, 1997 and a statutory net worth of 100% of the required minimum by December 31, 1998. FOHP-NJ's statutory net worth at December 31, 1998 and 1997, respectively, were as follows:

                               1998                                        1997
                   GAAP     ELIMINATIONS    STATUTORY        GAAP       ELIMINATIONS     STATUTORY
            -----------------------------------------------------------------------------------------

Assets       $117,553,168     $2,958,452   $114,594,716     $108,142,744    $3,463,563   $104,679,181
Liabilities    80,508,863         --         80,508,863      104,252,789       --         104,252,789
            -----------------------------------------------------------------------------------------
Net equity   $ 37,044,305     $2,958,452   $ 34,085,853     $  3,889,955    $3,463,563   $    426,392
            =========================================================================================


11.  RELATED PARTY TRANSACTIONS

Pursuant to an administrative management agreement entered into by FHS and FOHP in connection with the closing of the Amended Securities Purchase Agreement with FHS, the Company is required to pay FHS a monthly management fee which is currently based on allocated corporate charges. For the years ended December 31, 1998 and 1997, FHS charged $2,543,000 and $7,502,899, respectively, to FOHP which is included as management fees in the accompanying statements of operations.

The amount due to FHS at December 31, 1998, represents management fees payable and interest payable related to the Convertible Debentures (which haven't been converted to principal at December 31, 1998) and Subordinated Debentures. Amounts due to other affiliates, which are wholly owned by FHS, represent cost allocations for administrative services. The balances due from Integrated Pharmacy Services, Inc. ("IPS") represents amounts due for payments made by the Company, on behalf of IPS, for pharmacy services.

12.  RESTRUCTURING COSTS

Pursuant to the Amended Securities Purchase Agreement with FHS, the Company recorded the impact of a restructuring plan designed to increase overall profitability of FOHP-NJ by scaling back certain product lines that have not met profitability expectations. Restructuring costs of approximately $12.8 million were recorded in 1997 and represented estimated contract settlements, provisions for lease termination costs, employee termination benefits, write-down of the related assets and other miscellaneous items. Included in total restructuring costs was approximately $2.6 million related to employee termination benefits for approximately 140 employees from various departments of the Company. In addition, $6 million related to an anticipated settlement of a Medicare consulting contract with a non-related company and $2 million related to the anticipated termination of a mental health contract were included in restructuring costs at December 31, 1997. As of December 31, 1997, approximately $116,000 of employee termination benefits were paid and six employees were terminated.

During 1998, the following activity occurred related to restructuring charges resulting in a current year decrease of approximately $11,132,000 and an ending restructuring accrual balance of approximately $1,577,000. The ending restructuring accrual is solely related to employee termination benefits which management believes will be fully paid by the third quarter of fiscal year 1999. Such accrual is included in accrued expenses in the accompanying consolidated balance sheets:

     (i) $6 million of settlement costs related to a terminated Medicare consulting contract was paid during 1998;

     (ii) Approximately $978,000 of employee termination benefits were paid as of December 31, 1998, including approximately $116,000 paid during 1997;

    (iii)   Approximately $100,000 of payments made for a lease buyout;

     (iv)   Asset   write-offs,   disposals  and  other   non-cash   charges  of
            approximately $1.92 million; and

     (v) 1998 reduction of the restructuring accrual of $2.25 million, which is recorded in the accompanying statements of operations, as a result of management's re-evaluation of estimated restructuring costs. Of the $2.25 reduction, $2 million is related to the continuation of a mental health contract during 1998 that was originally expected to be terminated as part of the overall restructuring plan.

No additions were recorded to the restructuring accrual during 1998.

13.  FAIR VALUES OF FINANCIAL INSTRUMENTS

The fair values of the Company's financial instruments, including cash and cash equivalents, restricted cash, and the debentures (convertible and subordinated) approximate their carrying value at December 31, 1998 and 1997.

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            -------------------------




                                    EXHIBITS

                                       TO

                                    FORM 10-K

                                  ANNUAL REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998

                            -------------------------




                                   FOHP, INC.

                          (EXACT NAME OF REGISTRANT AS
                            SPECIFIED IN ITS CHARTER)





                            -------------------------




================================================================================

                                   FOHP, INC.

                                  EXHIBIT INDEX


         EXHIBIT NO.
         ----------

         b         2.1         Agreement  of Merger  and Plan of  Reorganization
                               dated April 12, 1995 among the Registrant,  First
                               Option   Health   Plan   of  New   Jersey,   Inc.
                               ("FOHP-NJ"),  a  wholly-owned  subsidiary  of the
                               Registrant,   and  FOHP  Transition   Company,  a
                               wholly-owned subsidiary of the Registrant.

                   2.2 Agreement and Plan of Merger dated as of October 26, 1998 between FOHP-NJ and Physicians Health Services of New Jersey, Inc. and the following exhibits thereto: Exhibit A - Amended and Restated Certificate of Incorporation of Physicians Health Services of New Jersey, Inc. (formerly First Option Health Plan of New Jersey, Inc.); Exhibit B - By-Laws of Physicians Health Services of New Jersey, Inc.; Exhibit C - Directors of Physicians Health Services of New Jersey, Inc.; and Exhibit D - Officers of Physicians Health Services of New Jersey, Inc.

         j         2.3         Agreement and Plan of Merger dated as of November
                               16, 1998 by and among Foundation  Health Systems,
                               Inc.  ("FHS"),  FHS  Transition  Company  and the
                               Registrant  and the following  exhibits  thereto:
                               Exhibit A - Amended and Restated  Certificate  of
                               Incorporation  of  the  Registrant;  Exhibit  B -
                               By-laws of the Registrant;  Exhibit F-1 - Form of
                               Payment  Right - Hospital  Shareholders;  Exhibit
                               F-2  -  Form  of  Payment  Right  -  Non-Hospital
                               Shareholders;   and  Exhibit  G  -   Contribution
                               Agreement. Upon the request of the Securities and
                               Exchange  Commission  (the   "Commission"),   the
                               Registrant  agrees to furnish a copy of Exhibit C
                               - Directors of Surviving Corporation, Exhibit D -
                               Officers of Surviving Corporation and Exhibit E -
                               Section  6.4 of the Amended  Securities  Purchase
                               Agreement.

         f         3.1         Amended and Restated Certificate of Incorporation
                               of the Registrant, as filed with the Secretary of State of the State of New Jersey on April 17,
                               1997.

                   3.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, as filed with the Department of Treasury, Division of Revenue of the State of New Jersey on October 6, 1998.

         ff        3.3         By-laws of Registrant, as amended.

         fff       4.1         Specimen  certificate  representing  Registrant's
                               Common Stock.

         i         4.2         Convertible  Subordinated  Surplus  Debentures in
                               the  aggregate  principal  amount of  $29,000,000
                               issued by the Registrant to FHS on December 8, 1997.

         i         4.3         Subordinated  Surplus Debentures in the aggregate
                               principal amount of $24,000,000 issued by the Registrant to FHS on December 31, 1997.

  (*)    i         10.1        Employment  Agreement  dated May 6, 1997  between
                               FHS and Roger W. Birnbaum.

  (*)    i         10.2        Employment Agreement dated July 1, 1997 among the
                               Registrant, FHS and Joseph Singer, M.D.

  (*)    i         10.3        Employment   Agreement  dated  February  8,  1998
                               between FHS and Marc M. Stein.

  (*)              10.3.1      Addendum to Employment  Agreement between FHS and
                               Marc M. Stein dated October 14, 1998.

  (*)              10.4        Employment Agreement dated June 10, 1998  between
                               Thomas W. Wilfong  and Physicians Heath Services,
                               Inc., a subsidiary of FHS.

         a         10.7        Lease  Agreement  dated September 1, 1994 between
                               Theodore G. Sourlis and Elaine Sourlis, husband and wife, and FOHP-NJ, and an undated addendum thereto.

         b         10.21       Agreement  to provide  HMO  services  to Medicaid
                               recipients dated February 8, 1995 between FOHP-NJ and the State of New Jersey Department of Human
                               Services,  Division  of  Medical  Assistance  and
                               Health Services.

         d         10.22       Sublease  dated as of December  15, 1995  between
                               FOHP-NJ and The Continental Insurance Company.

         d         10.28       Mental Health Management  Agreement dated July 1,
                               1994 between  FOHP-NJ and Mental Health  Network,
                               Inc., and amendment thereto entered into in January 1996.

         d         10.33       Contract between FOHP-NJ and the Secretary of the
                               Department of Health and Human Services,  who has
                               delegated  authority to the  Administrator of the
                               Health  Care   Financing   Administration,   with
                               respect to health insurance benefits for the aged and disabled (Contract No. H3155).

         d         10.43       Capital   Contribution   Agreement  dated  as  of
                               December  31,  1995  between the  Registrant  and
                               FOHP-NJ.

         e         10.45.1     Amended   and   Restated    Securities   Purchase
                               Agreement  dated  February  10,  1997  among  the
                               Registrant,    FOHP-NJ    and   Health    Systems
                               International,  Inc. (the predecessor to FHS) and
                               the following exhibits thereto:  Exhibit A - Form
                               of Debentures;  Exhibit B-1 - Form of Amended and
                               Restated  Certificate  of  Incorporation  of  the
                               Registrant;  Exhibit B-2 - Form of By-laws of the
                               Registrant;  Exhibit  B-3 - Form of  Amended  and
                               Restated Certificate of Incorporation of FOHP-NJ;
                               Exhibit B-4 - Form of By-laws of FOHP-NJ; Exhibit
                               D-1 - Form  of  General  Administrative  Services
                               Management  Agreement;  and Exhibit D-2 - Form of
                               Management   Information   Systems   and   Claims
                               Processing Services  Agreement.  Upon the request
                               of  the  Commission,  the  Registrant  agrees  to
                               furnish a copy of Exhibit C-1 - Form of Exclusive
                               Plan Hospital Provider  Agreement,  Exhibit C-2 -
                               Forms of  Non-Exclusive  Plan  Hospital  Provider
                               Agreements,   Exhibit  E  -  Form  of   Investors
                               Agreement, Exhibit F - Form of Opinion of Outside
                               Counsel of  Registrant  and FOHP-NJ,  Exhibit G -
                               Form of  Officer's  Certificate  and  Exhibit H -
                               Form of  Opinion  of  Outside  Counsel  of Health
                               Systems  International,  Inc., and Schedules 2.1A
                               through   2.25  as  follows:   Schedule   2.1A  -
                               Subsidiaries;  Schedule  2.1B  -  Good  Standing;
                               Schedule 2.3 - Rights of First Refusal;  Schedule
                               2.4(a)   -  SEC   Reports;   Schedule   2.4(b)  -
                               Unreported Liabilities and Obligations;  Schedule
                               2.5  -   Company's   Reports;   Schedule   2.6  -
                               Noncontravention;   Schedule  2.7  -  Litigation;
                               Schedule 2.9 - Compliance with Law; Schedule 2.10
                               -  Certain   Material   Contracts  and  Defaults;
                               Schedule   2.11  -  Consents;   Schedule  2.12  -
                               Licenses,  Permits  and  Governmental  Approvals;
                               Schedule 2.14 - Environmental  Matters;  Schedule
                               2.15 -  Properties  and Assets;  Schedule  2.16 -
                               Taxes; Schedule 2.20 - Insurance; Schedule 2.22 -
                               Employment/Severance Matters; and Schedule 2.25 -
                               Employee Benefit Plans.

         e         10.45.2     Amendment dated March 13, 1997 to the Amended and
                               Restated Securities Purchase Agreement referenced in Exhibit 10.45.1.

         g         10.46       General   Administrative    Services   Management
                               Agreement dated April 30, 1997 between FHS and the Registrant.

         h         10.47       Management   Information   Systems   and   Claims
                               Processing  Services  Agreement  dated  April 30,
                               1997 between FHS and the Registrant.

                   21.         Subsidiaries of the Registrant.

         k         27.         Financial  Data Schedule for Year ended  December
                               31, 1998.

---------------------------------

  (*) Constitutes a management contract required to be filed as an exhibit pursuant to Item 14(c) of Form 10-K.

         a Incorporated by reference to the identically numbered exhibit to the Registrant's Registration Statement on Form S-4 (Registration No. 33-89356).

         b Incorporated by reference to the identically numbered exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form S-4 (Registration No. 33-89356).

         d Incorporated by reference to the identically numbered exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

         e Incorporated by reference to Appendices A-H of the Registrant's definitive Proxy Statement filed with the Commission on March 19, 1997 in connection with the Registrant's 1996 Annual Meeting of Shareholders.

         f Incorporated by reference to Exhibit 2.1 of the Registrant's Registration Statement on Form 8-A, effective July 8, 1997.

         ff Incorporated by reference to Exhibit 2.2 of the Registrant's Registration Statement on Form 8-A, effective July 8, 1997.

         fff Incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form 8-A, effective July 8, 1997.

         g Incorporated by reference to Appendix C of the Registrant's definitive Proxy Statement filed with the Commission on March 19, 1997 in connection with the Registrant's 1996 Annual Meeting of Shareholders.

         h Incorporated by reference to Appendix D of the Registrant's definitive Proxy Statement filed with the Commission on March 19, 1997 in connection with the Registrant's 1996 Annual Meeting of Shareholders.

         i Incorporated by reference to the identically numbered exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.

         j Incorporated by reference to Appendices A, B, C, D-1, D-2 and E of the Registrant's preliminary Proxy Statement filed with the Commission on February 4, 1999 in connection with the proposed merger of FHS Transition Company with and into the Registrant.

         k The Financial Data Schedule is submitted in electronic format only.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 10-Q/A-1


(Mark One)

[ X ] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
      EXCHANGE ACT OF 1934

For the quarterly period ended        MARCH 31, 1999
                                      ------------------------------------------
                                       or

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
    ACT OF 1934

For the transition period from                        to
                               ----------------------    -----------------------

Commission file number:        0-25944
                               -------------------------------------------------

                                   FOHP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

NEW JERSEY                                                   22-3314813
--------------------------------------------------------------------------------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

3501 STATE HIGHWAY 66, NEPTUNE, NEW JERSEY                   07753
--------------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)


                                (732) 918 - 6700
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


--------------------------------------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
   Yes   [ X ]   No  [  ]

               APPLICABLE ONLY TO ISSUERS INVOLVED IN BANKRUPTCY
                  PROCEEDINGS DURING THE PRECEDING FIVE YEARS:


     Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Sections 12, 13 or 15 (d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court.
      Yes      [  ]      No     [  ]

                      APPLICABLE ONLY TO CORPORATE ISSUERS:

     Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.


499,000,000 SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OUTSTANDING AS OF MAY 21, 1999

                              INDEX                                     PAGE NO.

                         PART I - FINANCIAL INFORMATION


ITEM 1.    FINANCIAL STATEMENTS.

Condensed Consolidated Balance Sheets - March 31, 1999
  and December 31, 1998                                                     3

Condensed Consolidated Statements of Operations                             4
      For the period January 1, 1999 to March 31, 1999
      For the period January 1, 1998 to March 31, 1998

Condensed Consolidated Statements of Shareholders'
  (Deficiency) Equity                                                       5
      For the period January 1, 1998 to December 31, 1998
      For the period January 1, 1999 to March 31, 1999

Condensed Consolidated Statements of Cash Flows                             6
      For the period January 1, 1999 to March 31, 1999
      For the period January 1, 1998 to March 31, 1998

Notes to Condensed Consolidated Financial Statements                        7

ITEM 2.    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
           AND RESULTS OF OPERATIONS.                                      14

ITEM 3.    QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.     23


                          PART II - OTHER INFORMATION

ITEM 6.    EXHIBITS AND REPORTS ON FORM 8-K.                               24

Signature Page                                                             25



                         PART I - FINANCIAL INFORMATION


ITEM 1.    FINANCIAL STATEMENTS.


                                                     FOHP, INC. AND SUBSIDIARIES
                                                CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                                 MARCH 31,           DECEMBER 31,
                                                                                                  1999                       1998
                                                                                              ------------------------------------
                                                                                               (unaudited)               (audited)
ASSETS
Current assets:
  Cash and cash equivalents                                                                  $  45,603,700         $  44,052,058
  Marketable securities                                                                            275,078                     -
  Accounts receivable from owners/providers, net of allowances for doubtful accounts
    and retroactive terminations of $1,524,149 in 1999 and $1,546,616 in 1998                   11,087,437             5,138,201
  Other accounts receivable, net of allowance for doubtful accounts and retroactive
    terminations of $653,206 in 1999 and $662,836 in 1998.                                       9,263,630             4,918,844
  Due from Integrated Pharmacy Services, Inc.                                                      763,042             3,540,608
  Prepaid and other current assets                                                                  69,435               513,073
                                                                                             -----------------------------------
Total current assets                                                                            67,062,322            58,162,784

  Restricted cash                                                                               66,421,741            57,855,421
  Furniture and equipment, net                                                                   4,724,642             1,730,136
  Goodwill, net of accumulated amortization of $3,366,570 in 1999 and $2,693,256 in 1998        95,564,543            96,237,857
  Deferred tax asset                                                                             5,575,739             3,942,798
  Other assets                                                                                     107,993               350,419
                                                                                             -----------------------------------
Total assets                                                                                 $ 239,456,980         $ 218,279,415
                                                                                             ===================================
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Medical claims payable to owners/providers                                                 $  11,873,171         $  18,106,942
  Other medical claims payable                                                                  58,751,110            42,249,530
  Accounts payable                                                                               3,624,985               215,855
  Accrued expenses, including restructuring accrual of approximately $1,207,753
      in 1999 and $1,577,000 in 1998                                                            12,458,607             9,512,535
  Due to Foundation Health Systems, Inc.                                                           738,959             1,446,459
  Due to other affiliates                                                                        1,597,032               612,989
  Unearned premium                                                                               2,568,012             1,204,911
                                                                                             -----------------------------------
Total current liabilities                                                                       91,611,876            73,349,221

  Convertible debentures payable to Foundation Health Systems, Inc.                             11,336,934            11,131,386
  Subordinated debentures payable to Foundation Health Systems, Inc.                            25,533,254            25,113,575
                                                                                             -----------------------------------
Total liabilities                                                                              128,482,064           109,594,182

Shareholders' equity:
  Preferred Stock, $1.00 par value, 1,000,000 shares authorized, none issued or outstanding
  Common Stock, $.01 par value, 499,000,000 shares authorized,
     issued and outstanding                                                                      1,011,941             1,011,941
  Additional paid-in capital                                                                   268,150,758           239,135,758
  Accumulated deficit                                                                         (158,187,783)         (131,462,466)
                                                                                             -------------         -------------
Total shareholders' equity                                                                     110,974,916           108,685,233
                                                                                             -------------         -------------
Total liabilities and shareholders' equity                                                   $ 239,456,980         $ 218,279,415
                                                                                             =============         =============



                             See accompanying notes

                     FOHP, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                              THREE MONTHS ENDED
                                                                                   MARCH 31,
                                                                        1999                    1998
                                                                    ------------------------------------
                                                                     (unaudited)             (unaudited)
REVENUE:
  Premiums from owners/providers                                    $ 24,906,154            $ 34,981,939
  Other premium revenue                                               61,500,728              54,891,193
  Other, principally administrative service fees                         351,975                 875,331
  Interest income                                                      1,450,989               1,232,062
                                                                    ------------------------------------
Total revenue                                                         88,209,846              91,980,525
                                                                    ------------------------------------


EXPENSES:
  Medical services to owners/providers                                14,555,350              25,493,241
  Other medical services                                              71,064,357              51,703,616
  Selling, general and administrative                                  1,292,206              14,706,604
  Management fee - Foundation Health Systems, Inc.                             -                 635,000
  Management fee - Physicians Health Services, Inc.                    7,925,779                       -
  Amortization of goodwill                                               673,314                 673,314
  Depreciation and other amortization                                    269,609                 363,399
  Interest - Foundation Health Systems, Inc.                             601,615                 515,598
  Other interest                                                          79,821                 109,151
                                                                    ------------------------------------
Total expenses                                                        96,462,051              94,199,923
                                                                    ------------------------------------

NET LOSS BEFORE PROVISION FOR INCOME TAXES                            (8,252,205)             (2,219,398)

Benefit for income taxes                                              (3,431,555)             (1,329,713)
                                                                    ------------------------------------

NET LOSS                                                            $ (4,820,650)           $   (889,685)
                                                                    ====================================

NET LOSS PER COMMON SHARE                                           $      (0.01)           $      (0.01)
                                                                    ====================================


                             See accompanying notes

                           FOHP, INC. AND SUBSIDIARIES
     CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' (DEFICIENCY) EQUITY


                                                               COMMON STOCK                                           TOTAL
                                                         -----------------------   ADDITIONAL                        SHAREHOLDERS
                                                                          PAR        PAID-IN      ACCUMULATED        (DEFICIENCY)
                                                            SHARES       VALUE       CAPITAL       DEFICIT              EQUITY
                                                         ---------------------------------------------------------------------------
BALANCE AT JANUARY 1, 1998                               100,000,000  $1,000,000   $208,053,796  $(136,620,579)     $ 72,433,217

Redemption of Common Stock                                    (3,000)        (30)        (1,050)                          (1,080)
Issued Common Stock (December 31, 1998 at
     $.003 per share)                                    399,003,000      11,971      1,185,211                        1,197,182
Net income for the period January 1, 1998 to
    December 31, 1998                                                                                5,158,113         5,158,113
Capital contributed by Foundation Health
    Systems, Inc.                                                                    29,897,801                       29,897,801
                                                         --------------------------------------------------------------------------
Balance at December 31, 1998 (audited)                   499,000,000   1,011,941    239,135,758   (131,462,466)      108,685,233

Increase in equity due to merger of Physicians
  Health Services of New Jersey, Inc. into First
  Option Health Plan of New Jersey, Inc.                                             29,015,000    (21,904,667)        7,110,333
Net loss for the period January 1, 1999 to
    March 31, 1999                                                                                  (4,820,650)       (4,820,650)
                                                         --------------------------------------------------------------------------

Balance at March 31, 1999                                499,000,000  $1,011,941   $268,150,758  $(158,187,783)     $110,974,916
                                                         ==========================================================================



                             See accompanying notes

                           FOHP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                     FOR THE PERIOD                 FOR THE PERIOD
                                                                    JANUARY 1, 1999                 JANUARY 1, 1998
                                                                   TO MARCH 31, 1999               TO MARCH 31, 1998
                                                                  -----------------------------------------------------
                                                                      (unaudited)                      (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                            $ (4,820,650)                     $ (889,685)
Adjustments to reconcile net loss to cash;
       Depreciation and amortization                                     942,923                       1,036,713
       Interest cost converted to debt                                   625,227                         506,036
       Loss on disposal of fixed assets                                   12,000                               -
      Changes in operating assets and liabilities:
       Accounts receivable from owners/providers                      (5,949,236)                     (3,558,751)
       Other accounts receivable                                       5,767,081                        (160,423)
       Due from other affiliates                                      13,256,202                               -
       Income tax receivables                                                  -                      (1,331,638)
       Prepaid expenses and other current assets                         580,999                         212,993
       Restricted cash                                                  (560,204)                     (4,785,370)
       Deferred tax asset                                               (533,286)                              -
       Other assets                                                      242,426                          10,900
       Medical claims payable to owners/providers                     (6,233,771)                     (6,875,578)
       Other medical claims payable                                    2,822,667                      (5,866,072)
       Accounts payable                                                2,021,916                         303,799
       Accrued expenses                                                1,750,416                         451,654
       Due to Foundation Health Systems, Inc.                           (707,500)                        644,562
       Due to QualMed, Inc.                                                    -                        (504,559)
       Due to other affiliates                                          (108,796)                              -
       Unearned premium revenue                                       (7,343,630)                     (6,635,635)
       Other liabilities                                                       -                          (8,054)
                                                                    --------------------------------------------
Net cash provided by (used in) operating activities                    1,764,784                     (27,449,108)
                                                                    --------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities                                      (275,078)                              -
Physicians Health Services of New Jersey, Inc.
  December 31, 1998 cash and cash equivalents                          2,936,052                               -
Purchases and additions of furniture and equipment                    (2,874,116)                        792,561
                                                                    --------------------------------------------
Net cash used in investing activities                                   (213,142)                        792,561
                                                                    --------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contributed by Foundation Health Systems, Inc.                         -                       7,297,801
                                                                    --------------------------------------------

Net increase (decrease) in cash and cash equivalents
 at the end of the period                                              1,551,642                     (20,943,868)
Cash and cash equivalents at the beginning of the period              44,052,058                      79,266,721
                                                                    --------------------------------------------
Cash and cash equivalents at the end of the period                  $ 45,603,700                    $ 58,322,853
                                                                    ============================================

Interest paid for the period                                        $     70,274                    $     73,336
                                                                    ============================================
State income taxes paid for the period                              $        200                    $      1,075
                                                                    ============================================



                             See accompanying notes
                                       6

                           FOHP, Inc. and Subsidiaries

              Notes to Condensed Consolidated Financial Statements

                                 March 31, 1999




1.  GENERAL

FOHP, Inc. (the "Company" or "FOHP") serves as the holding company for its wholly-owned subsidiaries. The Company's principal operating subsidiary is Physicians Health Services of New Jersey, Inc.("PHS-NJ"), formerly known as First Option Health Plan of New Jersey, Inc. PHS-NJ, a New Jersey corporation formed in May 1993 as First Option Health Plan of New Jersey, Inc., received its Certificate of Authority ("COA") to operate as a health maintenance organization ("HMO") in New Jersey in June 1994. Other wholly-owned subsidiaries of the Company include First Option Health Plan of Pennsylvania, Inc., a Pennsylvania corporation, First Option Health Plan of Maryland, Inc., a Maryland corporation, and FOHP Agency, Inc., a New Jersey corporation, each formed in 1995. These other subsidiaries are not active. Since January 1, 1998, First Option Health Plan of New York, Inc., First Option Health Plan of Delaware, Inc. and First Option Dental, Inc., former inactive subsidiaries of the Company, have been dissolved.

The Company is a New Jersey corporation that was formed in May 1994. The Company was formed to effect the reorganization of PHS-NJ into a holding company structure (the "Reorganization"), which was consummated on June 8, 1995. The Reorganization was completed through an exchange of PHS-NJ's outstanding common stock for shares of the Company's Common Stock-NJ. In connection with the Reorganization, PHS-NJ distributed, as a dividend, all of the outstanding common stock of First Managed Care Option, Inc. ("FMCO") to the Company. Pursuant to the Reorganization, PHS-NJ and FMCO became wholly-owned subsidiaries of the Company. Prior to the Reorganization, the Company did not conduct any business nor did it have any significant assets or liabilities. The primary purpose of the Reorganization was to facilitate the formation of additional HMOs in states other than New Jersey. In December 1996, the Company sold all of the outstanding common stock of FMCO.

Health care providers investing in the Company are required to enter into provider agreements (the "Provider Agreements") with the Company. The Provider Agreements have an initial term of one year and are renewable annually. Such agreements with acute care institutions and certain other health care providers may be terminated by either party upon 90 days written notice; agreements with physicians may be terminated by either party upon 60 days written notice. The Provider Agreements may also be terminated for breaches specified therein. The Provider Agreements, among other things, establish covered services, billing and payment procedures, and reimbursement methods.

Effective December 8, 1997, through the conversion of debentures (the "Convertible Debentures") into shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), the Company became a 98% owned subsidiary of Foundation Health Systems, Inc. ("FHS"), a Delaware corporation. On December 31, 1998, FHS converted additional Convertible Debentures into shares of Common Stock, which increased its ownership interest to 99.6%.

On January 1, 1999, Physicians Health Services of New Jersey, Inc., a New Jersey corporation controlled by FHS which operated as an HMO in the State of New Jersey, merged with and into PHS-NJ pursuant to an Agreement and Plan of Merger dated October 26, 1998. In connection with the merger, PHS-NJ changed its name from First Option Health Plan of New Jersey, Inc. to Physicians Health Services of New Jersey, Inc. The purpose of the merger was to consolidate the operations of the HMOs controlled by FHS in the State of New Jersey into substantially one corporation. This merger was accounted for as a pooling of interest of entities under common control. Accordingly, the results of operations for the three months ended March 31, 1999, include the results of the merged entity.

                           FOHP, Inc. and Subsidiaries

              Notes to Condensed Consolidated Financial Statements

                                 March 31, 1999

Pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated November 16, 1998, FHS will acquire the remaining 0.4% outstanding ownership interest in the Company from the provider shareholders of FOHP. In connection with the Merger, a provider shareholder of FOHP will be offered for his, her or its shares of Common Stock either the value of such shares at December 31, 1998 as determined by one or more independent appraisers or payment rights (one payment right per share). The payment rights would entitle provider shareholders to receive a payment of not less than $15 per share of Common Stock on or about July 1, 2001, provided that certain conditions are either satisfied or waived. The Merger Agreement is subject to several conditions, including shareholder and regulatory approval.

The Company is dependent upon FHS to provide sufficient capital to meet its operating and statutory financial requirements. It is the intention of FHS to provide such funds, as needed.

The Company generated a net loss of $4,820,650 for the three-month period ended March 31, 1999 and has an accumulated deficit of $158,229,058 at March 31, 1999. In order for the Company's principal operating subsidiary, PHS-NJ (See Note 5), to meet statutory net worth requirements set forth in its COA granted by the New Jersey Department of Banking and Insurance (the "DOI") and the New Jersey Department of Health and Senior Services (the "DOH") (the DOI and DOH are collectively referred to herein as the "Departments"), the Company must generate sufficient operating profits and/or obtain one or more capital contributions from FHS.

In connection with PHS-NJ's plan to remedy its statutory net worth deficiency at December 31, 1995, as set forth in a plan of action submitted to the Departments (See Note 5), the Board of Directors of the Company approved an investment by FHS of approximately $51.7 million into the Company effective April 30, 1997. FHS invested $51,701,121 into the Company through the purchase of a Convertible Debenture (the "Initial Convertible Debenture") convertible into 71% of the Company's outstanding equity, on a fully diluted basis. At the closing of the purchase of the Initial Convertible Debenture, which occurred on April 30, 1997, FHS converted $1,701,121 of the principal amount of the Initial Convertible Debenture into 168,109 shares of the Common Stock. On December 1, 1997, FHS converted the remaining $50,000,000 of principal into 4,941,049 shares of Common Stock. On December 8, 1997, due to the continued operating losses of PHS-NJ in 1997, FHS invested an additional $29,897,801 into the Company in exchange for a Convertible Debenture (the "New Convertible Debenture") in form and substance substantially similar to the Initial Convertible Debenture issued to FHS on April 30, 1997. Immediately upon receipt of the New Convertible Debenture, FHS converted $18,952,930 of the principal amount thereof into 92,804,003 shares of Common Stock, increasing FHS' ownership interest in the Company to approximately 98%.

On December 31, 1998, FHS converted $1,197,182 of principal of the New Convertible Debenture into 399,003,000 shares of Common Stock. After the conversion, 499,000,000 shares of Common Stock were outstanding, with FHS owning 496,916,161 of such shares or 99.6% of the fully diluted equity of the Company.

The price per share paid by FHS upon conversion of the Convertible Debentures was calculated in accordance with the Amended and Restated Securities Purchase Agreement (the "Amended Securities Purchase Agreement") entered into by FHS, the Company and PHS-NJ in connection with the sale of the Initial Convertible Debenture. The Convertible Debentures accrue interest at a variable rate adjusted on a calendar quarterly basis. Such interest is due and payable within ten days after the end of each calendar quarter. Any such interest not paid when due and payable is considered defaulted interest and shall be added to the principal amount of the Convertible Debentures. At March 31, 1999, $4,020,776 of defaulted interest is included in the principal amount of the Convertible Debentures.

                           FOHP, Inc. and Subsidiaries

              Notes to Condensed Consolidated Financial Statements

                                 March 31, 1999


In connection with the purchase by FHS of the Company's Common Stock through the conversion of Convertible Debentures, goodwill totaling $107,730,254 has been recorded to reflect the excess of FHS' purchase price over the estimated fair value of the net assets acquired. The acquisition was treated as a purchase for accounting purposes. The goodwill is being amortized on a straight-line basis over 40 years.

In December 1997, FHS also contributed an additional $24,000,000 to the Company to satisfy certain statutory net worth requirements applicable to PHS-NJ in return for additional subordinated debentures (the "Subordinated Debentures") which are not convertible into Common Stock, but otherwise have substantially the same terms as the Convertible Debentures. Further, FHS contributed $29,897,801 to FOHP as additional paid in capital to satisfy certain statutory net worth requirements applicable to PHS-NJ through March 31, 1999.

The financial information for the three month periods ended March 31, 1999 and March 31, 1998 included herein are unaudited. Such information includes all adjustments, including adjustments of a normal and recurring nature, which, in the opinion of management, are necessary for a fair presentation of the Company's financial position, results of operations and cash flows. Such information should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations included in Part I -
Item 2 hereof.

2.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING

The Company's financial statements are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. The following is a summary of significant accounting policies of the Company:

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

PRINCIPLES OF CONSOLIDATION

The consolidated  financial  statements  include the accounts of the Company and
its  wholly-owned  subsidiaries.   All  significant  intercompany  balances  and
transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include money market funds and U.S. Treasury Bills with original maturities of three months or less when purchased.

ACCOUNTS RECEIVABLE

Accounts receivable are reported at estimated net realizable value by including provisions for retroactive terminations and uncollectible amounts.

                           FOHP, Inc. and Subsidiaries

              Notes to Condensed Consolidated Financial Statements

                                 March 31, 1999


RESTRICTED CASH

At March 31, 1999, PHS-NJ maintained $64,999,334 on deposit with the DOI, as required to meet its "Minimum Insolvency Deposit for Healthcare Expenditures" under current insurance regulations. In addition, PHS-NJ is required to maintain a $1,200,000 cash reserve with the Health Care Financing Administration ("HCFA") for its federal programs. As of March 31, 1999, PHS-NJ had $1,422,407 on deposit for its federal programs.

FURNITURE AND EQUIPMENT

Furniture and equipment are recorded at cost. Depreciation is calculated on the straight-line method over the useful lives of the depreciable assets (3 to 5 years).

PREMIUM REVENUE

Subscriber contracts for commercial managed care products are on a yearly basis subject to cancellation by the employer group upon 30 days written notice. Premium revenue is recorded as revenue in the month in which subscribers are entitled to service. Premiums collected in advance are reported as unearned premium revenue.

Certain premium revenue is earned under a contract between PHS-NJ and the State of New Jersey Department of Human Services, Division of Medical Assistance and Health Services ("NJDHS-DMAHS"). The contract with NJDHS is renewable annually. The contract can be suspended (by NJDHS-DMAHS) or terminated (by either party) upon the occurrence of certain events. Premiums are earned monthly on a per capita basis, based on the number of eligible members enrolled in PHS-NJ health plans. Members may disenroll at any time other than months 2 through 6 of membership and eligibility is determined by NJDHS-DMAHS.

Certain premium revenue is earned under a contract between PHS-NJ and HCFA for services provided to Medicare eligible recipients. The contract with HCFA is renewable annually. Premiums are earned monthly on a per capita basis, based on the number of eligible members enrolled in PHS-NJ health plans.

In 1996, Physicians Health Services of New Jersey, Inc. entered into marketing and reinsurance agreements with The Guardian Life Insurance Company of America ("Guardian"). Pursuant to quota share reinsurance agreements, the Company writes its HMO/POS In-Network business and cedes 50% to Guardian and writes its HMO/POS out-of-network business and cedes 100% to Guardian, which retrocedes 50% to PHS/Bermuda, Ltd., an affiliate of PHS-NJ. As part of the arrangement, the Company recovers from Guardian a specified portion of the administrative expense related to the activity.

Premiums ceded to Guardian under the above arrangement for the three-month period ended March 31, 1999 were approximately $6,493,500, and health care expenses ceded to Guardian under the above arrangement were approximately $1,202,000 for the same period.

OTHER REVENUE

Other revenue consists principally of fees for administrative service only contracts, which are recognized as income as services are rendered.

                           FOHP, Inc. and Subsidiaries

              Notes to Condensed Consolidated Financial Statements

                                 March 31, 1999


MEDICAL AND HOSPITAL SERVICE EXPENSES

Medical and hospital service expenses are accrued in the period the services are provided to enrollees, based in part on estimates for hospital and other health care services which have been incurred but not reported ("IBNR"). Such estimates are continually monitored and reviewed and, as settlements are made or estimates adjusted, the resulting differences are reflected in the current period of operations.

PHS-NJ's arrangements for commercial products with hospitals are primarily on a per diem reimbursement basis and with physicians on a discounted fee for service basis. Under the NJDHS-DMAHS for Medicaid, providers are reimbursed for health care services provided to Medicaid eligible members on a per member, per month capitation basis for primary care services, fee for service basis for specialty services and per diem arrangement for inpatient services.

PHS-NJ also contracts with another party for the arrangement of mental health services provided to enrollees in its health care plans. PHS-NJ pays for such services on a capitated basis. If the costs of such services are less than the capitation payments, the amount of any savings is shared equally by PHS-NJ and the servicer. If costs are greater than the capitation payments, any shortfall must be funded equally by PHS-NJ and the servicer.


INCOME TAXES

The Company's operations are included in FHS' consolidated federal and state income tax returns. The Company records income taxes in accordance with Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES. Under FHS' tax allocation method, a tax provision or tax benefit is allocated to the Company based upon a calculation of the Company's income taxes as if it filed separate income tax returns.

PER SHARE DATA

Per share data are based on the weighted average number of shares of all classes of common stock outstanding during the comparative three-month periods ended March 31, 1999 and 1998 (499,000,000 in 1999 and 100,000,000 in 1998,
respectively).


3.  SUBORDINATED DEBT

In accordance with the terms of the Convertible Debentures and Subordinated Debentures, repayment of principal and interest will occur only from free and divisible surplus as reflected in the financial statements of the Company and with written approval of the Commissioner of the DOI. In the event of dissolution or liquidation of the Company, no repayment on these notes can be made unless and until all other liabilities of the Company have been satisfied.

The Convertible Debentures and Subordinated Debentures are due December 31, 2002 and accrue interest at a rate determined quarterly based on the rate charged to FHS under its credit facility (6.63% as of March 31, 1999). Interest is due and payable within ten days after the end of each quarter, subject to the terms noted above.

                           FOHP, Inc. and Subsidiaries

              Notes to Condensed Consolidated Financial Statements

                                 March 31, 1999


4.  COMMON STOCK

In connection with the April 30, 1997 investment by FHS, the Certificate of Incorporation of the Company was amended to, among other things, reclassify the Company's capital stock. In October 1998, the Certificate of Incorporation of the Company was further amended to increase the number of shares of Common Stock authorized for issuance and decrease the number of shares of Preferred Stock authorized for issuance. As a result, the Company currently has 500,000,000 shares of authorized capital stock, which is comprised of 499,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $1.00 per share. In connection with the reclassification of the Company's capital stock, each outstanding share of Common Stock-NJ was converted into one share of Common Stock. As a result, all 2,086,839 shares of Common Stock-NJ outstanding at the time FHS made its initial investment in FOHP were converted into Common Stock.

Prior to the April 30, 1997 investment by FHS, the authorized capital stock of the Company totaled 100 million shares and was comprised of the following classes of Common Stock, $.01 par value: Common Stock-NJ, Common Stock-NY, Common Stock-PA, Common Stock-DE and Unclassified Common Stock. During 1995, the Company issued 2,100,173 shares of Common Stock-NJ. There were no additional shares of Common Stock-NJ issued during 1996.

The Certificate of Incorporation and By-Laws of the Company include significant restrictions on the issuance and transfer of shares of Common Stock. The Certificate of Incorporation of the Company provides that only FHS and health care providers who enter into and maintain a provider agreement with a subsidiary of the Company may purchase Common Stock. Acute care institutions that enter into a provider agreement with a subsidiary of the Company may purchase shares of Common Stock directly or through an affiliate.

The Company may, but is not obligated to, repurchase shares of Common Stock from any shareholder whose provider agreement terminates for any reason or upon the occurrence of certain events, as described in the Company's Certificate of Incorporation. The determination of the repurchase price of the shares is also described in the Company's Certificate of Incorporation.


5.  STATUTORY NET WORTH AND DIVIDEND RESTRICTIONS

PHS-NJ, pursuant to its COA to operate an HMO in New Jersey, is required to maintain a minimum statutory net worth. In addition, the COA provides that if PHS-NJ's statutory net worth is, or is expected to be, less than 125% of the minimum statutory net worth requirement applicable to it, PHS-NJ is required to submit to the Departments a plan of action to address the deficiency or expected deficiency. During the first quarter of 1996, the Company learned that PHS-NJ's statutory net worth as of December 31, 1995 may have been below 125% of the minimum statutory net worth requirement applicable to PHS-NJ. PHS-NJ addressed this potential deficiency by submitting to the Departments in April 1996 a plan of action which outlined the actions which had been taken and measures to be used by PHS-NJ to correct the potential deficiency.

As part of the plan of action, on April 30, 1997, the Company sold the Initial Convertible Debenture to FHS in the principal amount of $51,701,120.38. The principal amount of the Initial Convertible Debenture was converted by FHS into 71% of FOHP's capital stock on a fully-diluted basis.

                           FOHP, Inc. and Subsidiaries

              Notes to Condensed Consolidated Financial Statements

                                 March 31, 1999


To facilitate the sale of the Initial Convertible Debenture to FHS, the Departments agreed to rescind their conditions attached to their approval of the plan of action submitted by PHS-NJ in April 1996, subject to the Department's right to require PHS-NJ to submit a new plan of action if PHS-NJ failed to increase its net worth to 100% of the minimum statutory net worth requirement, provided that FHS guaranteed, in form satisfactory to the Commissioner of the DOI, that PHS-NJ's net worth will be maintained at a level equal to or in excess of 100% of the minimum statutory net worth requirement applicable to PHS-NJ. In December 1997, the Departments further agreed to permit PHS-NJ's net worth to remain below 100% until December 31, 1998, provided that it attain certain benchmarks each quarter during 1998.

In December 1997, FHS contributed an additional $24 million to the Company to satisfy certain statutory net worth requirements applicable to PHS-NJ in return for the New Convertible Debenture. Further, FHS contributed $29,897,801 to the Company as additional paid in capital to satisfy certain statutory net worth requirements applicable to FOHP-NJ during 1998. At March 31, 1999, PHS-NJ was approximately $14,764,591 above the 100% of the minimum statutory net worth requirement.

In addition to the minimum statutory net worth requirements, PHS-NJ may not pay dividends to its parent without prior approval of the Commissioner of the DOI.


6.  RELATED PARTY TRANSACTIONS

Pursuant to an administrative management agreement entered into by FHS and FOHP in connection with the closing of the Amended Securities Purchase Agreement with FHS, the Company is required to pay FHS, or a designated subsidiary of FHS (Physicians Health Services, Inc.), a monthly management fee which is currently based on allocated corporate charges, including substantially all general and administrative expenses previously paid separately by FOHP. For the three-month period ended March 31, 1999, the Company charged $7,925,779 to expense related to these management fees.

The  amounts  due to FHS at March 31,  1999 and March  31,  1998,  respectively, represent management fees payable and interest payable related to the Convertible Debentures (which haven't been converted to principal at March 31, 1999) and Subordinated Debentures. Amounts due to other affiliates, which are wholly-owned by FHS, represent cost allocations due for administration services. The balances due from Integrated Pharmacy Services, Inc. ("IPS") represent amounts due for payments made by the Company, on behalf of IPS, for pharmacy services.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         OVERVIEW

         The Company, a New Jersey corporation, was formed in May 1994 to effect the Reorganization of PHS-NJ (formerly First Option Health Plan of New Jersey, Inc.) into a holding company structure. The Reorganization was consummated on June 8, 1995. Pursuant to the Reorganization, PHS-NJ became a wholly-owned subsidiary of the Company. Prior to the Reorganization, the Company did not conduct any business nor did it have any significant assets or liabilities. The Company does not conduct, nor does management believe that it will conduct, any business. All health care benefit products and services are, and will be, provided by the Company's subsidiaries.

         PHS-NJ, a New Jersey corporation, was formed in May 1993 to operate as an HMO in the State of New Jersey. PHS-NJ received its COA in June 1994 to operate as an HMO in the service area encompassing the entire State of New Jersey and commenced operations on July 1, 1994. Pursuant to the Reorganization, PHS-NJ became a wholly-owned subsidiary of the Company on June 8, 1995. On January 1, 1999, Physicians Health Services of New Jersey, Inc., a New Jersey HMO controlled by FHS, merged with and into PHS-NJ. At the effective time of the merger, PHS-NJ changed its name to "Physicians Health Services of New Jersey, Inc." The purpose of the merger was to consolidate the FHS controlled operations in the State of New Jersey into primarily one corporation. Currently, PHS-NJ is the Company's principal subsidiary.

         PHS-NJ markets a comprehensive range of health care benefit plan products pursuant to contractual arrangements with physicians, hospitals and other health care providers. As of May 21, 1999, PHS-NJ had entered into provider agreements with 62 New Jersey hospitals and acute care institutions ("NJ Acute Care Institutions"), approximately 11,000 physicians licensed to practice in New Jersey ("NJ Practitioners") and approximately 75 other health care providers. The provider agreements have an initial term of one-year and are renewable annually. Such agreements with NJ Acute Care Institutions and other health care providers who are not NJ Practitioners may be terminated by mutual consent or, after the initial one-year term, by either party upon 90 days notice; agreements with NJ Practitioners may be terminated by either party upon 60 days notice. The agreements also may be terminated for breaches specified therein. The terms and conditions of provider agreements are not affected by whether the provider is, or is not, a shareholder of the Company. However, some agreements with shareholders that are NJ Acute Care Institutions and subscribers in PHS-NJ health plans are different from the subscriber agreements of non-shareholders in that premium rates for those NJ Acute Care Institutions are capped to be within a certain corridor (+/-4%) from their prior year premium rates. There are 24 NJ Acute Care Institutions with such subscriber agreements.

         PHS-NJ's agreements with NJ Acute Care Institutions provide for, among other things, a reimbursement schedule setting the amounts to be paid to the NJ Acute Care Institutions by PHS-NJ for services provided to members. The reimbursement schedule of a provider agreement between a NJ Acute Care Institution and PHS-NJ is individually negotiated. Rates paid to NJ Acute Care Institutions for services provided to members of PHS-NJ's health plans vary from institution to institution and are based on, among other things, the types of services provided by, and the location of, the NJ Acute Care Institution. Agreements with participating

NJ Acute Care Institutions prohibit the NJ Acute Care Institutions from billing a member of a PHS-NJ health plan for any services paid for under such plan except for any applicable co-payment, co-insurance, deductibles and non-covered services.

         NJ Practitioners are paid pursuant to a fee schedule established by PHS-NJ and are prohibited from billing members of a PHS-NJ health plan except for co-payments and non-covered services, if any. The fees paid to NJ Practitioners are based on a percentage of the fees payable under the fee schedule developed for Medicare. Co-payments, co-insurance and deductibles in amounts approved by PHS-NJ, are collected directly by the NJ Practitioner from the member.

         Subscriber contracts are entered into with large employer groups (more than 50 employees) and small employer groups (50 employees or less). Such contracts are generally for a term of one year, but may be cancelled by the employer group upon 30 days written notice. Under these contracts, PHS-NJ has agreed to provide the employer groups with health coverage in return for a monthly premium. PHS-NJ utilizes a system of community rating by class, adjusted (with respect to employer groups of 100 or more employees) by age, sex and industry classification, in determining its rates for various employers in the proposed service area. Premium revenue generated from subscriber contracts is recorded as revenue in the month in which subscribers are entitled to service. Premiums collected in advance are reported as unearned premium revenue.

         In 1996, Physicians Health Services of New Jersey, Inc. entered into marketing and reinsurance agreements with Guardian. Pursuant to quota share reinsurance agreements, the Company writes its HMO/POS In-Network business and cedes 50% to Guardian and writes its HMO/POS out-of-network business and cedes 100% to Guardian, which retrocedes 50% to PHS/Bermuda, Ltd., an affiliate of PHS-NJ. As part of the arrangement, the Company recovers from Guardian a specified portion of the administrative expense related to the activity.



         RESULTS OF OPERATIONS

         FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND 1998

         PREMIUM REVENUE. For the three-month period ended March 31, 1999, medical premium revenue totaled $86.4 million or $3.5 million less than the $89.9 million of medical premium revenue generated during the same period in 1998. This decrease was due to reduced enrollment in PHS-NJ health benefit plans, specifically in the Medicare line of business and by certain NJ Acute Care Institutions. Approximately 29% of medical premium generated in 1999 and approximately 39% of medical premium generated in 1998 was attributable to NJ Acute Care Institutions, which are obligated to enroll their employees in PHS-NJ health plans. The Company believes that it will benefit by its inclusion in the formation of FHS' Northeast Division, which is comprised of three health plans with a total of more than one million members in the New York tri-state area, and the merger of Physicians Health Services of New Jersey, Inc. into PHS-NJ, and that such inclusion and merger will result in a greater percentage of future premium revenue attributable to members who are not employees of NJ Acute Care Institutions.

         OTHER REVENUE. Other revenue, principally administrative fees, for the three-month period ended March 31, 1999 was $352 thousand compared to $875 thousand of other revenue for the same period of the prior year. Interest income for the first quarter of 1999 was $1.5 million, as compared to the $1.2 million generated in the first quarter of 1998.

         MEDICAL AND HOSPITAL SERVICES. Total expenses attributable to medical and hospital services for the three-month period ended March 31, 1999 were $86.3 million or $9.2 million higher than expenses incurred for the same period in 1998. This increase was a result of increased utilization in PHS-NJ health benefit plans, changes in the mix of products offered by PHS-NJ, and the establishment of higher initial claims reserves in 1999. In addition, the medical loss ratio (i.e., the percentage of each premium dollar used to pay medical expenses) for the three-month period ended March 31, 1999 was 99.9% compared to 85.8% for the same period in 1998.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses totaled $9.9 million for the three-month period ended March 31, 1999, including a $7.9 million administrative management fee charged by Physicians Health Services, Inc., a wholly-owned subsidiary of FHS, and $602 thousand interest expense associated with the Convertible Debentures and Subordinated Debentures issued to FHS, as compared to $16.0 million incurred for the same period in 1998. This decrease was primarily attributable to certain synergies realized in the last quarter of 1998 and first quarter of 1999 from a restructuring plan established during fiscal year 1997. Such restructuring plan was related to the anticipated merger of Physicians Health Services of New Jersey, Inc. and First Option Health Plan of New Jersey, Inc. which was effected January 1, 1999.


         OTHER EXPENSES. Depreciation and amortization expenses for the three-month period ended March 31, 1999 decreased by $100 thousand from the $1.0 million incurred during the same period in 1998. This decrease was primarily the result of disposal of certain assets included in the restructuring charge.



         FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997

         PREMIUM REVENUE. For the three-month period ended March 31, 1998, medical premium revenue totaled $89.9 million or $5.9 million more than the $84.0 million of medical premium revenue generated during the same period in 1997. Approximately 38% of medical premium revenue generated in 1998 and approximately 36% of medical premium revenue generated in 1997 was attributable to NJ Acute Care Institutions, which are obligated to enroll their employees in PHS-NJ health plans. The Company believes that the percentage of medical premium revenue attributable to NJ Acute Care Institutions will decrease as PHS-NJ's operations grow and PHS-NJ continues to benefit from current marketing efforts focused on commercial products which are not marketed directly to employees of providers of PHS-NJ. The Company also believes that it will benefit by its inclusion in the formation of FHS' Northeast Division, which is comprised of three health plans with a total of more than one million members in the New York tri-state area.

OTHER REVENUE. Other revenue, principally administrative fees, for the three-month period ended March 31, 1998 was $875 thousand compared to $686 thousand of other revenue for the same period of the prior year. Interest income for the first quarter of 1998 was $1.2 million, a $624 thousand increase from the $608 thousand generated in the first quarter of 1997. The increase in interest income was due to the larger cash reserves related to the investments by FHS in April 1997 and December 1997.

MEDICAL AND HOSPITAL SERVICE EXPENSES. Total expenses attributable to medical and hospital service for the three-month period ended March 31, 1998 were $77.2 million or $3.3 million lower than expenses incurred for the same period in 1997. The decrease in medical and hospital service expenses from 1997 to 1998 was primarily attributable to a decrease in enrollees in the Medicare line of business as well as enhanced utilization efforts in the Commercial, Medicaid and Medicare lines of business. In addition, the medical loss ratio (i.e., the percentage of each premium dollar used to pay medical expenses) for the three-month period ended March 31, 1998 was 85.8% compared to 95.8% for the same period in 1997. The Company believes that this decrease is attributed to recent operational changes, specifically the implementation of a modified provider reimbursement schedule, along with enhanced utilization management efforts.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses totaled $16.0 million for the three-month period ended March 31, 1998, including a $635 thousand administrative management fee charged by FHS and $516 thousand interest expense associated with the Convertible Debentures and Subordinated Debentures, compared to $14.2 million incurred for the same period in 1997. The increase in selling, general and administrative expenses was the result of an increase in resources needed to reduce claims backlog as well as the payments of interest in 1998 associated with the Convertible Debentures and Subordinated Debentures.

OTHER EXPENSES. Depreciation and amortization expenses for the three-month period ended March 31, 1998 increased by $796 thousand from the $241 thousand incurred during the same period in 1997. This increase was mostly the result of amortization of goodwill associated with FHS' investment in the Company.

         LIQUIDITY AND CAPITAL RESOURCES

         Gross proceeds of approximately $12,400,000, received by PHS-NJ from the private offering and sale of 826,708 shares of common stock in 1993, were sufficient to cover the expenses incurred by PHS-NJ in connection with the formation and development of its business. In order to fund its continuing development activities, PHS-NJ sold 744,445 shares of common stock in a public offering which closed on October 31, 1994. Gross proceeds received by PHS-NJ as a result of the sale of stock in the public offering amounted to $11,166,675. Further, in order to fund its continuing development of HMOs in New York, Pennsylvania and several other states, the Company sold 529,120 shares of Common Stock-NJ to NJ Practitioners in an offering which ended on September 1, 1995. Gross proceeds received by the Company as a result of the sale of Common Stock-NJ in the offering to NJ Practitioners amounted to $7,937,000.

         PHS-NJ is required by the Departments to maintain a minimum statutory net worth. In addition, if PHS-NJ's statutory net worth is, or is expected to be, less than 125% of the minimum statutory net worth requirement, PHS-NJ is required to submit to the Departments a plan of action to address the deficiency or expected deficiency. During the first quarter of 1996, the Company learned that PHS-NJ's statutory net worth as of December 31, 1995 may have been below 125% of the minimum statutory net worth requirement. PHS-NJ addressed this potential deficiency by submitting to the Departments in April 1996 a plan of action, which outlined the actions taken and measures to be used by PHS-NJ to correct the potential deficiency.

         As part of the plan of action, on April 30, 1997, the Company sold to FHS the Initial Convertible Debenture in the aggregate principal amount of $51,701,120.38, pursuant to the Amended Securities Purchase Agreement. The principal amount of the Initial Convertible Debenture was convertible, at the option of FHS, into up to 71% of the Company's capital stock on a fully diluted basis. At the closing of the purchase of the Initial Convertible Debenture, FHS converted $1,701,120.38 of principal amount of the Initial Convertible Debenture into 168,109 shares of Common Stock.

         To facilitate the sale of the Initial Convertible Debenture to FHS, the Departments agreed to rescind their conditions attached to their approval of the plan of action submitted by PHS-NJ in April 1996, subject to the Departments' right to require PHS-NJ to submit a new plan of action if PHS-NJ failed to increase its net worth to 100% of the minimum statutory net worth requirement by December 31, 1997. In addition, the Departments agreed that subsequent to December 31, 1997, PHS-NJ will only be required to maintain net worth at 100% of the minimum statutory net worth requirement applicable to it, and not 125% of the minimum statutory net worth requirement as required prior to the sale of the Initial Convertible Debenture, provided that FHS guaranteed, in form satisfactory to the Commissioner of the DOI, that PHS-NJ's net worth will be maintained at a level equal to or in excess of 100% of the minimum statutory net worth requirement applicable to PHS-NJ. In December 1997, the Departments further agreed to permit PHS-NJ's net worth to remain below 100% until December 31, 1998, provided that it attain certain benchmarks each quarter during 1998.

         In connection with the sale of the Initial Convertible Debenture, FHS and the Company entered into a letter agreement which clarified FHS' right under the Amended Securities Purchase Agreement to infuse additional capital into the Company in the event that it is determined that PHS-NJ needs capital to meet applicable statutory net worth requirements (referred to herein as a "Net Capital Shortfall"). Pursuant to the letter agreement, FHS had the right to, at any time prior to December 31, 1997, contribute up to $5,000,000 in additional capital to the Company to be used in connection with certain anticipated liabilities and contribute such additional amounts that may be projected to be required from time to time (based upon reasonable projections prepared by FHS taking into account anticipated full year 1997 operating results) in order for PHS-NJ to meet 100% of the minimum statutory net worth requirement as of December 31, 1997. In the event that FHS contributed additional capital to the Company to meet a Net Capital Shortfall or projected Net Capital Shortfall in accordance with the terms of the Amended Securities Purchase Agreement, as clarified by the letter agreement, FHS would be issued additional Convertible Debentures.

         Effective December 1, 1997, FHS converted the remaining $50 million of the principal amount of the Initial Convertible Debenture, dated as of April 30, 1997, into 4,941,049 shares of Common Stock. After the conversion, FHS owned 5,109,158 shares of the 7,195,997 shares of Common Stock then outstanding, which represented 71% of the fully diluted equity of the Company.

         In order to satisfy certain statutory net worth requirements applicable to PHS-NJ and in accordance with the Amended Securities Purchase Agreement, FHS elected on December 8, 1997 to infuse $29 million into the Company in exchange for the New Convertible Debenture.

Immediately upon receipt of the New Convertible Debenture, FHS converted approximately $18,952,930 of the principal amount thereof into 92,804,003 shares of Common Stock. After the partial conversion of the New Convertible Debenture, FHS owned 97,913,161 shares of the 100,000,000 shares of Common Stock then outstanding, which represented approximately 98% of the fully-diluted equity of the Company.

         In October 1998, the Certificate of Incorporation of the Company was further amended to increase the number of shares of Common Stock authorized for issuance and decrease the number of shares of Preferred Stock authorized for issuance. As a result, the Company currently has 500,000,000 shares of authorized capital stock, which is comprised of 499,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, par value $1.00 per share.

         On December 31, 1998, FHS converted $1,197,182 of the principal amount of the New Convertible Debenture into 399,003,000 shares of Common Stock. After this conversion, 499,000,000 shares of Common Stock were outstanding, with FHS owning 496,916,161 of such shares or approximately 99.6% of the fully-diluted equity of the Company. The price per share paid by FHS upon conversion of the New Convertible Debenture was calculated in accordance with the Amended Securities Purchase Agreement entered into by FHS, the Company and PHS-NJ in connection with the sale of the Initial Convertible Debenture.

         In December 1997, FHS also contributed an additional $24 million to the Company to satisfy certain statutory net worth requirements applicable to PHS-NJ in return for Subordinated Debentures. Further, FHS contributed $29,897,801 to the Company as additional paid in capital to satisfy certain statutory net worth requirements applicable to PHS-NJ during 1998.

         On January 1, 1999, Physicians Health Services of New Jersey, Inc., a New Jersey corporation controlled by FHS which operated as an HMO in the State of New Jersey, merged with and into PHS-NJ pursuant to an Agreement and Plan of Merger dated October 26, 1998. In connection with the merger, PHS-NJ changed its name from First Option Health Plan of New Jersey, Inc. to Physicians Health Services of New Jersey, Inc. The purpose of the merger was to consolidate the operations of the HMOs controlled by FHS in the State of New Jersey into substantially one corporation.

         Pursuant to new HMO regulations adopted in the State of New Jersey, PHS-NJ is required to maintain a "Minimum Insolvency Deposit for Health Care Expenditures." As of March 31, 1999, the deposit covering two months of incurred health care expenditures is approximately $65.0 million. The initial deposit, or $12.5 million, was made by September 30, 1997. An additional $4.6 million was deposited on March 31, 1998, $9.5 million was deposited on April 2, 1998, $14.6 million was deposited on June 30, 1998 and $14.1 million was deposited on September 30, 1998. These deposits (including the PHS-NJ deposit of $7.9 million added from the merger of Physicians Health Services of New Jersey, Inc. into PHS-NJ plus interest earned) have been deemed sufficient in accordance with the HMO regulations and therefore no additional deposits should be required.

IMPACT OF YEAR 2000

         The Company, and its parent, FHS, recognize that the arrival of the year 2000 (the "Year 2000") requires computer systems to be able to recognize the date change from 1999 to 2000 and, like other companies, are assessing and modifying their computer applications and business processes to provide for their continued functionality.

         The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the Year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, prepare invoices or engage in normal business activities. In addition, the Year 2000 problems of the Company's providers and customers, including governmental entities, can affect the Company's operations, which are highly dependent upon information technology for processing claims, determining eligibility and exchanging information.

         FHS, for itself and on behalf of its subsidiaries, including the Company, has undertaken a comprehensive review of the Year 2000 issue and its affect on the operations of FHS and its subsidiaries. The Company has assisted FHS in addressing the Year 2000 issue as it pertains to the Company. However, FHS will ultimately direct how the Company addresses the Year 2000 issue and will initially incur all the costs associated with ensuring that the Company is Year 2000 compliant, which costs may be allocated to the Company at a future point in time.

         Set forth below is a brief description of FHS' effort to address the Year 2000 issue:

         PROJECT STATUS. The Year 2000 effort for FHS has the highest priority of technology projects and has the full support of FHS' management. The project has dedicated resources with multiple teams to address its unique systems environment. Uniform project management techniques have been adopted with overall oversight responsibility residing with FHS' Chief Technology Officer, assisted by a special project manager hired by FHS. An executive management committee is also actively and directly involved in an oversight capacity in FHS' Year 2000 project and receives monthly reports from the project manager. In addition, the project manager regularly meets with FHS' audit committee to further discuss FHS' Year 2000 issues.

         FHS is addressing its Year 2000 issues in several ways. Selected systems are being retired with the business functions being converted to Year 2000 compliant systems. A number of the FHS' systems include packaged software from large vendors that FHS is closely monitoring to ensure that those systems are Year 2000 compliant. FHS believes that vendors will make timely updates available to ensure that all remaining purchased software is Year 2000 compliant. The remaining systems' compliance with Year 2000 will be addressed by internal technical staff. FHS has engaged IBM Global Services to assist in the program management of the project. In addition, FHS has assessed its third party relationships with respect to non-information technology assets and services, has retained IBM's The Wilkerson Group, and is developing contingency plans to provide continuity of material relationships. Legal consultants have been retained to assist with insurance review and assessment of FHS' obligations and rights.

         FHS has divided its Year 2000 effort into five phases: (1) Assessment and Strategy; (2) Detailed Analysis and Planning; (3) Remediation; (4) Testing and Implementation; and (5) Certification. During the first quarter of 1999, FHS made substantial progress in its efforts to address Year 2000 issues. FHS has established the third quarter of 1999 to complete all phases and is endeavoring to accelerate completion ahead of that time. The following table sets forth the estimated percentage completion of each of FHS' Year 2000 phases with respect to its Year 2000 project overall.




                               Phase 1   Phase 2   Phase 3   Phase 4   Phase 5
                               -------   -------   -------   -------   -------
Overall - May 1999              100%       100%       93%      55%        3%


Overall - February 1999         100%        83%       54%      11%        0%
(as reported in FHS'
Annual Reporton Form
10-K)
         THIRD PARTIES. FHS' inventory of third party relationships has identified general purpose utility vendors, care delivery organizations (such as providers), and customer service vendors and certain other entities as strategically important to FHS. The assessment continues and is expected to be completed within the second quarter of 1999. FHS is also in the process of following-up with the important third parties identified in the assessment to help ensure that the relationships will not be materially interrupted or affected by the Year 2000 problem. There can be no assurance that the systems of other companies on which the Company and FHS rely will be compliant on a timely basis, or that the failure by a third party to be compliant would not have a material adverse affect on the Company or FHS.

         COSTS. FHS is evaluating on an on-going basis the related costs to resolve its potential Year 2000 problems. FHS has reduced its estimate of the total cost for the project from approximately $42.7 million to $36-$40 million, excluding the costs to accelerate the replacement of hardware or software otherwise required to be purchased by FHS. The decrease is a result principally of a reduction in the anticipated duration of the employment of outside consultants and contractors and a shift of certain responsibilities to inside labor. Through the first quarter of 1999, FHS expended approximately $20.2 million relating to, among other things, the cost to repair or replace software and related hardware problems, the cost of assessment, analysis and planning and internal and external communications. FHS currently estimates that the percentages of its total expenditures for Year 2000 issues will be approximately as follows: 35% for internal costs, 20% for outside consultants and contractors, and 35% for software-related and hardware-related costs. FHS has established a line-item in its overall operating budget specifically to cover Year 2000 costs. The operating subsidiaries for each line of business of FHS, however, are paying for the costs of assessment, planning, remediation and testing of Year 2000 issues for their respective operations.

         Notwithstanding the foregoing, the costs of the project and the timetable in which FHS plans to complete the Year 2000 compliance requirements are based on estimates derived from utilizing numerous assumptions of future events including the continued availability of certain resources, third party modification plans and other factors. There can be no assurances that these estimates will be achieved and actual results and costs could differ materially from these estimates.

         Certain insurance coverages for defense costs associated with Year 2000 litigation have already been secured under FHS' Directors and Officers Liability Insurance policy and will be re-evaluated upon renewal of that policy. At this time, it is unclear as to the extent of existing insurance coverage, if any, FHS may have to cover potential Year 2000 costs and liabilities under its other insurance policies. FHS is currently analyzing the availability of such coverage under other existing and future insurance policies and products.

         CONTINGENCY PLANNING. An important part of FHS' Year 2000 project involves identifying worst case scenarios and seeking to develop contingency plans. FHS has completed its assessment of its mission critical business functions and has sought to prioritize them in order to address the most critical issues first in remediation efforts and to develop alternatives to these critical processes as part of contingency planning. A mission critical business activity or system is one that cannot be without an automated or functional system for a period of 21 days without causing significant business impact to the particular line of business. Among other things, FHS' divisions have assessed potential negative impacts on a valid member's ability to receive services, the ability to generate revenue, the need for additional expenditures, compliance with legal, regulatory or accreditation requirements, meeting contractual obligations and reimbursing providers, vendors and agents. FHS is in the process of documenting and validating its contingency plans and expects to complete such process by the end of the second quarter of 1999. FHS currently anticipates that its contingency plans will include the use of manual as well as on-line files of its members to avoid disruption in the verification of membership and eligibility for the provision of health care services to its members.

         RISKS. The Company and FHS are highly dependent upon their own information technology systems and that of their providers and customers. Failure by the Company, FHS or a third party to correct a material Year 2000 problem could result in a failure of or an interruption in the Company's or FHS' business activities and operations. Such interruptions and failures could materially and adversely affect the Company's or FHS' results of operations, liquidity and financial condition. Due to the general uncertainty inherent in the Year 2000 problem, resulting in part from the uncertainty of the readiness of third party providers and customers, neither the Company nor FHS is able to determine at this time whether the Year 2000 problems will have a material adverse effect on the Company's or FHS' results of operations, liquidity or financial condition. FHS' Year 2000 project is expected to reduce significantly the Company's and FHS' level of uncertainty and the possibility of significant or long-lasting interruptions of the Company's and FHS' business operations; however, the Company and FHS believe that it is impossible to predict all of the areas in which material problems may arise.

         FHS has been formally communicating with others with whom it does significant business to determine their Year 2000 issues. FHS is currently projecting to complete its assessment of third party risks by the end of the second quarter of 1999. There can be no assurances that the systems of other companies on which the Company's or FHS' systems rely will be Year 2000 ready, that any Year 2000 problems of such companies will be timely remedied, or that the failure by another company to be Year 2000 ready would not have a material adverse affect on the Company or FHS.

         Forward-looking statements contained in this Year 2000 section should be read in connection with the Company's cautionary statements identifying important risk factors that could cause the Company's actual results to differ materially from those projected in these forward-looking statements, which cautionary statements are contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. The information contained herein is intended to be a "Year 2000 Readiness Disclosure" as defined in the Year 2000 Information and Readiness Disclosure Act of 1998 enacted on October 19, 1998.



ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

         The Company currently has no outstanding bank or external financing. Moreover, all of the Company's investments are in money market funds and U.S. Treasury Bills with original maturities of three months or less when purchased. Accordingly, the Company believes that its business operations are not exposed to market risk relating to interest rate risk, foreign currency exchange risk, commodity price risk or equity price risk.

                           PART II - OTHER INFORMATION



ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K.

Exhibit 11 - Computation of Earnings Per Share.

Exhibit 27 - Financial Data Schedule.

Reports on Form 8-K - For the three-months ended March 31, 1999, the Company filed the following Current Report on Form 8-K with the Securities and Exchange
Commission:

Form 8-K (Item 2 - Acquisition or Disposition of Assets), date of earliest event reported January 1, 1999, with respect to the merger of Physicians Health
Services of New Jersey, Inc. with and into First Option Health Plan of New Jersey, Inc., and amendment no. 1 thereto.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.


                                                    FOHP, INC.
                                     ---------------------------------------
                                                  (Registrant)


   JUNE 8, 1999                      /s/  Thomas W. Wilfong
   ------------                      ---------------------------------------
       Date                                       (Signature)**

                                                THOMAS W. WILFONG
                                      PRESIDENT AND CHIEF EXECUTIVE OFFICER


   JUNE 8, 1999                      /s/ Marc M. Stein
   ------------                      ---------------------------------------
       Date                                       (Signature)**

                                                    MARC M. STEIN
                                     PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER

                                     PROXY

                                   FOHP, INC.


                SPECIAL MEETING OF SHAREHOLDERS -- JULY   , 1999


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned hereby nominates and appoints Thomas W. Wilfong and Donald Parisi, or any one of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution to each, to vote with respect to all of the shares of Common Stock of FOHP, Inc. (the "Corporation") that the undersigned may be entitled to vote at the Special Meeting of Shareholders of said Corporation to be held at the CNA Building, 3501 State
Highway 66, Neptune, New Jersey on July   , 1999 at 6:00 p.m. local time (the
"Special Meeting"), and at any and all adjournments or postponements thereof, with all powers that the undersigned would possess if personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated herein.


    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED, AND IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER DESCRIBED IN PARAGRAPH 1 BELOW.

1. To approve the Agreement and Plan of Merger dated as of November 16, 1998 among the Corporation, FHS Transition Company and Foundation Health Systems, Inc., and the transactions contemplated thereby.

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

2. In their discretion, upon such other matters as may properly come before the Special Meeting or any adjournments or postponements thereof.

    THE BOARD OF DIRECTORS RECOMMENDS A FOR VOTE ON THE PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER DESCRIBED IN PARAGRAPH 1 ABOVE.

NOTE: Please mark, sign, date and return this Proxy promptly in the envelope provided. No postage is required if mailed in the United States.

                                           Dated:                         , 1999
                                                 ------------------------

                                           -------------------------------------

                                           -------------------------------------

                                           IMPORTANT: Please sign exactly as
                                           your name appears at the left. When
                                           signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please set forth your full title. If
                                           the signatory is a corporation,
                                           please write the full corporate name
                                           and have this proxy signed by a duly
                                           authorized officer of such
                                           corporation. Joint owners should each
                                           sign.